As filed with the Securities and Exchange Commission on May 7, 2015

Registration No. 333-202602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8090	20-8046599
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

700 North Brand Blvd., Suite 220

Glendale, California 91203

(818) 396-8050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren Hosseinion, M.D.

Chief Executive Officer

Apollo Medical Holdings, Inc.

700 North Brand Blvd., Suite 220

Glendale, California 91203

(818) 396-8050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

P. Rupert Russell, Esq.	Leslie Marlow, Esq.
Shartsis Friese LLP	Hank Gracin, Esq.
One Maritime Plaza, 18th Floor	Gracin & Marlow, LLP
San Francisco, California 94111	The Chrysler Building
(415) 421-6500	405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value (2)(3)	$17,250,000	$2,005
Warrants to purchase shares of Common Stock (4)	-	-
Common Stock issuable upon exercise of Warrants (2)(3)	10,781,250	1,253
Representative’s Warrants (4)	-	-
Shares of Common Stock underlying Representative's Warrants (2)(5)	$937,500	$109
Total	$28,968,750	$3,367	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes additional shares of common stock of the Company which may be sold pursuant to an option granted to the underwriters in an amount equal to 15% of the shares sold in this Offering solely to cover over-allotments.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of the representative’s warrants is $937,500, which is equal to 125% of $750,000 (5% of $15,000,000).

(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 7, 2015

Up to $15 Million in Shares of Common Stock and Warrants to Purchase Shares of Common Stock

This is a firm commitment public offering (the “Offering”) of shares of common stock and warrants of Apollo Medical Holdings, Inc. We are offering up to 3,000,000 shares of common stock and warrants to purchase 1,500,000 shares of common stock described herein (and the shares issuable from time to time upon exercise of the warrants) pursuant to this prospectus based upon an assumed offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock. The shares and warrants will be separately issued. Each warrant will have a right to purchase one-half of one share of common stock, have an exercise price of 125% of the offering price per share, be exercisable upon issuance and expire five years from the date of issuance.

Our common stock is currently quoted on the OTCQB under the symbol “AMEHD.” We have received conditional approval to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMEH” and “AMEHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering. The last reported sale price of our common stock on May 5, 2015, on the OTCQB was $6.94 per share. This amount reflects a one-for-ten reverse stock split of our outstanding common stock that we effected on April 24, 2015.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Combined Per Share and Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Offering proceeds to us, before expenses	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 118 of this prospectus for a description of compensation payable to the underwriters.

We have granted the underwriters an option for a period of 45 days to purchase up to 450,000 additional shares of our common stock and/or warrants to purchase 225,000 shares of our common stock solely to cover over-allotments, if any. The additional shares and/or warrants issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver our shares of common stock and warrants to purchasers in the Offering on or about           , 2015.

Aegis Capital Corp

The date of this prospectus is            , 2015.

You should rely only on the information contained in this prospectus, any amendment or supplement hereto, any free writing prospectus prepared by us or on our behalf, or any document incorporated herein by reference. We have not authorized anyone to provide you with information that is different or supplemental. We are offering to sell, and seeking offers to buy, shares of common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any free writing prospectus, or document incorporated herein by reference is current as of the date hereof, regardless of the time of delivery of this prospectus or any free writing prospectus or of any sale of the common stock and warrants, and we make no undertaking to update such information or statements.

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For investors outside the United States: Other than with respect to actions we have taken in the United States, neither we nor any of the underwriters have taken any action that would permit this Offering or possession or distribution of this prospectus in any other jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of common stock and the distribution of this prospectus applicable in their jurisdiction.

This prospectus contains estimates and other statistical data made by independent parties relating to market size, expenditures, growth and other data about our industry. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.

This prospectus includes registered and unregistered trademarks of Apollo Medical Holdings, Inc., its subsidiaries and its consolidated affiliates, as well as the registered and unregistered trademarks of others. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We caution readers that this prospectus contains “forward-looking statements.” Forward-looking statements, written, oral or otherwise, are based on our current expectations or beliefs rather than historical facts concerning future events, and they are indicated by words or phrases such as, but not limited to, “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” “budgeted,” “will” and similar or comparable words, phrases or terminology. Forward-looking statements involve risks and uncertainties. We caution that these statements are further qualified by important economic, competitive, governmental and technological factors that could cause our business, strategy, or actual results or events to differ materially, or otherwise, from those in the forward-looking statements in this prospectus. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections, and therefore there can be no assurance that any forward-looking statement contained herein, or otherwise, will prove to be accurate. The Company assumes no obligation to update such forward-looking statements.

We have a relatively limited operating history compared to others in our industry and we operate in a rapidly changing industry segment. As a result, our ability to predict results, or the actual effect of future plans or strategies, based on historical results or trends or otherwise, is inherently uncertain. While we believe that the forward-looking statements herein are reasonable, they are merely predictions or illustrations of potential outcomes, and they involve known and unknown risks and uncertainties, many beyond our control, that are likely to cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could have a material adverse effect on the operations and future prospects of the Company on a condensed basis include those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, and include, but are not limited to, the following:

•	Our ability to raise capital when needed to finance our ongoing operations and new acquisitions on acceptable terms and conditions;

•	Our ability to retain key individuals, including our Chief Executive Officer, Warren Hosseinion, M.D.;

•	Our ability to locate, acquire and integrate new businesses;

•	The effect of laws and regulations that apply to our operations and industry;

•	The intensity of competition;

•	Our reliance on a few key payors; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Registration Statement on Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus, including the matters set forth in the section entitled “Risk Factors,” our consolidated financial statements and the related notes which are included in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus, before deciding whether to invest in our securities. In this prospectus, unless otherwise expressly stated or the context otherwise requires, references to “ApolloMed,” “we,” “us,” “our,” and the “Company” refer to Apollo Medical Holdings, Inc., a Delaware corporation, its subsidiaries and its consolidated affiliates. Unless otherwise included, all share amounts and per share amounts in this prospectus have been presented on a pro forma basis reflecting a reverse stock split of our outstanding shares of common stock at a ratio of one-for-ten that we effected on April 24, 2015.

OUR BUSINESS

COMPANY OVERVIEW

ApolloMed is a patient-centered, physician-centric integrated healthcare delivery company with a management team with over a decade of experience working to provide coordinated, outcomes-based medical care in a cost-effective manner. ApolloMed has built a company and culture that is focused on physicians providing high-quality care, population health management and care coordination for patients, particularly for senior patients and patients with multiple chronic conditions. We believe that ApolloMed is well-positioned to take advantage of changes in the U.S. healthcare industry as there is a growing national movement towards more results-oriented healthcare centered on the triple aim of patient satisfaction, high-quality care and cost efficiency.

ApolloMed operates in one reportable segment, the healthcare delivery segment, and implements and operates innovative health care models to create a patient-centered, physician-centric experience. Accordingly, we report our consolidated financial statements in the aggregate, including all of our activities in one reportable segment. ApolloMed has the following integrated, synergistic operations:

•	Hospitalists, which includes our contracted and employed physicians who focus on the delivery of comprehensive medical care to hospitalized patients;

•	An Accountable Care Organization (“ACO”), which focuses on the provision of high-quality and cost-efficient care to Medicare fee-for-service patients;

•	Two independent practice associations (“IPAs”), which contract with physicians and provide care to Medicare, Medicaid, commercial and dual eligible patients on fee-for-service or risk and value based fee bases;

•	Clinics, which provide primary care and specialty care in the Greater Los Angeles area; and

•	Palliative care, home health and hospice services, which include, our at-home, and final-stages-of-life services.

Our revenue streams are diversified among our various operations and contract types, and include:

•	Traditional fee-for-service reimbursement, which is the primary revenue source for our clinics; and

•	Risk and value-based contracts with health plans, third party IPAs, hospitals and the Medicare Shared Savings Program (“MSSP”) of the Centers for Medicare and Medicaid Services (“CMS”), which are the primary revenue sources for our hospitalists, ACO, IPAs and palliative care operations.

We describe in greater detail our revenue streams and the types of revenue earned by each of our synergistic operations in more detail below in “Our Business - Our Revenue Streams And Our Business Operations.” As described below, our subsidiaries manage all non-medical services for affiliated medical entities.

ApolloMed serves Medicare, Medicaid and HMO patients and uninsured patients primarily in California, as well as in Mississippi and Ohio (where our ACO has recently begun operations). We primarily provide services to patients that are covered by private or public insurance, although we do derive a small portion of our revenue from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans.

Our mission is to transform the delivery of healthcare services in the communities we serve by implementing innovative population health models and creating a patient-centered, physician-centric experience in a high performance environment of integrated care.

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The original business owned by ApolloMed was ApolloMed Hospitalists (“AMH”), a hospitalist company, which was incorporated in California in June, 2001 and which began operations at Glendale Memorial Hospital. Through a reverse merger, ApolloMed became a publicly held company in June 2008. ApolloMed was initially organized around the admission and care of patients at inpatient facilities such as hospitals. We have grown our inpatient strategy in a competitive market by providing high-quality care and innovative solutions for our hospital and managed care clients. In 2012, ApolloMed formed an ACO, ApolloMed Accountable Care Organization, Inc. (“ApolloMed ACO”), and an IPA, Maverick Medical Group, Inc. (“MMG”), and in 2013 we expanded our service offering to include integrated inpatient and outpatient services through MMG. In 2014, ApolloMed added several complementary operations by acquiring (either directly or through affiliated entities that are wholly-owned by Dr. Hosseinion) AKM Medical Group, Inc. (“AKM”), which is an IPA, outpatient primary care and specialty clinics and hospice/palliative care and home health entities. Our largest acquisition to date, which was through an affiliate wholly-owned by Dr. Hosseinion, was of Southern California Heart Centers (“SCHC”), a specialty clinic that focuses on cardiac care and diagnostic testing. SCHC has a management services agreement with Apollo Medical Management, Inc. (“AMM”) pursuant to which AMM manages all non-medical services for SCHC and has exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC.

ApolloMed’s physician network consists of hospitalists, primary care physicians and specialist physicians primarily through the Company’s owned and affiliated physician groups. ApolloMed operates through the following subsidiaries: AMM, Pulmonary Critical Care Management, Inc. (“PCCM”), Verdugo Medical Management, Inc. (“VMM”), and ApolloMed ACO. Through its wholly-owned subsidiary, AMM, ApolloMed manages affiliated medical groups, which consist of AMH, ApolloMed Care Clinic (“ACC”), MMG, AKM and SCHC. Through its wholly-owned subsidiary, PCCM, ApolloMed manages Los Angeles Lung Center (“LALC”), and through its wholly-owned subsidiary VMM, ApolloMed manages Eli Hendel, M.D., Inc. (“Hendel”). ApolloMed also has a controlling interest in ApolloMed Palliative Services, LLC (“ApolloMed Palliative”), which owns two Los Angeles-based companies, Best Choice Hospice Care LLC and Holistic Health Home Health Care Inc. AMM, PCCM and VMM each operate as a physician practice management company and are in the business of providing management services to physician practice corporations under long-term management service agreements, pursuant to which AMM, PCCM or VMM, as applicable, manages all non-medical services for the affiliated medical group and has exclusive authority over all non-medical decision making related to ongoing business operations. AMM’s, PCCM’s and VMM’s management agreements generally provide for management fees that are recognized as earned based on a percentage of revenues or cash collections generated by the physician practices. Further, under each of AMM’s management agreements, the management fee and services provided are reviewed annually and the management fee is adjusted as necessary to reflect the fair market value of AMM’s services. ApolloMed ACO participates in the MSSP, the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers.

As of April 24, 2015, the ApolloMed physician network:

•	Consists of over 900 contracted physicians, including hospitalists, primary care physicians and specialist physicians, through our owned and affiliated physician groups and ACO; and

•	Provides inpatient services at over 20 hospitals and long-term acute care facilities in Los Angeles and Central California where we have contracted with over 50 hospitals, IPAs and health plans to provide a range of inpatient services including hospitalist, intensivist, physician advisor and consulting services.

In addition, we operate:

•	Four medical clinics in the Los Angeles area;

•	MMG and AKM, our IPAs, that provide primary and specialist care through their contracted physicians throughout the Greater Los Angeles area for nearly 10,000 patients; and

•	ApolloMed ACO, which was one of only eight ACOs selected to participate in the MSSP by CMS in the State of California in 2012, and which now has nearly 30,000 Medicare beneficiaries assigned to it by CMS in California, Mississippi and Ohio.

Our recent financial highlights for the three and nine months ended December 31, 2014, are as follows:

   Three Months

•	Net revenue of $7.6 million, an increase of 170% from $2.8 million in the comparable period of 2013, which net revenue consisted of approximately $2.8 million from our hospitalists, approximately $2.8 million from our IPAs, approximately $0.5 million from our palliative care services and approximately $1.5 million from our clinics; and

•	Generated loss from operations of $1.53 million, an increase of 89% compared to a loss from operations of $0.81 million in the comparable quarter of 2013.

   Nine Months

•	Net revenue of $23.4 million, an increase of 194% from $8.0 million in the comparable period of 2013, which net revenue consisted of approximately $8.1 million from our hospitalists, approximately $6.3 million from our IPAs, approximately $5.4 million from our ACO,* approximately $3.1 million from our clinics, and $0.5 million from our palliative care services; and

•	Generated loss from operations of $0.86 million, a decrease of 74% compared to a loss from operations of $3.37 million in the comparable period of 2013.

         * Approximately $5.4 million of the revenue for the nine months ended December 31, 2014 was derived from a receivable from CMS (the payment for which was received in October, 2014) related to ApolloMed ACO's portion of shared savings achieved during the period of July 1, 2012 to December 31, 2013. No assurance can be made that such a payment will be made in the future, and if any payment is made, it would be made on an annual basis.

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INDUSTRY OVERVIEW

U.S. healthcare spending has increased steadily over the past 20 years. According to CMS, total U.S. healthcare expenditures grew 3.7% in 2012 to $2.8 trillion, representing 17.9% of the U.S. gross domestic product. CMS projects total U.S. healthcare spending to grow by an average annual growth rate of 6.2% from 2015 through 2021. By these estimates, U.S. healthcare expenditures can be expected to reach approximately $4.8 trillion, or 19.6% of the total U.S. gross domestic product by 2021.

These spending increases have been driven, in part, by the aging baby boomer generation, lack of a healthy lifestyle, both in terms of diet and exercise, rapidly increasing costs in medical technology and pharmaceutical research, the steady growth of the U.S. population and provider reimbursement structures that many argue promote volume over quality. Additionally, as healthcare exchanges created following the Patient Protection and Affordable Care Act (“ACA”) and Medicaid expansions become operational, healthcare spending is projected to increase even more.

ApolloMed is a healthcare management company that provides direct patient care, targeting the industry need for integrated, coordinated patient care at lower costs. ApolloMed aims to manage the medical care of patients in a more cost-effective way, with better patient outcomes, through an integrated network of healthcare entities, focusing on improving the inefficiencies associated with inpatient care, reducing readmissions and improving outcomes through better care coordination.

STRENGTHS AND COMPETITIVE ADVANTAGES

The following are some of the material opportunities that we believe exist for our Company.

Diversification

Through its subsidiaries and consolidated affiliates, ApolloMed has been able to reduce its business risk and increase revenue opportunities by diversifying its service offerings and expand its ability to manage patient care across a horizontally integrated care network. The revenue distribution is spread across all our operations. Additionally, because of ApolloMed’s long-standing and strong relationships with its physicians and other medical service providers, and ApolloMed’s associated ability to monitor and manage care within its wide network, ApolloMed is a more attractive business partner to health plans, IPAs and health systems seeking to provide better access to care at lower costs.

Strong Management Team

The ApolloMed management team and Board of Directors have decades of experience managing physician practices, risk-based organizations, health plans, hospitals and health systems. Collectively, they have a keen understanding of the healthcare marketplace, emerging trends and an exciting vision for the future of healthcare delivery that is serviced by physician-driven healthcare networks.

Scalable Business Model

ApolloMed believes that its physician-driven model of care across the healthcare continuum can be replicated in different communities across the nation. The ApolloMed model has been rolled out across disparate cities in Los Angeles County with a population size of 13 million, as well as Orange County and Tulare County in California. We have also established a presence with our ACO model in Ohio and Mississippi, although we have not derived any revenue from such states yet.

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Strong Relationships with Physicians

As of April 24, 2015, the ApolloMed physician network consisted of over 900 additional contracted physicians, including hospitalists, primary care physicians and specialist physicians, through our owned and affiliated physician groups and ACO.

Long-Standing Relationships with Clients Generating Recurring Contractual Revenue

ApolloMed has long-standing relationships with multiple health plans, hospitals, hospital systems and IPAs which have been generating recurring contractual revenue.

Comprehensive and Effective Medical Management Programs

ApolloMed has developed comprehensive and effective programs for patients with multiple chronic conditions as well as hospitalized patients. ApolloMed has also developed its own protocol for identifying high-risk patients. In addition, ApolloMed has developed expertise in population health and care coordination for its ACO and IPA patients.

OUR STRATEGY

Our mission is to transform the delivery of health services to the communities we serve by implementing innovative population health and care coordination models and by creating a patient-centered, physician-centric experience in a high-performing environment of integrated care.

While we have taken many concrete steps to achieve our strategy and continue to work to achieve our strategy goals, please refer to the “Risk Factors” section of this prospectus for some of the potential risks we face in trying to carry out our strategy. The principal elements of our strategy are to:

•	Pursue growth opportunities in established and new markets by working with local physician networks, including, as opportunities arise, potentially expanding hospitalist contracts, adding new risk-based insurance contracts and acquiring new clinics.

•	Continue to strengthen our market presence and reputation, including, among other items, by focusing on patient safety, patient satisfaction, care coordination, population health and by implementing clinical quality best practices across all our operations.

•	Focus on high-quality, patient-centered care in the communities we serve.

•	Drive physician collaboration and alignment through the provision of appropriate resources to support high-quality services, by encouraging physician leadership in ApolloMed ACO, MMG, AKM and hospitalist boards and subcommittees, and by utilizing various forms of risk contracting, including pay-for-performance.

•	Expand ambulatory services and further our population health strategies.

•	Pursue selective acquisitions, leveraging our existing organization that is built on patient-centered healthcare and clinical quality and efficiency.

•	Expand our relationships with payors and facilities in selective markets across the U.S.

OUR CORPORATE INFORMATION

ApolloMed’s principal executive offices are located at 700 North Brand Blvd., Suite 220, Glendale, California 91203. ApolloMed was incorporated in the State of Delaware on November 1, 1985 under the name of McKinnely Investment, Inc. On November 5, 1986 McKinnely Investment, Inc. changed its name to Acculine Industries, Incorporated and Acculine Industries, Incorporated changed its name to Siclone Industries, Incorporated on May 24, 1988. On July 3, 2008, Apollo Medical Holdings, Inc. reverse merged into Siclone Industries, Incorporated and Siclone Industries, Incorporated, as the surviving entity from the merger, simultaneously changed its name to Apollo Medical Holdings Inc. ApolloMed’s telephone number is (818) 396-8050 and its website URL is http://apollomed.net/, which is included herein as an inactive textual reference. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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THE OFFERING

Securities offered:	Up to 3,000,000 shares of our common stock and warrants to purchase 1,500,000 shares of our common stock (based upon an assumed offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock)

Description of Warrants:	The shares and warrants will be separately transferable immediately upon issuance. Each warrant will have the right to purchase one-half of one share of common stock, have an exercise price of 125% of the offering price per share, be exercisable upon issuance and expire five years from the date of issuance.

Common stock to be outstanding immediately before this Offering:	4,863,455 shares

Common stock to be outstanding immediately after this Offering:	7,863,455 shares (or 8,313,455 shares if the underwriter exercises its over-allotment option in full)

Over-allotment option:	We have granted the underwriters a 45-day option to purchase up to 450,000 additional shares of our common stock from us at the public offering price less underwriting discounts and commissions and/or additional warrants to purchase up to 225,000 shares of common stock from us at the purchase price of $0.01 per warrant.

Use of proceeds:

We estimate that we will receive net proceeds from this Offering of approximately $12.7 million, after deducting the estimated underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this Offering for working capital and general corporate purposes, which might include acquisitions or paying off and retiring indebtedness. For a more complete description of our intended use of proceeds from this Offering, see the “Use of Proceeds” section of this prospectus on page 33.

OTCQB Symbol:	AMEHD

Risk factors:	See “Risk Factors” beginning on page 8 for a discussion of factors that you should consider carefully before deciding whether to purchase our securities.

Nasdaq Capital Market symbol:

We have received conditional approval to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMEH” and “AMEHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering.

The number of shares of common stock to be outstanding after this Offering is based on 4,863,455 shares of common stock outstanding on May 5, 2015. This number excludes, as of May 5, 2015:

·	shares issuable upon the exercise of warrants sold in this Offering;

·	780,700 shares issuable upon the exercise of outstanding stock options at a weighted average price of $3.24 per share;

·	414,500 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.61 per share;

·	275,000 shares issuable upon the conversion of the 9% Senior Subordinated Convertible Notes at a conversion price of $4.00 per share;

·	200,000 shares issuable upon the conversion of the NNA Convertible Note at a conversion price of $10.00 per share (which conversion price is subject to adjustment if the Offering is completed at a price per share less than $9.00);

·	500,000 shares issuable upon the exercise of the NNA Warrants at a weighted average exercise price of $14.00 per share (which exercise price is subject to adjustment if the Offering is completed at a price per share less than $9.00);

·	44,400 remaining shares issuable under the Company’s 2013 Equity Incentive Plan;

·	150,000 shares of common stock underlying the warrants to be issued to the representative of the underwriters in connection with this Offering.

·	the exercise by the underwriter of the over-allotment option to purchase up to 450,000 shares of common stock and up to 225,000 warrants to purchase shares of common stock from us in this Offering; and

·	additional shares issuable to NNA upon exercise of the NNA Warrants and conversion of the NNA Convertible Note if the Offering is completed at a price per share less than $9.00.

We effected a one-for-ten reverse stock split of our outstanding shares of common stock on April 24, 2015. Unless we indicate otherwise, all references to share numbers in this prospectus reflect the effects of this reverse stock split.

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SUMMARY CONSOLIDATED FINANCIAL DATA

On May 16, 2014, our Board of Directors approved a change to our Company's fiscal year end from January 31 to March 31. As a result, in this summary of historical and consolidated financial and other data, the March 31, 2014 and 2013 amounts are unaudited.

The following table presents our summary consolidated historical statements of operations for the fiscal years ended January 31, 2014(as restated) and 2013 (as restated), for the interim two month periods ended March 31, 2014 and 2013 (as restated) and for the nine month periods ended December 31, 2014 and 2013 (as restated), and our summary consolidated historical and restated balance sheets as of January 31, 2014 and 2013 as of March 31, 2014 and as of December 31, 2014. (See Note 1 to the Condensed Consolidated Financial Statements for the three and nine months ended December 31, 2014 for further discussion of the restatement). The summary statement of operations and balance sheet data as of and for the fiscal years ended January 31, 2014 and 2013 (as restated) are derived in part from our audited consolidated financial statements as of and for the fiscal years ended January 31, 2014 and 2013 (as restated) included elsewhere in this prospectus. The summary consolidated statement of operations data for the two month periods ended March 31, 2014 and 2013 (as restated) and for the nine month periods ended December 31, 2014 and 2013 (as restated), and the summary consolidated historical and restated balance sheets as of March 31, 2014 and as of December 31, 2014 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. All references to share numbers in the following table reflect the reverse stock split we effected on April 24, 2015. Our unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and notes thereto, which include, in the opinion of our management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for the unaudited period. Our historical results for prior or interim periods are not necessarily indicative of results to be expected for a full fiscal year or for any future period. You should read this data together with our consolidated financial statements and related notes included in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors”, and “Capitalization.”

	Fiscal Year Ended January 31		Two Months Ended March 31,		Nine Months Ended December 31,
	2014 (As restated)	2013 (As restated)	2014	2013 (As restated)	2014	2013 (As restated)
			(Unaudited)		(Unaudited)
Net revenues	$10,484,305	$7,776,131	$2,336,522	$1,662,951	$23,402,254	$7,970,276

Costs and expenses
Cost of services	9,076,213	6,316,164	2,050,913	1,184,786	15,511,829	6,748,726
General and administrative	5,286,610	3,517,536	826,870	531,120	8,350,837	4,569,020
Depreciation and amortization	31,361	20,918	5,765	4,506	399,240	19,164
Total costs and expenses	14,394,184	9,854,618	2,883,548	1,720,412	24,261,906	11,336,910

(Loss) income from operations	(3,909,879)	(2,078,487)	(547,026)	(57,461)	(859,652)	(3,366,634)

Other (expense) income
Interest expense	(679,184)	(930,176)	(184,578)	(86,114)	(969,060)	(518,509)
(Loss) gain on change in fair value of warrant and conversion feature liabilities	-	(5,853,855)	-	-	480,568	-
Other	49,702	(37,246)	28,816	1,476	51,736	6,751
Total other expense	(629,482)	(6,821,277)	(155,762)	(84,638)	(436,756)	(511,758)
(Loss) income before provision for income taxes	(4,539,361)	(8,899,764)	(702,788)	(142,099)	(1,296,408)	(3,878,392)

Provision for income taxes	19,513	4,800	7,820	3,004	66,647	-
Net (loss) income	(4,558,874)	(8,904,564)	(710,608)	(145,103)	(1,363,055)	(3,878,392)

Net income attributable to noncontrolling interest	(461,424)	(501,501)	(55,834)	(79,296)	(629,959)	(339,368)

Net loss attributable to Apollo Medical Holdings, Inc.	$(5,020,298)	$(9,406,065)	$(766,442)	$(224,399)	$(1,993,014)	$(4,217,760)

Unrealized change in value of marketable securities
Comprehensive loss	$(5,020,298)	$(9,406,065)	$(766,442)	$(224,399)	$(1,993,014)	$(4,217,760)

NET LOSS PER SHARE:
BASIC	$(1.37)	$(2.90)	$(0.16)	$(0.06)	$(0.41)	$(1.13)
DILUTED	$(1.37)	$(2.90)	$(0.16)	$(0.06)	$(0.41)	$(1.13)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	3,666,165	3,247,000	4,717,521	3,484,344	4,900,909	3,725,178
DILUTED	3,666,165	3,247,000	4,717,521	3,484,344	4,900,909	3,725,178

	January 31,		March 31,	December 31,	Adjusted
Balance sheet data (as restated):	2014	2013	2014	2014	December 31, 2014
Cash and cash equivalents	$1,451,407	$1,176,727	$6,831,478	6,951,763	19,651,763
Total assets	3,959,782	3,223,085	9,483,377	15,022,972	27,722,972
Total debt	4,279,215	2,504,479	6,752,307	8,625,112	8,625,012
Total liabilities	5,652,500	3,614,464	11,106,532	16,494,713	16,494,713
Total stockholders’equity/(deficit)	(1,692,718)	(391,379)	(1,623,155)	(1,471,741)	11,228,259

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RISK FACTORS

If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations or financial condition. You should consider carefully the following factors, in addition to the other information concerning the Company and its business, before you decide to buy or hold shares of our common stock.

Risk Relating to Our Business

We might need to raise additional capital, which might not be available.

The Company has historically incurred significant losses, and we may require additional equity or debt financing for additional working capital, to fund acquisitions, or to meet our liabilities, including our maturing short term obligations. In the event of additional financing being unavailable to us, we may be unable to operate or continue in existence, and the price of our common stock may decline and we may be or be made bankrupt.

We have a history of losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Historically we have had operating losses and our cash flow has been inadequate to support our ongoing operations. For the nine months ended December 31, 2014, we had a net loss of $1.99 million, and as of December 31, 2014, we had an accumulated deficit of $19.53 million. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to integrate recently acquired businesses and continue growing our existing operations. If we cannot continue to generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

The terms of our debt agreements could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions and an event of default under our debt agreements could harm our business.

Our existing secured debt agreements with NNA of Nevada, Inc. (“NNA”), an affiliate of Fresenius SE & Co. KGaA (“Fresenius”), contain, and any future indebtedness would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to take actions that may be in our best interests. Our existing debt agreements include covenants that generally:

•	do not allow us to borrow additional amounts without the approval of NNA;

•	require us to obtain the consent of NNA for acquisitions of $500,000 or more and grant security interests in newly-acquired companies;

•	do not allow us to dispose of assets;

•	do not allow us to liquidate, wind up or dissolve any of our subsidiaries without the approval of NNA;

•	do not allow us to create any liens on any of our assets;

•	do not allow us to pursue lines of business outside the lines of businesses engaged in by the Company as of March 28, 2014;

•	require us to not impair NNA’s security interests in our assets; and

•	require us to meet, on an ongoing basis, certain financial targets as to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), leverage ratio, fixed charge coverage ratio and consolidated tangible net worth. If our consolidated earnings for the quarter ended March 31, 2015, do not exceed our consolidated earnings for the quarter ended December 31, 2014, it is unlikely that we will be able to meet the consolidated tangible net worth requirement for the quarter ended March 31, 2015 under the existing NNA agreements. No assurances can be given that we will be able to meet this or any other of the financial covenants in favor of NNA, and, if we fail to meet any financial covenant, there will be an event of default under the existing NNA agreements, and no assurance can be given that NNA will waive such default, which could result in material adverse effects on us.

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As discussed below in the risk factor entitled “Laws regulating the corporate practice of medicine could restrict the manner in which we are permitted to conduct our business and the failure to comply with such laws could subject us to penalties or require a corporate restructuring,” we have certain contractual rights relating to the transfer of equity interests in some of our affiliated physician group through Physician Shareholders agreements with Dr. Hosseinion, the controlling stockholder of our affiliated physician groups. Dr. Hosseinion’s ceasing to serve as a senior executive under his employment agreement would be an event of default under the debt agreements with NNA, unless he died or became disabled or was replaced by a new senior executive reasonably satisfactory to NNA. In the event that an event of default has occurred under the terms of our debt agreements with NNA, NNA has the right to require us to exercise this equity transfer right in favor of a transferee approved by NNA. If NNA exercised this right, in addition to any other remedies NNA would be entitled to under our debt agreements, we may lose control of our affiliated physician groups which could have a material adverse effect on our business.

NNA has a security interest over all of our assets and those of our subsidiaries and (with limited exceptions) affiliates, and NNA would be able to foreclose on our assets if we defaulted on our obligations under the NNA debt agreements.

If we defaulted on our obligations to NNA, they would be able to exercise various remedies, including foreclosing on and selling our assets and those of our subsidiaries, and using the proceeds to pay down our outstanding obligations to NNA.

Certain of NNA’s rights under the financing agreements would continue after we repay all our debt to NNA.

As discussed in “Our Business - NNA Financing Arrangements,” we have granted NNA various rights, including the right to nominate a director and appoint a board observer and to participate in certain equity offerings, that will survive the repayment of our debt to NNA.

NNA has consent rights over certain corporate decisions.

As discussed above regarding our debt arrangements with NNA and as further discussed in “Our Business - NNA Financing Arrangements,” we have needed and may in the future need NNA’s consent for a number of different types of transactions. NNA could at any time withhold or condition its consent at its sole discretion. Consequently, we would be unable to take the action to which NNA did not consent or, if we did so without NNA’s consent, we would be in default under the agreements with NNA and NNA would have the right to enforce various remedies, including requiring immediate repayment of any outstanding indebtedness under those agreements. NNA’s enforcement of its remedies would likely have a material adverse effect on us and our business.

We have to make significant expenditures to service our existing debt, which may reduce our ability to continue expanding.

We have significant outstanding debt obligations, including the obligations with NNA described above and our 9% Senior Subordinated Convertible Notes, which become due and payable on February 15, 2016 unless converted. As a result, we have to devote significant resources to servicing our existing debt load, and may be unable to devote sufficient resources to our ongoing growth and expansion. This may have a material adverse effect on us and our business.

We are required to prepare and file with the SEC a registration statement covering the sale of NNA’s registrable securities by June 26, 2015 or, if this Offering is completed, 125 days after the date of completion.

We are required to prepare and file with the SEC a registration statement covering the sale of NNA’s registrable securities by June 26, 2015 or, if this Offering is completed, 125 days after the date of completion. If we fail to do so, on June 26, 2015 (or 125 days after the completion of the Offering) and for each month thereafter until we file the registration statement registering NNA’s registrable securities, we must pay NNA liquidated damages of 1.5% of the total purchase price of the registrable securities owned by NNA, payable in Common Stock. This may result in the dilution of the ownership interests of our stockholders.

We are required to obtain NNA’s consent to the preparation and filing of any registration statement. NNA has provided consent for this Offering, but only if the Offering is completed before May 29, 2015.

If this Offering is not completed before May 29, 2015, we will have to obtain a new consent from NNA, and there can be no assurance that NNA would provide a new consent. If NNA did not provide a new consent, or conditioned its consent on new requirements, we may be forced to terminate this Offering or modify its terms.

The Company has a limited operating history that makes it difficult to reliably predict future growth and operating results.

The predecessor to ApolloMed was incorporated in California in 2001, and served initially as the management company for our affiliated medical group, ApolloMed Hospitalists. In addition, ApolloMed was awarded its ACO license under CMS’ MSSP in July 2012. ApolloMed has limited experience operating an ACO or managed care organization. Accordingly, we have a limited operating history upon which you can evaluate our business prospects, which makes it difficult to forecast ApolloMed’s future operating results. The evolving nature of the current medical services industry increases these uncertainties. You must consider the Company’s business prospects in light of the risks, uncertainties and problems frequently encountered by companies with limited operating histories. Our ability to predict growth at any time in the future may be limited.

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We may be unable to successfully integrate recently acquired and launched entities and may have difficulty predicting the future needs of those entities.

In 2014, ApolloMed (including its affiliates that are wholly-owned by Dr. Hosseinion) acquired Southern California Heart Centers, AKM Medical Group, a Los Angeles based IPA, Best Choice Hospice Care LLC and Holistic Health Home Health Care Inc., and launched ApolloMed Care Clinic and ApolloMed Palliative Services, LLC. As a result of our rapid expansion we may be unable to successfully integrate the various entities we have acquired or formed. Further, these entities operate in different areas of the health care industry, and we cannot accurately predict how these acquired entities will perform in the future.

The growth strategy of the Company may not prove viable and expected growth and value may not be realized.

Our business strategy is to rapidly grow by managing a network of medical groups providing certain hospital-based services and integrated inpatient and outpatient physician networks. We also seek growth opportunities through the acquisition of target medical groups and other service providers. Identifying quality acquisition candidates is a time-consuming and costly process. There can be no assurance that we will be successful in identifying and establishing relationships with these and other candidates. If the Company is successful in identifying and acquiring other entities, our ability to successfully implement our business plan and achieve targeted financial results is dependent on successfully integrating those entities. The process of integrating acquired entities involves risks. These risks include, but are not limited to:

•	demands on our management team related to the significant increase in the size of our business;

•	diversion of management’s attention from the management of daily operations;

•	difficulties in the assimilation of different corporate cultures and business practices;

•	difficulties in conforming the acquired entities’ accounting policies to ours;

•	retaining employees who may be vital to the integration of departments, information technology systems, including accounting;

•	systems, technologies, books and records, procedures and maintaining uniform standards, such as internal accounting controls;

•	procedures, and policies; and

•	costs and expenses associated with any undisclosed or potential liabilities.

There is no assurance that we will be able to manage the integration of our acquisitions or the growth of such acquisitions effectively.

An element of our growth strategy is also the expansion of our business by developing new palliative care programs in our existing markets and in new markets. This aspect of our growth strategy may not be successful, which could adversely impact our overall growth and profitability. We cannot assure you that we will be able to:

•	identify markets that meet our selection criteria for new palliative care programs;

•	hire and retain a qualified management team to operate each of our new palliative care programs;

•	manage a large and geographically diverse group of palliative care programs;

10

•	become Medicare and Medicaid certified in new markets;

•	generate a sufficient patient base in new markets to operate profitably in these new markets; or

•	compete effectively with existing programs.

We may not make appropriate acquisitions, may fail to integrate them into our business, or these acquisitions could alter our current payor mix and reduce our income.

Our business is significantly dependent on locating and acquiring or partnering with medical practices or individual physicians to provide health care services. As part of our growth strategy, we regularly review potential acquisition opportunities. We believe that there continue to be a number of acquisition opportunities that would be complementary to our business. We cannot predict whether we will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. If we are not successful in finding attractive acquisition candidates that we can acquire on satisfactory terms, or if we cannot successfully complete and efficiently integrate those acquisitions that we identify, we may not be able to implement our business model, which would likely negatively impact our revenues and income. Furthermore, our acquisition strategy involves a number of risks and uncertainties, including:

•	We may not be able to identify suitable acquisition candidates or strategic opportunities or successfully implement or realize the expected benefits of any suitable opportunities. In addition, we compete for acquisitions with other potential acquirers, some of which may have greater financial or operational resources than we do. This competition may intensify due to the ongoing consolidation in the healthcare industry, which may increase our acquisition costs.

•	We may be unable to successfully and efficiently integrate completed acquisitions, including our recently completed acquisitions and such acquisitions may fail to achieve the financial results we expected. Integrating completed acquisitions into our existing operations involves numerous short-term and long-term risks, including diversion of our management’s attention, failure to retain key personnel, failure to retain payor contracts and failure of the acquired practice to be financially successful.

•	We cannot be certain of the extent of any unknown or contingent liabilities of any acquired business, including liabilities for failure to comply with applicable laws. We may incur material liabilities for past activities of acquired entities. Also, depending on the location of the acquisition, we may be required to comply with laws and regulations that may differ from those of the states in which our operations are currently conducted.

•	We may acquire individual or group medical practices that operate with lower profit margins as compared with our current or expected profit margins or which have a different payor mix than our other practice groups, which would reduce our profit margins. Depending upon the nature of the local healthcare market, we may not be able to implement our business model in every local market that we enter, which may negatively impact our revenues and profitability.

•	If we finance acquisitions by issuing equity securities or securities convertible into equity securities, our existing stockholders could be diluted, which, in turn, could adversely affect the market price of our stock. If we finance an acquisition with debt, it could result in higher leverage and interest costs. As a result, if we fail to evaluate and execute acquisitions properly, we might not achieve the anticipated benefits of these acquisitions, and we may increase our acquisition costs.

Changes to the fair value of contingent payments to be paid in connection with our acquisitions may result in significant fluctuations to our results of operations.

In connection with our recent acquisitions we are required to make certain contingent payments. The fair value of such payments is re-evaluated periodically based on changes in our estimate of future operating results and changes in market discount rates. Any changes in our estimated fair value are recognized in our results of operations. Increases in the amount of contingent payments were are required to make may have an adverse effect on our operations.

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Our management team’s attention may be diverted by recent acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on recent acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

We could experience significant losses under our capitation-based contracts if the medical expenses we incur exceed revenues.

In California, health plans typically prospectively pay an IPA a fixed Per Member Per Month amount, or capitation payment, which is often based on a percentage of the amount received by the health plan. Capitation payments to IPAs, in the aggregate, represent a prospective budget from which the IPA manages care-related expenses on behalf of the population enrolled with that IPA. If our IPAs are able to manage care-related expenses under the capitated levels we realize an operating profit on our capitation contracts. However, if our care-related expenses exceed projected levels, our IPAs may realize substantial operating deficits, which are not capped and could lead to substantial losses for our Company.

Our future growth could be harmed if we lose the services of certain key personnel.

Our success depends to a significant extent on the continued contributions of our key management personnel, including our Chief Executive Officer, Warren Hosseinion, M.D., for the management of our business and implementation of our business strategy. We have entered into employment agreements with Dr. Hosseinion and we hold a $5 million key man life insurance policy. The loss of Dr. Hosseinion or other key management personnel could have a material adverse effect on our business, financial condition and results of operations.

Our current principal stockholders have significant influence over us and they could delay, deter or prevent a change of control or other business combination or otherwise cause us to take action with which you might not agree. This includes that Warren Hosseinion, M.D. and Adrian Vazquez, M.D., combined currently own more than 40% of our shares and have significant influence over our operations and strategic direction.

Our executive officers and directors, as a group, currently beneficially own approximately 53.1% of our outstanding common stock and together, with the holders of greater than 5% of our outstanding common stock, currently beneficially own approximately 67.2% of our outstanding common stock. As a result, our executive officers, directors and holders of greater than 5% of our outstanding common stock will have the ability to control all matters submitted to our stockholders for approval, including:

•	changes to the composition of our Board of Directors, which has the authority to direct our business and appoint and remove our officers;

•	proposed mergers, consolidations or other business combinations; and

•	amendments to our Certificate of Incorporation and Bylaws which govern the rights attached to our shares of common stock.

This concentration of ownership of shares of our common stock could delay or prevent proxy contests, mergers, tender offers, open market purchase programs or other purchases of shares of our common stock that might otherwise give you the opportunity to realize a premium over the then prevailing market price of our common stock. The individual interests of our executive officers, directors and holders of greater than 5% of our outstanding common stock may not always coincide with the interests of the other holders of our common stock. This concentration of ownership may also adversely affect our stock price.

The concentration of ownership includes that Dr. Hosseinion (who currently owns approximately 22% of our shares) and Dr. Vazquez (who currently owns approximately 18% of our shares) together currently own over 40% of our shares of common stock and exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. As stockholders Dr. Hosseinion and Dr. Vazquez are entitled to vote their shares in their own interests, which may not always be in the interests of our stockholders generally. Their concentrated holding of such a significant block of shares may harm the value of our shares and discourage investors from being involved in our Company. They could also use their concentrated holdings to delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support.

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If our agreements or arrangements with Dr. Hosseinion or physician groups are deemed invalid under state law, including laws against the corporate practice of medicine, or federal law, or are terminated as a result of changes in state law, it could have a material impact on our profitability.

There are various state laws regulating the corporate practice of medicine which prohibit us from owning various health care entities. These corporate practice of medicine prohibitions are intended to prevent unlicensed persons from interfering with or inappropriately influencing the physician’s professional judgment. These and other laws may also prevent fee-splitting, which is the sharing of professional service income with non-professional or business interests. The interpretation and enforcement of these laws vary significantly from state to state. As a result, we have structured other agreements and arrangements with these entities, which may not be as effective in providing control as direct ownership. If those agreements and arrangements were held to be invalid under state laws prohibiting the corporate practice of medicine, a significant portion of our revenues could be affected, which may result in a material adverse effect upon our Company. Further, changes to federal or state law that made regulated or prohibited such agreements or arrangements could also have a material adverse effect upon our profitability and operations.

We rely on certain key affiliated entities that are owned by key personnel who could stop services to our Company. Any failure by our key affiliated entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations. We also own the majority, and not all, of the equity of our key subsidiaries.

We consolidate in our financial reporting and business structure various affiliated physician practice groups. If we had direct ownership of certain of our affiliated entities, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the boards of directors of these entities and would have to rely on the entities and the entities’ equity holders to perform their obligations in order to exercise our control over the entities. If any of these affiliated entities or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements.

Further, many of those entities are either wholly-owned or primarily owned by Dr. Hosseinion. If Dr. Hosseinion died, was incapacitated or otherwise was no longer affiliated with our Company there could be a material adverse effect on our business. Additionally, MMG and other affiliated medical physician practice groups are or may be owned by other medical doctors who could also die, become incapacitated or otherwise become no longer affiliated with our Company, which might have a material adverse effect on our business. Although the terms of the contractual agreements provide that they will be binding on the successors of the entities’ equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of an equity holder will be subject to or will be willing to honor the obligations of such agreements.

In addition, although we consolidate in our financial reporting and business structure ApolloMed ACO and ApolloMed Palliative, individuals other than Dr. Hosseinion also own approximately 30% of the equity of ApolloMed ACO and 49% of the equity in ApolloMed Palliative.

ApolloMed’s operations are dependent on a few payors.

The Company had one payor during the three months ended December 31, 2014 that accounted for 16.9% of net revenues and had three payors during the three months ended December 31, 2013 which contributed 15.2%, 14.8% and 14.3% of net revenues, respectively. During the nine months ended December 31, 2014, the Company had one payor that accounted for 33.9% of net revenues. The Company had three payors during the nine months ended December 31, 2013 which contributed 15.9%, 15.5% and 15.2% of net revenues, respectively. Historically the Company has had a few payors that have generated a large portion of the Company’s revenues. The Company believes that, going forward, a substantial portion of its revenue could be derived from a select few payors. Each payor may immediately terminate any of our contracts or any individual credentialed physician upon the occurrence of certain events. They may also amend the material terms of the contracts under certain circumstances. Failure to maintain the contracts on favorable terms, for any reason, would materially and adversely affect our results of operations and financial condition. A material decline in the number of patients we serve could also have a material adverse effect on our results of operations.

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ApolloMed ACO may not generate savings through its participation in the Medicare Shared Savings Program, and any revenue generated by such participation will be periodic and will occur, if at all, on an annual basis. The payment of the awards could happen irregularly.

The Company, through its subsidiary ApolloMed ACO, participates in the MSSP sponsored by the CMS. The MSSP allows ACO participants to share in cost savings that are generated in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, are calculated annually by CMS on cost savings generated by the ACO participant relative to the ACO participants trailing medical service history. The MSSP is a newly formed program with minimal history of payments to ACO participants. As a result of the uncertain nature of the MSSP program, the Company considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and revenues are not considered earned and therefore are not recognized until notice from CMS that cash payments are to be imminently received.

During the nine month period ended December 31, 2014, the Company was awarded approximately a $5.4 million payment related to savings achieved from July 1, 2012, through December 31, 2013, for its participation in the MSSP sponsored by the CMS, which represented 23.0% of our net revenue during the nine months ended December 31, 2014. Since payments, if any, are made on an annual basis, the Company will not receive such payments during each quarter, and consequently, revenue may be materially lower in quarters when MSSP related payments are not received. In addition, there is no assurance that the Company will meet the conditions necessary for receipt of future payments. Further, the Company’s ability to continue to generate savings for the MSSP program depends on many factors, many of which are outside of the Company’s control, including, among others, how the CMS elects to administer the MSSP program, how savings levels are calculated and continued political support of the MSSP program. As a result, whether future revenues will be earned by ApolloMed ACO is uncertain, and, if such amounts are payable, they will be paid on an annual basis significantly after the time earned, and will be contingent on various factors, including whether savings were determined to be achieved in 2014 or in any other period during which savings are measured.

Risk-sharing arrangements that Maverick Medical Group, Inc. has with health plans and hospitals could result in their costs exceeding the corresponding revenues, which could reduce or eliminate any shared risk profitability. Maverick Medical Group, Inc. also has two key contracts with Prospect Medical Group (“PMG”) and its management service organization, which if terminated could materially affect our business.

MMG’s agreements with health plans contain risk-sharing arrangements under which MMG can earn additional compensation from the health plans by coordinating the provision of quality, cost-effective healthcare to members. However, such arrangements may require the physician group to assume a portion of any loss sustained from these arrangements, thereby adversely affecting our consolidated results of operations. Under these risk-sharing arrangements, MMG is responsible for a portion of the cost of hospital services or other services that are not capitated. The terms of the particular risk-sharing arrangement allocate responsibility to the respective parties when the cost of services exceeds the related revenue, which results in a deficit, or permit the parties to share in any surplus amounts when actual costs are less than the related revenue. The amount of non-capitated medical and hospital costs in any period could be affected by factors beyond the control of MMG, such as changes in treatment protocols, new technologies, longer lengths of stay by the patient, and inflation. To the extent that such non-capitated medical and hospital costs are higher than anticipated, revenue may not be sufficient to cover the risk-sharing deficits the health plans and MMG are responsible for, which could reduce our revenues and income.

MMG has further entered into a contract with PMG’s management service organization (“PMSO”) that has a term through September 28, 2020 and automatically renews unless either party provides notice, pursuant to which, among other services, PMSO provides claims processing, authorizations and credentialing for certain physicians. Additionally, under another contract with PMG that has a term through September 28, 2015 and automatically renews unless either party provides notice, MMG accesses some health plan contracts by using PMG as the risk-bearing contracting party with those health plans. Any disruption or change in the condition of PMG’s operations, or any changes to our contracts with PMSO or PMG, could have a material adverse effect on our business.

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Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Historically, state budget limitations have resulted in reduced state spending. Given that Medicaid is a significant component of state budgets, a downturn would put continued cost containment pressures on Medicaid outlays for our services in California and the other states in which we operate. In addition, an economic downturn, coupled with sustained unemployment, may also impact the number of enrollees in managed care programs as well as the profitability of managed care companies, which could result in reduced reimbursement rates.

The existing federal deficit, as well as deficit spending by the government as the result of adverse developments in the economy or other reasons, can lead to continuing pressure to reduce government expenditures for other purposes, including government-funded programs in which we participate, such as Medicare and Medicaid. Such actions in turn may adversely affect our results of operations.

Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The Company’s success depends upon the ability to adapt to a changing market and continued development of additional services.

Although we expect to provide a broad and competitive range of services, there can be no assurance of acceptance by the marketplace. The procurement of new contracts by the Company may be dependent upon the continuing results achieved at the current facilities, upon pricing and operational considerations, as well as the potential need for continuing improvement to existing services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that we will be successful in our marketing of any such services.

Competition for physicians is intense, and we may not be able to hire and retain physicians to provide services.

We are dependent on our affiliated physicians to provide services and generate revenue. We compete with many types of healthcare providers, including teaching, research and government institutions, hospitals and other practice groups, for the services of clinicians. The limited number of residents entering the job market each year and the limited number of other licensed providers seeking to change employers makes it challenging to meet our hiring needs and may require us to contract locum tenens physicians or to increase physician compensation in a manner that decreases our profit margins. The limited number of residents and other licensed providers also impacts our ability to recruit new physicians with the expertise necessary to provide services within our business and our ability to renew contracts with existing physicians on acceptable terms. If we do not do so, our ability to provide services could be adversely affected. Our physician turnover rate has remained stable over the last three years. If the turnover rate were to increase significantly, our growth could be impeded.

Moreover, unlike some of our competitors who sometimes pay additional compensation to physicians who agree to provide services exclusively to that competitor, our IPAs have historically not entered into such exclusivity agreements and have allowed our affiliated physicians to affiliate with multiple IPAs. This practice may place us at a competitive disadvantage regarding the hiring and retention of physicians relative to those competitors who do enter into such exclusivity agreements.

The healthcare industry continues to experience shortages in qualified service employees and management personnel, and we may be unable to hire qualified employees.

We compete with other healthcare providers for our employees, both clinical associates and management personnel. As the demand for health services continues to exceed the supply of available and qualified staff, we and our competitors have been forced to offer more attractive wage and benefit packages to these professionals. Furthermore, the competition for this shrinking labor market has created turnover as many seek to take advantage of the supply of available positions, each offering new and more attractive wage and benefit packages. In addition to the wage pressures described above, the cost of training new employees amid the turnover rates may cause added pressure on our operating margins. Lastly, the market for qualified nurses and therapists is highly competitive, which may adversely affect our home health and hospice operations, which are particularly dependent on nurses for patient care.

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The health care industry is competitive.

There are other companies and individuals currently providing health care services. We compete directly with national, regional and local providers of inpatient healthcare for patients and physicians. Other companies could enter the market in the future and divert some or all of our business. On a national basis, our competitors include, but are not limited to, Team Health, EmCare, DaVita HealthCare Partners and Heritage Provider Network, each of which may have greater financial and other resources available to them. We also compete with physician groups and privately-owned health care companies in each of our local markets. Existing or future competitors also may seek to compete with us for acquisitions, which could have the effect of increasing the price and reducing the number of suitable acquisitions, which would have an adverse impact on our growth strategy. Since there are virtually no capital expenditures required to enter the industry, there are few financial barriers to entry. Individual physicians, physician groups and companies in other healthcare industry segments, including hospitals with which we have contracts, some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position. In addition, certain governmental payors contract for services with independent providers such that our relationships with these payors are not exclusive, particularly in California.

Further, as we have expanded into palliative, home health and hospice care through the launch of ApolloMed Palliative, we face competitors that have traditionally concentrated in this segment and that may have greater resources and specialized expertise than us. In many areas in which our palliative, home health and hospice care programs are located, we compete with a large number of organizations, including:

•	community-based home health and hospice providers;

•	national and regional companies;

•	hospital-based home health agencies, hospice and palliative care programs; and

•	nursing homes.

We may be unable to successfully compete with these competitors in palliative, home health and hospice care, and may expend significant resources without success.

We are reliant on referrals from third parties for our services.

Our business is reliant on referrals from third parties for our services. We receive referrals from community medical providers, emergency departments, payors, and hospitals in the same manner as other medical professionals receive patient referrals. We do not provide compensation or other remuneration to our referral sources for referring patients to us. A decrease in these referrals due to competition, concerns about the quality of our services, and other factors could result in a significant decrease in our revenues and adversely impact our financial condition. Similarly, we cannot assure that we will be able to obtain or maintain preferred provider status with significant third-party payors in the communities where we operate. If we are unable to maintain our referral base or our preferred provider status with significant third-party payors, it may negatively impact our revenues and our financial performance.

Hospitals and other inpatient and post-acute care facilities (collectively “facilities”) may terminate their agreements with us or reduce the fees they pay us.

We currently derive approximately 15% of our net revenue for physician services from contracts directly with facilities. Our current partner facilities may decide not to renew our contracts, introduce unfavorable terms, or reduce fees paid to us. Any of these events may impact the ability of our practice groups to operate at such facilities, which would negatively impact our revenue and profitability.

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Some of the hospitals where our affiliated physicians provide services may have their medical staff closed to non-contracted physicians.

In general, our affiliated physicians may only provide services in a hospital where they have certain credentials, called privileges, which are granted by the medical staff and controlled by legally binding medical staff bylaws of the hospital. The medical staff decides who will receive privileges, and the medical staff of the hospitals where we currently provide services or wish to provide services could decide that non-contracted physicians can no longer receive privileges to practice there. Such a decision would limit our ability to furnish services in a hospital, decrease the number of our affiliated physicians who could provide services, or preclude us from entering new hospitals. In addition, hospitals may attempt to enter into exclusive contracts for physician services, which would reduce access to certain populations of patients within the hospital.

We may have difficulty collecting payments from third-party payors in a timely manner.

We derive significant revenue from third-party payors, and delays in payment or audits leading to refunds to payors may impact our net revenue. In particular, we rely on some key governmental payors. We assume the financial risks relating to uncollectible and delayed payments. Governmental payors typically pay on a more extended payment cycle, which could result in our incurring expenses prior to receiving corresponding revenue. In the current healthcare environment, payors are continuing their efforts to control expenditures for healthcare, including proposals to revise coverage and reimbursement policies. We may experience difficulties in collecting our revenue because third-party payors may seek to reduce or delay payment to which we believe we are entitled. If we are not paid fully and in a timely manner for such services or there is a finding that we were incorrectly paid, our revenues, cash flows, and financial condition could be materially adversely affected.

Our business model depends on numerous complex management information systems, and any failure to successfully maintain these systems or implement new systems could undermine our ability to receive ACO payments and otherwise materially harm our operations and result in potential violations of healthcare laws and regulations.

We depend on a complex, specialized, integrated management information system and standardized procedures for operational and financial information, as well as for our billing operations. We may be unable to enhance our existing management information systems or implement new management information systems where necessary. Additionally, we may experience unanticipated delays, complications, or expenses in implementing, integrating, and operating our systems. Our management information systems may require modifications, improvements, or replacements that may require both substantial expenditures as well as interruptions in operations. Our ability to implement these systems is subject to the availability of information technology and skilled personnel to assist us in creating and implementing these systems. Our failure to successfully implement and maintain all of our systems could undermine our ability to receive ACO payments and otherwise have a material adverse effect on our business, financial condition and results of operations. Further, our failure to successfully operate our billing systems could lead to potential violations of healthcare laws and regulations.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We have identified a number of material weaknesses in our disclosure controls and procedures. These material weaknesses could allow the reporting of inaccurate or incomplete information regarding our business in our public filings and will require the Company to devote substantial resources to mitigating and resolving the weaknesses we have identified.

Additionally, we intend to continue to grow our business through the acquisition of new entities. When we acquire such existing entities our due diligence may fail to discover defects or deficiencies in the design and operations of the internal controls over financial reporting of such entities, or defects or deficiencies in the internal controls over financial reporting may arise when we try to integrate the operations of these newly acquired companies with our own. We can provide no assurances that we will not experience such issues in future acquisitions, the result of which could have a material adverse effect on our financial statements.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

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We may write off intangible assets, such as goodwill.

Our intangible assets are subject to annual impairment testing. Under current accounting standards, goodwill is tested for impairment on an annual basis and we may be subject to impairment losses as circumstances change after an acquisition. If we record an impairment loss related to our goodwill, it could have a material adverse effect on our results of operations for the year in which the impairment is recorded.

ACOs are new and unproven and CMS may discontinue, alter or radically change the MSSP program.

The Company has invested resources in both acquiring the ACO license and in establishing initial infrastructure. The MSSP program and the rules regarding ACO licensing are both new and may be altered in the future. Any material change to the MSSP program and ACO license requirements, governance and operating rules, could provide a significant financial risk for the Company and alter the strategic direction of the Company thereby producing stockholder risk and uncertainty. In addition, the Company could lose its ACO license if it does not comply with the CMS MSSP participation requirements.

The Company currently derives 100% of its revenues in only California.

The Company’s business and operations are primarily in one state, California. While the Company operates through ApolloMed ACO outside of California, it has not derived any revenues from operations outside of California, and, it currently derives all of its revenues from California. Any material changes by California with respect to strategy, taxation and economics of healthcare delivery and reimbursements could produce an adverse effect on the continued business operations of Company.

A prolonged disruption of the capital and credit markets may adversely affect our future access to capital, our cost of capital and our ability to continue operations.

We have relied on the capital and credit markets for liquidity and to execute our business strategies, which include increasing our revenue base through a combination of internal growth and acquisitions. Volatility and disruption of the U.S. capital and credit markets may adversely affect our access to capital and increase our cost of capital. Should current economic and market conditions deteriorate, our ability to finance our ongoing operations and our expansion may be adversely affected, we may be unable to raise necessary funds, our cost of debt or equity capital may increase significantly and future access to capital markets may be adversely affected.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

Our intellectual property rights, including those rights related to our “ApolloMed” unregistered trademark and some other trademarks, copyrights and trade secrets, are important assets for us. We do not hold any patents protecting our intellectual property. Various events outside of our control pose a threat to our intellectual property rights as well as to our business. For example, we may be subject to third-party intellectual property rights claims, and our technologies may not be able to withstand any such claims. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We attempt to protect our trade secrets and other critical confidential information through contractual agreements, which may be breached.

There are a number of third parties, service providers, and others who have access to our confidential information. While we have attempted to protect this information through confidentiality agreements and other protective arrangements, it is difficult to detect and demonstrate a breach of any of these agreements or arrangements, and our confidential information may be leaked and used by other companies that compete in our industry. Any such use of our information could have a material adverse effect on our operations and future business plans.

Many of our agreements with hospitals and medical groups are relatively short term or may be terminated without cause by providing advance notice, and any such termination could have a material adverse effect on our financial results, operations and future business plans.

Many of our hospitalist and other operating agreements are relatively short term or may be terminated without cause by providing advance notice. If these agreements are terminated at the end of their term, are not renewed or are terminated before the end of their term, we would lose the revenues generated by those agreements. Any such termination could have a material adverse effect on our financial results, operations and future business plans.

Many of our agreements with hospitals and medical groups include prohibitions on our hiring physicians or patients or competing with the hospital or medical group, which limits our ability to implement our business plan in certain areas.

Because many of our hospitalist and other operating agreements include prohibitions on our hiring physicians or patients or competing with the hospital or medical group, our ability to hire physicians, attract patients or conduct business in certain areas may be limited in some cases.

ACO has entered into an agreement with PMG that may limit our ability to sell our ACO operations if we decide to do so.

ACO has entered into an agreement with PMG that prevents ACO from selling its operations without PMG’s having the option to purchase the ACO network of physicians who were contracted with PMG and introduced to ACO by PMG. We estimate that no more than 20 physicians would currently be subject to PMG’s purchase option, which takes effect only if ACO elects to sell its operations. PMG’s option to purchase certain ACO physicians, unless terminated, may limit our ability to sell our ACO operations if we decide to do so.

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Risks Related to Healthcare Regulation

The healthcare industry is complex and intensely regulated at the federal, state, and local levels and government authorities may determine that we have failed to comply with applicable laws or regulations.

As a company involved in the provision of healthcare services, we are subject to a myriad of federal, state, and local laws and regulations. There are significant costs involved in complying with these laws and regulations. Moreover, if we are found to have violated any applicable laws or regulations, we could be subject to civil and/or criminal damages, fines, sanctions, or penalties, including exclusion from participation in governmental healthcare programs, such as Medicare and Medicaid. We may also be required to change our method of operations. These consequences could be the result of current conduct or even conduct that occurred a number of years ago. We also could incur significant costs merely if we become the subject of an additional investigation or legal proceeding alleging a violation of these laws and regulations. We cannot predict whether a federal, state, or local government will determine that we are not operating in accordance with law, or whether the laws will change in the future and impact our business. Any of these actions could have a material adverse effect on our business, financial condition and results of operations.

The following is a non-exhaustive list of some of the more significant healthcare laws and regulations that affect us:

•	federal laws, including the federal False Claims Act, that provide for penalties against entities and individuals which knowingly or recklessly make claims to Medicare, Medicaid, and other governmental healthcare programs, as well as third-party payors, that contain or are based upon false or fraudulent information;

•	a provision of the Social Security Act, commonly referred to as the “Anti-Kickback Statute,” that prohibits the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in or in part, by federal healthcare programs such as Medicare and Medicaid;

•	a provision of the Social Security Act, commonly referred to as the Stark Law or physician self-referral law, that (subject to limited exceptions) prohibits physicians from referring Medicare patients to an entity for the provision of specific “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship with the entity, and prohibits the entity from billing for services arising out of such prohibited referrals;

•	a provision of the Social Security Act that provides for criminal penalties on healthcare providers who fail to disclose known overpayments;

•	a provision of the Social Security Act that provides for civil monetary penalties on healthcare providers who fail to repay known overpayments within 60 days of identification or the date any corresponding cost report was due, if applicable, and also allows improper retention of known overpayments to serve as a basis for False Claims Act violations;

•	state law provisions pertaining to anti-kickback, self-referral and false claims issues, which typically are not limited to relationships involving governmental payors;

•	provisions of, and regulations relating to, the Health Insurance Portability and Accountability Act (“HIPAA”) that provide penalties for knowingly and willfully executing a scheme or artifice to defraud a health-care benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

•	provisions of HIPAA and Health Information Technology for Economic and Clinical Health Act (“HITECH”) limiting how covered entities, business associates and business associate sub-contractors may use and disclose PHI and the security measures that must be taken in connection with protecting that information and related systems, as well as similar or more stringent state laws;

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•	federal and state laws that provide penalties for providers for billing and receiving payment from a governmental healthcare program for services unless the services are medically necessary and reasonable, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered;

•	federal laws that provide for administrative sanctions, including civil monetary penalties for, among other violations, inappropriate billing of services to federal healthcare programs, payments by hospitals to physicians for reducing or limiting services to Medicare or Medicaid patients , or employing or contracting with individuals or entities who/which are excluded from participation in federal healthcare programs;

•	federal and state laws and policies that require healthcare providers to enroll in the Medicare and Medicaid programs before submitting any claims for services, to promptly report certain changes in their operations to the agencies that administer these programs, and to re-enroll in these programs when changes in direct or indirect ownership occur or in response to revalidation requests from Medicare and Medicaid;

•	state laws that prohibit general business entities from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

•	laws in some states that prohibit non-domiciled entities from owning and operating medical practices in their states;

•	provisions of the Social Security Act (emanating from the Deficit Reduction Act of 2005 (the “DRA”)) that require entities that make or receive annual Medicaid payments of $5 million or more from a single Medicaid program to provide their employees, contractors and agents with written policies and employee handbook materials on federal and state false claims acts and related statutes, that establish a new Medicaid Integrity Program designed to enhance federal and state efforts to detect Medicaid fraud, waste, and abuse, and that increase financial incentives for both states and individuals to bring fraud and abuse claims against healthcare companies; and

•	federal and state laws and regulations restricting the techniques that may be used to collect past due accounts from consumers, such as our patients, for services provided to the consumer.

We cannot predict the effect that the ACA and its implementation may have on our business, financial condition or results of operations.

The ACA was signed into law, in two parts, on March 23, 2010 and March 30, 2010. The ACA dramatically alters the U.S. healthcare system and is intended to decrease the number of uninsured Americans and reduce the overall cost of healthcare. The ACA attempts to achieve these goals by, among other things, requiring most Americans to obtain health insurance, expanding Medicare and Medicaid eligibility, reducing Medicare and Medicaid disproportionate share hospital payments to providers, expanding the Medicare program’s use of value-based purchasing programs, tying hospital payments to the satisfaction of quality criteria, bundling payments to hospitals and other providers, and instituting private health insurance reforms. Although a majority of the measures contained in the ACA just recently became effective, some of the reductions in Medicare spending, such as negative adjustments to the Medicare hospital inpatient and outpatient prospective payment system market basket updates and the incorporation of productivity adjustments to the Medicare program’s annual inflation updates, became effective in 2010, 2011 and 2012. Although the expansion of health insurance coverage should increase revenues from providing care to previously uninsured individuals, many of these provisions of the ACA will continue to become effective beyond 2014, and the impact of such expansion may be gradual and may not offset scheduled decreases in reimbursement.

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On June 28, 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of HHS to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of their existing Medicaid funding was unconstitutional. In response to the ruling, a number of U.S. governors, including those of some states in which we intend to operate, have stated that they oppose their state’s participation in the expanded Medicaid program, which could result in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been and may continue to be introduced in Congress to repeal or amend all or significant provisions of the ACA.

The ACA changes how healthcare services are covered, delivered, and reimbursed. The net effect of the ACA on our business is subject to numerous variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, gradual and potentially delayed implementation or possible amendment, as well as the uncertainty as to the extent to which states will choose to participate in the expanded.

The Health Care Reform Act also mandates changes specific to home health and hospice benefits under Medicare. For home health, the Health Care Reform Act mandates creation of a value-based purchasing program, development of quality measures, a decrease in home health reimbursement beginning with federal year 2014 that will be phased-in over a four-year period, and a reduction in the outlier cap. In addition, the Health Care Reform Act requires the Secretary of Health and Human Services to test different models for delivery of care, some of which would involve home health services. It also requires the Secretary to establish a national pilot program for integrated care for patients with specific conditions, bundling payment for acute hospital care, physician services, outpatient hospital services (including emergency department services), and post-acute care services, which would include home health. The Health Care Reform Act further directs the Secretary to rebase payments for home health, which will result in a decrease in home health reimbursement beginning in 2014 that will be phased-in over a four-year period. The Secretary is also required to conduct a study to evaluate cost and quality of care among efficient home health agencies regarding access to care and treating Medicare beneficiaries with varying severity levels of illness and provide a report to Congress. Beginning October 1, 2012, the annual market basket rate increase for hospice providers was reduced by a formula that caused payment rates to be lower than in the prior year.

Providers in the healthcare industry are the subject of federal and state investigations, as well as payor audits.

Due to our participation in government and private healthcare programs, we are sometimes involved in inquiries, reviews, audits and investigations by governmental agencies and private payors of our business practices, including assessments of our compliance with coding, billing and documentation requirements. Federal and state government agencies have active civil and criminal enforcement efforts that include investigations of healthcare companies, and their executives and managers. Under some circumstances, these investigations can also be initiated by private individuals under whistleblower provisions which may be incentivized by the possibility for private recoveries. The DRA revised federal law to further encourage these federal, state and individually-initiated investigations against healthcare companies.

Responding to these audit and enforcement activities can be costly and disruptive to our business operations, even when the allegations are without merit. If we are subject to an audit or investigation and a finding is made that we were incorrectly reimbursed, we may be required to repay these agencies or private payors, or we may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payment for the services we provide. We also may be subject to other financial sanctions or be required to modify our operations.

Controls designed to reduce inpatient services may reduce our revenues.

Controls imposed by Medicare, Medicaid, and commercial third-party payors designed to reduce admissions and lengths of stay, commonly referred to as “utilization review,” have affected and are expected to continue to affect our facilities. Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients must be reviewed by quality improvement organizations, which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, and the appropriateness of cases of extraordinary length of stay or cost on a post-discharge basis. Quality improvement organizations may deny payment for services or assess fines and also have the authority to recommend to the U.S. Department of Health and Human Services that a provider which is in substantial noncompliance with the standards of the quality improvement organization be excluded from participation in the Medicare program. The ACA potentially expands the use of prepayment review by Medicare contractors by eliminating statutory restrictions on their use, and, as a result, efforts to impose more stringent cost controls are expected to continue. Utilization review is also a requirement of most non-governmental managed care organizations and other third-party payors. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payor-required preadmission authorization and utilization review and by third party payor pressure to maximize outpatient and alternative healthcare delivery services for less acutely ill patients. Although we are unable to predict the effect these controls and changes will have on our operations, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material, adverse effect on our business, financial position and results of operations.

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Laws regulating the corporate practice of medicine could restrict the manner in which we are permitted to conduct our business and the failure to comply with such laws could subject us to penalties or require a corporate restructuring.

Some states have laws that prohibit business entities from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (also known collectively as the corporate practice of medicine) or engaging in some arrangements, such as fee-splitting, with physicians. In some states these prohibitions are expressly stated in a statute or regulation, while in other states the prohibition is a matter of judicial or regulatory interpretation. California is one of the states that prohibit the corporate practice of medicine.

In California, we operate by maintaining contracts with our affiliated physician groups which are each owned and operated by physicians and which employ or contract with additional physicians to provide physician services. Under these arrangements, we provide management services, receive a management fee for providing non-medical management services, do not represent that we offer medical services, and do not exercise influence or control over the practice of medicine by the physicians or the affiliated physician groups.

In addition to the above management arrangements, we have some contractual rights relating to the transfer of equity interests in some of our affiliated physician groups, to a third party designated by us, through Physician Shareholders agreements with Dr. Hosseinion, the controlling equity holder of such affiliated physician groups. However, such equity interests cannot be transferred to or held by us or by any non-professional organization. Accordingly, we do not directly own any equity interests in any physician groups in California. In the event that any of these affiliated physician groups fails to comply with the management arrangement or any management arrangement is terminated and/or we are unable to enforce its contractual rights over the orderly transfer of equity interests in its affiliated physician groups, such events could have a material adverse effect on our business, financial condition or results of operations.

If there is a change in accounting principles or the interpretation thereof by the Financial Accounting Standards Board (“FASB”), affecting consolidation of entities, it could impact our consolidation of total revenues derived from such affiliated physician groups.

Our financial statements are consolidated and include the accounts of our majority-owned subsidiaries and various non-owned affiliated physician groups that are variable interest entities (“VIEs”), which consolidation is effectuated in accordance with applicable accounting rules. In the event of a change in accounting principles promulgated by FASB or in FASB’s interpretation of its principles, or if there were an adverse determination by a regulatory agency or a court or if there were a change in state or federal law relating to the ability to maintain present agreements or arrangements with such physician groups, we may not be permitted to continue to consolidate the total revenues of such organizations.

Accounting rules require that under some circumstances the VIE consolidation model be applied when a reporting enterprise holds a variable interest (e.g., equity interests, debt obligations, certain management and service contracts) in a legal entity. Under this model, an enterprise must assess the entity in which it holds a variable interest to determine whether it meets the criteria to be consolidated as a VIE. If the entity is a VIE, the consolidation framework next identifies the party, if one exists, that possesses a controlling financial interest in a VIE, and requires that party to consolidate as the primary beneficiary. An enterprise’s determination of whether it has a controlling financial interest in a VIE requires that a qualitative determination be made, and is not solely based on voting rights.

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If an enterprise determines the entity in which it holds a variable interest is not subject to the VIE guidance in ASC 810, the enterprise should apply the traditional voting control model (also outlined in ASC 810) which focuses on voting rights. In our case, the VIE consolidation model applies to our controlled, but not owned, physician affiliated entities. Our determination regarding the consolidation of our affiliates could be challenged, which could have a material adverse effect on our operations.

Our developing palliative care business is subject to rules, prohibitions, regulations and reimbursement requirements that differ from those that govern our primary home health and hospice operations.

We continue to develop our palliative care services, which is a type of care focused upon relieving pain and suffering in patients who do not quality for, or who have not yet elected, the hospice benefit. The continued development of this business line exposes us to additional risks, in part because the business line requires us to comply with additional Federal and state laws and regulations that differ from those that govern our home health and hospice business. This line of business requires compliance with different Federal and state requirements governing licensure, enrollment, documentation, prescribing, coding, billing and collection of coinsurance and deductibles, among other requirements. Additionally, some states have prohibitions on the corporate practice of medicine and fee-splitting, which generally prohibit business entities from owning or controlling medical practices or may limit the ability of Clinical Professionals to share professional service income with non-professional or business interests. These requirements may vary significantly from state to state. Reimbursement for palliative care and house calls services is generally conditioned on our clinical professionals providing the correct procedure and diagnosis codes and properly documenting both the service itself and the medical necessity for the service. Incorrect or incomplete documentation and billing information, or the incorrect selection of codes for the level and type of service provided, could result in non-payment for services rendered or lead to allegations of billing fraud. Further, compliance with applicable regulations may cause us to incur expenses that we have not anticipated, and if we are unable to comply with these additional legal requirements, we may incur liability, which could have a material adverse effect on our business and consolidated financial condition, results of operations and cash flows.

Our developing palliative care business line is subject to new licensing requirements, which will require us to expend resources to comply with the changing requirements.

In October 2013, California enacted the Home Care Services Consumer Protection Act. The act establishes a licensing program for home care organizations, and requires background checks, basic training, and tuberculosis screening for the aides that are employed by home care organizations. Home care organizations and aides had until January 1, 2015 to comply with the new licensing and background check requirements. Because we operate in California, the requirements of the act are expected to impose additional costs on us.

We do not have a limited Knox-Keene License.

We do not hold a limited Knox-Keene license (a managed care plan license issued pursuant to the California Knox-Keene Health Care Service Plan Act of 1975). If the Department of Managed Health Care were to determine that we have been inappropriately taking risk for institutional and professional services as a result of our various hospital and physician arrangements without having a limited Knox-Keene license, we may be required to obtain a limited Knox-Keene license to resolve such violations and we could be subject to civil and criminal liability, any of which could have a material adverse effect on our business, financial condition or results of operations.

Our revenue may be negatively impacted by the failure of our affiliated physicians to appropriately document services they provide.

We rely upon our affiliated physicians to appropriately and accurately complete necessary medical record documentation and assign appropriate reimbursement codes for their services. Reimbursement to us is conditioned on our affiliated physicians providing the correct procedure and diagnosis codes and properly documenting the services themselves, including the level of service provided, and the medical necessity for the services. If our affiliated physicians have provided incorrect or incomplete documentation or selected inaccurate reimbursement codes, this could result in nonpayment for services rendered or lead to allegations of billing fraud. This could subsequently lead to civil and criminal penalties, including exclusion from government healthcare programs, such as Medicare and Medicaid. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not covered, services provided were not medically necessary, or supporting documentation was not adequate. Retroactive adjustments may change amounts realized from third-party payors and result in recoupments or refund demands, affecting revenue already received.

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Changes associated with reimbursement by third-party payors for the Company’s services may adversely affect operating results and financial condition.

The medical services industry is undergoing significant changes with third-party payors that are taking measures to reduce reimbursement rates or in some cases, denying reimbursement altogether. There is no assurance that third-party payors will continue to pay for the services provided by our affiliated medical groups. Failure of third party payors to adequately cover the medical services so provided by the Company will have a material adverse effect on our results of operations, financial condition, business and prospects.

Compliance with federal and state privacy and information security laws is expensive, and we may be subject to government or private actions due to privacy and security breaches.

We must comply with numerous federal and state laws and regulations governing the collection, dissemination, access, use, security and confidentiality of patient health information (“PHI”), including HIPAA and HITECH. As part of our medical record keeping, third-party billing, and other services, we collect and maintain PHI in paper and electronic format. Therefore, new privacy or security laws, whether implemented pursuant to federal or state action, could have a significant effect on the manner in which we handle healthcare-related data and communicate with payors. In addition, compliance with these standards could impose significant costs on us or limit our ability to offer services, thereby negatively impacting the business opportunities available to us. Despite our efforts to prevent security and privacy breaches, they may still occur. If any non-compliance with existing or new laws and regulations related to PHI results in privacy or security breaches, we could be subject to monetary fines, civil suits, civil penalties or even criminal sanctions.

As a result of the expanded scope of HIPAA through HITECH, we may incur significant costs in order to minimize the amount of “unsecured PHI” we handle and retain or to implement improved administrative, technical or physical safeguards to protect PHI. We may incur significant costs in order to demonstrate and document whether there is a low probability that the PHI has been compromised in order to overcome the presumption that an impermissible use or disclosure of PHI results in a reportable breach. We may incur significant costs to notify the relevant individuals, government entities, and, in some cases, the media, in the event of a breach and to provide appropriate remediation and monitoring to mitigate the possible damage done by any such breach.

Providers must be properly enrolled in governmental healthcare programs, such as Medicare and Medicaid, before they can receive reimbursement for providing services, and there may be delays in the enrollment process.

Each time a new affiliated physician joins us, we must enroll the affiliated physician under our applicable group identification number for Medicare and Medicaid programs and for certain managed care and private insurance programs before we can receive reimbursement for services the physician renders to beneficiaries of those programs. The estimated time to receive approval for the enrollment is sometimes difficult to predict and, in recent years, the Medicare program carriers often have not issued these numbers to our affiliated physicians in a timely manner. These practices result in delayed reimbursement that may adversely affect our cash flow and revenues.

We may face malpractice and other lawsuits that may not be covered by insurance.

Malpractice lawsuits are common in the healthcare industry. The medical malpractice legal environment varies greatly by state. The status of tort reform, availability of non-economic damages or the presence or absence of other statutes, such as elder abuse or vulnerable adult statutes, influence the incidence and severity of malpractice litigation. We may also be subject to other types of lawsuits which may involve large claims and significant defense costs. Many states have joint and several liability for all healthcare providers who deliver care to a patient and are at least partially liable. As a result, if one healthcare provider is found liable for medical malpractice for the provision of care to a particular patient, all other healthcare providers who furnished care to that same patient, including possibly our affiliated physicians, may also share in the full liability which may be substantial.

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We currently maintain malpractice liability insurance coverage to cover professional liability and other claims for certain hospitalists and clinic physicians. All of our physicians are required to carry first dollar coverage with limits of coverage equal to $1,000,000 for all claims based on occurrence up to an aggregate of $3,000,000 per year. We cannot be certain that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us, our affiliated professional organizations or our affiliated physicians, and we cannot provide assurance that any future liabilities will not have a material adverse impact on our results of operations, cash flows or financial position. Liabilities in excess of our insurance coverage, including coverage for professional liability and other claims, could have a material adverse effect on our business, financial condition, and results of operations. In addition, our professional liability insurance coverage generally must be renewed annually and may not continue to be available to us in future years at acceptable costs and on favorable terms.

We have established reserves for potential medical liabilities losses which are subject to inherent uncertainties and a deficiency in the established reserves may lead to a reduction in our net income.

The Company establishes reserves for estimates of incurred but not reported claims (“IBNR”) due to contracted physicians, hospitals, and other professional providers and risk-pool liabilities. IBNR estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. The inherent difficult in interpreting contracts and the estimated level of necessary reserves could result in significant fluctuations in our estimates from period to period. It is possible that actual losses and related expenses may differ, perhaps substantially, from the reserve estimates reflected in our financial statements. If subsequent claims exceed our estimated reserves, we may be required to increase reserves, which would lead to a reduction in our future net income.

Litigation expenses may be material.

In recent periods, we have incurred increased expenses for legal fees, in particular fees related to the defense of the lawsuits by certain competitors that are described under “LEGAL PROCEEDINGS.” While we maintain the insurance coverage described above, such insurance may not cover these lawsuits or some other types of commercial disputes. The defense of litigation, including fees of external legal counsel, expert witnesses and related costs, is expensive and may be difficult to project accurately. In general, such costs are unrecoverable even if we ultimately prevail in litigation, and could represent a significant portion of our limited capital resources. To defend lawsuits, we also find it necessary to divert officers and other employees from their normal business functions to gather evidence, give testimony and otherwise support litigation efforts. We expect to experience higher than normal litigation costs until the lawsuits by our competitor are decided.

If we lose any material litigation, including the litigation described under “LEGAL PROCEEDINGS,” we could face material judgments or awards. The outcome of such actions and proceedings, however, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, or cash flows in a future period.

We may also in the future find it necessary to file lawsuits to recover damages or protect our interests. The cost of such litigation could also be significant and unrecoverable, which may also deter us from aggressively pursuing even legitimate claims.

We may be subject to litigation related to the agreements that our IPAs enter into with primary care physicians.

It is common in the medical services industry for primary care physicians to be affiliated with multiple IPAs. Our IPAs often enter into agreements with physicians who are also affiliated with our competitors. However, some of our competitors at times enter into agreements with physicians that require the physician to provide services exclusively to that competitor. Our IPAs often have no knowledge, and no way of knowing, whether a physician seeking to affiliate with us is subject to an exclusivity agreement unless the physician informs us of that agreement. Our IPAs rely on the physicians seeking to affiliate with us to determine whether they are able to enter into the proposed agreement. As described in “LEGAL PROCEEDINGS,” competitors have initiated lawsuits against us based in part on interference with such exclusivity agreements, and may do so in the future.

Changes in the rates or methods of Medicare reimbursements may adversely affect our operations.

In order to participate in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. These programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, a number of proposals to limit or reduce Medicare reimbursement for various services. Our business may be significantly and adversely affected by any such changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare, TRICARE and other government healthcare programs.

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Our business also could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

Overall payments made by Medicare for hospice services are subject to cap amounts. Total Medicare payments to us for hospice services are compared to the cap amount for the hospice cap period, which runs from November 1 of one year through October 31 of the next year. CMS generally announces the cap amount in the month of July or August in the cap period and not at the beginning of the cap period. We must estimate the cap amount for the cap period before CMS announces the cap amount. If our estimate exceeds the later announced cap amount, we may suffer losses. CMS can also make retroactive adjustments to cap amounts announced for prior cap periods. Payments to us in excess of the cap amount must be returned to Medicare. A second hospice cap amount limits the number of days of inpatient care to not more than 20 percent of total patient care days within the cap period.

As part of its review of the Medicare hospice benefit, the Medicare Payment Advisory Commission recommended to Congress in its “Report to Congress: Medicare Payment Policy—March 2009” (the “2009 MedPAC Report”) that Congress direct the Secretary of Health and Human Services to change the Medicare payment system for hospice to:

•	have relatively higher payments per day at the beginning of a patient’s hospice care and relatively lower payments per day as the length of the duration of the hospice patient’s stay increases; and

•	include relatively higher payments for the costs associated with patient death at the end of the hospice patient’s stay.

In addition, the Health Care Reform Act includes several provisions that could adversely impact hospice providers, including a provision to reduce the annual market basket update for hospice providers by a productivity adjustment. We cannot predict if the 2009 MedPAC Report recommendation will be enacted, whether any additional healthcare reform initiatives will be implemented, or whether the Health Care Reform Act or other changes in the administration of governmental healthcare programs or interpretations of governmental policies or other changes affecting the healthcare system will adversely affect our revenues. Further, due to budgetary concerns, several states have considered or are considering reducing or eliminating the Medicaid hospice benefit. Reductions or changes in Medicare or Medicaid funding could significantly reduce our net patient service revenue and our profitability.

If we inadvertently employ or contract with an excluded person, we may face government sanctions.

Individuals and entities can be excluded from participating in the Medicare and Medicaid programs for violating certain laws and regulations, or for other reasons such as the loss of a license in any state, even if the individual retains other licensure. This means that they (and all others) are prohibited from receiving payment for their services rendered to Medicare or Medicaid beneficiaries, and if the excluded individual is a physician, all services ordered (not just provided) by such physician are also non-covered and non-payable. Entities which employ or contract with excluded individuals are prohibited from billing the Medicare or Medicaid programs for the excluded individual’s services, and are subject to civil monetary penalties if they do. The U.S. Department of Health and Human Services Office of the Inspector General (“OIG”) maintains a list of excluded individuals and entities. Although we have instituted policies and procedures through our compliance program to minimize the risks, there can be no assurance that we will not inadvertently hire or contract with an excluded person, or that any of our current employees or contracts will not become excluded in the future without our knowledge. If this occurs, we may be subject to substantial repayments and civil penalties and the hospitals at which we furnish services also may be subject to repayments and sanctions, for which they may seek recovery from us.

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We may be impacted by eligibility changes to government and private insurance programs.

Due to potential decreased availability of healthcare through private employers, the number of patients who are uninsured or participate in governmental programs may increase. A shift in payor mix from managed care and other private payors to government payors or the uninsured may result in a reduction in our rates of reimbursement or an increase in our uncollectible receivables or uncompensated care, with a corresponding decrease in our net revenue. Changes in the eligibility requirements for governmental programs also could increase the number of patients who participate in such programs or the number of uninsured patients. Even for those patients who remain with private insurance, changes in those programs could increase patient responsibility amounts, resulting in a greater risk for us of uncollectible receivables. Further, our hospice related business could become subject to “quality star ratings,” and, if sufficient quality is not achieved, reimbursement could be negatively impacted. These factors and events could have a material adverse effect on our business, financial condition and results of operations.

Federal and state laws may limit our effectiveness at collecting monies owed to us from patients.

We utilize third parties, whom we do not and cannot control, to collect from patients any co-payments and other payments for services that our physicians provide to patients. The federal Fair Debt Collection Practices Act restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the Fair Debt Collection Practices Act. If our collection practices or those of our collection agencies are inconsistent with these standards, we may be subject to actual damages and penalties. These factors and events could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to effectively adapt to changes in the healthcare industry, including changes to laws and regulations regarding or affecting healthcare reform or the healthcare industry, our business may be harmed.

Due to the importance of the healthcare industry in the lives of all Americans, federal, state, and local legislative bodies frequently pass legislation and promulgate regulations relating to healthcare reform or that affect healthcare business. It is reasonable to believe that there may be increased federal oversight and regulation of the healthcare industry in the future. We cannot assure you as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation on our business. It is possible that future legislation enacted by Congress or state legislatures could adversely affect our business or could change the operating environment of the hospitals and other facilities where our physicians provide services. It is possible that the changes to the Medicare or other governmental healthcare program reimbursements may serve as precedent to possible changes in other payors’ reimbursement policies in a manner adverse to us. Similarly, changes in private payor reimbursements could lead to adverse changes in Medicare and other governmental healthcare programs which could have a material adverse effect on our business, financial condition and results of operations.

Further, certain regulations not specifically targeting the health care industry also could have material effects on our operations. For example, the California Finance Lenders Law, Division 9, Sections 22000-22780 of the California Financial Code, could arguably apply to the Company as a result of its various affiliate and subsidiary loans and similar arrangements. If a regulator were to take the position that such loans were covered by the California Finance Lenders Law, we could be subject to regulatory action which could impair our ability to continue to operate and may have a material adverse effect on our profitability and business.

We may incur significant costs to adopt certain provisions under the Health Information Technology for Economic and Clinical Health Act.

HITECH was enacted into law on February 17, 2009 as part of the American Recovery and Reinvestment Act of 2009. Among the many provisions of HITECH are those relating to the implementation and use of certified Electronic Health Records (“EHR”). Our patient medical records are maintained and under the custodianship of the healthcare facilities in which we operate. However, to adopt the use of EHRs utilized by these healthcare facilities, determine to adopt certain EHRs, or comply with any related provisions of HITECH, we may incur significant costs which could have a material adverse effect on our business operations and financial position.

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Risks Related to Ownership of Our Securities

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Other factors include:

•	variations in quarterly operating results;

•	changes in earnings estimates by analysts;

•	developments in the hospitalists markets;

•	announcements of acquisitions dispositions and other corporate level transactions;

•	announcements of financings and other capital raising transactions;

•	sales of stock by our larger stockholders; and

•	general stock market conditions.

Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. If we are successful in uplisting to the Nasdaq Capital Market, we may be covered by more analysts. Our failure to meet their expectations and the projections in their reports could have a material adverse effect on our results of operations. There is no assurance that the market price of our shares of common stock will not fall in the future.

If any of our historical offerings or sales of our or our subsidiaries’ or affiliates’ unregistered securities were found to be in violation of the Securities Act or state law, then the securities holders who purchased or received such securities may be able to sue to recover the consideration paid for their securities (or the equivalent value if such shares were issued for services) or for damages.

Historically, we have generally offered and sold our securities and the securities of our subsidiaries and affiliates in reliance on Section 4(a)(2) of the Securities Act or other available federal exemptions for offering securities. Similar reliance has been placed on exemptions under state laws from securities registration or qualification requirements. Our historical offerings or sales may not have qualified or met the requirements of any of such federal or state law exemptions due to, among other things, the sophistication of the investors, the adequacy of disclosure, the manner of distribution, or the existence of similar offerings in the past or in the future. If rescission claims were successful, securities holders may be entitled to recover the consideration paid for the securities they purchased with interest thereon (or, to the extent securities were offered for services, the value thereof), or for damages. Furthermore, we could be forced to expend significant time and resources defending actions under these laws, even if we are ultimately successful in any defense.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock.

We have issued some of our directors, employees, consultants, lenders and other third parties securities that such parties may exercise or convert into shares of our common stock, which exercise would result in the dilution of the ownership interests of our present stockholders. For example, NNA has the right to exercise upon certain conditions being satisfied the warrants or the convertible note it acquired in connection with the credit and investment agreements we entered into with NNA on March 28, 2014. If NNA exercises such right, we will have to issue additional shares of common stock to NNA, which will dilute the ownership interests of our other stockholders. We will have to issue additional shares of common stock in connection with any conversion of the 9% convertible notes we previously issued. Additionally, we will issue additional shares of common stock to the Underwriter if it exercises its warrants issued as part of this Offering.

Additionally, we may in the future issue additional authorized but previously unissued equity securities, resulting in further dilution of the ownership interests of our present stockholders. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. For example, we will have to issue additional shares of common stock to NNA if we fail to comply with NNA’s registration rights.

The future issuance of any such additional shares of common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are currently traded at such time.

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Investors may experience dilution of their ownership interests because of certain anti-dilution rights afforded NNA.

The exercise price under the NNA Warrants (defined below in “Our Business - NNA Financing Arrangements”) and the conversion price under the NNA Convertible Note (defined below in “Our Business - NNA Financing Arrangements”) and the number of shares underlying such securities would be adjusted under certain circumstances, resulting in our issuance of additional securities.  This adjustment would be triggered by the issuance of our common stock (or securities issuable into our common stock) at a price per share less than $9.00 per share.  The anti-dilution protections described above do not apply to certain exempt issuances, including the sale of our common stock in a bona fide, firmly underwritten public offering pursuant to a registration statement under the 1933 Act and with a purchase price per share of at least $20.00 (excluding this Offering).  In addition, these adjustments would terminate on the earlier of March 28, 2016 and the Company’s closing of an equity financing yielding gross cash proceeds of at least $2,000,000 (excluding this Offering).  We expect the price of our common stock in this Offering to be less than $9.00 per share, so that this Offering would trigger the adjustments described above. This adjustment would result in potential issuance of additional shares of our common stock and the dilution of the ownership interests of our present stockholders and purchasers of our common stock in this Offering.

Additionally, we may in the future issue additional authorized but previously unissued equity securities, which may also trigger NNA’s anti-dilution protections, and result in further dilution of the ownership interests of our present stockholders and purchasers of our common stock in this Offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this Offering. Based on the public offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock and warrants in this Offering, you will suffer immediate and substantial dilution of $3.99 per share in the net tangible book value of the common stock, assuming no exercise of the warrants. If the underwriters exercise their over-allotment option, or if outstanding options and warrants to purchase our common stock are exercised, you will experience additional dilution. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this Offering.

There has been a limited trading market for our common stock to date.

While our common stock is currently quoted on OTC Markets, Inc., the trading volume is limited. We are quoted on the OTCQB under the trading symbol “AMEHD.” It is anticipated that there will continue to be a limited trading market for our common stock on the OTCQB and it is often difficult to obtain accurate price quotes for our stock on the OTCQB. We have been conditionally approved to list our common stock on the Nasdaq Capital Market, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering.   Although we believe that this Offering and the listing of our common stock on the Nasdaq Capital Market (if we satisfy all applicable conditions) will improve the liquidity of our common stock, our trading volume may not improve, our volatility may not be reduced and our share price may not stabilize. A lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

We do not anticipate paying dividends on our common stock in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend solely on appreciation in the price of our common stock.

We do not pay dividends on our shares of common stock and intend to retain all future earnings to finance the continued growth and development of our business and for general corporate purposes. In addition, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.

We have broad discretion in how we use the net proceeds of this Offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this Offering and could use them for purposes other than those contemplated at the time of this Offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.

Delaware law and our Certificate of Incorporation could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, and thereby adversely affect existing stockholders.

The Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of stockholders. Delaware law imposes conditions on certain business combination transactions with “interested stockholders.” These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Our Certificate of Incorporation empowers the Board of Directors to establish and issue a class of preferred stock, and to determine the rights, preferences and privileges of the preferred stock. These provisions give the Board of Directors the ability to deter, discourage or make more difficult a change in control of our company, even if such a change in control could be deemed in the interest of our stockholders or if such a change in control would provide our stockholders with a substantial premium for their shares over the then-prevailing market price for the common stock.

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Although we have been conditionally approved, we may not successfully obtain a listing on the Nasdaq Capital Market for our common stock. If we do obtain a listing, we may not be able to comply with continued listing standards.

We have been conditionally approved subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering, to list our common stock on the Nasdaq Capital Market, a national securities exchange. After giving effect to this Offering, we expect to meet, on a pro forma basis, the Nasdaq Capital Market’s minimum initial listing standards, which generally only mandate that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that we will be able to meet those initial listing requirements. If the Nasdaq Capital Market does not list our common stock for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares of common stock are “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our common stock will be listed on the Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Although we have been conditionally approved, we may not successfully obtain a listing on the Nasdaq Capital Market for the warrants to purchase common stock included in this Offering. If we do obtain a listing, we may not be able to comply with continued listing standards.

Although we have been conditionally approved, we may not successfully obtain a listing on the Nasdaq Capital Market for the warrants to purchase common stock included in this Offering. If we do obtain a listing, we may not be able to comply with continued listing standards. We have applied for the warrants being offered in this Offering to be listed on the Nasdaq Capital Market. There can be no assurance that we will obtain such a listing. If the warrants are not listed on the Nasdaq Capital Market, the liquidity of the warrants will be limited. Even if we obtain an initial listing of the warrants on the Nasdaq Capital Market, there can be no assurance that we will be able to continue to comply with applicable listing standards or that an active trading market will develop.

If our application to uplist is approved, our failure to meet the continued listing requirements of the Nasdaq Capital Market or the OTCQB could result in a delisting of our common stock and warrants, if we do decide to uplist.

If our application to list on the Nasdaq Capital Market is approved, and thereafter we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market may take steps to delist our common stock and warrants. Such a delisting would likely have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock and warrants when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock or warrants to remain listed on the Nasdaq Capital Market, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market’s minimum bid price requirement, or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements.

Companies trading on the OTCQB, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

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Our common stock is subject to the “penny stock” rules of the SEC, and trading in our securities is very limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our securities.

The SEC has adopted Rule 3a51-1 of the Securities and Exchange Act of 1934, as amended, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	a broker or dealer to approve a person’s account for transactions in penny stocks; and

•	a broker or dealer receives a written agreement for the transaction from the investor, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, among other things:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Risks Related to This Offering

The reverse stock split may not increase the market price of our common stock sufficiently for us to meet the minimum listing requirements of the Nasdaq Capital Market, in which case this Offering may not be completed.

We effected a one-for-ten reverse stock split of our outstanding common stock prior to this Offering. We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum market price requirement of the listing rules of the Nasdaq Capital Market. The effect of a reverse stock split upon the market price of our common stock cannot be predicted, and the results of reverse stock splits by other similar companies has varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the Nasdaq Capital Market. Even if we initially meet such price requirements, it is uncertain whether such a price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case this Offering may not be completed.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants included in this offering may not have any value.

Each warrant has an exercise price of 125% of the offering price per share of common stock, subject to adjustment, will be exercisable at any time and from time to time after the closing date, and will expire five years from the closing date. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus will be approximately $12.7 million, or approximately $14.8 million if the underwriters exercise their over-allotment option in full, assuming the sale by us of up to 3,000,000 shares of common stock and warrants to purchase 1,500,000 shares of common stock at an assumed offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. In addition, if all of the warrants offered pursuant to this prospectus are exercised in full for cash, we will receive approximately an additional $9,375,000 in cash. However, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

A $1.00 increase (decrease) in the assumed public offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock would increase (decrease) the expected net cash proceeds to us from this Offering by approximately $2.8 million, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and that none of the warrants are exercised and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 20% increase (decrease) in the assumed number of securities offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the expected net proceeds to us from this Offering by approximately $2.8 million, assuming a public offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock remains the same and that none of the warrants are exercised, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We intend to use the net proceeds of this Offering for working capital and general corporate purposes, which might include acquisitions or paying off and retiring indebtedness, such as indebtedness related to the NNA financing (including the NNA Convertible Note issued in connection therewith) and the 9% Senior Subordinated Convertible Notes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. Accordingly, our management will have broad discretion in the application of these proceeds.

The NNA Financing, including the maturity of the debt, the applicable interest rates, and the other material terms and conditions is described below in “Our Business - NNA Financing Arrangements.” The NNA Convertible Note has a fixed interest rate of 8%, is due March 28, 2019, and converts into shares of our common stock at an initial conversion price of $10.00 per share. The 9% senior subordinated convertible notes have a fixed interest rate of 9%, are due February 15, 2016 and convert into shares of our common stock at an initial conversion price of $4.00 per share. We have not yet made a determination regarding how much, if any, of the net proceeds of this Offering will be used to pay off or retire indebtedness.

This expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our acquisition efforts, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering. In addition, our planned use of proceeds does not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We may find it necessary or advisable to use the net proceeds from this Offering for other purposes, and we will have broad discretion in the application of net proceeds from this Offering.

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DIVIDEND POLICY

Historically, we have never paid dividends on our common stock, and we currently do not intend to pay any dividends on our common stock after the completion of this Offering. Additionally, under current financing arrangements with NNA we are prohibited from paying dividends. Unless we fully pay-off the obligations associated with such financing arrangements, we will not be able to pay dividends. We currently plan to retain any earnings to support the operation and growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. The holders of our common stock are entitled to receive only such dividends (cash or otherwise) as may be declared by our Board of Directors.

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CAPITALIZATION

The following table sets forth, as of December 31, 2014, our cash and cash equivalents, long-term debt and our unaudited capitalization on an actual basis and on an as adjusted basis to give effect to this Offering and the application of the net proceeds of this Offering, as described under “Use of Proceeds.”

You should read this table in conjunction with our December 31, 2014 unaudited consolidated financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

	As of December 31, 2014 (Unaudited)
	Actual
	(As Restated)	As Adjusted (1)
Cash and cash equivalents	$6,951,763	$19,651,763

Notes and line of credit payable, net of discount, including current portion (2)	$8,625,112	$8,625,112

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, par value $0.001; 100,000,000 shares authorized, 4,863,455 shares issued and outstanding as adjusted as of December 31, 2014	4,863	7,863
Additional paid-in-capital	16,381,847	29,078,847
Accumulated deficit	(19,530,934)	(19,530,934)
Stockholders' deficit attributable to Apollo Medical Holdings, Inc.	(3,144,224)	9,555,776
Non-controlling interest	1,672,483	1,672,483
Total Stockholders’ Equity (Deficit)	(1,471,741)	11,228,259
TOTAL CAPITALIZATION	$7,153,371	$19,853,371

(1) Assumes that the securities are sold in this Offering, we sell to the underwriter a share of our common stock and a warrant to purchase one-half share of our common stock at an assumed price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock, and that the net proceeds thereof are approximately $12.7 million after underwriter’s discounts and commissions and estimated offering expenses. The number of shares outstanding excludes those securities excluded from the calculation of dilution in “Dilution” below.

(2) Please see notes 6 and 7 to the Condensed Consolidated Financial Statements as of December 31, 2014, for a breakdown of notes and our line of credit payable.

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DILUTION

Our as adjusted net tangible book value as of December 31, 2014, was $(4.8) million, or $(0.98) per share of common stock. As adjusted net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the sum of the total number of shares of common stock outstanding, as of December 31, 2014.

After giving effect to this Offering and the receipt of $12.7 million of estimated net proceeds from this Offering (assuming no exercise of the warrant), the as adjusted net tangible book value of our common stock as of December 31, 2014 would have been $7.9 million, or $1.01 per share. This amount represents an immediate increase in net tangible book value of $1.99 per share to the existing stockholders and an immediate dilution in net tangible book value of $(3.99) per share to purchasers of our common stock in this Offering. Dilution is determined by subtracting as adjusted net tangible book value per share after this Offering from the amount of cash paid by a new investor for a share of common stock. The new investors will have paid $5.00 for one share of our common stock and one warrant to purchase one-half share of our common stock, even though the per share value of our assets after subtracting our liabilities is only $1.01. The following table illustrates such dilution on a per share basis:

Assumed public offering price per share of common stock, together with one-half a warrant	$5.00
Historical net tangible book value per share as of December 31, 2014	$(0.98)
Increase per share attributable to this Offering	$1.99
As adjusted net tangible book value per share after this Offering (which was the closing price of our common stock on the OTCQB on May 6, 2015)	$1.01
Dilution per share to new investors	$3.99

The information in the table above is based on 4,863,455 shares of our common stock outstanding on December 31, 2014, and does not include:

·	shares issuable upon the exercise of the warrants issued in the Offering;

·	704,200 shares issuable upon the exercise of outstanding stock options at a weighted average price of $2.57 per share;

·	414,500 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.61 per share;

·	275,000 shares issuable upon the conversion of the 9% Senior Subordinated Convertible Notes at a conversion price of $4.00 per share;

·	200,000 shares issuable upon the conversion of the NNA Convertible Note at a conversion price of $10.00 per share (which conversion price is subject to adjustment if the Offering is completed at a price per share less than $9.00);

·	500,000 shares issuable upon the exercise of the NNA Warrants at a weighted average exercise price of $14.00 per share (which exercise price is subject to adjustment if the Offering is completed at a price per share less than $9.00);

·	120,900 remaining shares issuable under the Company’s 2013 Equity Incentive Plan;

·	150,000 shares of common stock underlying the warrants to be issued to the representative of the underwriters in connection with this Offering; and

·	the exercise by the underwriter of its option to purchase up to 450,000 additional shares and 225,000 additional warrants from us in the Offering; and

·	additional shares issuable to NNA upon exercise of the NNA Warrants and conversion of the NNA Convertible Note if the Offering is completed at a price per share less than $9.00.

If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value per share after the Offering would be $10.2 million, or $1.22 per share. This amount represents an immediate increase in net tangible book value of $2.20 per share to the existing stockholders and an immediate dilution in net tangible book value of $(3.78) per share to purchasers of our common stock in this Offering.

The number of shares of common stock issuable on exercise of the NNA Warrants and conversion of the NNA Convertible Note is subject to adjustment if the Offering is completed at a price per share less than $9.00. Assuming that, in this Offering, we sell to the underwriter a share of our common stock and a warrant to purchase one-half share of our common stock at an assumed price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) for one share and one warrant to purchase one-half of one share of common stock, the number of outstanding shares of our common stock, not including the conversion or exercise of any notes, warrants or options not held by NNA, would increase by 566,667 shares (rounded to the nearest whole share), for a total, including the shares issued in this Offering, of 8.4 million shares of our common stock outstanding (assuming no exercise of the over-allotment). After taking into account these additional outstanding shares and the shares issued in the Offering (and assuming no exercise of the over-allotment), the as adjusted net tangible book value per share after the Offering would be $7.9 million, or $0.94 per share. This amount represents an immediate increase in net tangible book value of $1.92 per share to the existing stockholders and an immediate dilution in net tangible book value of $4.06 per share to purchasers of our common stock in this Offering.

The following table summarizes, on an as adjusted basis as of December 31, 2014, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed public offering price of $5.00 (the closing price of our common stock on the OTCQB on May 6, 2015) as shown on the cover page of this prospectus.

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	Shares Purchased		Total Consideration		Average Price
	Number	%	Amount	%	Per Share
Existing stockholders	4,863,455	62	$16,386,710	56	$3.37
New investors	3,000,000	38	12,700,000	44	$4.23
Total	7,863,455	100	$29,086,710	100	$3.70

If the underwriters exercise their option to purchase additional shares from us in full, the number of shares held by new investors will increase to 3,450,000, or 41% of the total number of shares of common stock outstanding after this Offering and the shares held by existing stockholders will be 4,863,455 but the percentage of shares held by existing stockholders will decrease to 59% of the total shares outstanding.

To the extent that the underwriters’ over-allotment option is exercised or any warrants or options are exercised, there will be further dilution to new investors.

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MARKET PRICE OF AND DIVIDENDS ON

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol, “AMEHD,” and we have received conditional approval to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMEH” and “AMEHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering.

The following table sets forth, during the fiscal quarters presented, the high and low bid prices of our common stock as reported by the OTCQB. On May 16, 2014, the Board of Directors of our Company approved a change to the Company's fiscal year end from January 31 to March 31. For continuity of reporting our stock price, we reflected fiscal quarters in the following table based on our current March 31 fiscal year-end and without adjustment for our reverse stock split. The OTC market quotations below reflect inter-dealer prices, without retail markup, markdown or commissions and may not necessarily represent actual transactions.

	High	Low
Fiscal Year to end March 31, 2015 (to Date)
First Quarter	$0.70	$0.44
Second Quarter	0.65	0.25
Third Quarter	0.53	0.30
Fourth Quarter	0.54	0.36

	High	Low
Fiscal Year ended March 31, 2014
First Quarter	$0.75	$0.36
Second Quarter	0.72	0.31
Third Quarter	10.01	0.45
Fourth Quarter	0.65	0.43

	High	Low
Fiscal Year ended March 31, 2013
First Quarter	$0.15	$0.10
Second Quarter	0.63	0.12
Third Quarter	1.38	0.45
Fourth Quarter	0.79	0.33

On May 5, 2015, the closing price of our common stock as quoted on OTCQB was $6.94. This amount reflects a one-for-ten (1:10) reverse stock split of our outstanding common stock that we effected on April 24, 2015.

Reverse Stock Split

On September 12, 2014, our Board of Directors approved a reverse stock split of our outstanding shares of common stock by a ratio of not less than one-for-five (1:5) and not greater than one-for-thirty (1:30), with the exact reverse split ratio and effective date to be decided and publicly announced by the Board of Directors prior to the effective time of the reverse stock split amendment and following stockholder approval. The stockholders approved the stock split at the annual meeting of the Company on September 30, 2014. We effected a one-for-ten (1:10) reverse stock split of our outstanding common stock on April 24, 2015, which is not reflected in the table above. The reverse stock split does not have any effect on our authorized capital stock.

Holders

As of May 5, 2015, we had approximately 348 holders of our common stock.

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CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective on May 12, 2014, the Company’s principal accountant, Kabani & Company, Inc. (“Kabani”), was dismissed as the Company’s independent registered public accounting firm.

Kabani’s issued report on the Company’s financial statements for the fiscal year ended January 31, 2014, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Kabani’s issued report on the Company's financial statements for the fiscal year ended January 31, 2013, did not contain an adverse opinion or disclaimer of opinion, and was prepared using U.S. generally accepted accounting principles.

The Company’s decision to change accountants was recommended and approved by the Board of Directors on May 12, 2014.

In connection with the audit of the Company's consolidated financial statements for the years ended January 31, 2014, and 2013, and through the subsequent interim period preceding the dismissal of Kabani, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kabani, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K in connection with the dismal of Kabani.

Effective on May 12, 2014, the Board of Directors recommended, approved and directed the selection of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm.

During the two most recent fiscal years ended January 31, 2014 and 2013, and the subsequent interim period prior to the engagement of BDO, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report was provided to the Company or oral advice was provided, that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND SOUTHERN CALIFORNIA HEART CENTERS

The following unaudited pro forma condensed consolidated financial statements for the year ended January 31, 2014, and as of and for the period from April 1, 2014 to December 31, 2014, included in this filing are based upon the respective financial statements of Apollo Medical Holdings, Inc. (“the Company”) and Southern California Heart Center (“SCHC”). SCHC has a fiscal year end of December 31, and for purposes of this pro forma presentation, these financial statements have been consolidated with Apollo’s January 31, 2014 year end. On May 16, 2014, the Board of Directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. As the March 31, 2014 results comprise only 2 months which is less than full fiscal year, the unaudited pro forma condensed consolidated statements of operations is presented for the year ended January 31, 2014 and for the period from April 1, 2014 to December 31, 2014. The unaudited pro forma condensed consolidated balance sheet is not presented as the balance sheet of SCHC is included in the Company’s condensed consolidated balance as filed in its December 31, 2014 Form 10-Q. The unaudited pro forma statement of operations for the year ended January 31, 2014 and for the period from April 1, 2014 to December 31, 2014 give effect to the SCHC acquisition as if it occurred on February 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed consolidated financial statements to only give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results of Apollo and SCHC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements presented below and with the separate historical financial statements of Apollo and SCHC.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions and are presented for illustrative purposes only and are not necessarily indicative of what the consolidated Company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed consolidated financial information are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated.

The unaudited pro forma adjustments related to the acquisition have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, which are subject to change and interpretation and are based on a preliminary purchase consideration allocation. The allocation of purchase consideration for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, based on their respective estimated fair values.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any potential operating synergies or savings or other operational improvements, if any, that the consolidated company may achieve as a result of the acquisition, the costs to integrate the operations of Apollo and SCHC on or the costs necessary to achieve potential operating synergies and revenue enhancements. No assurance can be given that cost saving synergies will be realized.

The pro forma adjustments to SCHC’s assets and liabilities and allocation of purchase consideration are based on Apollo’s preliminary estimates of the fair value of the assets to be acquired and liabilities to be assumed. Apollo made estimates of fair value of SCHC on assets acquired and liabilities assumed using reasonable assumptions based on historical experience and information obtained from SCHC’s management.

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APOLLO MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended January 31, 2014

	Historical		Pro Forma
	Apollo (As restated)	SCHC	Adjustments (Note 5)		Pro Forma Combined

Net revenues	$10,484,305	$5,897,512	$-		$16,381,817

Costs and expenses:
Cost of services	9,076,213	5,017,629	-		14,093,842
General and administrative	5,286,610	242,402	-		5,529,012
Depreciation and amortization	31,361	508,778	238,333	(b)	778,472
Total costs and expenses	14,394,184	5,768,809	238,333		20,401,326
(Loss) income from operations	(3,909,879)	128,703	(238,333)		(4,019,509)
Other (expense) income:
Interest expense, net	(679,184)	(82,234)	35,618	(c)	(725,800)
Other	49,702	-	-		49,702
Total other (expense) income	(629,482)	(82,234)	35,618		(676,098)
(Loss) income before provision for income taxes	(4,539,361)	46,469	(202,715)		(4,695,607)
Provision for income taxes	19,513	800	3,041	(d)	23,354
Net (loss) income	(4,558,874)	45,669	(205,756)		(4,718,961)
Net income attributable to noncontrolling interest	(461,424)	-	-		(461,424)
Net (loss) income attributable to Apollo Medical Holdings, Inc.	$(5,020,298)	$45,669	$(205,756)		$(5,180,385)

Weighted average shares outstanding:
Basic and diluted	3,666,165	-	-	(e)	3,666,165

Net loss per share:
Basic and diluted	$(1.37)	$-	$-	(e)	(1.41)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

41

APOLLO MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the period from April 1, 2014 to December 31, 2014

	Historical		Pro Forma
	Apollo	SCHC	Adjustments (Note 5)		Pro Forma Combined

Net revenues	$23,402,254	$1,686,671	$-		$25,088,925

Costs and expenses:
Cost of services	15,511,829	1,037,709	-		16,549,538
General and administrative	8,350,837	295,312	(124,166	)(a)	8,521,983
Depreciation and amortization	399,240	78,477	59,583	(b)	537,300
Total costs and expenses	24,261,906	1,411,498	(64,583)		25,608,821
Income (loss) from operations	(859,652)	275,173	64,583		(519,896)
Other (expense) income:
Interest expense	(969,060)	(15,556)	12,317	(c)	(972,299)
Change in fair value of common stock warrant liability	480,568	-	-		480,568
Other	51,736	-	-		51,736
Total other expense	(436,756)	(15,556)	12,317		(439,995)
Income (loss) before provision for income taxes	(1,296,408)	259,617	76,900		(959,891)
Provision for income taxes	66,647	-	1,154	(d)	67,801
Net income (loss)	(1,363,055)	259,617	75,746		(1,027,692)
Net income attributable to noncontrolling interest	(629,959)	-	-		(629,959)
Net (loss) income attributable to Apollo Medical Holdings, Inc.	(1,993,014)	259,617	75,746	(f)	(1,657,651)

Weighted average shares outstanding:
Basic and diluted	4,900,909	-	-	(e)	4,900,909

Net income (loss) per share:
Basic and diluted	$(0.41)	$-	-	(e)	$(0.34)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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Note 1 – Description of Transaction

Pursuant to the terms of that certain Stock Purchase Agreement, dated as of July 21, 2014 (the “Purchase Agreement”), by and among SCHC, which provides professional medical services in Los Angeles County, California the shareholders of SCHC (the “Sellers”) and a Company affiliate, SCHC Acquisition, A Medical Corporation (“Affiliate”), which was solely owned by Dr. Warren Hosseinion, Apollo’s Chief Executive Officer, Affiliate acquired all of the issued and outstanding shares of SCHC. AMM contemporaneously entered into a management services agreement with the Affiliate on the Closing Date, and as a result of the Affiliate’s merger with and into SCHC on the Closing Date, SCHC became the counterparty to this management services agreement and is bound by its terms. Because AMM will manage all non-medical services for SCHC and will have exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC, AMM is the primary beneficiary of SCHC, and its financial statements will be consolidated as a variable interest entity with those of the Company from Closing Date. Accordingly, the Company was the accounting acquirer for purposes of this transaction (“Purchaser”).

The purchase price for the shares was (i) $2,000,000 in cash, (ii) $428,391 to pay off and discharge certain indebtedness of SCHC, (iii) warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share, and (iv) a contingent amount of up to $1,000,000 payable, if at all, in cash.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements for the year ended January 31, 2014, and for the period from April 1, 2014 to December 31, 2014, included in this filing are based upon the respective financial statements of Apollo Medical Holdings, Inc. (the Company or Apollo, as restated) and Southern California Heart Center (SCHC). SCHC has a fiscal year end of December 31, and for purposes of this pro forma presentation, these financial statements have been consolidated with Apollo’s January 31, 2014 year end. On May 16, 2014, the Board of Directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. As the March 31, 2014 results comprise only 2 months which is less than full fiscal year, the unaudited pro forma condensed consolidated statements of operations is presented for the year ended January 31, 2014 and for the period from April 1, 2014 to December 31, 2014. The unaudited pro forma statement of operations for the year ended January 31, 2014 and for the period from April 1, 2014 to December 31, 2014 give effect to the SCHC acquisition as if it occurred on February 1, 2013. The unaudited pro forma condensed consolidated financial information was prepared were prepared under United States Generally Accepted Accounting Principles (“GAAP”) and based on a preliminary purchase price allocation.

The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805,  Business Combinations.

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Note 3 – Accounting Policies

As a result of the continuing review of SCHC’s accounting policies, Apollo may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma condensed consolidated financial statements.

Note 4 – Purchase Price

The total consideration paid by Apollo on the closing date of July 21, 2014 consisted of cash consideration of $2,428,391 and 100,000 warrants to acquire common shares of Apollo common stock for $10.00 per share with a fair value of $132,000 and is included in the total consideration paid.

The Company also assumed a note payable to a financial institution of $463,582 at the Closing Date, which it repaid in September 2014 and is included in the total consideration paid.

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Note 5 – Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to SCHC’s net tangible and intangible assets at an amount equal to the estimated fair values on the closing date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements presented below and with the separate historical financial statements of Apollo and SCHC.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	Reflects elimination of acquisition-related transaction costs directly attributable to the acquisition, as they do not have a continuing impact on the consolidated entity’s results.

(b)	Reflects estimated adjustment to amortization expense for the intangible asset recorded prior to the acquisition and acquired as part of the acquisition.

(c)	Reflects the adjustment of interest expense recorded for the elimination of SCHC’s indebtedness that was repaid in connection with the acquisition.

(d)	Reflects an estimate of the income tax impact of the acquisition, primarily related to the elimination of the acquisition-related transaction costs and the estimated adjustment to intangible asset amortization expense.

(e)	Pro forma basic and diluted net income (loss) per share is calculated by dividing the pro forma consolidated net loss by the pro forma weighted average shares outstanding.

(f)	The management services agreement between the Company and SCHC provides for the Company to receive as a management fee based on a percentage of revenues or cash collections. Due to the affiliated nature of the arrangement and the Company’s right to all residual returns (and obligation to fund any losses) of SCHC, a non-controlling interest in the earnings and losses of SCHC has not been provided. Management fees are eliminated in consolidation in the ordinary course.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis together with our consolidated financial statements and the related notes which have been included in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” and elsewhere in this prospectus. In the following discussion we discuss the nine month periods ended December 31, 2014 and 2013, the two month periods ended March 31, 2014, and 2013, and the fiscal years ended January 31, 2014, and 2013.

Reference is made to our audited consolidated financial statements and notes thereto and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our most recent Annual Report on Form 10-K for the former year ended January 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on May 8, 2014, as restated as of April 24, 2015, and included in this prospectus. On May 16, 2014, the Board of Directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. The March 31, 2014 amounts included in the accompanying discussions and related notes thereto are unaudited.

Overview

ApolloMed is a patient-centered, physician-centric integrated healthcare delivery company with a management team with over a decade of experience working at providing coordinated, outcomes-based medical care in a cost-effective manner. ApolloMed has built a company and culture that is focused on physicians providing high quality care, population management and care coordination for patients, particularly for senior patients and patients with multiple chronic conditions. We believe that ApolloMed is well-positioned to take advantage of changes in the U.S. healthcare industry as there is a growing national movement towards more results-oriented healthcare centered on the triple aim of patient satisfaction, high-quality care and cost efficiency.

ApolloMed operates in one reportable segment, the healthcare delivery segment, and implements and operates innovative health care models to create a patient-centered, physician-centric experience. Accordingly, we report our consolidated financial statements in the aggregate, including all of our activities in one reportable segment. ApolloMed has the following integrated, synergistic operations:

•	Hospitalists, which includes our contracted and employed physicians who focus on the delivery of comprehensive medical care to hospitalized patients;

•	An ACO, which focuses on the provisions of high-quality and cost-efficient care to Medicare fee-for-service patients;

•	Two IPAs, which contract with physicians and provide care to Medicare, Medicaid, commercial and dual eligible patients on fee-for-service or risk and value based fee bases;

•	Clinics, which provide primary care and specialty care in the Greater Los Angeles area; and

•	Palliative care, home health and hospice services, which include, our at-home, pain management and final-stages-of-life services.

Our revenue streams are diversified among our various operations and contract types, and include:

•	Traditional fee-for-service reimbursement, which is the primary revenue source for our clinics; and

•	Risk and value-based contracts with health plans, IPAs, hospitals and the CMS’s MSSP, which are the primary revenue sources for our hospitalists, ACO, IPAs and palliative care operations.

ApolloMed serves Medicare, Medicaid, HMO and uninsured patients primarily in California, as well as in Mississippi and Ohio (where our ACO has recently begun operations). We primarily provide services to patients that are covered by private or public insurance, although we do derive a small portion of our revenue from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans.

Our mission is to transform the delivery of healthcare services in the communities we serve by implementing innovative population health models and creating a patient-centered, physician-centric experience in a high performance environment of integrated care.

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The original business owned by ApolloMed was ApolloMed Hospitalists (“AMH”), a hospitalist company, which was incorporated in California in June, 2001 and which began operations at Glendale Memorial Hospital. Through a reverse merger, ApolloMed became a publicly held company in June 2008. ApolloMed was initially organized around the admission and care of patients at inpatient facilities such as hospitals. We have grown our inpatient strategy in a competitive market by providing high-quality care and innovative solutions for our hospital and managed care clients. In 2012, ApolloMed formed an ACO, ApolloMed ACO, and an IPA, MMG, and in 2013 we expanded our service offering to include integrated inpatient and outpatient services through MMG. In 2014, ApolloMed added several complementary operations by acquiring an IPA and outpatient primary care and specialty clinics, as well as hospice/palliative care and home health entities.

ApolloMed’s physician network consists of hospitalists, primary care physicians and specialist physicians primarily through the Company’s owned and affiliated physician groups. ApolloMed operates through the following subsidiaries: AMM, PCCM, VMM and ApolloMed ACO. Through its wholly-owned subsidiary, AMM, ApolloMed manages affiliated medical groups, which consist of AMH, ACC, MMG, AKM and SCHC. Through its wholly-owned subsidiary, PCCM, ApolloMed manages LALC, and through its wholly-owned subsidiary VMM, ApolloMed manages Hendel. ApolloMed also has a controlling interest in ApolloMed Palliative, which owns two Los Angeles-based companies, Best Choice Hospice Care LLC and Holistic Health Home Health Care Inc. AMM, PCCM and VMM each operate as a physician practice management company and are in the business of providing management services to physician practice corporations under long-term management service agreements. ApolloMed ACO participates in the MSSP, the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers.

Our recent financial highlights, as more fully discussed below, include that for the three and nine months ended December 31, 2014, we had:

Three Months

•	Net revenue of $7.6 million, an increase of 170% from $2.8 million in the comparable period of 2013, which net revenue consisted of approximately $2.8 million from our hospitalists, approximately $2.8 million from our IPAs, and approximately $1.5 million from our clinics, approximately $0.5 million from our palliative care services; and

•	Generated loss from operations of $1.53 million, an increase of 89% compared to a loss from operations of $0.81 million in the comparable quarter of 2013.

Nine months

•	Net revenue of $23.4 million, an increase of 194% from $8.0 million in the comparable period of 2013, which net revenue consisted of approximately $8.1 million from our hospitalists, approximately $6.3 million from our IPAs, approximately $5.4 million from our ACO,* approximately $3.1 million from our clinics, and $0.5 million from our palliative care services; and

•	Generated loss from operations of $0.86 million, a decrease of 74% compared to a loss from operations of $3.37 million in the comparable period of 2013

* Approximately $5.4 million of the revenue for the nine months ended December 31, 2014 was derived from a receivable from CMS (the payment for which was received in October, 2014) related to ApolloMed ACO's portion of shared savings achieved during the period of July 1, 2012 to December 31, 2013. No assurance can be made that such a payment will be made in the future, and if any payment is made, it would be made on an annual basis.

Recent Developments

SCHC Transaction

Pursuant to a Stock Purchase Agreement dated as of July 21, 2014 (the “Purchase Agreement”) among the Southern California Heart Centers, a Medical Corporation, a medical group that provides professional medical services in Los Angeles County, California (“SCHC”), the shareholders of SCHC (the “Sellers”) and a Company affiliate, SCHC Acquisition, A Medical Corporation (the “Affiliate”), solely owned by Dr. Warren Hosseinion, a physician and the Chief Executive Officer of the Company, the Affiliate acquired all of the outstanding shares of capital stock of SCHC from the Sellers. SCHC was acquired by an affiliate of the Company because of certain laws regarding the corporate practice of medicine, as described below in “Our Business - Fee Splitting and Corporate Practice of Medicine.” The purchase price for the shares was (i) $2,000,000 in cash, (ii) $362,646 to pay off and discharge certain indebtedness of SCHC (iii) warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share and (iv) an amount contingent on SCHC meeting specific target “Work Relative Value Units” of up to $1,000,000 payable, if at all, in cash. The acquisition was funded by an intercompany loan from Apollo Medical Management, Inc., a Delaware corporation (“AMM”), which also provided an indemnity in favor of one of the Sellers relating to certain indebtedness of SCHC that remained outstanding following the closing of the acquisition. Following the acquisition of SCHC, the Affiliate was merged with and into SCHC, with SCHC being the surviving corporation.

In connection with the acquisition of SCHC, AMM entered into a management services agreement with the Affiliate on July 21, 2014. As a result of the Affiliate’s merger with and into SCHC, SCHC is now the counterparty to this management services agreement and bound by its terms. Pursuant to the management services agreement, AMM will manage all non-medical services for SCHC and will have exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC, and is the primary beneficiary of SCHC, and the financial statements of SCHC will be consolidated as a variable interest entity with those of the Company from July 21, 2014.

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NNA Proceeds

On July 31, 2014, the Company received proceeds of $2,000,000 from the NNA Convertible Note. In connection with this drawdown, the Company issued 100,000 warrants to NNA with an exercise price of $10.00 per share.

On October 24, 2014, the Company received $1 million from its revolving line of credit with NNA, which revolving line of credit was provided as part of NNA’s 2014 arrangements with the Company, and is described below in “Our Business - NNA Financing Arrangements.”

The Credit Agreement and the NNA Convertible Note provide for certain financial covenants. On February 16, 2015, the Company and NNA agreed to amend, effective as of December 30, 2014, the tangible net worth covenant computation. The Company was in compliance with the amended financial covenants as of December 31, 2014.

Khalil Settlement

On October 23, 2014, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Raouf Khalil (“Khalil”). Effective October 23, 2014, the Settlement Agreement terminates the Company’s obligations with respect to Khalil under that certain Stock Purchase Agreement, dated as of February 15, 2011 (the “Purchase Agreement”), among the Company, Aligned Healthcare Group, LLC (“Aligned LLC”), Aligned Healthcare Group – California, Inc. (“Aligned Corp.”), Khalil, Jamie McReynolds, M.D., BJ Reese and BJ Reese & Associates, LLC (collectively, the “Aligned Affiliates”), as amended by that certain First Amendment to Stock Purchase Agreement, dated as of July 8, 2011, among the Company, Aligned LLC, Aligned Corp., Khalil, Jamie McReynolds, M.D., BJ Reese and BJ Reese & Associates, LLC.  Under the Purchase Agreement, the Company acquired all of the outstanding shares of Aligned Healthcare, Inc. (“AHI”) in order to provide patient care management services and to manage and operate 24-hour physician and nursing call centers.  Following the closing of the transactions contemplated by the Purchase Agreement, Khalil acted as Chief Executive Officer and President of AHI under a consulting agreement, and was appointed to the Board of Directors of the Company.  Khalil resigned as a director of the Company on June 1, 2011.

Under the Settlement Agreement, the Company has reconveyed to Khalil all of the shares of AHI common stock that the Company acquired from Khalil under the Purchase Agreement. In addition, in consideration of a $10,000 cash payment, Khalil has reconveyed to the Company 50,000 shares of the Company’s common stock, constituting all of the remaining shares that he still owned that were issued to him under the Purchase Agreement. Following these reconveyances, the Company no longer owns any of the outstanding shares of AHI’s capital stock, and neither Khalil nor any of the other Aligned Affiliates own any shares of the Company’s capital stock.

The Settlement Agreement was entered into by the parties to settle and resolve any claims, differences or disagreements that may exist between the Company and Khalil, and the Settlement Agreement provides for a mutual general release of all claims between the Company and Khalil.

Apollo Palliative Services LLC and Affiliates Acquisitions

On October 27, 2014, AMM, an affiliate of the Company made an initial capital contribution of $613,889 (the “Initial Contribution”) to ApolloMed Palliative in exchange for 51% of the membership interests of ApolloMed Palliative. ApolloMed Palliative used the Initial Contribution, in conjunction with funds provided by other investors in ApolloMed Palliative, to finance the closing payments described immediately below. In connection with this arrangement, the Company entered into a consulting agreement with one of ApolloMed Palliative’s members. The consulting agreement has a 6 year term, and provides for the member to receive $15,000 in cash per month, and for the member to be eligible to receive stock-based awards under the Company’s 2013 Equity Incentive Plan as determined by the Company’s Board of Directors.

Immediately prior to closing the transactions described below, and as condition precedent to ApolloMed Palliative closing the transactions, the selling equity owners in each transaction contributed specific equity interests to ApolloMed Palliative in return for interests in ApolloMed Palliative pursuant to contributions agreements.

Subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “BCHC Agreement”), dated October 27, 2014, by and among ApolloMed Palliative, the Company, the members of Best Choice Hospice Care, LLC, a California limited liability company (“BCHC”), and BCHC, ApolloMed Palliative agreed to purchase all of the remaining membership interests in BCHC for $900,000 in cash, subject to reduction if BCHC’s working capital was less than $145,000 as of the closing of the transaction. ApolloMed Palliative agreed to pay a contingent payment of up to a further $400,000 (the “BCHC Contingent Payment”) to one seller and one employee of BCHC. The BCHC Contingent Payment will be paid in two installments of $100,000 to each of the seller and the employee within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s and the employee’s employment, as applicable, continuing or having been terminated without cause and, for the employee, meeting certain productivity targets. The Company absolutely, unconditionally and irrevocably guaranteed payment of the BCHC Contingent Payment if ApolloMed Palliative fails to make any payment.

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Subject to the terms and conditions of that certain Stock Purchase Agreement (the “HCHHA Agreement”), dated October 27, 2014, by and among ApolloMed Palliative, the sole shareholder of Holistic Care Home Health Agency, Inc., a California corporation (“HCHHA”), and HCHHA, ApolloMed Palliative agreed to purchase all of the remaining shares of HCHHA for $300,000 in cash, subject to reduction if HCHHA’s working capital was less than $50,000 as of the closing of the transaction. ApolloMed Palliative agreed to pay a contingent payment of up to a further $150,000 (the “HCHHA Contingent Payment”). The HCHHA Contingent Payment will be paid in two installments of $75,000 to the seller within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s employment continuing or having been terminated without cause and the seller meeting certain productivity targets.

Following the consummation of the transactions described above, the Company continued to own 51% of the membership interests of ApolloMed Palliative, which now owns BCHC and HCHHA.

Management Services Agreement

On February 17, 2015, the Company entered into a long-term management services agreement (“Bay Area MSA”) with a hospitalist group located in the San Francisco Bay area. Under the Bay Area MSA, the Company will provide all business administrative services, including billing, accounting, human resources management and supervision of all non-medical business operations. The Company has evaluated the impact of the Bay Area MSA and is expecting to consolidate this hospitalist group into the Company’s consolidated financial statements, and therefore would expect to meet the requirements for consolidated entities under the NNA agreements.

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Results of Operations

NINE MONTHS ENDED DECEMBER 31, 2014 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 2013 (As Restated) (Unaudited)

The Company’s results of operations were as follows for the nine months ended December 31:

	2014	2013 (As restated)	Change	Percentage change
Net revenues	$23,402,254	$7,970,276	$15,431,978	193.6%

Costs and expenses:
Cost of services	15,511,829	6,748,726	8,763,103	129.8%
General and administrative	8,350,837	4,569,020	3,781,817	82.8%
Depreciation and amortization	399,240	19,164	380,076	1983.3%
Total costs and expenses	24,261,906	11,336,910	12,924,996	114.0%

Loss from operations	$(859,652)	$(3,366,634)	$2,506,982	-74.5%

The following table sets forth consolidated statements of operations for the nine months ended December 31 stated as a percentage of net revenues:

	% of Net revenues
	2014	2013 (As restated)
Net revenues	100.0%	100.0%

Costs and expenses:
Cost of services	66.3%	84.7%
General and administrative	35.7%	57.3%
Depreciation	1.7%	0.2%
Total costs and expenses	103.7%	142.2%

Loss from operations	-3.7%	-42.2%

Net revenues are comprised of net billings under the various fee structures from health plans, medical groups/IPA’s and hospitals, and income from service fee agreements. The increase was attributable to:

$3,746,755	Incremental revenue from the acquisition of AKM and SCHC
$5,213,689	Increase in MMG services due to increase in patient lives.
$508,183	Incremental revenue from the acquisition of BCHC and HCHHA
$5,382,617	ACO shared savings revenue
$523,795	Increase in clinic revenues due to ACC acquisitions
$56,939	Increase in hospitalist revenue, primarily due to expansion of hospitalist revenue related to
Medicare reimbursement guidelines under the Affordable Care Act

Cost of services are comprised primarily of physician compensation and related expenses. The (increase) decrease was attributable to:

$(2,963,988)	Incremental costs of service from the acquisition of AKM and SCHC
$(4,462,166)	Increase in MMG claim costs due to higher patient lives
$(294,638)	Incremental costs of service from the acquisition of BCHC and HCHHA
$(682,832)	Increase in ACC clinic costs due to acquisitions in October 2013
$(1,400,000)	Participating physician share of ACO savings revenue
$423,027	Decrease in other physician related costs
$617,495	Decrease in physician stock-based compensation

Cost of services as percentage of net revenues decreased principally due to the lower cost of ACO shared savings revenue (of approximately 26.0%).

General and administrative expenses include all non-physician salaries, benefits, supplies and operating expenses, including billing and collections functions, and our corporate management and overhead not specifically related to the day-to-day operations of our physician group practices. The (increase) decrease in general and administrative expenses was attributable to:

$349,104	Decrease in stock-based compensation to employees, partially offset by higher valuation of ACO shares to ACO physicians
$(2,016,243)	Increase in legal fees related to Lakeside litigation and to support corporate initiatives.
$(555,244)	Increase in personnel, services and related expenses related to the ACO initiative.
$(815,245)	Increase in administrative personnel and facilities costs to support growth in the business
$(839,706)	Incremental general and administrative expenses from the acquisition of AKM and SCHC
$(382,290)	Incremental general and administrative expenses from the acquisition of BCHC and HCHHA
$477,808	Decrease in other administrative costs

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	2014	2013 (As restated)	Change
Depreciation and amortization expense	$399,240	$19,164	$380,076

Depreciation and amortization increased due to the acquisition of AKM, SCHC, BCHC and HCHHA which added additional depreciation expense of approximately $135,000 and additional amortization expense of $229,000 related to the intangible assets acquired during the current fiscal year (See Note 3 – Acquisitions in the Condensed Consolidated Financial Statements).

	2014	2013 (As restated)	Change
Interest expense	$969,060	$518,509	$450,551

Interest expense increased in 2014 primarily due to higher interest expense due to an increase in borrowings primarily related to the 2014 NNA financing.

	2014	2013 (As restated)	Change
Change in fair value of warrant and conversion liability	$480,568	$-	$480,568

The change in fair value of the warrant and conversion liability resulted from the change in the fair value measurement of the Company’s warrant and conversion feature liability, which considers among other things, expected term, the volatility of the Company’s share price, interest rates, and the probability of additional financing of the underlying NNA Term Loan and the NNA Convertible Note.

	2014	2013 (As restated)	Change
Net loss attributable to Apollo Medical Holdings, Inc.	$(1,993,014)	$(4,217,760)	$2,224,746

Net loss attributable to Apollo Medical Holdings, Inc. decreased primarily due to ACO shared savings revenue partially offset by higher cost of medical services in ACC, MMG, SCHC, BCHC, and HCHHA; and an increase in legal and professional fees and stock-based compensation.

For the nine months ended December 31, 2014, cash provided by operating activities was $652,315. This was the result of net loss of $1,363,055 offset by cash provided by non-cash expenses of $1,459,471 and the change in working capital of $555,899. Non-cash expenses primarily include depreciation expense, issuance stock-based compensation expense, amortization of financing costs, and accretion of debt discount.

Cash provided by working capital was due to:

Increase in accounts payable and accrued liabilities	$606,968
Increase in medical liabilities	$831,836
Decrease in prepaid expenses and advances	$2,741
Decrease in due from affiliates	$80,298

Cash used by working capital was due to:

Increase in accounts receivable, net	$(850,823)
Increase in other assets	$(102,690)
Increase in other receivables	$(12,431)

For the nine months ended December 31, 2014, cash used in investing activities was $2,674,559 related to the acquisitions of BCHC, HCHHA, AKM and SCHC aggregating $3,076,233 (net of cash and cash equivalents acquired of $660,893); and investment in office and technology equipment, partially offset by the proceeds of $438,884 from the sale of marketable securities.

For the nine months ended December 31, 2014, net cash provided by financing activities was $2,142,529 primarily as the result of the issuance of convertible notes payable of $2,000,000, $1,000,000 proceeds from the line of credit and the contributions by a non-controlling interest of $586,111 offset by principal payments on the term loan of $813,582, debt issuance costs of $20,000, the repurchase of common stock of $10,000 and distributions of $600,000 to a non-controlling interest shareholder.

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TWO MONTHS ENDED MARCH 31, 2014 COMPARED TO TWO MONTHS ENDED MARCH 31, 2013 (Unaudited)

The Company’s results of operations were as follows for the two months ended March 31:

	2014	2013	Change	Percentage change
Net revenues	$2,336,522	$1,662,951	$673,571	40.5%

Costs and expenses:
Cost of services	2,050,913	1,184,786	866,127	73.1%
General and administrative	826,870	531,120	295,750	55.7%
Depreciation	5,765	4,506	1,259	27.9%
Total costs and expenses	2,883,548	1,720,412	1,163,136	67.6%

Loss from operations	$(547,026)	$(57,461)	$(489,565)	852.0%

The following table sets forth consolidated statements of operations for the two months ended March 31 stated as a percentage of net revenues:

	% of Net revenues
	2014	2013

Net revenues	100.0%	100.0%

Costs and expenses:
Cost of services	87.8%	71.2%
General and administrative	35.4%	31.9%
Depreciation	0.2%	0.3%
Total costs and expenses	123.4%	103.5%

Loss from operations	-23.4%	-3.5%

Net revenues are comprised of net billings under the various fee structures from health plans, medical groups/IPA’s and hospitals, and income from service fee agreements. The increase was attributable to:

$96,562	New hospital contracts, increased same-market area growth and expansion of services with existing medical group clients at new hospitals.
$577,010	Increase in MMG services due to increase in patient lives.

Cost of services are comprised primarily of physician compensation and related expenses. The increase was attributable to:

$(202,867)	Increase in physician costs attributable to new physicians hired to support new contracts.
$(663,260)	Increase in MMG and ACC services

Cost of services as percentage of net revenues increased principally due to higher medical costs associated with ACC’s clinic operation and higher proportion of Medi-Cal patient lives added to MMG for the two months ended March 31, 2014.

General and administrative expenses include all non-physician salaries, benefits, supplies and operating expenses, including billing and collections functions, and our corporate management and overhead not specifically related to the day-to-day operations of our physician group practices. The Company is also funding initiatives associated with establishment of ApolloMed ACO, MMG, and ACC, which had limited or no revenue for the two months ended March 31, 2014. The increase in general and administrative expenses was attributable to:

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$(92,733)	Increase in board, legal and professional fees to support the continuing growth of our operations.
$(191,279)	Increase in administrative personnel and facilities costs to support growth in the business
$(11,737)	Increase in stock-based compensation to employees, directors and consultants

Loss from operations increased primarily due to higher cost of medical services in ACC and MMG and an increase in spending associated with the ACO initiative.

	2014	2013	Change
Interest expense	$184,578	$86,114	$77,924
Other income	28,816	1,476	27,340
Total other expense	$155,762	$84,638	$50,584

Other expense increased in 2014 primarily due to higher interest expense due to an increase in borrowings partially offset by a gain from extinguishment of debt associated the 2014 NNA Financing pay off the medical clinic acquisition promissory notes.

	2014	2013 (As Restated)	Change
Net loss attributable to Apollo Medical Holdings, Inc.	$766,442	$224,399	$542,043

Net loss attributable to Apollo Medical Holdings, Inc. increased primarily due to higher cost of medical services in ACC and MMG and an increase in spending associated with the ACO, ACC and MMG initiatives.

Two months ended March 31, 2014

For the two months ended March 31, 2014, cash used in operating activities was $8,895. This was the result of net losses of $ 766,442 offset by cash provided by non-cash expenses of $88,323 and change in working capital of $613,390. Non-cash expenses primarily include depreciation expense, issuance stock-based compensation expense, amortization of financing costs, and amortization of debt discount.

Cash provided by working capital was due to:

Decrease in Accounts receivable	$1,128
Decrease in Prepaid expenses and advances	$11,342
Increase in Accounts payable and accrued liabilities	$626,314

Cash used by working capital was due to:

Increase in Other assets	$(2,952)
Increase in Due from affiliates	$(22,442)

For the two months ended March 31, 2014, cash used in investing activities was $12,228 related to the ApolloMed Care Clinic and investment in office and technology equipment.

For the two months ended March 31, 2014, net cash provided by financing activities was approximately $5.4 million primarily related to $7,000,000 in term loan proceeds and $2,000,000 proceeds associated with the issuance of shares in connection with the 2014 NNA Financing, net of repayment of existing NNA line of credit and transaction costs; $200,000 in distributions to a non-controlling interest shareholder; $256,000 repayment of medical clinic acquisition promissory notes; and approximately $98,000 in cash payments associated with the 8% convertible notes redemption.

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YEAR ENDED JANUARY 31, 2014 COMPARED TO YEAR ENDED JANUARY 31, 2013

	2014	2013	Change	Percentage change
Net revenues	$10,484,305	$7,776,131	$2,708,174	34.8%
Cost of services	9,076,213	6,316,164	2,760,049	43.7%
Gross profit	1,408,092	1,459,967	(51,875)	-3.6%

Operating expenses:
General and administrative	5,286,610	3,517,536	1,769,074	50.3%
Depreciation	31,361	20,918	10,443	49.9%
Total operating expenses	5,317,971	3,538,454	1,779,517	50.3%

Loss from operations	$(3,909,879)	$(2,078,487)	$(1,831,392)	88.1%

	% of Net revenues
	2014	2013

Net revenues	100.0%	100.0%
Cost of services	86.6%	81.2%
Gross profit	13.4%	18.8%

Operating expenses:
General and administrative	50.4%	45.2%
Depreciation	0.3%	0.3%
Total operating expenses	50.7%	45.5%

Loss from operations	-37.3%	-26.7%

Net revenues comprise net billings under the various fee structures from health plans, medical groups/IPAs and hospitals, and income from service fee agreements. The increase was attributable to:

$1,935,681	New hospital contracts, increased same-market area growth and expansion of services with existing medical group clients at new hospitals.
$145,505	Increase in MMG services due to increase in the number of patients.
$284,353	Acquisition of medical clinics in fiscal 2014.
$342,635	Acquisition of VMM in August 2012.

Cost of services is primarily comprised of physician compensation and related expenses. The increase was attributable to:

$(1,954,087)	Increase in physician costs attributable to new physicians hired to support new contracts.
$(66,192)	Increase in physician stock-based compensation.
$(114,575)	Acquisition of VMM in August 2012.
$(279,652)	Increase in MMG and ACC services.
$(345,543)	Acquisition of medical clinics in fiscal 2014

Cost of services as a percentage of net revenues increased principally due to a mix of newly acquired primary care clinic operations and the launch of Maverick Medical Group, Inc. in fiscal 2014.

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General and administrative expenses comprise all salaries, benefits, supplies and operating expenses, including billing and collections functions, and the Company’s corporate management and overhead not specifically related to the day-to-day operations of our physician group practices. The increase was attributable to:

$(323,804)	Increase in board, legal and professional fees to support the continuing growth of our operations.
$(333,877)	Increase in personnel, services and related expenses related to the ACO initiative.
$(464,885)	Increase in administrative personnel and facilities costs to support growth in the business
$(97,393)	Increase in operating expenses due to the acquisition of VMM in August 2012.
$(420,554)	Increase in personnel and practice management fees to support growth in the MMG IPA.
$(70,999)	Increase in stock-based compensation to employees, directors and consultants
$(57,562)	Increase in other expenses due to business growth.

Loss from operations increased primarily due to spending on the MMG and ACO initiatives.

The decrease in loss on change in fair value of derivative liabilities reflects the change in the fair value of the Company’s derivative liabilities as follows:

	2014	2013	Change
Loss on change in fair value of derivative liabilities	$-	$5,853,855	$(5,853,855)

Interest expense decreased compared to 2013 due to higher discount amortization as a result of the bifurcation of the derivative liabilities that resulted in additional debt discount and additional discount amortization for the year ended January 31, 2013, partially offset by higher interest expense as a result of higher borrowings under Notes and Lines of Credit Payable and the 9% Convertible Notes.

	2014	2013	Change
Interest expense	$679,184	$930,176	$(250,992)

Net loss decreased primarily due to a lower loss on change in fair value of derivative liabilities and lower interest expense, partially offset by increase in spending associated with the ACO, MMG and ACC medical clinics.

	2014 (As Restated)	2013 (As Restated)	Change
Net loss attributable to Apollo Medical Holdings, Inc.	$5,020,298	$9,406,065	$(4,385,767)

Year ended January 31, 2014

For the year ended January 31, 2014, net cash used in operations was $1,478,205. This was substantially the result of net losses of $4,558,874, partially offset by cash provided by non-cash expenses of $2,581,365 and change in working capital of $524,087. Non-cash expenses primarily include depreciation expense, bad debt expense, and stock-based compensation expense, amortization of financing costs, and amortization of debt discount.

Cash provided by working capital was due to:

Decrease in Accounts receivable, net	$72,916
Decrease in Due from affiliates	$4,049
Decrease in Prepaid expenses and advances	$19,084
Increase in Accounts payable and accrued liabilities	$455,738

Cash used by working capital was due to:

Increase in Other assets	$(27,700)

For the year ended January 31, 2014, cash used in investing activities was $272,931 related primarily to the acquisition of three primary care medical clinics.

For the year ended January 31, 2014, net cash provided by financing activities was $2,025,816 related to $2,811,878 in proceeds from the NNA Credit Agreement, $730,000 in proceeds from the issuance of common stock, $220,000 in proceeds from the issuance of 9% convertible notes, partially offset by $707,911 in cash payments to note holders in connection with 10% convertible note redemption, $530,000 repayment of the senior secured note, $240,000 in distributions to non-controlling interest (LALC), and $258,511 in debt issuance costs related to the NNA Credit Agreement. Borrowings were used primarily to fund repayment of indebtedness, working capital requirements and technology investments.

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Liquidity and Capital Resources

At December 31, 2014, the Company had cash equivalents of approximately $7.0 million compared to cash and cash equivalents of approximately $6.8 million at March 31, 2014. At December 31, 2014 the Company had borrowings totaling $8.6 million compared to borrowings at March 31, 2014 of $6.7 million.

The Company incurred the following net operating income and cash provided by operating activities for the nine months ended December 31, 2014:

Loss from operations	$(859,652)
Cash provided by operating activities	$652,315

The Company’s accumulated deficit and stockholders’ deficit at December 31, 2014 (as restated) was as follows:

Accumulated deficit	$(19,530,934)
Stockholders' deficit attributable to Apollo Medical Holdings, Inc.	$(3,144,224)

To date the Company has funded its operations from internally generated cash flow and external sources, including the proceeds from the issuance of debt and equity securities, which have provided funds for near-term operations and growth. On March 28, 2014, the Company entered into an equity and debt arrangement with NNA to provide $12,000,000 in funding, which included a $2,000,000 investment in Company common stock, $8,000,000 in term and revolving loans (of which the $1,000,000 revolving loan was drawn in December 2014), and a $2,000,000 convertible note commitment, which was drawn by the Company on July 31, 2014. The Company used approximately $3,100,000 in cash to finance the acquisitions of BCHC, HCHHA, AKM and SCHC during the nine months ended December 31, 2014. The Company believes its current cash balances, coupled with cash flow from operating activities will be sufficient to meet its working capital requirements for the foreseeable future. In order to execute our long-term business plans, we do require additional funding although we do not currently have commitments from any third parties to provide us with capital. We cannot assure that additional funding will be available on favorable terms, or at all. If we fail to obtain additional funding when needed, we may not be able to execute our business plans and our business may suffer, which would have a material adverse effect on our financial position, results of operations and cash flows.

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Contractual Obligations and Commercial Commitments

Debt Agreements

The following is an overview of the Company’s total outstanding debt obligations as of December 31, 2014:

			December 31,
Description of Debt	Lender Name	Interest Rate	2014
Term loan due March 28, 2019, net of debt discount of $1,121,959	NNA of Nevada, Inc.	8.00%	$5,528,041
Line of credit payable due March 28, 2019	NNA of Nevada, Inc.	3 mo. LIBOR + 6%	1,000,000
Convertible promissory note due March 28, 2019, net of debt discount of $1,016,799	NNA of Nevada, Inc.	8.00%	983,201
9% senior subordinated convertible notes due February 15, 2016, net of debt discount of $81,263	Various	9.00%	1,019,106
Unsecured revolving line of credit due June 5, 2015	Union Bank	7.75%	94,764
			$8,625,112

The above tables exclude contingent payment arrangements associated with the Company’s acquisitions of AKM, SCHC, BCHC, and HCHHA. The aggregate maximum of contingent payments under these arrangements is approximately $2,000,000.

Employment Agreements

The Company has various employment and consulting agreements with several individuals, which provide for, among other items, annual base salaries and potential bonuses. These contracts contain change of control, termination and severance clauses that require the Company to make payments to certain of these employees if certain events occur as defined in their respective contracts.

Lease Agreements

On October 14, 2014, the Company’s lease with EOP-700 North Brand, L.L.C., a Delaware limited liability company (“Landlord”) was amended by a Second Amendment. The Second Amendment relocates the leased premises from Suite No. 220 to Suite Nos. 1400, 1425 and 1450, which collectively include 16,484 rentable square feet (the “New Premises”). The New Premises will be improved with an allowance of up to $659,360, provided by the Landlord, for construction and installation of equipment for the New Premises. Before the improved New Premises are available, the Company shall also use Suite No. 240 on a temporary basis. The Second Amendment also extends the term of the lease to be for approximately six years after the Company begins operations in the New Premises and increases the Company’s initial security deposit. The Second Amendment sets the New Premises base rent at $37,913.20 per month for the first year and schedules annual increases in base rent each year until the final rental year, which is capped at $43,957.33 per month. However, the base rent will be abated by up to $228,049.27 subject to other terms of the lease.

AMM leases the first and second floors of a building located in Los Angeles, California (the “SCHC Premises”) from Numen, LLC, a California limited liability company (“Numen”) pursuant to a Lease dated July 22, 2014 (the “SCHC Lease”). AMM leases the SCHC Premises, which consists of 8,766 rentable square feet, for a term of ten years, subject to a downward adjustment to seven years upon the occurrence of certain events during the first five years of the term. The base rent for the SCHC Lease is $32,872.50 per month, which is adjusted each year based upon the percentage change in the Consumer Price Index for the Los Angeles/Orange/Riverside regions.

The Company leases its office facilities under non-cancelable operating leases, certain of which contain renewal options. Future minimum rental payments required under the operating leases are as follows :

Year ending March 31,
2015	$433,198
2016	$678,628
2017	$895,451
2018	$879,545
2019	$894,106
Thereafter	$2,992,275

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Critical Accounting Policies

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (i) we are required to make assumptions about matters that are uncertain at the time of the estimate; and (ii) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States (U.S. GAAP), and meaningfully present our financial condition and results of operations.

We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

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Principles of Consolidation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of Notes to Consolidated Financial Statements as of and for the year ended January 31, 2014 which describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

Our consolidated financial statements include the accounts of (1) Apollo Medical Holdings, Inc. and its wholly owned subsidiaries AMM, PCCM, and VMM, (2) our controlling interest in ApolloMed ACO, and ApolloMed Palliative, which is a newly formed entity which provides home health and hospice medical services which owns BCHC and HCHHA and in which a non-controlling interest in ApolloMed Palliative contributed $586,111 in cash; and (3) physician practice corporations (“PPCs”) managed under long-term management service agreements including AMH, MMG, ACC, LALC, Hendel, AKM and SCHC. Some states have laws that prohibit business entities, such as ApolloMed, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (collectively known as the corporate practice of medicine), or engaging in certain arrangements with physicians, such as fee-splitting. In California, we operate by maintaining long-term management service agreements with the PPCs, which are each owned and operated by physicians, and which employ or contract with additional physicians to provide hospitalist services. Under the management agreements, we provide and perform all non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support. Each management agreement typically has a term from 10 to 20 years unless terminated by either party for cause. The management agreements are not terminable by the PPCs, except in the case of material breach or bankruptcy of the respective PPM.

Through the management agreements and our relationship with the stockholders of the PPCs, we have exclusive authority over all non-medical decision making related to the ongoing business operations of the PPCs. Consequently, we consolidate the revenue and expenses of each PPC from the date of execution of the applicable management agreement.

All intercompany balances and transactions have been eliminated in consolidation.

Business Combinations

The Company uses the acquisition method of accounting for all business combinations, which requires assets and liabilities of the acquiree to be recorded at fair value (with limited exceptions), to measure the fair value of the consideration transferred, including contingent consideration, to be determined on the acquisition date, and to account for acquisition related costs separately from the business combination.

Revenue Recognition

Revenue consists of contracted, fee-for-service, and capitation revenue. Revenue is recorded in the period in which services are rendered. Revenue is principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of the Company’s billing arrangements and how net revenue is recognized for each.

Contracted revenue

Contracted revenue represents revenue generated under contracts for which the Company provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed-to hourly rates. Revenue in such cases is recognized as the hours are worked by the Company’s staff and contractors. Additionally, contract revenue also includes supplemental revenue from hospitals where the Company may have a fee-for-service contract arrangement or provide physician advisory services to the medical staff at a specific facility. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provides for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement. Additionally, the Company derives a portion of the Company’s revenue as a contractual bonus from collections received by the Company’s partners and such revenue is contingent upon the collection of third-party billings. These revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

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Fee-for-service revenue

Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. Fee-for-service revenue is recognized in the period in which the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payor coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded based on the information known at the time of entering of such information into the Company’s billing systems as well as an estimate of the revenue associated with medical services.

Capitation revenue

Capitation revenue (net of capitation withheld to fund risk share deficits) is recognized in the month in which the Company is obligated to provide services. Minor ongoing adjustments to prior months’ capitation, primarily arising from contracted health maintenance organizations (each, an “HMO”) finalizing of monthly patient eligibility data for additions or subtractions of enrollees, are recognized in the month they are communicated to the Company. Managed care revenues of the Company consist primarily of capitated fees for medical services provided by the Company under a provider service agreement (“PSA”) or capitated arrangements directly made with various managed care providers including HMOs and management service organizations (“MSOs”). Capitation revenue under the PSA and HMO contracts is prepaid monthly to the Company based on the number of enrollees electing the Company as their healthcare provider. Additionally, Medicare pays capitation using a “Risk Adjustment model,” which compensates managed care organizations and providers based on the health status (acuity) of each individual enrollee. Health plans and providers with higher acuity enrollees will receive more and those with lower acuity enrollees will receive less. Under Risk Adjustment, capitation is determined based on health severity, measured using patient encounter data. Capitation is paid on an interim basis based on data submitted for the enrollee for the preceding year and is adjusted in subsequent periods after the final data is compiled. Positive or negative capitation adjustments are made for Medicare enrollees with conditions requiring more or less healthcare services than assumed in the interim payments. Since the Company cannot reliably predict these adjustments, periodic changes in capitation amounts earned as a result of Risk Adjustment are recognized when those changes are communicated by the health plans to the Company.

HMO contracts also include provisions to share in the risk for enrollee hospitalization, whereby the Company can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Typically, any shared risk deficits are not payable until and unless the Company generates future risk sharing surpluses, or if the HMO withholds a portion of the capitation revenue to fund any risk share deficits. At the termination of the HMO contract, any accumulated risk share deficit is typically extinguished. Due to the lack of access to information necessary to estimate the related costs, shared-risk amounts receivable from the HMOs are only recorded when such amounts are known. Risk pools for the prior contract years are generally final settled in the third or fourth quarter of the following fiscal year.

In addition to risk-sharing revenues, the Company also receives incentives under “pay-for-performance” programs for quality medical care, based on various criteria. These incentives, which are included in other revenues, are generally recorded in the third and fourth quarters of the fiscal year and are recorded when such amounts are known.

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Under full risk capitation contracts, an affiliated hospital enters into agreements with several HMOs, pursuant to which, the affiliated hospital provides hospital, medical, and other healthcare services to enrollees under a fixed capitation arrangement (“Capitation Arrangement”). Under the risk pool sharing agreement, the affiliated hospital and medical group agree to establish a Hospital Control Program to serve the enrollees, pursuant to which, the medical group is allocated a percentage of the profit or loss, after deductions for costs to affiliated hospitals. The Company participates in full risk programs under the terms of the PSA with health plans, whereby the Company is wholly liable for the deficits allocated to the medical group under the arrangement.

Medicare Shared Savings Program Revenue

The Company through its subsidiary, ApolloMed ACO, participates in the MSSP sponsored by the Centers for Medicare & Medicaid Services (“CMS”). The MSSP allows ACO participants to share in cost savings it generates in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, will be calculated annually by CMS on cost savings generated by the ACO participant relative to the ACO participants’ CMS benchmark. The MSSP is a newly formed program with minimal history of payments to ACO participants. The Company considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and are not considered earned and therefore are not recognized as revenue until notice from CMS that cash payments are to be imminently received.

Goodwill and Other Intangible Assets

Under FASB ASC 350, Intangibles – Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

At least annually, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances. The fair value is evaluated based on market capitalization determined using average share prices within a reasonable period of time near the selected testing date (i.e., fiscal year-end).

At least annually, indefinite-lived intangible assets are tested for impairment. Impairment for intangible assets with indefinite lives exists if the carrying value of the intangible asset exceeds its fair value. The fair values of indefinite-lived intangible assets are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Medical Liability Costs

The Company is responsible for integrated care that the associated physicians and contracted hospitals provide to its enrollees. The Company provides integrated care to health plan enrollees through a network of contracted providers under sub-capitation and direct patient service arrangements, company-operated clinics and staff physicians. Medical costs for professional and institutional services rendered by contracted providers are recorded as cost of services in the consolidated statements of income. Costs for operating medical clinics, including the salaries of medical and non-medical personnel and support costs, are also recorded in cost of services.

An estimate of amounts due to contracted physicians, hospitals, and other professional providers is included in medical payables in the consolidated balance sheets. Medical payables include claims reported as of the balance sheet date and estimates of incurred but not reported claims (“IBNR”). Such estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are continually reviewed and updated. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. The Company has a $20,000 per member professional stop-loss, none on institutional risk pools. Any adjustments to reserves are reflected in current operations.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable primarily consists of amounts due from third-party payors, including government sponsored Medicare and Medicaid programs, insurance companies, and amounts due from hospitals and patients. Accounts receivable are recorded and stated at the amount expected to be collected.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. We also regularly analyze the ultimate collectability of accounts receivable after certain stages of the collection cycle using a look-back analysis to determine the amount of receivables subsequently collected and adjustments are recorded when necessary. Reserves are recorded primarily on a specific identification basis.

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Fair Value of Financial Instruments

The Company’s accounting for Fair Value Measurement and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy that requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The fair values of the Company’s financial instruments are measured on a recurring basis. The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term maturity of those instruments. The carrying amount for borrowings under the NNA Term Loan and the NNA Convertible Notes approximates fair value which is determined by using interest rates that are available for similar debt obligations with similar terms at the balance sheet date.

Stock-Based Compensation

The Company maintains a stock-based compensation program for employees, directors and consultants. The value of employee and director stock-based awards so measured is recognized as compensation expense on a cumulative straight-line basis over the vesting terms of the awards, adjusted for expected forfeitures. The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company sells certain of its restricted common stock to its employees, directors and consultants with a right (but not obligation) of repurchase feature that lapses based on performance of services in the future.

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New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-9 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on April, 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements, Going Concern (Subtopic 205-40). The guidance in this ASU requires disclosure of uncertainties about an entity’s ability to continue as a going concern even if an entity’s liquidation is not imminent. There may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting and this guidance should be followed to determine whether to disclose information about the relevant conditions and events. This guidance is effective for annual reporting periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016. The Company is currently evaluating this new standard and after adoption, will incorporate this guidance in the assessment of going concern.

On November 18, 2014, the FASB issued ASU No. 2014-17, Business Combinations: Pushdown Accounting. This ASU provides companies with the option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The election to apply pushdown accounting can be made either in the period in which the change of control occurred, or in a subsequent period. Implementation of this standard did not have a material effect on the consolidated financial statements of the Company.

Off Balance Sheet Arrangements

As of December 31, 2014, the Company had no off-balance sheet arrangements.

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OUR BUSINESS

COMPANY OVERVIEW

ApolloMed is a patient-centered, physician-centric integrated healthcare delivery company with a management team with over a decade of experience working to provide coordinated, outcomes-based medical care in a cost-effective manner. ApolloMed has built a company and culture that is focused on physicians providing high-quality care, population health management and care coordination for patients, particularly for senior patients and patients with multiple chronic conditions. We believe that ApolloMed is well-positioned to take advantage of changes in the U.S. healthcare industry as there is a growing national movement towards more results-oriented healthcare centered on the triple aim of patient satisfaction, high-quality care and cost efficiency.

ApolloMed operates in one reportable segment, the healthcare delivery segment, and implements and operates innovative health care models to create a patient-centered, physician-centric experience. Accordingly, we report our consolidated financial statements in the aggregate, including all of our activities in one reportable segment. ApolloMed has the following integrated, synergistic operations:

•	Hospitalists, which includes our contracted and employed physicians who focus on the delivery of comprehensive medical care to hospitalized patients;

•	An Accountable Care Organization (“ACO”), which focuses on the provision of high-quality and cost-efficient care to Medicare fee-for-service patients;

•	Two independent practice associations (“IPAs”), which contract with physicians and provide care to Medicare, Medicaid, commercial and dual eligible patients on fee-for-service or risk and value based fee basis;

•	Clinics, which provide primary care and specialty care in the Greater Los Angeles area; and

•	Palliative care, home health and hospice services, which include, our at-home, and final-stages-of-life services.

Our revenue streams, which are described in greater detail below in “Our Business - Our Revenue Streams And Our Business Operations,” are diversified among our various operations and contract types, and include:

•	Traditional fee-for-service reimbursement, which is the primary revenue source for our clinics; and

•	Risk and value-based contracts with health plans, third party IPAs, hospitals and the CMS’s MSSP, which are the primary revenue sources for our hospitalists, ACO, IPAs and palliative care operations.

ApolloMed serves Medicare, Medicaid, HMO and uninsured patients primarily in California, as well as in Mississippi and Ohio (where our ACO has recently begun operations). We primarily provide services to patients that are covered by private or public insurance, although we do derive a small portion of our revenue from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans.

Our mission is to transform the delivery of healthcare services in the communities we serve by implementing innovative population health models and creating a patient-centered, physician-centric experience in a high performance environment of integrated care.

The original business owned by ApolloMed was ApolloMed Hospitalists (“AMH”), a hospitalist company incorporated in California in June, 2001 and which began operations at Glendale Memorial Hospital. Through a reverse merger, ApolloMed became a publicly held company in June, 2008. The Company was initially organized around the admission and care of patients at inpatient facilities such as hospitals. We have grown our inpatient strategy in a competitive market by providing high-quality care and innovative solutions for our hospital and managed care clients.

In 2012, ApolloMed formed an ACO, ApolloMed ACO, which is majority owned by the Company and minority owned by various physicians, to participate in CMS’s MSSP to expand its model of integrated care and medical management. The MSSP allows certain providers and suppliers (including hospitals, physicians and other designated professionals) to voluntarily form ACOs and work together with other ACO participants to invest in infrastructure and redesign delivery processes to achieve high-quality and efficient delivery of medical services for FFS patients. ApolloMed ACO was approved by CMS to participate in the MSSP in July 2012, and it started with 130 physicians and 9,000 Medicare FFS beneficiaries. As of December 31, 2014, ApolloMed ACO had over 700 physicians and nearly 30,000 Medicare FFS beneficiaries. ApolloMed ACO leverages the inpatient and outpatient medical management capabilities of ApolloMed.

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In 2012, ApolloMed formed MMG, an IPA that participates in the Medicare Advantage, HMO-Medicaid, Commercial and Dual-Eligible insurance. ApolloMed launched MMG to patients starting in 2013. MMG is a risk-based medical group that takes risk contracts from insurance companies and manages the cost of care. Many health plans subcontract a significant portion of the responsibility for managing patient care costs to integrated healthcare systems such as ApolloMed. These integrated healthcare systems, whether medical groups or IPAs, offer a comprehensive medical delivery system and sophisticated care management tools, models and infrastructure to more efficiently provide for the healthcare needs of the population enrolled with that health plan. MMG receives a fixed amount per member per month to cover the cost of care of these patients, then in turn pays the physician (including Primary Care Physicians and Specialists) their contracted fees with MMG. For certain health plans, MMG also has risk-sharing agreements with hospitals that entitle MMG to receive a percentage of the institutional savings achieved by such hospitals because of the lower utilization of hospital services driven by MMG medical management services. Under these agreements, MMG is liable for any institutional expenses in excess of the institutional capitation revenue, subject to any stop-loss insurance that MMG is able to rely on. MMG has further entered into a contract with PMG’s management service organization (“PMSO”) that has a term through September 28, 2020 and automatically renews unless either party provides notice, pursuant to which, among other services, PMSO provides claims processing, authorizations and credentialing for certain physicians. Additionally, under another contract with PMG that has a term through September 28, 2015 and automatically renews unless either party provides notice, MMG accesses some health plan contracts by using PMG as the risk-bearing contracting party with those health plans. Any disruption or change in the condition of PMG’s operations, or any changes to our contracts with PMSO or PMG, could affect our current operational procedures. As of December 31, 2014, MMG had nearly 1,000 Medicare Advantage and dual-eligible enrollees and over 7,000 Commercial and Medicaid HMO patients. In 2014, ApolloMed acquired AKM, another IPA that functions similarly to MMG. AKM is a Los Angeles-based IPA that was founded in 1990 and serves over 1,600 patients. Conifer Health Solutions, LLC provides services as an MSO to AKM.

In 2014, ApolloMed launched ApolloMed Care Clinic, which currently consists of acquired primary care and specialty clinics. ApolloMed believes that the future of healthcare delivery is shifting from inpatient care to the ambulatory setting. Providers have new financial incentives to treat patients outside of the hospital. By owning private clinics through its affiliates, ApolloMed can focus on coordinating the delivery of outpatient medical treatment and ancillary services, and increase emphasis on preventive care and management of chronic conditions. The clinics acquired by ApolloMed have served their communities for a combined total of over 30 years and handle over 20,000 patient visits per year. Our largest acquisition to date, which was through an affiliate wholly-owned by Dr. Hosseinion, was the acquisition of SCHC, a specialty clinic that focuses on cardiac care and diagnostic testing. SCHC is wholly-owned by Dr. Hosseinion, and has a management services agreement with AMM pursuant to which AMM manages all non-medical services for SCHC and has exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC.

On October 27, 2014, ApolloMed completed the acquisitions of two Los Angeles-based companies, Best Choice Hospice Care LLC and Holistic Health Home Health Care Inc., and launched ApolloMed Palliative, which is majority owned by the Company and minority owned by various physicians. ApolloMed Palliative provides hospice, palliative and home health services for its own patients as well as other customers. Home health care is a system of care provided by skilled practitioners to patients in their homes under the direction of a physician. Home health care services include nursing care; physical, occupational, and speech-language therapy; and medical social services. The goals of home health care services are to help individuals to improve function and live with greater independence; to promote the client’s optimal level of well-being; and to assist the patient to remain at home, avoiding hospitalization or admission to long-term care institutions. Physicians may refer patients for home health care services, or the services may be requested by family members or patients. Hospice care focuses on improving the quality of life for persons and their families faced with a life-limiting illness. The primary goals of hospice care are to provide comfort, relieve physical, emotional, and spiritual suffering, and promote the dignity of terminally ill persons. Hospice care neither prolongs nor hastens the dying process. As such, it is palliative not curative. Hospice care is a philosophy or approach to care rather than a place. Care may be provided in a person’s home, nursing home, hospital, or independent facility devoted to end-of-life care.

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ApolloMed’s physician network consists of hospitalists, primary care physicians and specialist physicians primarily through the Company’s owned and affiliated physician groups. ApolloMed operates through the following subsidiaries: AMM, PCCM, VMM and ApolloMed ACO. Through its wholly-owned subsidiary, AMM, ApolloMed manages affiliated medical groups, which consist of AMH, ACC, MMG, AKM and SCHC. Through its wholly-owned subsidiary, PCCM, ApolloMed manages LALC, and through its wholly-owned subsidiary VMM, ApolloMed manages Hendel. ApolloMed also holds a controlling interest in ApolloMed Palliative, which owns two Los Angeles-based companies, Best Choice Hospice Care LLC and Holistic Health Home Health Care Inc. AMM, PCCM and VMM each operate as a physician practice management company and are in the business of providing management services to physician practice corporations under long-term management service agreements, pursuant to which AMM, PCCM or VMM, as applicable, manages all non-medical services for the applicable affiliated medical group and has exclusive authority over all non-medical decision making related to ongoing business operations. AMM’s, PCCM’s and VMM’s management agreements generally provide for management fees that are recognized as earned based on a percentage of revenues or cash collections generated by the physician practices. Further, under each of AMM’s management agreements, the management fee and services provided are reviewed annually and the management fee is adjusted as necessary to reflect the fair market value of AMM’s services. ApolloMed ACO participates in the MSSP, the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers.

As of April 24, 2015, the ApolloMed physician network:

•	Consisted of over 900 contracted physicians, including hospitalists, primary care physicians and specialist physicians, through our owned and affiliated physician groups and ACO, and

•	Provided inpatient services at over 20 hospitals and long-term acute care facilities in Los Angeles and Central California where we have contracted with over 50 hospitals, IPAs and health plans to provide a range of inpatient services including hospitalist, intensivist, physician advisor and consulting services.

In addition, we operate:

•	Four medical clinics in the Los Angeles area;

•	MMG and AKM, our IPAs, that provide primary and specialist care through their contracted physicians throughout the Greater Los Angeles area for nearly 10,000 patients; and

•	ApolloMed ACO, which has nearly 30,000 Medicare beneficiaries assigned to it by CMS in California, Mississippi and Ohio.

Our recent financial highlights include that for the three and nine months ended December 31, 2014, we had:

Three Months

•	Net revenue of $7.6 million, an increase of 170% from $2.8 million in the comparable period of 2013, which net revenue consisted of approximately $2.8 million from our hospitalists, approximately $2.8 million from our IPAs, and approximately $1.5 million from our clinics, approximately $0.5 million from our palliative care services; and

•	Generated loss from operations of $1.53 million, an increase of 89% compared to a loss from operations of $0.81 million in the comparable quarter of 2013.

Nine months

•	Net revenue of $23.4 million, an increase of 194% from $8.0 million in the comparable period of 2013, which net revenue consisted of approximately $8.1 million from our hospitalists, approximately $6.3 million from our IPAs, approximately $5.4 million from our ACO,* approximately $3.1 million from our clinics, and $0.5 million from our palliative care services; and

•	Generated loss from operations of $0.86 million, a decrease of 74% compared to a loss from operations of $3.37 million in the comparable period of 2013

* Approximately $5.4 million of the revenue for the nine months ended December 31, 2014 was derived from a receivable from CMS (the payment for which was received in October, 2014) related to ApolloMed ACO's portion of shared savings achieved during the period of July 1, 2012 to December 31, 2013. No assurance can be made that such a payment will be made in the future, and if any payment is made, it would be made on an annual basis.

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OUR OPERATIONS

Our Hospitalist Operation

Through our affiliated physician group, ApolloMed Hospitalists, we:

1.          Provide admission, daily rounding and discharge of patients at acute care hospitals and long-term acute hospitals for health plans, hospitals and IPAs

2.          Evaluate patients in the emergency room to determine if they may be safely discharged to home, a skilled nursing facility or other facility

3.          Provide Physician Advisor consultative services for hospitals, which entails meeting daily with hospital case managers to review the charts, lab studies and imaging studies of hospitalized patients to determine if they meet criteria for continued stay in the hospital, to determine observation vs. inpatient status and to evaluate proper coding

4.          Provide intensivist/ICU services for hospitals

5.          Provide out-of-network to in-network transfers of patients for health plans and IPAs

On February 17, 2015, we entered into the “Bay Area MSA with a hospitalist group located in the San Francisco Bay area. Under the Bay Area MSA, we will provide all business administrative services, including billing, accounting, human resources management and supervision of all non-medical business operations. The Company has evaluated the impact of the Bay Area MSA and is expecting to consolidate this hospitalist group into the Company’s consolidated financial statements, and therefore would expect to meet the requirements for consolidated entities under the NNA agreements.

Our IPA Operation

Our IPAs are networks of independent primary care physicians and specialists who collectively care for HMO patients under either a capitated payment or fee-for-service arrangement. Under the capitated model, an HMO pays our IPAs a PMPM rate, or a “capitation” payment, and then assigns our IPAs the responsibility for providing the physician services required by those patients. The physicians in our IPAs are exclusively in control of and responsible for all aspects of the practice of medicine for our patients. Each of our IPAs enters into contracts with HMOs, either directly or through a risk-shifting arrangement with MSOs, to provide physician services to enrollees of the HMOs. Most of the HMO agreements have an initial term of two years renewing automatically for successive one-year terms. The HMO agreements generally provide for a termination by the HMOs for cause at any time, although we have never experienced a termination. The HMO agreements generally allow either party to terminate the HMO agreements without cause with a four to six month notice.

Through our two IPAs, MMG and AKM, we provide the following services:

1.          Physician recruiting

2.          Physician contracting

3.          Medical management, including utilization management and quality assurance

4.          Provider relations

5.          Member services, including annual wellness evaluations

6.          Education of physicians on proper coding

7.          Data collection and analysis

8.          Pre-negotiating contracts with specialists, labs, imaging centers, nursing homes and other vendors

Our ACO Operation

Through our accountable care organization, we provide the following services for our physicians and patients:

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1.          Population health management, using the Cerecons IT platform to analyze monthly claims data from CMS and data collected from each physician’s practice

2.          Care coordination in the inpatient and outpatient settings using case managers

3.          High-risk management of patients with multiple chronic conditions

4.          Education of our physicians. For example, we have a partnership with Boehringer Ingelheim to educate our physicians on patients with chronic obstructive pulmonary disease (“COPD”)

5.          Services for our patients. For example, we have a partnership with Rite Aid to provide health education, medication reconciliation and motivational interviewing for our patients

6.          Promote use of evidence-based medicine by our physicians

Our Care Clinics

Our outpatient clinics provide both primary care as well as specialty services, such as cardiology services. ApolloMed also owns an imaging center complete with MRI, CT, cardiac echo, ultrasound and nuclear and exercise stress-test equipment. Our clinics focus on the efficient delivery of ambulatory treatment and ancillary services, with an increasing emphasis on preventive care and management of chronic conditions. Our clinics also serve as post-discharge centers for patients who have just left the hospital.

Our clinics are located within our historical core service areas in Los Angeles. The clinics we acquired in 2014 have served their communities for many years, handle approximately 20,000 patient visits per year and provide adult primary care, pediatric specialty services and lab and imaging services.

Our Palliative Care, Home Health and Hospice Service Operations

Our palliative care, home health and hospice operations provide hospice, palliative care and home health services for patients using a combination of physicians, nurses and other healthcare workers. For hospice services, depending on the needs of the specific patient in each case, our service team may include, a physician, a nurse, a home health aide, a medical social worker, a chaplain, a dietary counselor and a bereavement coordinator. Our hospice and palliative care services are provided in the patient's home, assisted living or nursing home or in a hospital. Our home health services are provided directly in each patient’s home, and may include skilled nursing and therapy services, as well as specialty programs such as disease management education, nutrition and help with daily living activities.

Our hospice and home health services are currently offered only in Southern California, with an average daily census of about 40 hospice patients and 100 home health patients.

INDUSTRY OVERVIEW

U.S. healthcare spending has increased steadily over the past 20 years. According to the CMS, the estimated total U.S. healthcare expenditures grew 4.2% in 2012 to $2.8 trillion, representing 17.9% of the U.S. gross domestic product. CMS projects total U.S. healthcare spending to grow by an average annual growth rate of 6.2% from 2015 through 2021. By these estimates, U.S. healthcare expenditures will reach approximately $4.8 trillion, or 19.6% of the total U.S. gross domestic product by 2021.

These spending increases have been driven, in part, by the aging baby boomer generation, lack of a healthy lifestyle, both in terms of diet and exercise, rapidly increasing costs in medical technology and pharmaceutical research, the steady growth of the U.S. population and provider reimbursement structures that many argue promote volume over quality. Additionally, as the healthcare Exchanges and Medicaid expansions become operational, healthcare spending is projected to increase even more.

ApolloMed is a healthcare management company that provides direct patient care, targeting the industry need for integrated, coordinated patient care at lower costs. ApolloMed manages the medical care of patients in a more cost-effective way, with better patient outcomes, through an integrated network of healthcare entities, focusing on improving the inefficiencies associated with inpatient care, reducing readmissions and improving outcomes through better care coordination.

Hospitalists

Hospital care expenditures represent the largest segment of healthcare industry spending. According to CMS estimates, in 2011 hospital care expenditures grew by 4.3% and totaled $849 billion. CMS estimates that hospital care expenditures will increase to approximately $1.5 trillion by 2021.

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Hospitalists assume the inpatient care responsibilities that are otherwise provided by the primary care physician or other attending physician and are reimbursed by third parties using the same visit-based or procedural billing codes as would be used by the primary care physician or attending physician. Hospitalists focus exclusively on inpatient care without the distraction of outpatient care responsibilities. Additionally, by practicing each day in the same facility, hospitalists perform consistent functions, interact regularly with the same specialists and other healthcare professionals and become accustomed to specific and unique hospital processes, which can result in greater efficiency, less process variability and better patient outcomes. Finally, hospitalists manage the treatment of a large number of patients with similar clinical needs and therefore develop practice expertise in both the diagnosis and treatment of common conditions that require hospitalization. For these reasons, we believe that hospitalists generate operating and cost efficiencies and produce better patient outcomes.

According to the Society of Hospital Medicine (“SHM”), the number of hospitalists has grown over the past decade from a few hundred to more than 40,000 at the end of 2013, making it one of the fastest-growing medical specialties in the U.S.

As of December 31, 2014, ApolloMed Hospitalists provided hospitalist, intensivist and physician advisor services at over 20 hospitals in Southern California and Central California and had contracts with over 50 IPAs, medical groups, health plans and hospitals.

IPAs

Medicare:

The Medicare program was established in 1965 and became effective in 1967 as a federally funded U.S. health insurance program for persons aged 65 and older, and it was later expanded to include individuals with end-stage renal disease and certain disabled persons, regardless of income or age. Initially, Medicare was offered only on a fee-for-service (“FFS”) basis. Under the Medicare FFS payment system, an individual can choose any licensed physician enrolled in Medicare and use the services of any hospital, healthcare provider or facility certified by Medicare. CMS reimburses providers, based on a fee schedule, if Medicare covers the service and CMS considers it medically necessary.

Growth in Medicare spending is expected to continue to increase due to population demographics. According to the U.S. Census Bureau, from 1970 to 2012, the overall U.S. population grew 54% while the number of Medicare enrollees grew by more than 140% over that time period. There were approximately 43 million Americans aged 65 or older in the U.S. in 2012, comprising approximately 13.7% of the total population. By the year 2030, the number of these elderly persons is expected to climb to 72.8 million, or 20% of the total population. According to the U.S. Census Bureau, more than 2 million Americans turn 65 in the U.S. each year.

Medicare Advantage is a Medicare health plan program developed and administered by CMS as an alternative to the traditional FFS Medicare program. Medicare Advantage plans contract with CMS to provide benefits to beneficiaries for a fixed premium PMPM. According to the Kaiser Family Foundation, in 2013, Medicare Advantage represents only 28% of total Medicare members, creating a significant opportunity for additional Medicare Advantage penetration of newly eligible seniors. The share of Medicare beneficiaries in such plans has risen rapidly in recent years; it reached approximately 28% in 2013 from approximately 13% in 2004. The reasons for this include: plan costs can be significantly lower than the corresponding cost for beneficiaries in the traditional Medicare FFS program, plans typically provide extra benefits and provide preventive care and wellness programs.

Many health plans subcontract a significant portion of the responsibility for managing patient care to integrated medical systems such as ApolloMed. These integrated healthcare systems, whether medical groups or IPAs, offer a comprehensive medical delivery system and sophisticated care management know-how and infrastructure to more efficiently provide for the healthcare needs of the population enrolled with that health plan. Reimbursement models for these arrangements vary around the country. In California, health plans typically prospectively pay the IPA or medical group a fixed Per Member Per Month amount, or capitation payment, which is often based on a percentage of the amount received by the health plan. Capitation payments to medical groups or IPAs, in the aggregate, represent a prospective budget from which the IPA manages care-related expenses on behalf of the population enrolled with that IPA. Those IPAs or medical groups that manage care-related expenses under the capitated levels will realize an operating profit; if care-related expenses exceed projected levels, the IPA will realize an operating deficit.

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Integrated healthcare delivery companies such as ApolloMed can utilize their medical care and quality management strategies and interventions for potential high cost cases and aggressively manage them to improve the health of its population and therefore lower costs for these patients. Additionally, IPAs and medical groups such as MMG have established physician performance metrics that allow them to monitor quality and service outcomes achieved by participating physicians in order to reward efficient, high quality care delivered to members and to initiate improvement efforts for physicians whose results can be enhanced.

ApolloMed arranges for the provision of managed care services through IPAs, namely MMG and AKM, and has entered into capitation agreements with health plans, either directly or through a MSO.

Medicaid:

Medicaid is a federal entitlement program administered by the states that provides healthcare and long-term care services and support to low-income Americans. Medicaid is funded jointly by the states and the federal government. The federal government guarantees matching funds to states for qualifying Medicaid expenditures based on each state’s federal medical assistance percentage, which is calculated annually and varies inversely with the average personal income in the state. Each state establishes its own eligibility standards, benefit packages, payment rates and program administration within federal guidelines. In an effort to improve quality and provide more uniform and cost-effective care, many states have implemented Medicaid managed care programs to improve access to coordinated care, to improve preventive care and to control healthcare costs. Under Medicaid managed care programs, a health plan receives capitation payments from the state. The health plan then arranges for the provision of healthcare services by contracting either directly with providers or with IPAs and medical groups, such as MMG or AKM. Both MMG and AKM have entered into capitation agreements with health plans, either directly or through a Management Services Organization.

Commercial:

Patients enrolled in health plans offered through their employers are generally referred to as commercial members. According to the Robert Wood Johnson Foundation, in 2009 approximately 61% of non-elderly U.S. citizens received their healthcare benefits through their employer, which contracted with health plans to administer these healthcare benefits. Nationally, commercial employer-sponsored health plan enrollment was approximately 167 million in 2011.

Dual eligibles:

A portion of Medicaid beneficiaries are dual eligibles, low-income seniors and people with disabilities who are enrolled in both Medicaid and Medicare. Based on CMS estimates, there are approximately 10.7 million dual eligible enrollees with annual spending of approximately $285 billion. Only a small percentage of the total spending on dual eligibles is administered by managed care organizations. Dual eligibles tend to consume more healthcare services due to their tendency to have more chronic conditions. In some states, dual eligible patients are being voluntarily enrolled and/or auto-assigned into managed care programs. In California, eight counties are participating in the duals pilot program.

Health Reform Acts:

In an effort to reduce the number of uninsured and to begin to control healthcare expenditures, President Obama signed the ACA in 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Health Reform Acts”) into law in March 2010. The Health Reform Acts seeks a reduction of up to 32 million uninsured individuals by 2019, while potentially increasing Medicaid coverage by up to 16 million individuals and net commercial coverage by 16 million individuals. CMS projects that the total number of uninsured Americans will fall to 23 million by 2021 from 47 million in 2011. This represents a significant new market opportunity for health plans and integrated healthcare delivery companies.

As of April 24, 2015, MMG and AKM delivered services to nearly 10,000 members through a network of over 130 primary care physicians and over 360 specialist physicians.

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Accountable Care Organizations

One provision of the Health Reform Acts of 2010 required CMS to establish a MSSP that promotes accountability and coordination of care through the creation of Accountable Care Organizations (“ACOs”), which, as described below, are eligible to participate in some of the savings generated by such ACOs. The program was designed for beneficiaries in the Medicare FFS program, which covers approximately 72% of Medicare recipients, or approximately 36 million eligible Medicare beneficiaries. CMS established the MSSP to facilitate coordination and cooperation among providers to improve the quality of care and reduce unnecessary costs. Eligible providers, hospitals and suppliers may participate in the MSSP by creating an ACO and then applying to CMS. MSSP ACOs must have at least 5,000 Medicare beneficiaries in order to be eligible to participate in the program.

The MSSP is designed to improve beneficiary outcomes and increase value of care by (1) promoting accountability for the care of Medicare FFS beneficiaries; (2) requiring coordinated care for all services provided under Medicare FFS; and (3) encouraging investment in infrastructure and redesigned care processes. The MSSP will reward ACOs that lower their healthcare costs while meeting performance standards on quality of care and patient satisfaction. Under the final MSSP rules, Medicare will continue to pay individual providers and suppliers for specific items and services as it currently does under the FFS payment methodologies. The MSSP rules require CMS to develop a benchmark for savings to be achieved by each ACO if the ACO is to receive shared savings. An ACO that meets the program’s quality performance standards will be eligible to receive a share of the savings to the extent its assigned beneficiary medical expenditures are below the medical expenditure benchmark provided by CMS. A MSR must be achieved before the ACO can receive a share of the savings. Once the MSR is surpassed, all the savings below the benchmark provided by CMS will be shared 50% with the ACO. The MSR varies depending on the number of patients assigned to the ACO, starting at 3.9% for ACOs with patients totaling 5,000 and grading to 2% for ACOs with more than 60,000 patients.

CMS assigns a beneficiary to the preliminary roster of an ACO if the ACO physicians billed for a “plurality” of services during the calendar year preceding the performance period. A plurality means the ACO physicians provided a greater proportion of primary care services, measured in terms of allowed charges, than the physicians in any other ACO or Medicare-enrolled tax identification number. CMS sets the benchmark for each ACO using the historical medical costs of the beneficiaries assigned to the ACO. Under the final MSSP rules, primary care physicians may only join one ACO, unless they have more than one Medicare tax identification number.

As of December 31, 2014, ApolloMed ACO had over 700 physicians and nearly 30,000 Medicare FFS beneficiaries in California, Mississippi and Ohio.

ACO has entered into an agreement with PMG that, among other things, grants to PMG a right of first refusal to acquire the ACO network of physicians who were contracted with PMG and introduced to ACO by PMG. This right takes effect only if ACO elects to sell its operations and terminates on the termination of the agreement between ACO and PMG. We estimate that no more than 20 physicians would be subject to PMG’s right of first refusal.

Palliative Care; Home Health and Hospice Organizations

Hospice companies serve terminally ill patients and their families. Comprehensive management of the healthcare services and products needed by hospice patients and their families are provided through the use of an interdisciplinary team. Depending on a patient’s needs, each hospice patient is assigned an interdisciplinary team comprised of a physician, nurse(s), home health aide(s), social worker(s), chaplain, dietary counselor and bereavement coordinator, as well as other care professionals. Hospice services are provided primarily in the patient’s home or other residence, such as an assisted living residence or nursing home, or in a hospital. Medicare’s hospice benefit is designed for patients expected to live six months or less. Hospice services for a patient can continue, however, for more than six months, so long as the patient remains eligible as reflected by a physician’s certification.

Home health care companies provide direct home nursing and therapy services in addition to nutrition and disease management education. These services are provided by licensed and Medicare-certified skilled nurses and other paraprofessional nursing personnel

As of April 24, 2015, entities owned by our 51% subsidiary, ApolloMed Palliative, served over 100 patients on a daily basis.

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OUR CORPORATE INFORMATION

ApolloMed’s principal executive offices are located at 700 North Brand Blvd., Suite 220, Glendale, California 91203. ApolloMed was incorporated in the State of Delaware on November 1, 1985 under the name of McKinnely Investment, Inc. On November 5, 1986 McKinnely Investment, Inc. changed its name to Acculine Industries, Incorporated and Acculine Industries, Incorporated changed its name to Siclone Industries, Incorporated on May 24, 1988. On July 3, 2008, Apollo Medical Holdings, Inc. merged into Siclone Industries, Incorporated and Siclone Industries, Incorporated, as the surviving entity from the merger, simultaneously changed its name to Apollo Medical Holdings Inc. ApolloMed’s telephone number is (818) 396-8050 and its website URL is http://apollomed.net/, which is included herein as an inactive textual reference. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Employees

As of April 24, 2015, ApolloMed, its subsidiaries and its consolidated affiliates (including affiliated clinics) had 167 employees and over 40 employed or independent contractor physicians. We also had a broader physician network which consisted as of April 24, 2015, of over 900 additional contracted physicians who provided services to us. None of our employees is a member of a labor union, and we have never experienced a work stoppage.

STRENGTHS AND COMPETITIVE ADVANTAGES

The following are some of the material opportunities that we believe exist for our Company.

Diversification

Through its subsidiaries and consolidated affiliates, ApolloMed has been able to reduce its business risk and increase revenue opportunities by diversifying its service offerings and expand its ability to manage patient care across a horizontally integrated care network. Our revenue is spread across our operations. Additionally, with its ability to monitor and manage care within its wide network, ApolloMed is a more attractive business partner to health plans, IPAs and health systems seeking to provide better access to care at lower costs.

Strong Management Team

The ApolloMed management team and Board of Directors have decades of experience managing physician practices, risk-based organizations, health plans, hospitals and health systems. Collectively, they have a keen understanding of the healthcare marketplace, emerging trends and an exciting vision for the future of healthcare delivery that is driven by physician-driven healthcare networks.

Scalable Business Model

ApolloMed believes that elements of its physician-driven model of care can be replicated in different communities across the nation. These elements have been rolled out across different cities in Los Angeles County with a population size of 13 million, as well as Orange County and Tulare County in California. We have also established a presence with our ACO model in Ohio and Mississippi, although we have not derived any revenue from such states yet.

Strong Relationships with Physicians

As of April 24, 2015, the ApolloMed physician network consisted of over 900 additional contracted physicians, including hospitalists, primary care physicians and specialist physicians, through our owned and affiliated physician groups and ACO.

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Long-Standing Relationships with Clients Generating Recurring Contractual Revenue

ApolloMed has long-standing relationships with multiple health plans, hospitals, hospital systems and IPAs which have been generating recurring contractual revenue.

Comprehensive and Effective Medical Management Programs

ApolloMed has developed comprehensive and effective programs for patients with multiple chronic conditions as well as hospitalized patients. ApolloMed has also developed its own protocol for identifying high-risk patients. In addition, ApolloMed has developed expertise in population health and care coordination for its ACO and IPA patients.

OUR GROWTH STRATEGY

Our mission is to transform the delivery of health services to the communities we serve by implementing innovative population health and care coordination models and by creating a patient-centered, physician-centric experience in a high-performing environment of integrated care.

Our strategy is forward looking and aspirational in nature. While we have taken many concrete steps to achieve our strategy, the disclaimers in this Prospectus applicable to forward looking statements apply to this section, and we may not achieve our strategy goals. The principal elements of our strategy are to:

1. Pursue growth opportunities in established markets. We continuously work to identify growth opportunities in established markets we serve by working with our local network physicians. Opportunities may include continued physician enrolment for MMG and ApolloMed ACO, additional or expanded hospitalist contracts, new risk-based insurance contracts and new clinic acquisitions.

2. Continue to strengthen our market presence and reputation. We position ourselves to thrive in a changing healthcare environment by continuing to build and operate high-performing, patient-centered care networks, fully engaging in health and wellness and enhancing our reputation in our markets. We focus particularly on patient safety, patient satisfaction, care coordination, population health and implementing clinical quality best practices across all our types of operations. We measure the health status of our patients with the goal to directly improve their health.

3. Focus on high-quality, patient-centered care. We provide high-quality, patient-centered care in our communities. We have implemented several initiatives to maintain and enhance the delivery of high-quality care, including clinical best practices, information technology and tools, coordination of care, home visits, annual wellness exams and population health.

4. Drive physician collaboration and alignment. We foster a collaborative approach among our physicians to provide clinically superior healthcare services. We provide resources to our physicians sufficient to support the necessary, high-quality services to our patients. We have implemented several initiatives, including active participation of physician leadership in ApolloMed ACO, MMG, AKM and hospitalist boards and subcommittees, training programs and information technology resources. In addition, we are aligning with our physicians in various forms of risk contracting, including pay-for-performance.

5. Expand ambulatory services and further our population health strategies. We are flexible and competitive in a dynamic healthcare environment. We will continue to add resources to our ambulatory care services. We intend to pursue further strategies in physician practice management and population health services. We also intend to pursue the expansion of certain strategic products and services, such as home health care, hospice and palliative care and urgent care centers in an attempt to create a more comprehensive network of healthcare services.

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6. Pursue selective acquisitions. We believe that our organization, built on patient-centered healthcare and clinical quality and efficiency, gives us a competitive advantage in expanding our services in our existing markets as well as other markets through acquisitions or partnerships. We continue to monitor opportunities to acquire hospitalist groups, IPAs, ACOs and clinics that fit our vision and long-term strategies.

7. Expand our relationships with payors and facilities in selective markets across the U.S. We intend to further develop relationships with existing and new health plans and hospitals in selective markets across the U.S. in order to participate in the growing Medicare Advantage, Medicaid HMO and dual-eligible segments, under both risk-bearing and value-based contracts.

Hospitalists. We believe that attractive growth opportunities exist for our hospitalists’ inpatient business due to the increasing need for improved efficiencies in the hospital from both payors and hospital management teams. Our physicians work closely with our partners to improve the care given to patients and their families and enhance how care is coordinated within the hospital and upon discharge of the patient. We have designed programs for some of the largest health plans and hospital chains in California to improve outcomes, reduce over-utilization, reduce Medicaid denial rates, optimize lengths of stay, optimize senior and commercial bed-days, improve HCAHPS scores, improve hospital core measures, improve documentation and reduce 30-day readmissions. In addition, our physicians consult with the hospital management teams to assist in Medicaid denial reviews, case management and improving discharge management.

We believe that the demand for hospitalists, including our hospitalists’ inpatient business, will continue to grow due to the following significant changes in the healthcare delivery system:

•          The primary care physician’s role in hospital care appears to be decreasing due to the increasingly specialized nature of hospital care, the demands of treating increasingly sicker patients in the hospital and higher acuity patients in the clinic, the increased time it takes to round on patients in the hospital due to electronic health records and the desire to reduce on-call obligations.

•          Hospitals have a greater need for consistent on-site physician availability due to the increasing severity of illness required to justify hospital admissions, the need to reduce readmissions, the need for better documentation and external pressures to decrease the inpatient length of stay.

•          Health plans, IPAs and other payors are searching for strategies to control the increase in inpatient expenditures.

•          There is increasing pressure in providing a coordinated continuum of care for patients to improve the quality of care, improve patient satisfaction and to reduce costs over an entire episode of care.

IPAs.

Senior/Medicare Advantage Market Opportunity. We believe that significant growth opportunities exist for patient-centered, physician-centric integrated groups in serving the growing senior market. At present, approximately 51 million Americans are eligible for Medicare. According to the U.S. Census Bureau, more than 2 million Americans turn 65 in the United States each year, and this number is expected to grow as the so-called baby boomers continue to turn 65. Also, many large employers that traditionally provided medical and prescription drug coverage to their retirees have begun to curtail these benefits. In addition, the passage of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“MMA”), increased the healthcare options available to Medicare beneficiaries through the expansion of Medicare managed care plans through the Medicare Advantage program.

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Medicaid Program and Dual Eligibles. As a result of the Health Reform Acts, CMS projects that the total number of uninsured Americans will fall to 23 million by 2021 from 47 million in 2011. This represents a significant new market opportunity for health plans and integrated healthcare delivery companies such as ApolloMed, and we believe that we are strategically positioned to benefit from this expansion.

“Dual-eligibles” present another opportunity for ApolloMed. Based on CMS data, we estimate there are approximately 10.7 million dual-eligible enrollees with annual spending of approximately $285 billion. We believe this represents a significant opportunity for companies like ours that have the capabilities to effectively manage this sicker population.

Accountable Care Organization.

We believe that there are growth opportunities in the ACO market, both through starting new ACOs in new geographies as well as by acquisition of, or joint ventures with, existing ACOs. Additionally, we believe that there is the possibility that CMS will change the business model of ACOs, possibly to some sort of partial or full capitated model. We also believe that ACOs will increasingly contract with health plans for commercial patients.

Palliative Care, Home Health and Hospice.

We believe that there are multiple factors that will contribute to the growth of the hospice and home health industry, including (1) increasing consumer and physician awareness and interest in hospice, palliative and home health services, (2) recognition that in-home services can be a cost-effective alternative to more expensive institutional care (3) aging demographics and hanging family structures in which more aging people will be living alone and may be in need of assistance, (4) the psychological benefits of recuperating from an illness or accident or receiving care for a chronic condition in one’s own home and (5) medical and technological advances that allow more healthcare procedures and monitoring to be provided at home.

CONSOLIDATION OF OUR AFFILIATES

Our consolidated financial statements include our accounts and those of our subsidiaries and affiliated medical practices. Some states have laws that prohibit business entities, such as ApolloMed, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (collectively known as the corporate practice of medicine), or engaging in certain arrangements with physicians, such as fee-splitting. In California, we operate by maintaining long-term management service agreements with our affiliates, which are each owned and operated by physicians, and which employ or contract with additional physicians to provide hospitalist services. Under the management agreements, we provide and perform all non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support. The management agreements typically have an initial term of 20 years unless terminated by either party for cause. The management agreements are not terminable by our affiliates, except in the case of gross negligence, fraud, or other illegal acts by ApolloMed, or bankruptcy of ApolloMed.

Through the management agreements and our relationship with the stockholders of our affiliates, we have exclusive authority over all non-medical decision making related to the ongoing business operations of our affiliates. Consequently, we consolidate the revenue and expenses of our affiliates from the date of execution of the management agreements, as the primary beneficiary of these variable interest entities.

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OUR REVENUE STREAMS AND OUR BUSINESS OPERATIONS

Our Revenue Streams

ApolloMed’s generates revenue through various contractual agreements which vary in both structure and by type of business operation. These contracts are multi-year renewable contracts that include traditional “fee for service,” capitation, case rates, professional and institutional risk contracts. Our revenue streams consist of contracted, fee-for-service, capitation, and MSSP revenue:

Contracted revenue

Contracted revenue represents revenue generated under contracts for which ApolloMed provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed-to hourly rates. Additionally, contract revenue also includes supplemental revenue from hospitals where ApolloMed may have a fee-for-service contract arrangement or provide physician advisory services to the medical staff at a specific facility. Such contract terms generally either provides for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Additionally, ApolloMed derives a portion of ApolloMed’s revenue as a contractual bonus from collections received by ApolloMed’s partners and such revenue is contingent upon the collection of third-party billings.

Fee-for-service revenue

Fee-for-service revenue represents revenue earned under contracts in which ApolloMed bills and collects the professional component of charges for medical services rendered by ApolloMed’s contracted and employed physicians. Under the fee-for-service arrangements, ApolloMed bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to ApolloMed’s billing center for medical coding and entering into ApolloMed’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services.

Capitation revenue

Capitation revenue represents revenue that ApolloMed generates based on agreements that generally make ApolloMed or its affiliates liable for excess medical costs. The use of capitation under provider service agreements (“PSAs”) is intended to control the use of health care resources by putting ApolloMed or its affiliates at financial risk for services provided to patients. Capitation is a fixed amount of money per patient per unit of time paid in advance to ApolloMed for the delivery of health care services. The actual amount of money paid is determined by the ranges of services that we provide, the number of patients involved, and the period of time during which the services are provided. Capitation rates under our PSAs are generally based on local costs and average utilization of services. To ensure that contracting physicians do not provide suboptimal care through under-utilization of health care services, many managed care organizations measure rates of resource utilization in physician practices. These reports are made available to the public as a measure of health care quality, and can be linked to financial rewards, such as bonuses. For example, ApolloMed receives incentives under “pay-for-performance” programs for quality medical care, based on various criteria.

Additionally, Medicare pays capitation using a “Risk Adjustment model,” which compensates managed care organizations and providers based on the health status (acuity) of each individual enrollee. Health plans and providers with higher acuity enrollees will receive more and those with lower acuity enrollees will receive less. Under Risk Adjustment, capitation is determined based on health severity, measured using patient encounter data. Capitation is paid on an interim basis based on data submitted for the enrollee for the preceding year and is adjusted in subsequent periods after the final data is compiled.

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Medicare Shared Savings Program Revenue

ApolloMed through its subsidiary, ApolloMed ACO, participates in the MSSP sponsored by the CMS. The MSSP allows ACO participants to share in cost savings it generates in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, will be calculated annually by CMS on cost savings generated by the ACO participant relative to the ACO participants’ CMS benchmark. The MSSP is a newly formed program with minimal history of payments to ACO participants. ApolloMed considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and are not considered earned and therefore are not recognized as revenue until notice from CMS that cash payments are to be imminently received.

Types of Revenue by Business Operation

Each of our synergistic operations generates revenue in the following manners:

•             Hospitalist Operation  - AMH contracts with health plans or IPAs to be paid on fee schedules or case rates to see patients and earns revenue primarily on a contracted basis. AMH also contracts directly with hospitals for fixed monthly stipends for continuous staffing coverage.

•             IPA Operation - MMG and AKM are traditional IPAs that earn revenue based on capitation payments from health plans. In California, health plans prospectively pay the IPA or medical group a fixed Per Member Per Month amount, or capitation payment, which is often based on a percentage of the amount received by the health plan. Capitation payments to medical groups or IPAs, in the aggregate, represent a prospective budget from which the IPA manages care-related expenses on behalf of the population enrolled with that IPA. Those IPAs or medical groups that manage care-related expenses under the capitated levels will realize an operating profit; if care-related expenses exceed projected levels, the IPA will realize an operating deficit.

•             ACO Operation - ApolloMed ACO is a “Shared Savings” performance model that is a contracted with CMS and earns revenue from MSSP based on cost-savings achieved. The MSSP will reward ACOs that lower their healthcare costs while meeting performance standards on quality of care and patient satisfaction. Under the final MSSP rules, Medicare will continue to pay individual providers and suppliers for specific items and services as it currently does under the FFS payment methodologies. The MSSP rules require CMS to develop a benchmark for savings to be achieved by each ACO if the ACO is to receive shared savings. An ACO that meets the program’s quality performance standards will be eligible to receive a share of the savings to the extent its assigned beneficiary medical expenditures are below the medical expenditure benchmark provided by CMS. A MSR must be achieved before the ACO can receive a share of the savings. Once the MSR is surpassed, all the savings below the benchmark provided by CMS will be shared 50% with the ACO. The MSR varies depending on the number of patients assigned to the ACO, starting at 3.9% for ACOs with patients totaling 5,000 and grading to 2% for ACOs with more than 60,000 patients.

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•            Care Clinics  - ApolloMed Care Clinic’s clinics receives the majority of its revenues from traditional fee-for-service models where the physicians are paid based on professional fee schedules from various health plans, and also receives capitated payments from IPAs, including from MMG.

•             Palliative Care, Home Health and Hospice Service Operations - ApolloMed Palliative, which includes Best Choice Hospice and Holistic Home Health, receives both fee-for-service and contracted revenues. Under the home health Prospective Payment System (“PPS”) of reimbursement, for Medicare and Medicare Advantage programs paid at episodic rates, ApolloMed estimates net revenues to be recorded based on a reimbursement rate which is determined using relevant data, relating to each patient’s health status including clinical condition, functional abilities and service needs, as well as applicable wage indices to give effect to geographic differences in wage levels of employees providing services to the patient. Billings under PPS are initially recognized as deferred revenue and are subsequently amortized into revenue over an average patient treatment period. The process for recognizing revenue to be recorded is based on certain assumptions and judgments, including (i) the average length of time of each treatment as compared to a standard 60 day episode (ii) any differences between the clinical assessment of and the therapy service needs for each patient at the time of certification as compared to actual experience, as well as (iii) the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, are discharged but readmitted to another agency within the same 60 day episodic period or are subject to certain other factors during the episode. Medicare revenues for Hospice are recorded on an accrual basis based on the number of days a patient has been on service at amounts equal to an estimated payment rate. The payment rate is dependent on whether a patient is receiving routine home care, general inpatient care, continuous home care or respite care. Adjustments to Medicare revenues are recorded based on an inability to obtain appropriate billing documentation or authorizations acceptable to the payor or other reasons unrelated to credit risk.

GEOGRAPHIC COVERAGE

As of April 24, 2015, through our managed physician practices, we provided hospitalist services at over 20 acute-care hospitals and long-term acute care facilities in Southern and Central California, and operated primary care and specialty medical clinics in the Los Angeles area. MMG and AKM each provides primary and specialist care through its contracted physicians throughout the Greater Los Angeles area. ApolloMed ACO had nearly 30,000 Medicare beneficiaries assigned to it by CMS in California, Mississippi and Ohio.

COMPETITION

The healthcare industry is highly competitive. We compete for customers with many other healthcare providers, including local physicians and practice groups as well as local, regional and national networks of physicians, hospitals and other healthcare companies.

HOSPITALISTS

The market for hospitalists within this industry is highly fragmented. ApolloMed faces competition from numerous small inpatient practices as well as large physician groups. Some of our competitors operate on a national level, such as EmCare, Team Health, IPC-The Hospitalist Company and Sound Physicians, and may have greater financial and other resources available to them. In addition, because the market for hospitalist services is highly fragmented and the ability of individual physicians to provide services in any hospital where they have certain credentials and privileges, competition for growth in existing and expanding markets is not limited to our largest competitors.

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IPAs

ApolloMed’s affiliated IPAs, MMG and AKM, operate in a highly competitive market. They compete with other IPAs, medical groups and hospitals. Some of our competitors may have greater financial and other resources available to them. For example, in Los Angeles, examples of our competitors include Regal Medical Group and Lakeside Medical group, which are part of the Heritage Provider Network, as well as HealthCare Partners, which is owned by DaVita HealthCare Partners.

ACCOUNTABLE CARE ORGANIZATION

ApolloMed ACO competes with hospitals, sophisticated provider groups, and management service organizations in the creation, administration, and management of ACOs. Some of our competitors may have greater financial and other resources available to them. For example, in Los Angeles, our competitors include Heritage California ACO, which is part of the Heritage Provider Network and operates a Pioneer ACO and HealthCare Partners ACO, which is owned by DaVita HealthCare Partners and which participates in the MSSP.

PALLIATIVE CARE, HOME HEALTH AND HOSPICE

The palliative care, home health and hospice industries are highly competitive and fragmented. Palliative care and hospice providers include not-for-profit and charity-funded programs that may have strong ties to their local communities and for-profit programs that may have greater financial and marketing resources available to them. Home health providers include not-for-profit and for-profit facility-based agencies, such as hospitals or nursing homes, as well as independent companies, some of which are large publicly-traded companies.

PROFESSIONAL LIABILITY AND OTHER INSURANCE COVERAGE

Our business has an inherent risk of claims of medical malpractice against our affiliated physicians and us. We and our independent physician contractors pay premiums for third-party professional liability insurance that indemnifies us and our affiliated hospitalists on a claims-made basis for losses incurred related to medical malpractice litigation. Professional liability coverage is required in order for our affiliated hospitalists to maintain hospital privileges. All of our physicians carry first dollar coverage with limits of liability equal to $1,000,000 for all claims based on occurrence up to an aggregate of $3,000,000 per year.

We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. In addition to the known incidents that have resulted in the assertion of claims, we cannot be certain that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us, our affiliated professional organizations or our affiliated hospitalists in the future where the outcomes of such claims are unfavorable. We believe that the ultimate resolution of all pending claims, including liabilities in excess of our insurance coverage, will not have a material adverse effect on our financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on our business.

We also maintain worker’s compensation, director and officer, and other third-party insurance coverage subject to deductibles and other restrictions in accordance with industry standards. We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. However, we cannot assure that any pending or future claim will not be successful or if successful will not exceed the limits of available insurance coverage.

NNA FINANCING ARRANGEMENTS

On March 28, 2014, we entered into a Credit Agreement (the “Credit Agreement”) pursuant to which NNA, an affiliate of Fresenius, extended to us (i) a $1,000,000 revolving line of credit (the “Revolving Loan”) and (ii) a $7,000,000 term loan (the “Term Loan”). The Company drew down the full amount of the Revolving Loan on October 23, 2014. The Term Loan and Revolving Loan mature on March 28, 2019, subject to NNA’s right to accelerate payment on the occurrence of certain events. The Term Loan may be prepaid at any time without penalty or premium. The loans extended under the Credit Agreement are secured by substantially all of our assets, and are guaranteed by our subsidiaries and consolidated entities. The guarantees of these subsidiaries and consolidated entities are in turn secured by substantially all of the assets of the subsidiaries and consolidated entities providing the guaranty. Any entity that subsequently becomes a subsidiary or consolidated entity will be required to provide a similar guaranty secured by substantially all of its assets and to comply with all of the other applicable requirements in the Credit Agreement and NNA Convertible Note.

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Concurrently with the Credit Agreement, we entered into an Investment Agreement with NNA (the “Investment Agreement”), pursuant to which it issued to NNA a Convertible Note in the original principal amount of $2,000,000 (the “NNA Convertible Note”). We drew down the full principal amount of the NNA Convertible Note on July 30, 2014. The NNA Convertible Note matures on March 28, 2019, subject to NNA’s right to accelerate payment on the occurrence of certain events. We may redeem amounts outstanding under the NNA Convertible Note on 60 days’ prior notice to NNA. Amounts outstanding under the NNA Convertible Note are convertible at NNA’s sole election into shares of our common stock at an initial conversion price of $10.00 per share. Our obligations under the NNA Convertible Note are guaranteed by our subsidiaries and consolidated entities (including any subsidiaries or consolidated entities that are acquired or formed in the future).

On February 6, 2015, we entered into a First Amendment and Acknowledgement (the “Acknowledgement”) with NNA, Warren Hosseinion, M.D., and Adrian Vazquez, M.D. The Acknowledgement amended some provisions of, and/or provided waivers in connection with, each of (i) the Registration Rights Agreement between the Company and NNA, dated March 28, 2014 (the “Registration Rights Agreement”), (ii) the Investment Agreement, (iii) the NNA Convertible Note, and (iv) the NNA Warrants. The amendments to the Registration Rights Agreement included amendments with respect to the timing of the filing deadline for a resale registration statement for the benefit of NNA.

 Under the Investment Agreement, we issued to NNA warrants to purchase up to 300,000 shares of our common stock at an initial exercise price of $10.00 per share and warrants to purchase up to 200,000 shares of our common stock at an initial exercise price of $20.00 per share (collectively, the “NNA Warrants”).

The Credit Agreement, Investment Agreement and NNA Convertible Note contain various representations, warranties and covenants that we made, including the following:

• We and our subsidiaries and consolidated entities are prohibited from acquiring another entity or business with a purchase price greater than $500,000 without NNA’s prior consent.

• We and our subsidiaries and consolidated entities are prohibited from creating or acquiring new subsidiaries without NNA’s prior approval. We are further prohibited from creating or acquiring any subsidiary that is not wholly-owned by us or one of our subsidiaries.

• We are required to meet certain financial covenants as to consolidated EBITDA, leverage ratio, fixed charge coverage ratio and consolidated tangible net worth (in the case of consolidated tangible net worth, adding back certain goodwill and intangible assets of some of our acquisitions). In particular, we are required (i) to maintain a consolidated tangible net worth of no less than $(3,700,000) as of March 31, 2015, June 30, 2015 and September 30, 2015, respectively, and a consolidated tangible net worth of no less than $0 as of December 31, 2015, and (ii) to have consolidated EBITDA of not less than $1,000,000 and a fixed charge coverage ratio of not less than 1.25 to 1.0, in each case as of September 30, 2015.

• We are prohibited from being acquired by merger or consolidation without NNA’s prior consent. With certain exceptions, neither us nor any of our subsidiaries or consolidated entities may sell or dispose of any assets.

• With certain exceptions, neither us nor any of our subsidiaries or consolidated entities may incur any indebtedness or permit any liens to be placed on their properties without NNA’s prior consent.

• With certain exceptions, neither us nor any of our subsidiaries or consolidated entities may make any dividends or distributions or repurchase shares of its capital stock without NNA’s prior consent.

Both the NNA Convertible Note and the NNA Warrants include the following terms:

• The exercise price under the NNA Warrants and the conversion price under the NNA Convertible Note and the number of shares underlying such securities would be adjusted under certain circumstances, resulting in the issuance of additional shares of our securities. This adjustment would be triggered by our issuance of shares of our common stock (or securities issuable into its common stock) at a price per share less than $9.00 per share. The adjustments described in this paragraph do not apply to certain exempt issuances, including the sale of shares of our common stock in a bona fide, firmly underwritten public offering pursuant to a registration statement under the 1933 Act and with a purchase price per share of at least $20.00 (a “Qualified IPO”). In addition, these adjustments would terminate on the earlier of March 28, 2016 and our closing of an equity financing yielding gross cash proceeds of at least $2,000,000 (the “Next Financing”). As provided in the First Amendment, this Offering would not be a Qualified IPO or the Next Financing, and the sale of shares of our common stock in this Offering would trigger the adjustments described in this paragraph. Any future issuances of our securities that are not exempt would also result in the adjustments described in this paragraph until the adjustments are terminated.

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• We are required to make cash payments to NNA on a ratable basis if we make any payments to holders of restricted stock units, phantom equity rights, equity appreciation rights or any other payments calculated in reference to the valuation or changes in valuation of our common stock or equity.

• We have also granted the following rights to NNA under the Investment Agreement, for so long as NNA holds a specified number shares of our common stock or NNA Warrants or the NNA Convertible Note convertible into such specified number of shares of our common stock:

•  NNA has the right to have one director nominated to our Board of Directors and each Board of Directors committee, and to appoint one representative to attend meetings of our Board of Directors and each Board of Director’s committee as an observer. NNA has exercised its observer rights but has not appointed a director to our Board of Directors.

• With certain specified exceptions, NNA has the right to subscribe for its pro rata share of any of our issuances of securities on the same terms as such securities are being offered to others. This subscription right does not apply to certain exempt issuances, including the sale of our shares of common stock in a Qualified IPO. Under the First Amendment, NNA has waived its subscription rights for this Offering so long as this Offering is completed by May 29, 2015.

We have also entered into a Registration Rights Agreement with NNA, which, as amended by the First Amendment, provides NNA with the following rights, among others:

•          NNA has the right to include all of its registrable securities (except for those eligible for resale under Rule 144) in any public offering by us of our securities under a registration statement filed with the SEC.

•          We are prohibited for an extended period of time from preparing or filing with the SEC a registration statement without the prior consent of NNA. Under the First Amendment, NNA has consented to the preparation and filing of a registration statement in connection with this Offering so long as this Offering is completed by May 29, 2015.

•         We are required to prepare and file with the SEC a registration statement covering the sale of NNA’s registrable securities by June 26, 2015 or, if this Offering is completed, 125 days after the date of completion. If we fail to do so, on June 26, 2015 (or 125 days after the completion of this Offering) and in each following month until we file the registration statement registering NNA’s registrable securities, we must pay NNA liquidated damages of 1.5% of the total purchase price of the registrable securities owned by NNA, payable in Common Stock. We are also required to use our commercially reasonable best efforts to cause the registration statement registering NNA’s registrable securities to be declared effective by the SEC by December 18, 2015.

REGULATORY MATTERS

Significant Federal and State Healthcare Laws Governing Our Business

As a healthcare company, our operations and relationships with healthcare providers such as hospitals, other healthcare facilities, and healthcare professionals are subject to extensive and increasing regulation by numerous federal, state, and local government entities. These laws and regulations often are interpreted broadly and enforced aggressively by multiple government agencies, including the U.S. Department of Health and Human Services Office of the Inspector General, the U.S. Department of Justice, Centers for Medicare and Medicaid, and various state authorities. We have included brief descriptions of some, but not all, of the laws and regulations that affect our business below.

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Imposition of liabilities associated with a violation of any of these healthcare laws and regulations could have a material adverse effect on our business, financial condition and results of operations. The Company cannot guarantee that its arrangements or business practices will not be subject to government scrutiny or be found to violate certain healthcare laws. Government investigations and prosecutions, even if we are ultimately found to be without fault, can be costly and disruptive to our business. Moreover, changes in healthcare legislation or government regulation may restrict our existing operations, limit the expansion of our business or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition and results of operations.

False Claims Acts

The federal False Claims Act imposes civil liability on individuals or entities that submit false or fraudulent claims for payment to the federal government. The False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim for payment approved. Private parties may initiate qui tam whistleblower lawsuits against any person or entity under the False Claims Act in the name of the government and may share in the proceeds of a successful suit.

The federal government has used the False Claims Act to prosecute a wide variety of alleged false claims and fraud allegedly perpetrated against Medicare and state healthcare programs. By way of illustration, these prosecutions may be based upon alleged coding errors, billing for services not rendered, billing services at a higher payment rate than appropriate, and billing for care that is not considered medically necessary. The government and a number of courts also have taken the position that claims presented in violation of certain other statutes, including the federal Anti-Kickback Statute or the Stark Law, can be considered a violation of the False Claims Act based on the theory that a provider impliedly certifies compliance with all applicable laws, regulations, and other rules when submitting claims for reimbursement.

Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the government. A False Claims Act violation may provide the basis for the imposition of administrative penalties as well as exclusion from participation in governmental healthcare programs, including Medicare and Medicaid. In addition to the provisions of the False Claims Act, which provide for civil enforcement, the federal government also can use several criminal statutes to prosecute persons who are alleged to have submitted false or fraudulent claims for payment to the federal government.

A number of states have enacted false claims acts that are similar to the federal False Claims Act. Even more states are expected to do so in the future because Section 6031 of the DRA, amended the federal law to encourage these types of changes, along with a corresponding increase in state initiated false claims enforcement efforts. Under the DRA, if a state enacts a false claims act that is at least as stringent as the federal statute and that also meets certain other requirements, the state will be eligible to receive a greater share of any monetary recovery obtained pursuant to certain actions brought under the state’s false claims act. The OIG, in consultation with the Attorney General of the United States, is responsible for determining if a state’s false claims act complies with the statutory requirements. Currently, 19 states, including California have some form of state false claims act.

Anti-Kickback Statutes

The federal Anti-Kickback Statute is a provision of the Social Security Act that prohibits as a felony offense the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (1) the referral of a patient for items or services for which payment may be made in whole or part under Medicare, Medicaid or other federal healthcare programs, (2) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other federal healthcare programs or (3) the purchase, lease, or order or arranging or recommending the purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The ACA amended section 1128B of the Social Security Act to make it clear that a person need not have actual knowledge of the statute, or specific intent to violate the statute, as a predicate for a violation. The OIG, which has the authority to impose administrative sanctions for violation of the statute, has adopted as its standard for review a judicial interpretation which concludes that the statute prohibits any arrangement where even one purpose of the remuneration is to induce or reward referrals. A violation of the Anti-Kickback Statute is a felony punishable by imprisonment, criminal fines of up to $25,000, civil fines of up to $50,000 per violation and three times the amount of the unlawful remuneration. A violation also can result in exclusion from Medicare, Medicaid or other federal healthcare programs. In addition, pursuant to the changes of the ACA, a claim that includes items or services resulting from a violation of the Anti-Kickback Statute is a false claim for purposes of the False Claims Act.

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Due to the breadth of the Anti-Kickback Statute’s broad prohibitions, statutory exceptions exist that protect certain arrangements from prosecution. In addition, the OIG has published safe harbor regulations that specify arrangements that also are deemed protected from prosecution under the Anti-Kickback Statute, provided all applicable criteria are met. The failure of an activity to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute, but these arrangements may be subject to scrutiny and prosecution by enforcement agencies. The conduct or business arrangement, however, does increase the risk of scrutiny by government enforcement authorities. We may be less willing than some of our competitors to take actions or enter into business arrangements that do not clearly satisfy the safe harbors. As a result, this unwillingness may put us at a competitive disadvantage.

Some states have enacted statutes and regulations similar to the Anti-Kickback Statute, but which may be applicable regardless of the payor source for the patient. These state laws may contain exceptions and safe harbors that are different from and/or more limited than those of the federal law and that may vary from state to state. Although we have established policies and procedures to ensure that our arrangements with physicians comply with current laws and applicable regulations, we cannot assure you that regulatory authorities that enforce these laws will not determine that some of these arrangements violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to liabilities under the Social Security Act, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other federal health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Federal Stark Law

The federal Stark Law, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing ‘‘designated health services,’’ if the physician or a member of the physician’s immediate family has a ‘‘financial relationship’’ with the entity, unless a specific exception applies. Designated health services include, among other services, inpatient and outpatient hospital services, clinical laboratory services, certain imaging services, and other items or services that our affiliated physicians may order. The prohibition applies regardless of the reasons for the financial relationship and the referral; and therefore, unlike the federal Anti-Kickback Statute, intent to violate the law is not required. Like the Anti-Kickback Statute, the Stark Law contains a number of statutory and regulatory exceptions intended to protect certain types of transactions and business arrangements from penalty. Unlike safe harbors under the Anti-Kickback Statute with which compliance is voluntary, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.

The penalties for violating the Stark Law can include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services and civil penalties of up to $15,000 for each violation, double damages, and possible exclusion from future participation in the governmental healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme.

Some states have enacted statutes and regulations similar to the Stark Law, but which may be applicable to the referral of patients regardless of their payor source and which may apply to different types of services. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state.

Because the Stark Law and its implementing regulations continue to evolve, we do not always have the benefit of significant regulatory or judicial interpretation of this law and its regulations. We attempt to structure our relationships to meet an exception to the Stark Law, but the regulations implementing the exceptions are detailed and complex, and we cannot be certain that every relationship complies fully with the Stark Law. In addition, in the July 2008 final Stark rule, CMS indicated that it will continue to enact further regulations tightening aspects of the Stark Law that it perceives allow for Medicare program abuse, especially those regulations that still permit physicians to profit from their referrals of ancillary services. There can be no assurance that the arrangements entered into by us with physicians and facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.

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Health Information Privacy And Security Standards

Among other directives, the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), required the Department of Health and Human Services, or the HHS, to adopt standards to protect the privacy and security of certain health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information by “HIPAA covered entities,” which include entities like the Company, our affiliated hospitalists, and practice groups.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

The American Recovery and Reinvestment Act enacted on February 18, 2009, included the Health Information Technology for Economic and Clinical Health Act (HITECH) which modified the HIPAA legislation significantly. Pursuant to HITECH, certain provisions of the HIPAA privacy and security regulations become directly applicable to “HIPAA business associates”.

Violations of the HIPAA privacy and security standards may result in civil and criminal penalties. Historically, these included: (1) civil money penalties of $100 per incident, to a maximum of $25,000, per person, per year, per standard violated and (2) depending upon the nature of the violation, fines of up to $250,000 and imprisonment for up to ten years. The passage of HITECH significantly modified the enforcement structure, creating a tiered system of civil money penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. We must also comply with the “breach notification” regulations, which implement certain provisions of HITECH. Under these regulations, in addition to reasonable remediation, covered entities must promptly notify affected individuals in the case of a breach of “unsecured PHI,” which is defined by HHS guidance, as well as the HHS Secretary and the media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to the HHS Secretary on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches at or by the business associate. Formal enforcement of the new breach notification regulations began on February 22, 2010.

We expect increased federal and state HIPAA privacy and security enforcement efforts. Under HITECH, State Attorney Generals now have the right to prosecute HIPAA violations committed against residents of their states. In addition, HITECH mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities and business associates. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine or monetary settlement paid by the violator. This methodology for compensation to harmed individuals was required to be in place by February 17, 2012.

Many states also have laws that protect the privacy and security of confidential, personal information. These laws may be similar to or even more stringent than the federal provisions. Not only may some of these state laws impose fines and penalties upon violators, but some may afford private rights of action to individuals who believe their personal information has been misused.

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Financial Information And Privacy Standards

In addition to privacy and security laws focused on health care data, multiple other federal and state laws regulate the use and disclosure of consumer’s financial information (“Personal Information”). Many of these laws also require administrative, technical, and physical safeguards to prevent unauthorized use or disclosure of Personal Information, including mandated processes and timeframes for notification of possible or actual breaches of Personal Information to the affected individual. The Federal Trade Commission primarily oversees compliance with the federal laws relevant to us, while state laws are addressed by the state attorney general or other respective state agencies. As with HIPAA, enforcement of laws protecting financial information is increasing. Examples of relevant federal laws include the Fair Credit Reporting Act, the Electronic Communications Privacy Act, and the Computer Fraud and Abuse Act.

Fee-Splitting And Corporate Practice Of Medicine

Some states, including California, have laws that prohibit business entities, such as our Company and its subsidiaries, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, also known collectively as the corporate practice of medicine, or engaging in certain arrangements, such as fee-splitting, with physicians. In these states, a violation of the corporate practice of medicine prohibition constitutes the unlawful practice of medicine, which is a public offense punishable by fines and other criminal penalties. In addition, any physician who participates in a scheme that violates the state’s corporate practice of medicine prohibition may be punished for aiding and abetting a lay entity in the unlawful practice of medicine. The Company operates by maintaining long-term management contracts with affiliated professional organizations, which are each owned and operated by physicians and which employ or contract with additional physicians to provide hospitalist services. Under these arrangements, we perform only non-medical administrative services, do not represent that we offer medical services, and do not exercise influence or control over the practice of medicine by the physicians or the affiliated professional organizations. The California Medical Board, as well as other state regulatory bodies, has taken the position that certain physician practice management agreements that confer too much control over a physician practice violate the prohibition against corporate practice of medicine.

The Company operates by maintaining long-term management contracts with affiliated professional organizations, which are each owned and operated by physicians and other individuals, and which employ or contract with additional physicians to provide clinical services. Under these arrangements, we perform only non-medical administrative services, do not represent that we offer medical services, and do not exercise influence or control over the practice of medicine by the physicians or the affiliated professional organizations.

For financial reporting purposes, however, we consolidate the revenues and expenses of all our practice groups that we own or manage because we have a controlling financial interest in these practices based on applicable accounting rules and as described in our consolidated financial statements. In states where fee-splitting is prohibited between physicians and non-physicians, the fees that we receive through our management contracts have been established on a basis that we believe complies with the applicable state laws.

Some of the relevant laws, regulations, and agency interpretations in the State of California and other states that have corporate practice prohibitions have been subject to limited judicial and regulatory interpretation. Moreover, state laws are subject to change and regulatory authorities and other parties, including our affiliated physicians, may assert that, despite these arrangements, we are engaged in the prohibited corporate practice of medicine or that our arrangements constitute unlawful fee-splitting. If this occurred, we could be subject to civil or criminal penalties, our contracts could be found legally invalid and unenforceable (in whole or in part), or we could be required to restructure our contractual arrangements. If we were required to restructure our operating structures due to determination that a corporate practice of medicine violation existed, such a restructuring might include revisions of our management services agreements, which might include a modification of the management fee, and/ or establishing an alternative structure.

Deficit Reduction Act Of 2005

Among other mandates, the Deficit Reduction Act of 2005, or the DRA, created a new Medicaid Integrity Program designed to enhance federal and state efforts to detect Medicaid fraud, waste and abuse. Additionally, section 6032 of the DRA requires entities that make or receive annual Medicaid payments of $5.0 million or more from any one state to provide their employees, contractors and agents with written policies and employee handbook materials on federal and state False Claims Acts and related statues. At this time, we are not required to comply with section 6032 because we receive less than $5.0 million in Medicaid payments annually from any one state. However, we may likely be required to comply in the future as our Medicaid billings increase.

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Other Federal Healthcare Compliance Laws

We are also subject to other federal healthcare laws.

In 1995, Congress amended the federal criminal statutes set forth in Title 18 of the United States Code by defining additional federal crimes that could have an impact on our business, including “Health Care Fraud” and “False Statements Relating to Health Care Matters.” The Health Care Fraud provision prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program. As defined in this provision of Title 18, a “healthcare benefit program” can be either a government or private payor plan. Violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both. The ACA amended section 1347 of Title 18 to provide that a person may be convicted under the Health Care Fraud provision even in the absence of proof that the person had actual knowledge of, or specific intent to violate, the statute.

The False Statements Relating to Health Care Matters provision prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both.

Under the Civil Monetary Penalties law of the Social Security Act, a person, including any individual or organization, may be subject to civil monetary penalties, treble damages and exclusion from participation in federal health care programs for certain specified conduct. One provision of the Civil Monetary Penalties law precludes any person (including an organization) from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services that the person knows or should know (a) were not provided as described in the coding of the claim, (b) is a false or fraudulent claim, (c) is for a service furnished by an unlicensed physician, (d) is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program or (e) are medically unnecessary items or services. Violations of the law may result in penalties of up to $10,000 per claim, treble damages, and exclusion from federal healthcare programs. In addition, the OIG may impose civil monetary penalties against any physician who knowingly accepts payment from a hospital (as well as against the hospital making the payment) as an inducement to reduce or limit services provided to Medicare or Medicaid program beneficiaries. Further, except as specifically permitted under the Civil Monetary Penalties law, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services may be liable for civil money penalties of up to $10,000 for each wrongful act.

Other State Healthcare Compliance Provisions

In addition to the state laws previously described, we also are subject to other state fraud and abuse statutes and regulations. Many of the states in which we operate or plan to expand to have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws reach to all healthcare services and not just those covered under a governmental healthcare program. A determination of liability under any of these laws could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable fraud and abuse laws.

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Knox-Keene Act And Other State Insurance Laws

Some of the medical groups and IPAs that have entered into management services agreements with us, have historically contracted with health plans and other payors to receive a per member per month (“PMPM”) or percentage of premium (“POP”) capitation payment for professional (physician) services and assumed the financial responsibility for professional services. In many of these cases, the health plans or other payors separately enter into contracts with hospitals that directly receive payment (either a capitation or fee-for-service payment) and assume some type of contractual financial responsibility for their institutional (hospital) services. In some instances, the Company’s managed medical groups and IPAs have been paid by their contracting payor for the financial outcome of managing the care dollars associated with both the professional and institutional services received by the medical groups’ and IPAs’ members. In the case of institutional services, the medical groups and IPAs have recognized a percentage of the surplus of institutional revenues less institutional expense as the medical groups’ and IPAs’ net revenues and has also been responsible for some percentage of any short-fall in the event that institutional expenses exceed institutional revenues. Notwithstanding, neither the Company nor any of its managed medical groups or IPAs are contractually obligated to pay claims to any hospitals or other institutions under these arrangements. The California Department of Managed Health Care (“DMHC”) licenses and regulates health care service plans pursuant to the Knox-Keene Act. We do not hold a limited Knox-Keene license. If DMHC were to determine that we have been inappropriately taking risk for institutional and professional services as a result of our various hospital and physician arrangements without having a limited Knox-Keene license, we may be required to obtain a limited Knox-Keene license to resolve such violations and we could be subject to civil and criminal liability, any of which could have a material adverse effect on our business, financial condition or results of operations.

Fair Debt Collection Practices Act

Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable state statutes. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act.

U.S. Sentencing Guidelines

The U.S. Sentencing Guidelines are used by federal judges in determining sentences in federal criminal cases. The guidelines are advisory, not mandatory. With respect to corporations, the guidelines state that having an effective ethics and compliance program may be a relevant mitigating factor in determining sentencing. To comply with the guidelines, the compliance program must be reasonably designed, implemented, and enforced such that it is generally effective in preventing and detecting criminal conduct. The guidelines also state that a corporation should take certain steps such as periodic monitoring and appropriately responding to detected criminal conduct. We have recently adopted a code of ethics for our Company.

Licensing, Certification, Accreditation And Related Laws And Guidelines

Our clinical personnel are subject to numerous federal, state and local licensing laws and regulations, relating to, among other things, professional credentialing and professional ethics. Since the Company performs services at hospitals and other types of healthcare facilities, it may indirectly be subject to laws applicable to those entities as well as ethical guidelines and operating standards of professional trade associations and private accreditation commissions, such as the American Medical Association and The Joint Commission. There are penalties for non-compliance with these laws and standards, including loss of professional license, civil or criminal fines and penalties, loss of hospital admitting privileges, and exclusion from participation in various governmental and other third-party healthcare programs. Our ability to operate profitably will depend, in part, upon our ability and the ability of our affiliated physician organizations to obtain and maintain all necessary licenses and other approvals and operate in compliance with applicable health care laws and regulations, including any new laws and regulations or new interpretations of existing laws and regulations.

Professional Licensing Requirements

The Company’s affiliated hospitalists must satisfy and maintain their professional licensing in the states where they practice medicine. Activities that qualify as professional misconduct under state law may subject them to sanctions, or to even lose their license and could, possibly, subject us to sanctions as well. Some state boards of medicine impose reciprocal discipline, that is, if a physician is disciplined for having committed professional misconduct in one state where he or she is licensed, another state where he or she is also licensed may impose the same discipline even though the conduct occurred in another state. Professional licensing sanctions may also result in exclusion from participation in governmental healthcare programs, such as Medicare and Medicaid, as well as other third-party programs. . Our ability to operate profitably will depend, in part, upon our ability and the ability of our affiliated physician organizations to obtain and maintain all necessary licenses and other approvals and operate in compliance with applicable health care laws and regulations, including any new laws and regulations or new interpretations of existing laws and regulations.

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Home Health and Hospice Regulation.

We have invested in new business lines consisting of (i) home health, (ii) hospice, and (iii) palliative care that require compliance with additional regulatory requirements. For example, we must comply with laws relating to hospice care eligibility, the development and maintenance of plans of care, and the coordination of services with nursing homes or assisted living facilities where many of our patients live. In addition, our hospice programs are licensed as required under state law as either hospices or home health agencies.

Below, please find a discussion of the regulations that we believe most significantly affect our home health and hospice business.

Licensure, Certification, Accreditation and Related Laws and Guidelines.

Our agencies and facilities are subject to state and local licensing regulations ranging from the adequacy of medical care, to compliance with building codes and environmental protection laws. To assure continued compliance with these various regulations, governmental and other authorities periodically inspect our agencies and facilities. Additionally, our clinical professionals are subject to numerous federal, state and local licensing laws and regulations, relating to, among other things, professional credentialing and professional ethics. Clinical professionals are also subject to state and federal regulation regarding prescribing medication and controlled substances. Each state defines the scope of practice of clinical professionals through legislation and through the respective Boards of Medicine and Nursing, and many states require that nurse practitioners and physician assistants work in collaboration with or under the supervision of a physician. There are penalties for noncompliance with these laws and standards, including the loss of professional license, civil or criminal fines and penalties, federal health care program disenrollment, loss of billing privileges, and exclusion from participation in various governmental and other third-party healthcare programs. We operate our business to ensure that our employees and agents possess all necessary licenses and certifications.

Reimbursement for palliative care and house call services is generally conditioned on our clinical professionals providing the correct procedure and diagnosis codes and properly documenting both the service itself and the medical necessity for the service. Incorrect or incomplete documentation and billing information, or the incorrect selection of codes for the level and type of service provided, could result in non-payment for services rendered or lead to allegations of billing fraud.

Medicare Participation.

To participate in the Medicare program and receive Medicare payments, our agencies and facilities must comply with regulations promulgated by the CMS. Among other things, these requirements, known as the “Conditions of Participation” relate to the type of facility, its personnel, and its standards of medical care, as well as its compliance with state and local laws and regulations. The Conditions of Participation for hospice programs include, but may not be limited to regulation of the: Governing Body, Medical Director, Direct Provision of Core Services, Professional Management of Non-Core Services, Plan of Care, Continuation of Care, Informed Consent, Training, Quality Assurance, Interdisciplinary Team, Volunteers, Licensure, Central Clinical Records, Surveys and Audits, Billing Audits/ Claims Reviews, Certificate of Need Laws and Other Restrictions, Limitations on For-Profit Ownership, Limits on the Acquisition or Conversion of Non-Profit Health Care Organizations, and Professional Licensure.

To be eligible for Medicare payments for home health services, a patient must be “homebound” (cannot leave home without considerable or taxing effort), require periodic skilled nursing or physical or speech therapy services, and receive treatment under a plan of care established and periodically reviewed by a physician based upon a face-to-face encounter between the patient and the physician.

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From time to time we receive survey reports containing statements of deficiencies. We review such reports and takes appropriate corrective action. If a hospice or home health agency were found to be out of compliance and actions were taken against that hospice or home health agency, this could materially adversely affect the entity’s ability to continue to operate, to provide certain services and to participate in the Medicare and Medicaid programs, which could materially adversely affect our business operations.

Billing Audits/Claims Reviews. The Medicare program and its fiscal intermediaries and other payors periodically conduct pre-payment or post-payment reviews and other reviews and audits of health care claims, including hospice claims. There is pressure from state and federal governments and other payors to scrutinize health care claims to determine their validity and appropriateness. In order to conduct these reviews, the payor requests documentation from us and then reviews that documentation to determine compliance with applicable rules and regulations, including the eligibility of patients to receive hospice benefits, the appropriateness of the care provided to those patients and the documentation of that care. Our claims have been subject to review and audit. We make appropriate provisions in our accounting records to reduce our revenue for anticipated denial of payment related to these audits and reviews. We believe our hospice programs comply with all payor requirements at the time of billing. However, we cannot predict whether future billing reviews or similar audits by payors will result in material denials or reductions in revenue.

Professional Licensure and Participation Agreements. Many hospice employees are subject to federal and state laws and regulations governing the ethics and practice of their profession, including physicians, physical, speech and occupational therapists, social workers, home health aides, pharmacists and nurses. In addition, those professionals who are eligible to participate in the Medicare, Medicaid or other federal health care programs as individuals must not have been excluded from participation in those programs at any time.

Environmental, Occupational Health, OSHA

We are subject to federal, state and local regulations governing the storage, use and disposal of materials and waste products. Although we believe that our safety procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, we cannot completely eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all we could incur significant costs and the diversion of our management’s attention to comply with current or future environmental laws and regulations.

Federal regulations promulgated by OSHA impose additional requirements on us including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are implemented, and regulations might adversely affect our operations.

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DESCRIPTION OF PROPERTY

The Company’s corporate headquarters is located at 700 North Brand Boulevard, Suite 220, Glendale, California 91203.  The Company leases its corporate headquarters from EOP-700 North Brand, L.L.C., a Delaware limited liability company (“Landlord”). On October 14, 2014, the lease was amended by a Second Amendment.  The Second Amendment relocates the leased premises from Suite No. 220 to Suite Nos. 1400, 1425 and 1450, which collectively include 16,484 rentable square feet (the “Headquarters”).  The Headquarters are expected to be improved with an allowance of up to $659,360, provided by the Landlord, for construction and installation of equipment for the Headquarters.  Before the improved Headquarters are available, the Company will also use Suite No. 240 on a temporary basis.  The Second Amendment also extends the term of the lease to be for approximately six years after the Company begins operations in the Headquarters and increases the Company’s initial security deposit.   The Second Amendment sets the Headquarters base rent at $37,913.20 per month for the first year and schedules annual increases in base rent each year until the final rental year, which is capped at $43,957.33 per month.  However, the base rent will be abated by up to $228,049.27 subject to other terms of the lease.

AMM leases the SCHC Premises from Numen pursuant to the SCHC Lease. AMM and Numen entered into the SCHC Lease in connection with the completed acquisition by AMM and its affiliates of SCHC. Pursuant to the SCHC Lease, AMM leases the SCHC Premises, which consists of 8,766 rentable square feet, for a term of ten years, subject to a downward adjustment to seven years upon the occurrence of certain events during the first five years of the term. The base rent for the SCHC Lease is $32,872.50 per month, which is adjusted each year based upon the percentage change in the Consumer Price Index for the Los Angeles/Orange/Riverside regions.

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LEGAL PROCEEDINGS

In the ordinary course of our business, we become involved in pending and threatened legal actions and proceedings, most of which involve claims of medical malpractice related to medical services that are provided by our affiliated hospitalists. We may also become subject to other lawsuits which could involve significant claims and/or significant defense costs. We have become involved in the following two legal matters:

On May 16, 2014, Lakeside Medical Group, Inc. and Regal Medical Group, Inc., two independent physician associations who compete with us in the greater Los Angeles area, filed an action against us and two of our affiliates, MMG and AMH in Los Angeles County Superior Court. The complaint alleged that we and our two affiliates made misrepresentations and engaged in other acts in order to improperly solicit physicians and patient-enrollees from Plaintiffs. The Complaint sought compensatory and punitive damages. On June 30, 2014, we filed a motion requesting the Court to stay the court proceeding and order the parties to arbitrate this dispute subject to existing arbitration agreements. On August 11, 2014, the Plaintiffs filed a request for dismissal without prejudice of the action. On August 12, 2014, the Plaintiffs served us and our affiliates with Demands for Arbitration before Judicial Arbitration Mediation Services in Los Angeles. We are currently examining the merits of the claims to be arbitrated, and it is too early to state whether the likelihood of an unfavorable outcome is probable or remote, or to estimate the potential loss if the outcome should be negative. We are aware that punitive damages previously sought in the court proceeding are not available in arbitration. We are preparing a defense to the allegations and we intend to vigorously defend the action.

On August 28, 2014, Lakeside Medical Group, Inc. and Regal Medical Group, Inc., filed a similar lawsuit against Warren Hosseinion, our Chief Executive Officer. Dr. Hosseinion is defending the action and is currently being indemnified by us subject to the terms of an indemnification agreement and our charter. We have an existing Directors and Officers insurance policy. On September 9, 2014, Dr. Hosseinion filed a motion requesting the Court to stay the court proceeding and, pursuant to existing arbitration agreements, order the parties to arbitrate the dispute as part of the pending arbitration proceedings before JAMS (as discussed above). On October 29, 2014, the Plaintiffs filed a request for dismissal without prejudice of the action. On November 13, 2014, Plaintiffs served Dr. Hosseinion with Demands for Arbitration before JAMS in Los Angeles, and on November 19, 2014, we agreed to consolidate the two proceedings against Dr. Hosseinion with the two existing proceedings against us and our other affiliates. We are currently examining the merits of the claims to be arbitrated against Dr. Hosseinion, and it is too early to state whether the likelihood of an unfavorable outcome is probable or remote, or to estimate the potential loss if the outcome should be negative. We are aware that punitive damages previously sought in the court proceeding against Dr. Hosseinion are not available in arbitration.

Other than the two specific items disclosed above, the merits of which we continue to examine and analyze, we believe, based upon our review of pending actions and proceedings, that the outcome of such legal actions and proceedings will not have a material adverse effect on our business, financial condition, results of operations, or cash flows. The outcome of such actions and proceedings, however, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, or cash flows in a future period.

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MANAGEMENT

The names of our executive officers, directors and their age, title, and biography as of April 9, 2015 are set forth below:

The following table shows our Executive Officers and the members of our Board of Directors.

Name	Age	Director Since	Title
Gary Augusta	47	2012	Executive Chairman, Director
Mitchell Creem	54	2012	Chief Financial Officer and Principal Financial and Accounting Officer, Director
Warren Hosseinion, M.D.	42	2008	Chief Executive Officer, Director
Lance Jon Kimmel (1)	60	2015	Director
Suresh Nihalani (1)	61	2008	Director
David Schmidt (1)	67	2013	Director
Ted Schreck (1)	68	2012	Director
Adrian Vazquez, M.D.	44		Chief Medical Officer

(1) Independent

Directors designated as “independent” have been determined by the Board of Directors to be independent as that term is defined under the rules of Nasdaq. Directors are elected annually and hold office until our next annual meeting of stockholders and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Directors and Executive Officers

Gary Augusta

Executive Chairman, Director

Mr. Augusta has been a member of our Board of Directors since March 2012 and has been our Executive Chairman since October 2013. In addition to Board responsibilities, Mr. Augusta focuses for us on capital raising and corporate development. Mr. Augusta also serves as President of SpaGus Ventures LLC and SpaGus Capital Partners, growth funds that have invested in healthcare and technology companies since January 2010. From March 2004 to December 2009, Mr. Augusta was President and CEO of OCTANe, an innovation development company. From June 1994 to March 2000, he was a Consultant and Principal for AT Kearney, a leading consulting firm. From March 2001 to January 2004 he served as Corporate Development and M&A Officer for Fluor Inc., a Fortune 500 company. He earned a BS in Mechanical Engineering from the University of Rhode Island and a Master of Science and Management (MSM) from Georgia Tech. Mr. Augusta’s qualifications to serve on our Board of Directors includes his more than 20 years of experience as an executive focused on private equity, growth strategy and operations, corporate development and M&A.

Mitchell Creem

Director, Chief Financial Officer and Principal Financial and Accounting Officer

Mr. Creem has been our Chief Financial Officer and Principal Financial and Accounting Officer since May 2014 and a member of our Board of Directors since October 2012. Mr. Creem has served as President of Bridgewater Healthcare Group, a hospital and health network management services and performance consulting firm since February 2012. From June 2008 to January 2012, Mr. Creem was the CEO for the Keck Hospital of USC and USC Norris Cancer Hospital where he led USC’s acquisition of hospitals from Tenet Healthcare. From 2004 to 2008 he was the Associate Vice Chancellor and Chief Financial Officer for the UCLA Medical Sciences. From 2000 to 2004, he served as CFO of Beth Israel Deaconess Medical Center and from 1996 to 2000 he served as CFO of Tufts Medical Center. Previously, he served as Manager with PriceWaterhouseCoopers in their healthcare consulting practice. He earned a BS in Accounting and Business Management from Boston University and an MHA in Hospital Administration from Duke University. Mr. Creem’s qualifications to serve on our Board of Directors include over 30 years of corporate experience working as a senior executive in the healthcare industry.

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Warren Hosseinion, M.D.

Chief Executive Officer, Director

Dr. Hosseinion has been our Company’s Chief Executive Officer and a member of our Board of Directors since July 2008. In 2001, Dr. Hosseinion co-founded ApolloMed Hospitalists in Los Angeles with Dr. Adrian Vazquez. Dr. Hosseinion received his B.S. in biology from the University of San Francisco, his M.S. in physiology and biophysics from Georgetown University Graduate School, his medical degree from the Georgetown University School of Medicine, and his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board of Directors include his position as our chief executive officer since the inception of the Company, his background as co-founder of the Company and leading physician within the medical community in Los Angeles. In addition, Dr. Hosseinion is currently a practicing hospitalist physician and brings to our Board of Directors and our Company a depth of understanding of physician culture and strong knowledge of the healthcare market.

Lance Jon Kimmel

Director

Mr. Kimmel has been a member of our Board of Directors since April 2015. Mr. Kimmel is the founder and has been the managing partner of SEC Law Firm in Los Angeles, California since February 2004. Previously, Mr. Kimmel was a partner at Foley & Lardner in its Los Angeles office and Alschuler Grossman Stein & Kahan in Los Angeles. Mr. Kimmel’s law practice focuses on securities, including, capital formation for private and public companies, SEC reporting and compliance, mergers and acquisitions and general corporate representation. Mr. Kimmel speaks publicly and writes on current topics in securities and corporate law. Mr. Kimmel received his J.D. from New York University School of Law, attended Edinburgh University and graduated from Franklin & Marshall College. Mr. Kimmel’s qualifications to serve on our Board of Directors include his extensive legal experience representing and advising public companies in all aspects of their businesses.

Suresh Nihalani

Director

Mr. Nihalani has been a member of our Board of Directors since October 2008. Mr. Nihalani has served as a business consultant and advisor since 2008, and is currently involved with many early stage ventures in the area of cloud computing, data centers, next generation storage and 4G backhaul wireless radios, assisting them in technology direction, business development and strategic business planning. Mr. Nihalani was President and CEO of ClearMesh Network from 2005 to 2007. He also co-founded Nevis Networks, where he served as CEO from 2002 through 2005. From 1996 to 2001, he co-founded and served as CEO of Accelerated Networks. Prior to that he co-founded ACT Networks where he held various executive level positions. Mr. Nihalani holds a BS in Electrical Engineering from ITT Bombay and MSEE and MBA degrees from the Florida Institute of Technology. Mr. Nihalani’s qualifications to serve on our Board of Directors include over 35 years of corporate experience working as a senior executive and director with both public and private organizations.

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David Schmidt

Director

Mr. Schmidt has been a member of our Board of Directors since May 2013. He has served since January 2011 as Principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From August 2002 to December 2010, he served as the CEO and Member of the Board of SCAN Health Plan, a provider of Medicare Advantage plans. From 2000 to 2002 he served as CEO of Medicheck, a firm that provided Internet-based financial service management to healthcare organizations, which was sold to Passport Health Communications. He served on Passport’s Board from 2002 to 2006. From 1992 to 1998 he was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a BA in Economics from UCLA and a MBA from The Anderson School of Management at UCLA. Prior to his healthcare experience he held senior management roles in manufacturing companies including Avery Dennison. He also serves on the board of Beacon Healthcare Systems and was a founding board member of the SCAN Foundation, a 501(c)(3) corporation focused on long term care in the United States. Mr. Schmidt’s qualifications to serve as a member of the Company’s Board of Directors include his 20 years of experience working as a senior executive in the healthcare industry.

Ted Schreck

Director

Mr. Schreck has been a member of Board of our Directors since February 2012. Other than serving on our Board of Director and various other non-full time engagements, since 2009 Mr. Schreck has been retired. From 2006 to 2008 he served as a consultant for the Legacy Health System, based in Portland, Oregon, which operates six hospitals, a research institute, and a network of clinics. From 1998 to 2006, he served as an executive with Tenet Healthcare including as CEO of USC’s Private Practice Hospitals, Regional Vice President of Operations for Los Angeles-area hospitals, and finally as Senior Vice President. From 1973 to 1988 he served with St. Joseph Health System, as CEO of Santa Rosa General Hospital and Senior Vice President of Santa Rosa Memorial Hospital. Schreck also served as the CEO of the Eden Township District Hospitals from 1992 to 1998, and CEO of Delta Memorial Hospital from 1988 to 1992. He holds a BA degree from UCLA and Doctorate from USC. Mr. Schreck’s qualifications to serve on our Board of Directors include over 30 years of corporate experience working as a senior executive in the healthcare industry.

Adrian Vazquez, M.D.

Chief Medical Officer

Dr. Vazquez has served as our Chief Medical Officer since March 2014, having previously served as the Company’s President and Chairman of the Board of Directors from 2008 to 2011. Dr. Vazquez co-founded ApolloMed Hospitalists in 2001. He received his B.S. in biology from the University of California, Irvine, his medical degree from the UC Irvine School of Medicine and his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. He is a Diplomate of the American Board of Internal Medicine.

Review of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which requires the approval of the Audit Committee (or the Compensation Committee with respect to compensation matters if the composition of our Audit and Compensation Committees is identical), or if there is no Audit Committee, our entire Board of Directors, for all covered transactions. The Policy applies to any transaction or series of transactions in which ApolloMed, a subsidiary or any consolidated affiliate is a participant, the amount involved exceeds $120,000 and a “Related Person” as defined in the Policy, including executive officers, directors and their immediate family members, and holders of in excess of 5% of our common stock, has a direct or indirect material interest. Under the Policy, all Related Person Transactions must first be submitted to the Audit Committee (or the Compensation Committee with respect to compensation matters if the composition of our Audit and Compensation Committees is identical), or if there is no Audit Committee, our entire Board of Directors, for review, approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, and full disclosure of the Related Person’s interest in the transaction, the Audit Committee (or the Compensation Committee with respect to compensation matters if the composition of our Audit and Compensation Committees is identical), or if there is no Audit Committee, our entire Board of Directors, will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of ApolloMed.

Code of Ethics

ApolloMed has adopted a Code of Ethics applicable to the conduct of our employees. The Board of Directors will review and update the Code of Ethics periodically as necessary. Stockholders can access ApolloMed’s Code of Ethics on our website at http://ApolloMed.net.

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Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the directors or officers of our Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board of Directors Composition and Director Independence

We have been conditionally approved to list our common stock on the Nasdaq Capital Market. Under the rules of the Nasdaq Capital Market, independent directors must comprise a majority of our Board of Directors, in addition to certain other independence requirements of our Board of Directors committees.

Our Board of Directors undertook a review of its composition, the formation of committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that Ted Schreck, Suresh Nihalani, David Schmidt and Lance Jon Kimmel are our independent directors. We have entered into a Director’s Agreement and Indemnification Agreement with each of our independent directors.

Our Board of Directors recently created and appointed members to the following committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each committee is governed by a written charter that has been approved by our Board of Directors.

Audit Committee

Our Audit Committee consists of Ted Schreck, Suresh Nihalani, David Schmidt and Lance Jon Kimmel, each of whom satisfies the independence requirements under the Nasdaq Capital Market rules and regulations applicable to audit committee members and have an understanding of fundamental financial statements. David Schmidt serves as chairman of the Audit Committee.

Our Board of Directors has determined that David Schmidt qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions are approved by our Audit Committee before we enter into them.

Both our independent auditors and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

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Compensation Committee

Our Compensation Committee consists of Ted Schreck, Suresh Nihalani and David Schmidt, each of whom satisfies the independence requirements of the Nasdaq Capital Market and SEC rules and regulations. Each member of this Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Suresh Nihalani serves as chairman of the Compensation Committee.

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, our Compensation Committee administers our stock option plans, including granting stock options to our executive officers and directors. Our Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists Ted Schreck, Suresh Nihalani, David Schmidt and Lance Jon Kimmel, each of whom satisfies the independence requirements of the Nasdaq Capital Market and SEC rules and regulations. Ted Schreck serves as chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors and evaluates the performance of our Board of Directors and of individual directors. The Nominating and Corporate Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters.

Meetings and Committees of the Board of Directors

During the fiscal year ended January 31, 2014, our Board of Directors held 8 meetings and approved certain actions by unanimous written consent.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below.

Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

Leadership Structure

Our Chief Executive Officer, is Warren Hosseinion, M.D., and the Chairman of our Board is Gary Augusta. We have determined that neither is independent under Nasdaq Capital Market and SEC rules and regulations. Our Board of Directors does not have a lead independent director. Our Board of Directors has determined its leadership structure is appropriate and effective for us given our stage of development.

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EXECUTIVE COMPENSATION

The following table discloses the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended January 31, 2014 and 2013, respectively:

Name and Principal Position	Year	Salary		Stock Awards (1)		Option Awards (1)		All Other Compensation		Total
Warren Hosseinion	2014	$467,500	(7)	$—		$—		$126,451	(2)	$593,951
Chief Executive Officer	2013	376,221	(7)	420,000	(10)			124,446	(2)	920,667
Kyle Francis	2014	140,625	(4)	135,000	(13)	—		64,662	(3)	340,287
Chief Financial Officer (4)	2013			269,500	(11)	—		208,890	(3)	478,390
Mark Meyers	2014	—		—		174,353	(14)	126,000	(6)	300,353
Chief Strategy Officer (5)	2013	—		168,000	(12)	55,617	(12)	42,000	(6)	265,617
Mitchell Creem	2014	-		-		-		10,000	(9)	10,000
Chief Financial Officer (8)	2013	-		210,000	(9)			1,000	(9)	211,000

(1) The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC 718 “Compensation – Stock Compensation”.  Please see the notes below for discussions of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(2) Reflects personal benefits payments to Dr. Hosseinion for health, life, disability insurance premiums aggregating $43,483 (2014), $24,972 (2013); vehicle allowance of $31,726 (2014), $27,414 (2013); and travel, meals, cell phone and other business expense-related allowances.

(3) Reflects payments made to Kaneohe Advisors, LLC, an entity affiliated with Mr. Francis, pursuant to the consulting agreement with Kaneohe Advisors LLC dated March 15, 2009, as amended, of $49,500 (2014), $162,000 (2013); personal benefits include payments to Mr. Francis of $15,162 (2014), $5,400 (2013) in health insurance premiums and the remainder of the amount “All Other Compensation” in each applicable year is attributable to reimbursement of travel, meals, cell phone and other business related expenses.

(4) Mr. Francis was appointed as Chief Financial Officer, effective December 31, 2010 and resigned effective as of May 21, 2014. On March 1, 2013, the Company entered into a direct employment agreement with Mr. Francis, which provided for a salary of $225,000 per annum and reimbursement of health insurance premiums not to exceed $1,200 per month.

(5) Mr. Meyers was appointed as Chief Strategy Officer effective October 17, 2012, and resigned as Chief Strategy Officer effective as of June 30, 2014. Effective April 7, 2015, Mr. Meyers resigned his position as a member of our Board of Directors.

(6) On October 8, 2012 the Company entered into a consulting agreement with Mr. Mark Meyers to perform services as the Company’s Chief of Strategy and Business Development, pursuant to which Mr. Meyers received $10,000 per month and 5,000 vested options per month. The consulting agreement was amended in October 2013, pursuant to which Mr. Meyers received $10,000 per month and 6,000 vested options through December 31, 2013. This consulting agreement was subsequently terminated on June 30, 2014.

(7) Dr. Hosseinion's salary is for both patient care and non-clinical work in his role as the Company's Chief Executive Officer.

(8) Effective May 22, 2014, Mr. Creem was appointed as our Chief Financial Officer and Principal Financial and Accounting Officer. Mr. Creem received compensation in 2014 and 2013 only for his services as a member of our Board of Directors and was not an executive officer during the periods reported. Mr. Creem is no longer considered an independent Director.

(9) Mr. Creem received cash compensation for his service as a member of our Board of Directors in 2014 and 2013 of $10,000 and $1,000, respectively. On October 22, 2012  our Board of Directors authorized the issuance of 50,000 restricted shares of the Company’s common stock to Mr. Creem for his board service, with a fair value of $210,000, which was valued based on the closing stock price of the Company’s common shares at the grant date and which will vest monthly over 36 months.

(10) Reflects 100,000 common shares purchased by Dr. Hosseinion for $0.01 per share with a fair value of $420,000 based on the closing price of the Company’s common stock at the date of grant.

(11) Reflects 70,000 common shares purchased by Mr. Francis for $0.01 per share with a fair value of $269,500 based on the closing price of the Company’s common stock at the date of grant.

(12) On October 18, 2012, the Company’s Board of Directors authorized the issuance of 40,000 restricted shares of the Company’s common stock with a fair value of $168,000 based on the closing price of the Company’s common stock at the date of grant to Mr. Meyers, pursuant to Mr. Meyers’ appointment to the Company’s Board of Directors. The Company’s Board of Directors authorized the issuance of 15,000 stock options to Mr. Mark Meyers pursuant to Mr. Meyer’s consulting agreement. The options vested immediately and expire on the tenth anniversary of issuance. The fair value of the stock options of $55,617 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs: exercise price of $2.10; an expected term of 6.0 years using the simplified method; interest rate of 0.70%; volatility of 36.7%; and no dividends.

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(13) On April 30, 2013, the Company’s Board of Directors authorized the issuance of 30,000 shares of common stock to Kaneohe Advisors, LLC for consulting services with a fair value of $135,000 based on the closing price of the Company’s common stock at the date of grant.

(14) During the quarter ended April 30, 2013, the Company’s Board of Directors authorized the issuance of options for 15,000 shares of common stock with an exercise price of $2.10 per share to Mr. Meyers pursuant to Mr. Meyers’ consulting agreement. The options vested immediately and expire on the tenth anniversary of issuance. The fair value of the 15,000 stock options was $55,774, and was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Expected term (in years)	3.0
Volatility	17.4%
Dividends	0.0%
Interest rate	0.82%

During the quarter ended July 31, 2013, the Company’s Board of Directors authorized the issuance of options for 15,000 shares of common stock with an exercise price of $2.10 per share to Mr. Meyers pursuant to Mr. Meyers’ consulting agreement. The options vested immediately and expire on the tenth anniversary of issuance. The fair value of the 15,000 stock options of $65,678 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Expected term (in years)	3.0
Volatility	29.7%
Dividends	0.0%
Interest rate	0.5%

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During the quarter ended October 31, 2013, the Company’s Board of Directors authorized the issuance of options for 15,000 shares of common stock with an exercise price of $2.10 per share to Mr. Meyers pursuant to Mr. Meyers’ consulting agreement. The options vested immediately and expire on the tenth anniversary of issuance. The fair value of the 15,000 stock options of $37,040 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Expected term (in years)	3.0
Volatility	75.8%
Dividends	0.0%
Interest rate	1.37%

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The following table summarizes the outstanding equity option awards held by each of our named executive officers as of January 31, 2014:

Outstanding Equity Option Awards at Fiscal Year End

OPTION AWARDS								STOCK AWARDS
Name and Principal Position	Grant Date		Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable	Option Exercise Price (2)	Option Expiration Date		Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested	Equity Incentive Plan Awards: Unearned or Unvested Shares	Equity Incentive Plan Awards: Market value of Unearned or Unvested Shares
Warren Hosseinion, M.D.	12/9/2010		30,000	-	$1.50	12/8/2020		-		-	-	-
Chief Executive Officer

Mark Meyers (5)		(1)	66,000	-	$2.27		(1)	15,556	(3)	$84,002	-	-
Chief Strategy Officer

Kyle Francis (4)	12/9/2010		15,000	-	$1.50	12/8/2020		-		-	-	-
Chief Financial Officer

Mitchell Creem (6)	10/22/2012							19,444	(7)	$104,998
Chief Financial Officer

(1) Mr. Meyers was granted 5,000 options per month from November 1, 2012 to October 1, 2013; and 6,000 options on October 22, 2013. Mr. Meyer's options expire 10 years from grant date.

(2) All options have been issued with an exercise price equal to the closing price of our common stock on the date of grant except 60,000 options granted to Mr. Meyers at an exercise price of $2.10 per share. The weighted average closing stock price for the 60,000 shares on the dates of grant was $6.20 per share.

(3) Reflects shares acquired by Mr. Meyers for $0.01 per share in which the Company’s right to repurchase has not lapsed. From date of purchase the shares vest evenly on a monthly basis over 36 months. The value of the shares that have not vested are based on the 30 day trailing volume weighted average closing share price adjusted for a marketability discount.

(4) Mr. Francis resigned as our Chief Financial Officer effective as of May 21, 2014. No options were forfeited when Mr. Francis resigned.

(5) Mr. Meyers was appointed as Chief Strategy Officer effective October 17, 2012, and resigned as Chief Strategy Officer effective as of June 30, 2014. No options were forfeited when Mr. Meyers resigned.

(6) Effective May 22, 2014, Mitchell Creem was appointed as our Chief Financial Officer and Principal Financial and Accounting Officer. Mr. Creem received compensation in 2014 and 2013 only for his services as a member of our Board of Directors and was not an executive officer during the periods reported. Mr. Creem is no longer considered an independent Director.

(7) Reflects 50,000 shares acquired by Mr. Creem for $0.01 per share in which the Company’s right to repurchase has not lapsed. From date of purchase the shares lapse evenly on a monthly basis over 36 months. The value of the shares that have not vested are based on the 30-day trailing volume weighted average closing share price adjusted for a marketability discount.

No options were exercised during the fiscal year ended January 31, 2014.

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Employment Agreements and Director Agreements for Inside Directors

Warren Hosseinion, M.D.

On March 28, 2014, Apollo Medical Management, Inc. (“Apollo Management”), a subsidiary of the Company, entered into an Employment Agreement with Warren Hosseinion, M.D., the Company’s Chief Executive Officer (the “Hosseinion Employment Agreement”), pursuant to which Dr. Hosseinion has agreed to serve as a senior executive of Apollo Management. The Hosseinion Employment Agreement provides for (i) base salary of $200,000 per year, (ii) participation in any incentive compensation plans and stock plans of Apollo Management that are available to other similarly positioned employees of Apollo Management, and (iii) reimbursement of expenses incurred on behalf of Apollo Management.

Apollo Management has the right under the Hosseinion Employment Agreement to terminate Dr. Hosseinion for cause if, among other things, there is a material and uncured breach by Dr. Hosseinion of any of the following agreements: (i) the Hosseinion Hospitalist Participation Agreement (defined below) or other employment agreement with ApolloMed Hospitalists, a California professional corporation (“AH”), (ii) that certain Stockholder Agreement dated as of March 28, 2014, by and among Dr. Hosseinion, the Company, Apollo Management, Adrian Vazquez, M.D. and NNA of Nevada, Inc. (the “Stockholder Agreement”), (iii) any Physician Shareholders Agreements in favor of Apollo Management and the Company, for the account of each of ApolloMed Care Clinic, a California professional corporation, Maverick Medical Group Inc., a California professional corporation and AH. If Dr. Hosseinion’s employment is terminated by Apollo Management without cause, or Dr. Hosseinion terminates his employment for good reason, or Apollo Management provides notice of intent not to renew, then Dr. Hosseinion is entitled, subject to entering into a binding release, to be paid severance of an amount equal to four weeks of his most recent base salary for every full year of his active employment by Apollo Management, but such amount is to be no less than six months’ worth and no more than one year’s worth of his most recent base salary. The Hosseinion Employment Agreement replaced, and thereby terminated, the prior employment agreement between Apollo Management and Dr. Hosseinion.

Additionally, on March 28, 2014, AH entered into a Hospitalist Participation Service Agreement with Dr. Hosseinion (the “Hosseinion Hospitalist Participation Agreement”), pursuant to which Dr. Hosseinion provides physician services for AH. The Hosseinion Hospitalist Participation Agreement provides for (i) base salary of $195,000 per year, (ii) a $55,000 annual car and communications allowance, and (iii) reimbursement of reasonable business expenses. The Hosseinion Hospitalist Participation Agreement replaced, and thereby terminated, a prior hospitalist participation service agreement between AH and Dr. Hosseinion.

As a condition of the Company causing its affiliates to enter into the Hosseinion Hospitalist Participation Agreement and the Hosseinion Employment Agreement, on March 28, 2014, the Company entered into a Stock Option Agreement with Dr. Hosseinion (the “Hosseinion Stock Option Agreement”). The Hosseinion Stock Option Agreement provides that Dr. Hosseinion grant the Company the option to purchase (at fair market value) all equity interests in the Company held by Dr. Hosseinion in the event that (i) either the Hosseinion Hospitalist Participation Agreement or the Hosseinion Employment Agreement is terminated by the Company for cause due to a willful or intentional breach by Dr. Hosseinion, (ii) Dr. Hosseinion commits fraud or any felony against the Company or any of its affiliates, (iii) Dr. Hosseinion directly or indirectly solicits any patients, customers, clients, employees, agents or independent contractors of the Company or any of its affiliates for competitive purposes or (iv) Dr. Hosseinion directly or indirectly Competes (as such term is defined in the Hosseinion Stock Option Agreement) with the Company or any of its affiliates.

Dr. Hosseinion has entered into a Director Agreement and related Indemnification Agreement with the Company.

Mitchell Creem

On June 27, 2014, the Company and Bridgewater Healthcare Group, LLC (“Bridgewater”) entered into a consulting agreement (the “Creem Consulting Agreement”), effective as of May 20, 2014, pursuant to which Bridgewater agreed to make available the services of Mr. Creem as Chief Financial Officer and Principal Financial and Accounting Officer of the Company. Mr. Creem is the sole member and manager of Bridgewater. The Company pays Bridgewater $10,000 per month and the Company grants to Bridgewater, during each month in which the Creem Consulting Agreement is effective, a fully vested option to purchase 500 shares of the Company’s common stock, at an exercise price equal to $10.00 per share, except as otherwise agreed. The Company also agreed to reimburse Bridgewater for reasonable travel and other expenses actually and properly incurred by Mr. Creem in carrying out his obligations under the Creem Consulting Agreement.

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In connection with Mr. Creem’s service to the Company as a director, Mr. Creem entered into the Company’s Director Agreement on October 15, 2012, which agreement entitled Mr. Creem to receive 50,000 restricted shares of the Company’s common stock for his Board of Directors service which will vest monthly over 36 months. Mr. Creem receives a fee of $1,000 per board meeting attended, and is reimbursed for reasonable and customary expenses incurred therewith.

In connection with Mr. Creem’s Director Agreement, Mr. Creem also entered into a related Indemnification Agreement with the Company.

Mark Meyers

On October 8, 2012, the Company entered into a consulting agreement with Mr. Mark Meyers to perform services as the Company’s Chief of Strategy and Business Development, pursuant to which Mr. Meyers received $10,000 per month, the right to receive options to acquire 5,000 shares per month of the Company’s common stock with an exercise price of $2.10 per share, and eligibility for performance-based compensation as determined by the Company’s Board of Directors. Mr. Meyers has the option to convert all or a portion of the cash compensation to equity at a conversion price equal to a discount of 30% from the trailing 90 day average of the closing price of the Company’s common stock. The agreement is terminable by either party without cause upon providing 90 days’ notice. Effective October 1, 2013, the Company extended Mr. Meyers’ consulting agreement until December 31, 2013. Under that consulting agreement, Mr. Meyers received $10,000 per month and received 6,000 options of the Company’s common stock with an exercise price equal to the fair value of the Company’s common stock at the date of grant. Mr. Meyers’ options vested on various dates through December 31, 2013. From December 31, 2013 through June 30, 2014, the Company paid to Mr. Meyers $10,000 per month. Mr. Meyers has resigned as Chief Strategy Officer, and no further amounts have been paid to Mr. Meyers in connection with his consulting with the Company.

Mr. Meyers has entered into a Director Agreement and related Indemnification Agreement with the Company. Effective April 7, 2015, Mr. Meyers resigned as a director of the Company.

Gary Augusta

On January 15, 2015, ApolloMed entered into a Consulting and Representation Agreement (the “Augusta Consulting Agreement”) with Flacane Advisors, Inc. (the “Augusta Consultant”), which is effective from January 15, 2015, supersedes the prior agreement with the Augusta Consultant, and remains in effect until March 31, 2015 and will carryover to December 31, 2015 unless it is replaced by a new agreement. We anticipate that we will enter into a new consulting agreement with Mr. Augusta following the termination of the current agreement. Under the Augusta Consulting Agreement, the Augusta Consultant is paid $25,000 per month and is also eligible to receive options to purchase shares of the Company’s common stock as determined by our Board of Directors. The Augusta Consultant provides business and strategic services and makes Mr. Augusta available as the Company’s Executive Chairman of the Board of Directors. Mr. Augusta is subject to a Directors Agreement with the Company dated March 7, 2012.

Effective as of March 7, 2012, Mr. Augusta was appointed to the Company’s Board of Directors. In connection with his service to the Company as a director, Mr. Augusta entered into the Company’s Director Agreement, which provided for Mr. Augusta to be a director and entitled Mr. Augusta to acquire 40,000 shares of the Company's common stock at a price of $0.01 per share. The Company’s right, but not obligation, to repurchase the shares lapses monthly at a rate of 1/36 per month over a three year time period.

The Company entered into a Senior Secured Note (as amended from time to time, the “Augusta Note”) on February 1, 2012 with SpaGus Capital Partners, LLC (“SpaGus”), an entity in which Mr. Augusta holds an ownership interest. On September 15, 2012, SpaGus agreed to allow the Company to defer payment of the scheduled principal payments due on September 15 and October 15, 2012, and amended the Augusta Note effective October 15, 2012. In connection with the amendment, SpaGus Apollo, LLC agreed to provide additional principal to the Company. The terms of the amended Augusta Note in the amount of $500,000 provided for borrowings to bear interest at 8.0% per annum with accrued interest payable in arrears on each of December 28, 2012, March 31, 2013, June 30, 2013, and October 15, 2013. The amended Augusta Note was to have matured October 15, 2013, and could be prepaid at any time prior to September 29, 2013. The Company paid SpaGus Apollo, LLC financing costs of 10,000 restricted shares of the Company’s common stock on the amendment date, which had a fair value of $50,000. On April 15, 2013, the Company issued an additional 10,000 restricted shares of the Company’s common stock to SpaGus required under the terms of the amended Augusta Note, which had a fair value of $45,000 at the obligation date. The amended Augusta Note matured and was repaid, including accrued unpaid interest, on October 16, 2013.

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In connection with Mr. Augusta’s Director Agreement, Mr. Augusta also entered into a related Indemnification Agreement with the Company.

Executive Officers

Adrian Vazquez, M.D.

On March 28, 2014, Apollo Management entered into an Employment Agreement with Adrian Vazquez, M.D., (the “Vazquez Employment Agreement”), pursuant to which Dr. Vazquez has agreed to serve as a senior executive of Apollo Management. The Vazquez Employment Agreement provides for (i) base salary of $200,000 per year, (ii) participation in any incentive compensation plans and stock plans of Apollo Management that are available to other similarly positioned employees of Apollo Management, and (iii) reimbursement of expenses incurred on behalf of Apollo Management.

Apollo Management has the right under the Vazquez Employment Agreement to terminate Dr. Vazquez for cause if, among other things, there is a material and uncured breach by Dr. Vazquez of any of the following agreements: (i) the Vazquez Hospitalist Participation Agreement (defined below) or other employment agreement with AH, or (ii) the Stockholder Agreement. If Dr. Vazquez’s employment is terminated by Apollo Management without cause, or Dr. Vazquez terminates his employment for good reason, or Apollo Management provides notice of intent not to renew, then Dr. Vazquez is entitled, subject to entering into a binding release, to be paid severance of an amount equal to four weeks of his most recent base salary for every full year of his active employment by Apollo Management, but such amount is to be no less than six months’ worth and no more than one year’s worth of his most recent base salary. The Vazquez Employment Agreement replaced, and thereby terminated, the prior employment agreement between Apollo Management and Dr. Vazquez.

Additionally, on March 28, 2014, AH entered into a Hospitalist Participation Service Agreement with Dr. Vazquez (the “Vazquez Hospitalist Participation Agreement”), pursuant to which Dr. Vazquez provides physician services for AH. The Vazquez Hospitalist Participation Agreement provides for (i) base salary of $195,000 per year, (ii) a $55,000 annual car and communications allowance, and (iii) reimbursement of reasonable business expenses. The Vazquez Hospitalist Participation Agreement replaced, and thereby terminated, a prior hospitalist participation service agreement between AH and Dr. Vazquez.

As a condition of the Company causing its affiliates to enter into the Hospitalist Participation Agreement and the Employment Agreement, on March 28, 2014, the Company entered into a Stock Option Agreement with Dr. Vazquez (the “Vazquez Stock Option Agreement”). The Vazquez Stock Option Agreement provides that Dr. Vazquez grant the Company the option to purchase (at fair market value) all equity interests in the Company held by Dr. Vazquez in the event that (i) either the Vazquez Hospitalist Participation Agreement or the Vazquez Employment Agreement is terminated by the Company for cause due to a willful or intentional breach by Dr. Vazquez, (ii) Dr. Vazquez commits fraud or any felony against the Company or any of its affiliates, (iii) Dr. Vazquez directly or indirectly solicits any patients, customers, clients, employees, agents or independent contractors of the Company or any of its affiliates for competitive purposes or (iv) Dr. Vazquez directly or indirectly Competes (as such term is defined in the Vazquez Stock Option Agreement) with the Company or any of its affiliates.

103

Independent Director Compensation

Edward Schreck

Effective as of February 15, 2012, Edward Schreck was appointed to the Company’s Board of Directors. In connection with his service to the Company as a director, Mr. Schreck entered into the Company’s Director Agreement which entitles Mr. Schreck to receive a combined $30,000 annual cash retainer for his Board of Directors service as well as an initial option grant of 100,000 options. These options vest evenly over a 3-year period. Effective October 1, 2013, Mr. Schreck relinquished his former position as Chairman upon appointment of Mr. Augusta as Executive Chairman. Mr. Schreck receives a fee of $1,000 per month for his service on the Board of Directors, and is reimbursed for reasonable expenses approved in advance.

Suresh Nihalani

In connection with his service to the Company as a director, Mr. Nihalani entered into the Company’s Director Agreement on October 27, 2008 (as amended on July 16, 2010), which provided for Mr. Nihalani to be a director and entitled Mr. Nihalani to receive a restricted stock grant of 40,000 shares of the Company's common stock. On January 1, 2012, the Company amended the 2010 Director Agreement with Mr. Nihalani pursuant to which Mr. Nihalani received the right to purchase an additional 40,000 shares of the Company’s restricted common stock for $0.01 per share vesting evenly over 36 months. Interests in such 40,000 shares of the Company’s common stock are owned by the Shining Star Trust, of which Mr. Nihalani is a trustee and a beneficiary. The Company has the right but not the obligation to repurchase the unvested portion of these shares at $0.01 per share. Mr. Nihalani receives a fee of $1,000 per month for his service on the Board of Directors, and is reimbursed for reasonable expenses approved in advance.

David Schmidt

On May 22, 2013, the Board of Directors of the Company elected David G. Schmidt, 67, as a member of the Board of Directors. Mr. Schmidt entered into the Company’s form of Director Agreement, which entitles him to receive a fee of $1,000 per month for his service on the Board of Directors, as well as a grant of 40,000 options to purchase shares of the Company’s common stock for his Board of Directors service. These restricted shares vest evenly on a monthly basis over a 36 month period.

Lance Jon Kimmel

On April 9, 2015, the Board of Directors of the Company elected Lance Jon Kimmel, 60, as a member of the Board of Directors. Mr. Kimmel entered into the Company’s form of Director Agreement, which entitles him to receive a fee of $1,000 per month for his service on the Board of Director and reimbursement for reasonable expenses approved in advance.

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The following Summary Compensation Table reflects the compensation awarded to, earned by, or paid to our outside directors for the year ended January 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Gary Augusta (3)	-	180,000	(2)	-		-	-	179,307	(3)	359,307
David Schmidt	6,000	-		69,464	(5)	-	-	-		75,464
Ted Schreck	23,000	-		-		-	-	2,721		25,721
Suresh Nihalani	10,000	-		-		-	-	1,211		11,211
Mitchell Creem (4)	10,000	-		-		-	-	-		10,000

(1) The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Please see the notes below for a discussion of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(2) Pursuant to the Augusta Consulting Agreement (discussed above), Mr. Augusta received 30,000 shares of common stock with a grant date fair value of $135,000, based on the closing stock price of the Company’s common shares at the date of grant, and pursuant to the Augusta Note, SpaGus directly received 10,000 shares with a grant date fair value of $45,000, based on the closing stock price of the Company’s common shares at the date of grant.

(3) Pursuant to the Augusta Consulting Agreement (discussed above), Mr. Augusta, through his company, is paid $15,000 per month and $2,000 per month for expenses, totaling $51,000 in 2014 . Pursuant to the Augusta Note, SpaGus directly received interest and fees aggregating $31,307, which is not included for the purposes of the chart, but is reflected in this footnote because SpaGus is affiliated with Mr. Augusta. Mr. Augusta disclaims beneficial ownership of the shares held by SpaGus except to the extent of his pecuniary interest therein, and the filing of this report and inclusion of these shares in this table is not an admission that Mr. Augusta is the beneficial owner of these shares for purposes of Section 16 or for any other purpose. Mr. Augusta is no longer considered an independent Director.

(4) Effective May 22, 2014, Mitchell Creem was appointed as our Chief Financial Officer and Principal Financial and Accounting Officer. Mr. Creem is no longer considered an independent Director.

(5) On May 21, 2013, the Company’s Board of Directors authorized the issuance of 40,000 common stock options to David Schmidt pursuant to the Director’s Agreement between Mr. Schmidt and the Company in connection with his appointment to the Company’s Board of Directors. The options vest evenly over 36 months. The fair value of the 40,000 stock options of $69,464 was determined under the Black-Scholes option pricing model using the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Exercise Price	$5.00
Expected Term (in years)	3.0
Volatility	29.7%
Dividend rate	0.0%
Interest rate	0.64%

105

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

On March 4, 2010, the Company’s Board of Directors and its stockholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan provides for the granting of awards to persons who are employees, officers, consultants, advisors, or directors of the Company or any of its affiliates.

Under the 2010 Plan, the Company may issue a variety of equity securities to provide flexibility in implementing equity awards, including incentive stock options, nonqualified stock options, restricted stock grants and stock appreciation rights.

Subject to the adjustment provisions of the 2010 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 500,000 shares of common stock may be issued under the 2010 Plan. Options granted under the 2010 Plan generally vest over a three-year period and generally expire ten years from the date of grant.

On August 31, 2012, the Company’s Board of Directors and the stockholders amended the 2010 Plan, which allowed the Board of Directors to grant an additional 500,000 shares of common stock (totaling 1,000,000 shares of the Company’s common stock). The 2010 Plan awards include incentive stock option, non-qualified options, restricted common stock, and stock appreciation rights. As of January 31, 2014, there were no shares available for future grants under the 2010 Plan, and no further shares will be issued under the 2010 Plan.

On April 29, 2013, the Company’s Board of Directors approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which an additional 500,000 shares of the Company’s common stock were reserved for issuance thereunder. The Plan awards include incentive stock option, non-qualified options, restricted common stock, and stock appreciation rights. The Company received approval of the 2013 Plan from the Company’s stockholders on May 19, 2013. The Company issues new shares to satisfy stock option and warrant exercises under the 2013 Plan. As of January 31, 2014 there were 181,800 shares available for future grants under the 2013 Plan.

During the fiscal year ended January 31, 2013, 422,500 options were granted to management, directors and independent contractors of which 273,334 were exercisable as of January 31, 2013 at a weighted-average exercise price of $1.80 per share.

During the fiscal year ended January 31, 2014, 308,500 options were granted, including 102,025 options that were cancelled and reissued, to management, directors and independent contractors, of which collectively 606,689 were exercisable as of January 31, 2014 at a weighted-average exercise price of $1.60 per share.

During the period from February 1, 2014, to December 31, 2014, 85,500 options were granted to, and 117,100 options were cancelled or forfeited by, management, directors and independent contractors, of which approximately 623,300 were exercisable as of December 31, 2014 at a weighted-average exercise price of $2.20 per share.

Stock options, warrants and restricted common stock issued under the 2010 and 2013 Plans to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or share, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

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The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans and agreements as of January 31, 2014, including our 2010 Equity Incentive Plan (as amended) and our 2013 Equity Incentive Plan. The material terms of each of these plans and agreements are described in the notes to our January 31, 2014 consolidated financial statements, which are included as part of this prospectus. Each of these plans was approved by our stockholders.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected)
Equity compensation plans approved by stockholders	735,800	$1.71	181,800
Equity compensation plans not approved by stockholders	-	-	-
Total	735,800	$1.71	181,800

107

TRANSACTIONS WITH RELATED PERSONS

On January 31, 2013 Mr. Meyers purchased two units of $50,000 par value 9% Senior Subordinated Callable Convertible Promissory Notes due February 15, 2016, or $100,000 in the aggregate, which are convertible at any time into 25,000 shares of ApolloMed’s common stock at an exercise price of $4.00 per share. Each unit received warrants to purchase 3,750 shares of ApolloMed's common stock at an exercise price of $4.50 per share, and had a grant date fair value aggregating $21,238 computed in accordance with ASC Topic 718.

ApolloMed entered into and repaid the Amended Note with SpaGus as described above under “EXECUTIVE COMPENSATION - Employment Agreements and Director Agreements for Inside Directors — Gary Augusta.”

ApolloMed has issued stock and options to some of the Directors in connection with their services as described above under “EXECUTIVE COMPENSATION.”

Some of our directors and executive officers or their affiliated entities have entered into employment, director, consulting and other agreements with us, our subsidiaries or our consolidated affiliates. Each such agreement is described above in “EXECUTIVE COMPENSATION.”

For various reasons, primarily related to prohibitions regarding the corporate practice of medicine, ApolloMed has entered into long-term management service agreements, loan agreements and other similar arrangements with affiliated physician entities that are controlled or wholly-owned by our Chief Executive Officer, Warren Hosseinion, M.D., as described below:

Each of AMH, ACC, MMG, AKM and SCHC has entered into a Management Agreement with AMM under which AMM has exclusive authority to manage each of the affiliated entities and is obligated to provide all non-physician personnel. AMM is entitled to management fees as set forth in each Management Agreement. The term of each Management Agreement is 20 years from its effective date, and automatically renews for successive 5-year periods, unless terminated earlier for cause or because of a party’s breach.

In connection with the Managements Agreements, Dr. Hosseinion has entered into Physician Shareholder Agreements in favor of AMM and the Company, in his capacity as a shareholder of and for the account of each of the affiliated entities that have entered into Management Agreements with AMM. The purpose of the Physician Shareholder Agreements is to memorialize the agreement of Dr. Hosseinion to act in accordance with the Management Agreements, and to the extent of Dr. Hosseinion’s personal authority, to refrain from any action or inaction that would result in a breach by any affiliated entity of its obligations under its Management Agreement. To that end, each Physician Shareholder Agreement contains covenants which obligate Dr. Hosseinion to comply with the applicable Management Agreement and restrict Dr. Hosseinion’s ability to transfer equity held by Dr. Hosseinion in the applicable affiliated entity or to issue new equity in the applicable affiliated entity. Each Management Agreement also provides the Company with the right to designate a third party to acquire all (or such amount such that the transferee would acquire a 51% interest) of Dr. Hosseinion’s equity in the applicable affiliated entity for $100, subject to a fair market value adjustment, if applicable.

Each of AMH, ACC, MMG, AKM and SCHC has additionally entered into an Intercompany Loan Agreement with AMM under which AMM has agreed to provide a revolving loan commitment to each of the affiliated entities in an amount set forth in each Intercompany Loan Agreement. Each Intercompany Loan Agreement provides that AMM’s obligation to make any advances automatically terminates concurrently with the termination of the Management Agreement with the applicable affiliated entity. In addition, each Intercompany Loan Agreement provides that (i) any material breach by Dr. Hosseinion of the applicable Physician Shareholder Agreement or (ii) the termination of the Management Agreement with the applicable affiliated entity constitutes an event of default under the Intercompany Loan Agreement. The Intercompany Loan Agreement with AMH provides for a maximum advance of $10 million and terminates on September 30, 2018. The Intercompany Loan Agreement with ACC provides for a maximum advance of $1 million and terminates on July 31, 2018. The Intercompany Loan Agreement with MMG provides for a maximum advance of $5 million and terminates on February 1, 2018. The Intercompany Loan Agreement with AKM provides for a maximum advance of $5 million and terminates on May 30, 2019. The Intercompany Loan Agreement with SCHC provides for a maximum advance of $5 million and terminates on July 21, 2019. Outstanding principal under each of the Intercompany Loan Agreements bears interest at the greater of 10% per annum or the LIBOR rate described in each Intercompany Loan Agreement.

The Company has entered into Stock Option Agreements with each of Dr. Hosseinion and Dr. Vazquez. The Stock Option Agreements provide that each of Dr. Hosseinion and Dr. Vazquez grant the Company the option to purchase (at fair market value) all equity interests in the Company held by Dr. Hosseinion or Dr. Vazquez, as applicable, in the event that (i) either the Hosseinion Hospitalist Participation Agreement or the Vazquez Hospitalist Participation Agreement, respectively, or the Hosseinion Employment Agreement or the Vazquez Employment Agreement, respectively, is terminated by the Company for cause due to a willful or intentional breach by Dr. Hosseinion or Dr. Vazquez, as applicable, (ii) Dr. Hosseinion or Dr. Vazquez, as applicable, commits fraud or any felony against the Company or any of its affiliates, (iii) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly solicits away from the Company any patients, customers, clients, employees, agents or independent contractors of the Company or any of its affiliates for competitive purposes or (iv) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly Competes (as such term is defined in the Stock Option Agreements) with the Company or any of its affiliates.

108

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of May 5, 2015, information concerning the shares of common stock beneficially owned by (1) each person known by ApolloMed to be the beneficial owner of more than 5% of our common stock, (2) each director, (3) each person (other than a person who is also a director or a director nominee) who is named in the Summary our directors and named executive officers. This information is based on publicly available information filed with the SEC as of May 5, 2015.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Class (3)
Certain Beneficial Owners:
Adrian Vazquez, M.D.	945,395	(4)	19.3%
NNA of Nevada, Inc. (5)	400,000		7.9%
Tommy Maartensson (6)	287,400		5.9%

Directors/Named Executive Officers:
Warren Hosseinion, M.D.*	1,048,450	(7)	21.4%
Kyle Francis (8)	210,000		4.3%
Gary Augusta*	198,657	(9)	4.1%
Mark Meyers (10)	163,500		3.3%
Suresh Nihalani*	80,000		1.6%
Ted Schreck*	100,000		2.0%
Mitch Creem*	55,500	(11)	1.1%
David Schmidt*	27,778	(12)	0.6%
Lance Jon Kimmel*	0		0.0%
All Named Executive Officers and Directors as a Group (9 persons)	1,883,685		36.9%
Total	3,516,680		65.9%

* Director

(1) Unless otherwise indicated, the business address of each person listed is c/o Apollo Medical Holdings, Inc., 700 N. Brand Blvd., Suite 220, Glendale, California 91203.

(2) For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of May 5, 2015. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days after May 5, 2015 are deemed outstanding for the purpose of calculating the number and percentage that each person owns, but not deemed outstanding for the purpose of calculating the percentage that any other listed person owns.

(3) The percentages are calculated based on the actual number of shares issued and outstanding as of May 5, 2015 was 4,863,455.

(4) Includes 33,056 shares that are subject to options or warrants that are exercisable within 60 days of May 5, 2015, and excludes 6,944 shares that are exercisable more than 60 days after May 5, 2015.

(5) 920 Winter Street, Waltham, Massachusetts 02451. NNA is controlled by Fresenius SE & Co. KGaA. Shares beneficially owned include 200,000 shares pursuant to the NNA Convertible Note, which are convertible at any time, and exclude warrants to acquire 500,000 shares of the Company’s common stock and become exercisable on March 28, 2017.

(6) c/o Syndicated Capital 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401.

(7) Includes 36,111 shares that are subject to options or warrants that are exercisable within 60 days of May 5, 2015, and excludes 13,889 shares that are exercisable more than 60 days after May 5, 2015.

(8) Mr. Francis resigned as Chief Financial Officer of the Company effective as of May 21, 2014.

(9) Includes 6,111 shares that are subject to options or warrants that are exercisable within 60 days of May 5, 2015, and excludes 13,889 shares that are exercisable more than 60 days after May 5, 2015.

(10) Mr. Meyers was appointed as Chief Strategy Officer effective October 17, 2012, and resigned as Chief Strategy Officer effective as of June 30, 2014. Effective April 7, 2015, Mr. Meyers resigned his position as a member of our Board of Directors.

(11) The number of shares indicated includes for Mitch Creem, 5,500 shares that are subject to options or warrants that were granted and that are exercisable within 60 days of May 5, 2015.

(12) Includes 27,778 shares that are subject to options or warrants that are exercisable within 60 days of May 5, 2015, and excludes 12,222 shares that are exercisable more than 60 days after May 5, 2015.

109

DESCRIPTION OF SECURITIES

The following is a summary of the material characteristics of our capital stock as set forth in our Certificate of Incorporation and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, and to the provisions of the Delaware General Corporation Law, as amended.

We have 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, authorized for issuance. As of December 31, 2014, there were 4,863,455 shares of common stock, and no shares of preferred stock, issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Subject to the rights of preferred stockholders, if any, holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by our Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Registration Rights

We have entered into a Registration Rights Agreement with NNA, which, as amended by the First Amendment, provides NNA with the following rights, among others:

•	NNA has the right to include all of its registrable securities (except for those eligible for resale under Rule 144) in any public offering by us of our securities under a registration statement filed with the SEC.

•	We are prohibited for an extended period of time from preparing or filing with the SEC a registration statement without the prior consent of NNA. Under the First Amendment, NNA has consented to the preparation and filing of a registration statement in connection with this Offering so long as this Offering is completed by May 29, 2015.

•	We are required to prepare and file with the SEC a registration statement covering the sale of NNA’s registrable securities by June 26, 2015. If we fail to do so, on June 26, 2015 and in each following month until we file the registration statement registering NNA’s registrable securities, we must pay NNA liquidated damages of 1.5% of the total purchase price of the registrable securities owned by NNA, payable in Common Stock. We are also required to use our commercially reasonable best efforts to cause the registration statement registering NNA’s registrable securities to be declared effective by the SEC by December 18, 2015.

We have agreed to register 318,610 shares of our common stock underlying warrants in any registration statement that we file with the SEC, so that the holders of those warrants will be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for our account are being sold pursuant to such registration statement, subject to such lock-up provisions as may be proposed by the underwriter of said registration statement.  Holders of such warrants representing the right to purchase 257,169 shares have entered into lock up agreements in relation to this Offering.

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Warrants, Options and Convertible Notes

At March 16, 2015, we had warrants outstanding to purchase 914,500 shares of our common stock as follows:

Warrants outstanding	Weighted average remaining contractual life	Warrants exercisable	Weighted average exercise price	Expiration Date
125,000	1.6	125,000	$1.15	July 31, 2016
25,000	1.6	25,000	$1.15	July 31, 2016
50,000	1.6	50,000	$4.50	July 31, 2016
10,000	2.8	10,000	$5.00	October 28, 2017
82,500	3.1	82,500	$4.50	January 30, 2018
22,000	3.1	22,000	$4.00	January 31, 2018
200,000	6.2	-	$10.00	March 28, 2021
200,000	6.2	-	$20.00	March 28, 2021
100,000	6.2	-	$10.00	March 28, 2021
100,000	3.6	100,000	$10.00	July 21, 2018
914,500	4.5	414,500	$4.60

At March 16, 2015, we had options outstanding to purchase 704,200 shares of our common stock as follows:

Range of Exercise Price		Weighted Average Exercise Price	Options Outstanding	Weighted Average Remaining Contractual Life (years)

$1.50	$1.50	$1.50	85,000	5.94
$1.45	$2.10	$1.80	260,000	7.05
$0.01	$5.40	$1.30	273,700	7.59
$10.00	$10.00	$10.00	85,500	9.68

		$2.60	704,200	7.37

At March 16, 2015, we had notes convertible into 475,000 shares of our common stock as follows:

Weighted average exercise price	As-if converted shares	Remaining contractual life	Underlying Convertible Note	Underlying note maturity date

$4.00	275,000	1.2	9% Notes	February 15, 2016
$10.00	200,000	4.3	8% Note	March 28, 2019
$6.50	475,000	2.5

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Anti-Takeover Provisions of Delaware Law

The provisions of Delaware law discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•	at or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Warrants to be Issued as Part of this Offering

The warrants offered in this Offering will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is qualified in its entirety by the terms and conditions contained in the form of warrant.

Each warrant represents the right to purchase one half of a share of common stock at an exercise price equal to 125% of the offering price per share of common stock, subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this Offering through and including the close of business on the fifth anniversary of the date of issuance. Each warrant will have a cashless exercise right in the event that the shares of common stock underlying such warrants are not covered by an effective registration statement at the time of such exercise.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us.

Warrants Issued to Underwriter

As additional compensation for the underwriter, the Company will issue to the underwriter or its designees warrants to purchase that number of shares of common stock equal to 5% of the aggregate number of shares sold in the Offering (but excluding the over-allotment option). The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the offering date, at a price per share equal to 125% of the public offering price per share of common stock at the Offering.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

Reverse Stock Split

On September 12, 2014, our Board of Directors approved a reverse stock split of our outstanding shares of common stock by a ratio of not less than one-for-five (1:5) and not greater than one-for-thirty (1:30), with the exact reverse split ratio and effective date to be decided and publicly announced by the Board of Directors prior to the effective time of the reverse stock split amendment and following stockholder approval. The stockholders approved the stock split at the annual meeting of the Company on September 30, 2014. We effected a one-for-ten (1:10) reverse stock split of our outstanding common stock on April 24, 2015. The reverse stock split does not have any effect on our authorized capital stock.

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Stock Market Listing

We have received conditional approval to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMEH” and “AMEHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering. There is no assurance that either our common stock or warrants will be approved for listing.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is OTC Stock Transfer, Inc. located at 6364 South Highland Drive, Suite 201, Salt Lake City, Utah 84121.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR COMMON STOCK

The following discussion describes the material U.S. federal income tax consequences to holders of the acquisition, ownership and disposition of our common stock issued pursuant to the Offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws (except as specifically addressed herein with respect to U.S federal estate taxes). This discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date of the Offering. These authorities may change, possibly retroactively, resulting in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a holder’s acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.

This discussion is limited to holders who purchase our common stock pursuant to this Offering and who hold our common stock as “capital assets” within the meaning of Code Section 1221 (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances. It also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, U.S. expatriates, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, brokers, dealers or traders in securities, commodities or currencies, partnerships or other pass-through entities (or investors in such entities), tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and persons holding our common stock as part of a straddle, hedge or other risk reduction strategy or as part of a conversion transaction or other integrated investment. Additionally, this discussion does not address the tax consequences of the acquisition, ownership and disposition of our common stock to partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax consequences of the acquisition, ownership and disposition of our securities to a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

WE RECOMMEND THAT PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY APPLICABLE INCOME TAX TREATIES, OR ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS).

Definition of U.S. Holder

As used below, a U.S. holder is any beneficial owner of our common stock who is not treated as a partnership for U.S. federal income tax purposes and is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all its substantial decisions or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date and validly elected to continue to be so treated.

If any entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of our common stock.

Distributions on our Common Stock for U.S. Holders

If we pay distributions to U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock for U.S. holders" below. Provided certain holding period requirements are met and the holder refrains from making certain elections, dividends paid to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate of 20% under current law.

U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced maximum tax rate on dividends.

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Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock for U.S. Holders

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the disposed of common stock exceeds one year. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate holder. There are limitations on the deductibility of capital losses.

In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the holder's adjusted tax basis in the disposed of common stock. A holder's adjusted tax basis in its common stock generally will equal the holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior distributions treated as a return of capital, as described above.

3.8% Tax on Net Investment Income

Section 1411 of the Code imposes a 3.8% net investment tax on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes dividends received and gain recognized with respect to our common stock or warrants. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder's net investment income or (ii) the amount by which the shareholder's modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. U.S. holders should consult their own tax advisors regarding the implications of this additional tax to their particular circumstances.

Distributions on Our Common Stock for Non-U.S. Holders

As described in the section entitled, “Dividend Policy,” we do not anticipate paying dividends on our common stock in the foreseeable future. If we make a distribution of cash or other property with respect to our common stock, the distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain from the sale of property.

Dividends paid to a non-U.S. holder of our common stock that are not effectively connected to the holder’s conduct of a U.S. trade or business generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or a lower rate specified by an applicable tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying the holder’s qualification for the reduced rate. A non-U.S. holder may be required to obtain a U.S. taxpayor identification number to claim treaty benefits. This certification must be provided to us or our paying agent prior to the payment of dividends and may be required to be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but which qualify for a reduced treaty rate, might be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with the holder’s U.S. trade or business and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the dividends are attributable, the non-U.S. holder may be exempt from U.S. federal withholding tax, if the appropriate certification is provided. To claim the exemption for effectively connected income, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form) prior to the payment of the dividends. Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the holder were a resident of the United States, unless the holder is entitled to the benefits of a tax treaty that provides otherwise. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or a lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year that are attributable to such dividends. Non-U.S. holders should consult any applicable tax treaties that may provide for different rules.

Gain on Disposition of our Common Stock for Non-U.S. Holders

Subject to the discussions below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock and certain other requirements are met.

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Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a branch profits tax equal to 30% (or a lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year that are attributable to such gain. Non-U.S. holders should consult any applicable tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or a lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses.

With respect to the third bullet point above, we believe we currently are not and will not become a U.S. real property holding corporation. However, because the determination of whether we are a U.S. real property holding corporation generally depends on whether the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our other trade or business assets and our worldwide real property interests, there can be no assurance that we will not become a U.S. real property holding corporation in the future. In the event we do become a U.S. real property holding corporation, as long as our common stock is regularly traded on an established securities market, our common stock will constitute a U.S. real property interest only with respect to a non-U.S. holder that actually or constructively holds more than five percent of our common stock at some time during the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock. Any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax will not apply.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends on our common stock paid to the holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which a non-U.S. holder resides or is established.

Backup withholding, currently at a rate of 28%, generally will not apply to payments of dividends to a holder of our common stock provided the holder furnishes to us or our paying agent the required certification as to its status.

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Backup withholding is not an additional tax. Taxpayors may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

U.S. Federal Estate Tax

Shares of common stock held (or deemed held) by an individual who is a non-U.S. holder at the time of his or her death will be included in such non-U.S. holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and thus may be subject to U.S. federal estate tax.

Foreign Account Tax Compliance Act

The Hiring Incentives to Restore Employment Act, which contains provisions originally proposed in the Foreign Account Tax Compliance Act ("FATCA"), was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on "withholdable payments" made to a foreign entity, which include payments of U.S.-source dividends and the gross proceeds from a disposition of property (such as our common stock or warrants) that can produce U.S.-source dividends unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements.

Prospective non-U.S. investors should consult their own tax advisors regarding the possible impact of the FATCA rules on their investment in our securities, and the entities through which they hold our securities, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

WE RECOMMEND THAT PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY APPLICABLE INCOME TAX TREATIES, OR ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS).

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UNDERWRITING

Aegis Capital Corp is acting as the sole book-running manager of the offering and as representative of the underwriters (the “Representative”). We have entered into an underwriting agreement, dated __, 2015, with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants to purchase common stock listed next to its name in the following table:

Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.	3,000,000	1,500,000
Total	3,000,000	1,500,000

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and/or warrants described below, if they purchase any shares and/or warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 450,000 additional shares of common stock and/or additional warrants to purchase up to 225,000 shares of common stock (15% of the securities sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount and/or they will purchase warrants covered by the option at the public offering price of $0.01 per warrant, less underwriting discounts and commissions. If this option is exercised in full, the total price to the public will be $__ and the total net proceeds, before expenses, to us will be $__.

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Combined Share and Warrant	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (1%) (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) The expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

The underwriters propose to offer the shares and warrants to the public at the public offering price per share and warrant set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares and warrants to other securities dealers at such price less a concession of $__  per share. If all of the shares and warrants offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and warrant and other selling terms by means of a supplement to this prospectus.

We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering. The underwriting agreement provides that in the event the offering is terminated, the $25,000 expense deposit paid to the Representative will be returned to us to the extent that the offering expenses are not actually incurred by the Representative.

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We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $3,000 per individual and $15,000 in the aggregate; (b) all filing fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) upon successfully completing this offering, $21,775 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) upon successfully completing this offering, up to $20,000 of the Representative’s actual accountable road show expenses for the offering; (f) the cost of preparation of bound volumes of the offering materials as well as commemorative momentos and lucite tombstones in such quantities as the Representative may reasonably request in an amount not to exceed $2,500; (g) the fees and expenses of the underwriters’ legal counsel not to exceed $50,000; and (h) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities in the offering under the “blue sky laws (including all filing and registration fees and reasonable fees of “blue sky” counsel up to $15,000 upon commencement of the work and an additional $5,000 upon the closing of the offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $1,100,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we, certain of our executive officers and directors, and holders of 5% or more of our outstanding shares of common stock have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership, directly or indirectly, any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representative, for a period of 90 days from the date of effectiveness of the offering.

Representative’s Warrants. We have agreed to issue to the Representative warrants to purchase up to a total of 150,000 shares of common stock (5% of the shares of common stock sold in this offering, but excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. Nonperformance is a specific settlement alternative and that in no event will cash settlement be required.

Right of First Refusal. Subject to certain limited exceptions, until twelve (12) months after the date of effectiveness of the offering, the Representative has a right of first refusal to purchase for its account or to sell for our account, or any subsidiary or successor, any securities of our company or any such subsidiary or successor which we or any subsidiary or successor may seek to sell in public equity and public debt offerings during such twelve (12)-month period.

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Nasdaq Capital Market Listing. We have received conditional approval to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMEH” and “AMEHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this Offering.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Public Offering Price. The public offering price was determined through negotiations between us and the Representative of the underwriters. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus and otherwise available to the Representative;
•	the valuation multiples of publicly traded companies that the Representative believes to be comparable to us;
•	our financial information;
•	our prospects and the history and the prospectus of the industry in which we compete;
•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;
•	the present state of our development; and
•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common stock and warrants may not develop. It is also possible that, after the offering, the shares and/or warrants will not trade in the public market at or above the public offering price.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.
•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock and warrants or preventing or retarding a decline in the market price of our shares of common stock and warrants. As a result, the price of our common stock and warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock and warrants. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock and warrants on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock and warrants, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock and warrants in any jurisdiction where action for that purpose is required. Accordingly, shares of our common stock and warrants may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock or warrants may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (1) persons who are outside the United Kingdom, (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

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•in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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LEGAL MATTERS

Other than Seward and Kissel LLP’s opinion regarding the warrants described in the next sentence, the validity of the securities being offered by this prospectus will be passed upon for us by Shartsis Friese LLP, San Francisco, California. The validity of the Warrants and the Representative's Warrants have been passed upon for us by Seward & Kissel LLP, New York, New York. Gracin & Marlow, LLP is acting as counsel for the underwriter in connection with this Offering.

EXPERTS

Kabani & Company, Inc. (“Kabani”), an independent registered public accounting firm, has audited, as set forth in its report thereon appearing elsewhere herein, our financial statements at January 31, 2014 and 2013. The financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm’s report given on their authority as experts in accounting and auditing.

The financial statements of the Southern California Heart Centers, a Medical Corporation, as of December 31, 2013 and 2012, and for each of the years then ended, included in this prospectus have been so included in reliance on the report, appearing elsewhere herein, of Macias Gini & O'Connell LLP (“MGO”), an independent registered public accounting firm, given on the authority of MGO as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the securities to be sold in this Offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock and warrants, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates and you may read the information in person free of charge. You may obtain information on the operation of the public reference rooms by calling the SEC at 1–800–SEC–0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov. You can find information about us on our corporate website at http://apollomed.net. Information found on our website is not part of this prospectus. You may also request a copy of any of our periodic reports filed with the SEC by writing or telephoning us at the following address:

Mitch Creem

Chief Financial Officer

Apollo Medical Holdings, Inc.

700 North Brand Blvd., Suite 220

Glendale, California 91203

Telephone: (818) 396-8050

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DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APOLLO MEDICAL HOLDINGS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements (Unaudited) as of December 31, 2014 (As Restated) and March 31, 2014 (As Restated) and for the Three and Nine Months Ended December 31, 2014 and 2013 (As Restated)
a.	Balance Sheets as of December 31, 2014, and March 31, 2014	F-2
b.	Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended December 31, 2014 and 2013	F-3
c.	Statement of Stockholders’ Deficit for the Nine Months Ended December 31, 2014	F-4
d.	Statements of Cash Flows for the Nine Months Ended December 31, 2014 and 2013	F-5
e.	Notes to Condensed Consolidated Financial Statements	F-6

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated) and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013 (As Restated)
a.	Balance Sheets as of March 31, 2014 and January 31, 2014	F-35
b.	Statements of Operations for the Two Months Ended March 31, 2014 and 2013	F-36
c.	Statements of Stockholders’ Deficit for the Two Months Ended March 31, 2014	F-37
d.	Statements of Cash Flows for the Two Months Ended March 31, 2014 and 2013	F-38
e.	Notes to Condensed Consolidated Financial Statements	F-39

Consolidated Financial Statements (Audited) for the Years Ended January 31, 2014 and 2013 (As Restated)
a.	Report of Independent Registered Public Accounting Firm	F-54
b.	Balance Sheets for the Years ended January 31, 2014 and 2013	F-55
c.	Statements of Operations and Comprehensive Income (Loss) for the Years Ended January 31, 2014 and 2013	F-56
d.	Statements of Stockholders’ Deficit for the Years Ended January 31, 2014 and 2013	F-57
e.	Statements of Cash Flows for the Years Ended January 31, 2014 and 2013	F-58
f.	Notes to Consolidated Financial Statements for the Years Ended January 31, 2014 and 2013	F-59

Financial Statements (Audited) of Southern California Heart Centers, A Medical Corporation (“SCHC”) for the Years Ended December 31, 2013 and 2012
a.	Independent Auditor’s Report of Macias Gini & O'Connell LLP	F-93
b.	Balance Sheets as of December 31, 2013 and 2012	F-94
c.	Statements of Operations for the Years Ended December 31, 2013 and 2012	F-95
d.	Statements of Stockholders’ Equity for the Years Ended December 31, 2013 and 2012	F-96
e.	Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	F-97
f.	Notes to Financial Statements	F-98

Condensed Financial Statements (Unaudited) of SCHC for the Six Months Ended June 30, 2014 and 2013
a.	Balance Sheets as of June 30, 2014 and December 31, 2013	F-103
b.	Statements of Operations for the Six Months Ended June 30, 2014 and 2013	F-104
c.	Statements of Stockholders’ Equity for the Six Months Ended June 30, 2014 and 2013	F-105
d.	Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013	F-106
e.	Notes to Condensed Financial Statements	F-107

F-1

Condensed Consolidated Financial Statements (Unaudited) as of December 31, 2014 (As Restated)

and March 31, 2014 (As Restated) and for the Three and nine Months Ended December 31, 2014 and 2013 (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (AS RESTATED)

(UNAUDITED)

	December 31,	March 31,
	2014	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,951,763	$6,831,478
Restricted cash	40,000	20,000
Accounts receivable, net	3,506,674	1,508,461
Other receivables	12,431	-
Due from affiliates	11,457	24,041
Prepaid expenses	135,983	42,200
Total current assets	10,658,308	8,426,180

Deferred financing costs, net	294,326	366,286
Property and equipment, net	560,938	94,948
Intangible assets, net	1,911,832	59,627
Goodwill	1,386,480	494,700
Other assets	211,088	41,636
TOTAL ASSETS	$15,022,972	$9,483,377

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,562,008	$1,447,040
Medical liabilities	1,805,554	552,561
Note and line of credit payable, net of discount, current portion	1,584,764	444,764
Holdback consideration	376,236	-
Total current liabilities	6,328,562	2,444,365

Notes payable, net of discount, non-current portion	5,038,041	5,344,565
Convertible notes payable, net of discount	2,002,307	962,978
Warrant liability	2,452,201	2,354,624
Conversion feature liability	487,630	-
Deferred tax liability	185,972	-
Total liabilities	16,494,713	11,106,532

COMMITMENTS, CONTINGENCIES and SUBSEQUENT EVENTS (NOTES 10 and 11 )

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized, 4,863,455 and 4,913,455 shares issued and outstanding as of December 31, 2014 and March 31, 2014, respectively	4,863	4,913
Additional paid-in-capital	16,381,847	15,127,587
Accumulated deficit	(19,530,934)	(17,537,920)
Stockholders' deficit attributable to Apollo Medical Holdings, Inc.	(3,144,224)	(2,405,420)
Non-controlling interest	1,672,483	782,265
Total stockholders' deficit	(1,471,741)	(1,623,155)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$15,022,972	$9,483,377

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013 (As Restated)	2014	2013 (As Restated)

Net revenues	$7,642,474	$2,834,161	$23,402,254	$7,970,276

Costs and expenses
Cost of services	6,090,345	2,032,851	15,511,829	6,748,726
General and administrative	2,889,598	1,603,625	8,350,837	4,569,020
Depreciation and amortization	194,060	6,281	399,240	19,164
Total costs and expenses	9,174,003	3,642,757	24,261,906	11,336,910

Loss from operations	(1,531,529)	(808,596)	(859,652)	(3,366,634)

Other (expense) income
Interest expense	(362,935)	(156,257)	(969,060)	(518,509)
Change in fair value of warrant and conversion feature liability	358,433	-	480,568	-
Other	112,648	(739)	51,736	6,751
Total other income (expense)	108,146	(156,996)	(436,756)	(511,758)

Loss before (benefit) provision for income taxes	(1,423,383)	(965,592)	(1,296,408)	(3,878,392)

(Benefit) provision for income taxes	(31,944)	(800)	66,647	-

Net loss	(1,391,439)	(964,792)	(1,363,055)	(3,878,392)

Net income attributable to noncontrolling interest	(300,144)	(110,040)	(629,959)	(339,368)

Net loss attributable to Apollo Medical Holdings, Inc.	$(1,691,583)	$(1,074,832)	$(1,993,014)	$(4,217,760)
Other comprehensive loss:
Unrealized change in value of marketable securities	(33,088)	-	-	-
Comprehensive loss	$(1,724,671)	$(1,074,832)	$(1,993,014)	$(4,217,760)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.35)	$(0.28)	$(0.41)	$(1.13)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC AND DILUTED	4,875,955	3,903,873	4,900,909	3,725,178

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED DECEMBER 31, 2014 (AS RESTATED)

(UNAUDITED)

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Stockholders' Deficit Attributable to Apollo Medical Holdings, Inc.	Non- controlling Interest	Total
Balance - beginning of period	-	-	4,913,455	$4,913	$15,127,587	$(17,537,920)	$(2,405,420)	$782,265	$(1,623,155)
Net (loss) income	-	-	-	-	-	(1,993,014)	(1,993,014)	629,959	(1,363,055)
Issuance of warrants	-	-	-	-	132,000	-	132,000	-	132,000
Contributions by non-controlling interest	-	-	-	-	-	-	-	586,111	586,111
Distribution to non-controlling interest	-	-	-	-	-	-	-	(600,000)	(600,000)
Issuance of membership interest in subsidiary	-	-	-	-	-	-	-	274,148	274,148
Stock-based compensation expense	-	-	-	-	1,132,210	-	1,132,210	-	1,132,210
Repurchase of common stock	-	-	(50,000)	(50)	(9,950)	-	(10,000)	-	(10,000)
Balance - end of period	-	-	4,863,455	4,863	16,381,847	(19,530,934)	(3,144,224)	1,672,483	(1,471,741)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,363,055)	$(3,878,392)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	64,811	-
Depreciation and amortization expense	399,240	19,164
Gain on extinguishment of debt	-	12,949
Gain on sale of marketable securities	(49,791)	-
Deferred income taxes	13,026	-
Stock-based compensation expense	1,132,210	2,098,808
Amortization of financing costs	91,960	169,343
Amortization of debt discount	288,583	76,890
Change in fair value of warrant and conversion feature liability	(480,568)	-
Changes in assets and liabilities:
Accounts receivable	(850,823)	414,619
Other receivables	(12,431)	-
Due from affiliates	80,298	18,006
Prepaid expenses and advances	2,741	8,476
Other assets	(102,690)	6,125
Accounts payable and accrued liabilities	606,968	84,707
Medical liabilities	831,836	114,919
Net cash provided by (used in) operating activities	652,315	(854,386)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of $660,893 of cash and cash equivalents acquired	(3,076,233)	(229,500)
Proceeds from sale of marketable securities	438,884	-
Property and equipment acquired	(37,210)	(10,660)
Net cash used in investing activities	(2,674,559)	(240,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible note payable	2,000,000	-
Proceeds from line of credit	1,000,000	2,292,978
Proceeds from issuance of common stock	-	731,753
Principal payments on notes payable	(813,582)	(459,765)
Contributions by non-controlling interest	586,111	-
Distributions to non-controlling interest shareholder	(600,000)	(240,000)
Debt issuance costs	(20,000)	(303,151)
Repurchase of common stock	(10,000)	-
Cash payments in connection with convertible note redemption	-	(514,141)
Net cash provided by financing activities	2,142,529	1,507,674

NET INCREASE IN CASH & CASH EQUIVALENTS	120,285	413,128

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	6,831,478	1,094,974

CASH & CASH EQUIVALENTS, END OF PERIOD	$6,951,763	$1,508,102

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$514,222	$518,509
Income taxes paid	$18,588	$43,893

Non-Cash Financing Activities:
Acquisition related holdback liability consideration	$376,236	$-
Convertible note warrant	$487,620	$13,316
Convertible note conversion feature	$578,155	$125,000
Acquisition related warrant consideration	$132,000	$101,817
Acquisition related consideration fair value of membership interests issued by consolidated subsidiary	$274,148	$-
Acquisition related deferred tax liabilities	$172,946	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

APOLLO MEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.            Description of Business

Apollo Medical Holdings, Inc. (the “Company” or “ApolloMed”) and its affiliated physician groups are a patient-centered, physician-centric integrated healthcare delivery company with a management team with over a decade of experience working to provide coordinated, outcomes-based medical care in a cost-effective manner. ApolloMed has built a company and culture that is focused on physicians providing high quality care, population management and care coordination for patients, particularly for senior patients and patients with multiple chronic conditions. ApolloMed believes that it is well-positioned to take advantage of changes in the U.S. healthcare industry as there is a growing national movement towards more results-oriented healthcare centered on the triple aim of patient satisfaction, high-quality care and cost efficiency.

ApolloMed serves Medicare, Medicaid and HMO patients and uninsured patients primarily in California, as well as in Mississippi and Ohio (where our ACO has recently begun operations). We primarily provide services to patients that are covered by private or public insurance, although we do derive a small portion of our revenue from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans.

ApolloMed’s physician network consists of hospitalists, primary care physicians and specialist physicians primarily through ApolloMed’s owned and affiliated physician groups. ApolloMed operates through the following subsidiaries: Apollo Medical Management, Inc. (“AMM”), Pulmonary Critical Care Management, Inc. (“PCCM”), Verdugo Medical Management, Inc. (“VMM”), and ApolloMed Accountable Care Organization, Inc. (“ApolloMed ACO”). Through its wholly-owned subsidiary, AMM, ApolloMed manages affiliated medical groups, which consist of ApolloMed Hospitalists (“AMH”), a hospitalist company, ApolloMed Care Clinic (“ACC”), Maverick Medical Group, Inc. (“MMG”), AKM Medical Group, Inc. (“AKM”) and Southern California Heart Centers (“SCHC”). Through its wholly-owned subsidiary, PCCM, ApolloMed manages Los Angeles Lung Center (“LALC”), and through its wholly-owned subsidiary VMM, ApolloMed manages Eli Hendel, M.D., Inc. (“Hendel”). ApolloMed also has a controlling interest in ApolloMed Palliative Services, LLC (“ApolloMed Palliative”), which owns two Los Angeles-based companies, Best Choice Hospice Care LLC (“BCHC”) and Holistic Health Home Health Care Inc. (“HCHHA”). AMM, PCCM and VMM each operate as a physician practice management company and are in the business of providing management services to physician practice corporations under long-term management service agreements, pursuant to which AMM, PCCM or VMM, as applicable, manages all non-medical services for the affiliated medical group and has exclusive authority over all non-medical decision making related to ongoing business operations. ApolloMed ACO participates in the Medicare Shared Savings Program (“MSSP”), the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers. ApolloMed ACO participates in the MSSP, the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers.

Change in Fiscal Year

On May 16, 2014, the Board of Directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. The March 31, 2014 amounts included in the accompanying condensed consolidated financial statements and related notes thereto are unaudited.

Restatement of Condensed Consolidated Financial Statements

Overview

The Company has restated its previously issued condensed consolidated financial statements as of December 31, 2014 and for the three and nine months ended December 31, 2013, and balance sheet as of March 31, 2014, to correct certain errors as described below:

F-6

The Company determined that the net income of LALC included in the Company’s consolidated net loss should be classified as “net income attributable to noncontrolling interest” as the LALC is a consolidated variable interest entity and the income/loss attributable to the noncontrolling interest was not appropriately allocated to the noncontrolling interest. This correction did not impact the Company’s cash and cash equivalents balance in of any previously reported periods.

Materiality Assessment

The Company evaluated the materiality of these errors from a qualitative and quantitative perspective, as required by applicable Securities and Exchange Commission (SEC) guidance. Based on this evaluation, management concluded that these errors were not material to the three and nine months ended December 31, 2013 or to any of our previously reported quarterly or annual periods and the financial statements for these periods could be continued to be relied upon. However, the correction of these accumulated errors would be material if corrected as an out-of-period adjustment in the year ended March 31, 2015, based on the Company’s expected full year results. Therefore, the Company has revised within this Form S-1 our previously reported financial information as of March 31, 2014 and December 31, 2014 and for the three and nine months ended December 31, 2013 for those errors specific to each period.

Financial Statement Presentation – Current and Future Periods

The Company’s accompanying Consolidated Balance Sheets as of December 31, 2014 and March 31, 2014 reflects the correction of the cumulative error of $1.2 million in both periods, as an adjustment to “accumulated deficit,” and its impact on the corresponding accounts of “noncontrolling interest”. The Company’s March 31, 2014 Consolidated Balance Sheets also include reclassification of amounts included in “prepaid consulting fees” to reductions of “additional paid-in capital” of $0.3 million.

The accompanying restated Condensed Consolidated Financial Information in this Transition Report on Form S-1 as of March 31, 2014 and December 31, 2014, and for the three and nine months ended December 31, 2013 has been labeled as “As Restated”.

A summary of the impact of the restatement corrections on the Condensed Consolidated Balance Sheets as of December 31, 2014 and March 31, 2014, and the Condensed Consolidated Statements of Operations and Comprehensive Loss the three and nine months ended December 31, 2013 (as applicable), is presented below:

Condensed Consolidated Balance Sheets

	As of December 31, 2014		As of March 31, 2014
	As Reported	As Restated	As Reported	As Restated
Accumulated deficit	$(18,340,602)	$(19,530,934)	$(16,347,588)	$(17,537,920)
Stockholders' Deficit Attributable to Apollo Medical Holdings, Inc.	$(1,953,892)	$(3,144,224)	$(1,215,088)	$(2,405,420)
Non-controlling interest	$482,151	$1,672,483	$(408,067)	$782,265

Condensed Consolidated Statements of Operations for Three Months Ended

	December 31, 2013
	As Reported	As Restated
Net income attributable to noncontrolling interest	$-	$110,040
Net loss attributable to Apollo Medical Holdings, Inc.	$(964,792)	$(1,074,832)
Basic and diluted net income (loss) per share	$(0.25)	$(0.28)

Condensed Consolidated Statements of Operations for Nine Months Ended

	December 31, 2013
	As Reported	As Restated
Net income attributable to noncontrolling interest	$-	$339,368
Net loss attributable to Apollo Medical Holdings, Inc.	$(3,878,392)	$(4,217,760)
Basic and diluted net loss per share	$(1.04)	$(1.13)

F-7

2.	Summary of Significant Accounting Policies

Accounting Principles

These condensed consolidated statements reflect all adjustments, consisting of normal recurring adjustments, which, in management’s opinion, are necessary, and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2014 as filed with the SEC on May 8, 2014.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of (1) Apollo Medical Holdings, Inc. and its wholly owned subsidiaries AMM, PCCM, and VMM, (2) the Company’s controlling interest in ApolloMed ACO, and ApolloMed Palliative, which is a newly formed entity which provides home health and hospice medical services which owns BCHC and HCHHA and in which a non-controlling interest in ApolloMed Palliative contributed $586,111 in cash; and (3) physician practice corporations (“PPCs”) managed under long-term management service agreements including AMH, MMG, ACC, LALC, Hendel, AKM and SCHC. Some states have laws that prohibit business entities, such as ApolloMed, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (collectively known as the corporate practice of medicine), or engaging in certain arrangements with physicians, such as fee-splitting. In California, the Company operates by maintaining long-term management service agreements with the PPCs, which are each owned and operated by physicians, and which employ or contract with additional physicians to provide hospitalist services. Under the management agreements, the Company provides and performs all non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support. Each management agreement typically has a term from 10 to 20 years unless terminated by either party for cause. The management agreements are not terminable by the PPCs, except in the case of material breach or bankruptcy of the respective PPM.

Through the management agreements and the Company’s relationship with the stockholders of the PPCs, the Company has exclusive authority over all non-medical decision making related to the ongoing business operations of the PPCs. Consequently, the Company consolidates the revenue and expenses of each PPC from the date of execution of the applicable management agreement.

All intercompany balances and transactions have been eliminated in consolidation.

Business Combinations

The Company uses the acquisition method of accounting for all business combinations, which requires assets and liabilities of the acquiree to be recorded at fair value (with limited exceptions), to measure the fair value of the consideration transferred, including contingent consideration, to be determined on the acquisition date, and to account for acquisition related costs separately from the business combination.

Revenue Recognition

Revenue consists of contracted, fee-for-service, and capitation revenue. Revenue is recorded in the period in which services are rendered. Revenue is principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of the Company’s billing arrangements and how net revenue is recognized for each.

F-8

Contracted revenue

Contracted revenue represents revenue generated under contracts for which the Company provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed-to hourly rates. Revenue in such cases is recognized as the hours are worked by the Company’s staff and contractors. Additionally, contract revenue also includes supplemental revenue from hospitals where the Company may have a fee-for-service contract arrangement or provide physician advisory services to the medical staff at a specific facility. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provides for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement. Additionally, the Company derives a portion of the Company’s revenue as a contractual bonus from collections received by the Company’s partners and such revenue is contingent upon the collection of third-party billings. These revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

Fee-for-service revenue

Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. Fee-for-service revenue is recognized in the period in which the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payor coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded based on the information known at the time of entering of such information into the Company’s billing systems as well as an estimate of the revenue associated with medical services.

Capitation revenue

Capitation revenue (net of capitation withheld to fund risk share deficits) is recognized in the month in which the Company is obligated to provide services. Minor ongoing adjustments to prior months’ capitation, primarily arising from contracted health maintenance organizations (each, an “HMO”) finalizing of monthly patient eligibility data for additions or subtractions of enrollees, are recognized in the month they are communicated to the Company. Managed care revenues of the Company consist primarily of capitated fees for medical services provided by the Company under a provider service agreement (“PSA”) or capitated arrangements directly made with various managed care providers including HMO’s and management service organizations (“MSOs”). Capitation revenue under the PSA and HMO contracts is prepaid monthly to the Company based on the number of enrollees electing the Company as their healthcare provider. Additionally, Medicare pays capitation using a “Risk Adjustment model,” which compensates managed care organizations and providers based on the health status (acuity) of each individual enrollee. Health plans and providers with higher acuity enrollees will receive more and those with lower acuity enrollees will receive less. Under Risk Adjustment, capitation is determined based on health severity, measured using patient encounter data. Capitation is paid on an interim basis based on data submitted for the enrollee for the preceding year and is adjusted in subsequent periods after the final data is compiled. Positive or negative capitation adjustments are made for Medicare enrollees with conditions requiring more or less healthcare services than assumed in the interim payments. Since the Company cannot reliably predict these adjustments, periodic changes in capitation amounts earned as a result of Risk Adjustment are recognized when those changes are communicated by the health plans to the Company.

F-9

HMO contracts also include provisions to share in the risk for enrollee hospitalization, whereby the Company can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Typically, any shared risk deficits are not payable until and unless the Company generates future risk sharing surpluses, or if the HMO withholds a portion of the capitation revenue to fund any risk share deficits. At the termination of the HMO contract, any accumulated risk share deficit is typically extinguished. Due to the lack of access to information necessary to estimate the related costs, shared-risk amounts receivable from the HMOs are only recorded when such amounts are known. Risk pools for the prior contract years are generally final settled in the third or fourth quarter of the following fiscal year.

In addition to risk-sharing revenues, the Company also receives incentives under “pay-for-performance” programs for quality medical care, based on various criteria. These incentives, which are included in other revenues, are generally recorded in the third and fourth quarters of the fiscal year and are recorded when such amounts are known.

Under full risk capitation contracts, an affiliated hospital enters into agreements with several HMOs, pursuant to which, the affiliated hospital provides hospital, medical, and other healthcare services to enrollees under a fixed capitation arrangement (“Capitation Arrangement”). Under the risk pool sharing agreement, the affiliated hospital and medical group agree to establish a Hospital Control Program to serve the enrollees, pursuant to which, the medical group is allocated a percentage of the profit or loss, after deductions for costs to affiliated hospitals. The Company participates in full risk programs under the terms of the PSA, with health plans whereby the Company is wholly liable for the deficits allocated to the medical group under the arrangement. The related liability is included in medical liabilities in the accompanying unaudited condensed consolidated balance sheets at December 31 and March 31, 2014 (see "Medical Liabilities" in this Note 2, below).

Medicare Shared Savings Program Revenue

The Company through its subsidiary, ApolloMed ACO, participates in the Medicare Shared Savings Program (“MSSP”) sponsored by the Centers for Medicare & Medicaid Services (“CMS”). The MSSP allows ACO participants to share in cost savings it generates in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, will be calculated annually by CMS on cost savings generated by the ACO participant relative to the ACO participants’ CMS benchmark. The MSSP is a newly formed program with minimal history of payments to ACO participants. The Company considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and are not considered earned and therefore are not recognized as revenue until notice from CMS that cash payments are to be imminently received.

During the second quarter of 2014, CMS announced that ApolloMed ACO generated $10.98 million in program savings from cost savings created in connection with rendering medical services to Medicare patients in 2012. In connection with these cost savings, the Company earned $5.38 million which has been reported in “Net revenue” in the condensed consolidated financial statements for the nine months ended December 31, 2014. Revenue from the MSSP is determined and awarded annually, and the Company does not anticipate additional revenue in fiscal 2015. Future ACO program savings for services performed in calendar year 2013 and 2014 are not estimable.

Goodwill and Other Intangible Assets

Under FASB ASC 350, Intangibles – Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

At least annually, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances. The fair value is evaluated based on market capitalization determined using average share prices within a reasonable period of time near the selected testing date (i.e., fiscal year-end).

F-10

At least annually, indefinite-lived intangible assets are tested for impairment. Impairment for intangible assets with indefinite lives exists if the carrying value of the intangible asset exceeds its fair value. The fair values of indefinite-lived intangible assets are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable primarily consists of amounts due from third-party payors, including government sponsored Medicare and Medicaid programs, insurance companies, and amounts due from hospitals and patients. Accounts receivable are recorded and stated at the amount expected to be collected.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. We also regularly analyze the ultimate collectability of accounts receivable after certain stages of the collection cycle using a look-back analysis to determine the amount of receivables subsequently collected and adjustments are recorded when necessary. Reserves are recorded primarily on a specific identification basis.

The Company had one payor during the three months ended December 31, 2014 that accounted for 16.9% of net revenues and had three payors during the three months ended December 31, 2013 which contributed 15.2%, 14.8% and 14.3% of net revenues, respectively. During the nine months ended December 31, 2014, the Company had one payor that accounted for 33.9% of net revenues. The Company had three payors during the nine months ended December 31, 2013 which contributed 15.9%, 15.5% and 15.2% of net revenues, respectively.

The Company had two payors that accounted for 22.7% and 16.2% of accounts receivable as of December 31, 2014, and one payor that accounted for 19.5% of accounts receivable, respectively, as of March 31, 2014.

Medical Liabilities

The Company is responsible for integrated care that the associated physicians and contracted hospitals provide to its enrollees under risk-pool arrangements. The Company provides integrated care to health plan enrollees through a network of contracted providers under sub-capitation and direct patient service arrangements, company-operated clinics and staff physicians. Medical costs for professional and institutional services rendered by contracted providers are recorded as cost of services in the accompanying condensed consolidated statements of operations and comprehensive loss. Costs for operating medical clinics, including the salaries of medical personnel, are also recorded in cost of services, while non-medical personnel and support costs are included in general and administrative expense.

An estimate of amounts due to contracted physicians, hospitals, and other professional providers is included in medical liabilities in the accompanying condensed consolidated balance sheets. Medical liabilities include claims reported as of the balance sheet date and estimates of incurred but not reported claims (“IBNR”). Such estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are periodically reviewed and updated. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. The Company has a $20,000 per member professional stop-loss, none on institutional risk pools. Any adjustments to reserves are reflected in current operations.

F-11

The Company’s IBNR reserve for the nine months ended December 31, 2014 was as follows:

Balance, beginning of period	$274,000
Incurred health care costs:
Current year	2,915,103
Prior years	-
Total incurred health care costs	2,915,103

Acquired medical liabilities (see Note 3 )	292,309

Claims paid:
Current year	(1,929,702)
Prior years	(80,661)
Total claims paid	(2,010,363)

Adjustments	(231,438)
Balance, end of period	$1,239,611

The Company’s accrual for its risk-pool liability for the nine months ended December 31, 2014 was as follows:

Balance, beginning of period	$278,561

Acquired medical liabilities (see Note 3)	128,848

Accrual for net deficit from full risk capitation contracts	573,203
Adjustments	(414,669)
Balance, end of period	$565,943

The Company’s total medical liability at December 31, 2014 and March 31, 2014 was $1,805,554 and $552,561, respectively.

Fair Value of Financial Instruments

The Company’s accounting for Fair Value Measurement and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The fair values of the Company’s financial instruments are measured on a recurring basis. The carrying amount reported in the accompanying condensed consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term maturity of those instruments. The carrying amount for borrowings under the NNA Term Loan and the Convertible Notes approximates fair value which is determined by using interest rates that are available for similar debt obligations with similar terms at the balance sheet date.

F-12

Warrant liability

The fair value of the warrant liability of $2,452,201 issued in connection with 2014 NNA financing at December 31, 2014 was estimated using the Monte Carlo valuation model which used the following inputs: term of 6.2 years, risk free rate of 1.83%, no dividends, volatility of 71.9%, share price of $3.80 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 100% probability of down-round financing. The fair value of the warrant liability of $2,354,624 at March 31, 2014 was estimated using the Monte Carlo valuation model which used the following inputs: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 50% probability of down-round financing.

Holdback consideration

The holdback consideration (see Note 3) fair value was determined based on the probability adjusted cash consideration, discounted at the Company's cost of debt.

Conversion feature liability

The fair value of the $487,630 conversion feature liability issued in connection with 2014 NNA financing 8% Convertible Note at December 31, 2014 was estimated using the Monte Carlo valuation model which used the following inputs: term of 4.2 years, risk free rate of 1.4%, no dividends, volatility of 55.4%, share price of $3.80 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 100% probability that the Company will participate in a “down-round” financing at price per share lower than the initial NNA Financing 8% Convertible Note conversion price of $10.00 per share.

The carrying amounts and fair values of the Company's financial instruments are presented below as of:

December 31, 2014

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Warranty liability	$-	$-	$2,452,201	$2,452,201
Holdback consideration	-	-	376,236	376,236
Conversion feature liability	-	-	487,630	487,630
	$-	$-	$3,316,067	$3,316,067

March 31, 2014

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$-	$-	$2,354,624	$2,354,624

The following summarizes the activity of Level 3 inputs measured on a recurring basis for the three and nine months ended December 31, 2014:

	Three months	Nine months

Balance, beginning of period	$3,435,086	$2,354,624
Warrant liability incurred (Note 7)	-	487,620
Change in warrant liability	(298,279)	(390,043)
Holdback consideration	239,414	376,236
Conversion feature liability incurred (Note 7)	-	578,155
Change in conversion feature liability	(60,154)	(90,525)
Balance, end of period	$3,316,067	$3,316,067

F-13

The change in fair value of the warrant and conversion feature liability is included in the accompanying condensed consolidated statements of operations and comprehensive loss.

Non-controlling Interest

The non-controlling interest recorded in the Company’s condensed consolidated financial statements represents the pre-acquisition equity of those PPC’s in which the Company has determined that it has a controlling financial interest and for which consolidation is required as a result of management contracts entered into with these entities. The nature of these contracts provide the Company with a monthly management fee to provide the services described above, and as such, the adjustments to non-controlling interests in any period subsequent to initial consolidation would relate to either capital contributions or distributions by the non-controlling parties as well as income or losses attributable to certain non-controlling interests.

Basic and Diluted Earnings per Share

Basic net income (loss) per share is calculated using the weighted average number of shares of the Company’s common stock issued and outstanding during a certain period, and is calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock issued and outstanding during such period. Diluted net income (loss) per share is calculated using the weighted average number of common and potentially dilutive common shares outstanding during the period, using the as-if converted method for secured convertible notes, and the treasury stock method for options and warrants.

The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would be anti-dilutive:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Options	398,566	437,369	434,387	514,651
Warrants	85,103	142,807	138,184	156,202
9% Convertible Notes	10,236	72,372	61,054	51,317
	493,905	652,548	633,625	722,170

New Accounting Standards

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements, Going Concern (Subtopic 205-40). The guidance in this ASU requires disclosure of uncertainties about an entity’s ability to continue as a going concern even if an entity’s liquidation is not imminent. There may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting and this guidance should be followed to determine whether to disclose information about the relevant conditions and events. This guidance is effective for the Company on December 31, 2016 and the adoption of this standard is not expected to have a significant impact on its condensed consolidated financial statements or notes thereto.

F-14

On November 18, 2014, the FASB issued ASU No. 2014-17, Business Combinations: Pushdown Accounting. This ASU provides companies with the option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The election to apply pushdown accounting can be made either in the period in which the change of control occurred, or in a subsequent period. Implementation of this standard did not have a material effect on the consolidated financial statements of the Company.

Use of Estimates

The preparation of financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may materially differ from these estimates under different assumptions or conditions.

3.  Acquisitions

On October 27, 2014, AMM, an affiliate of the Company made an initial capital contribution of $613,889 (the “Initial Contribution”) to ApolloMed Palliative in exchange for 51% of the membership interests of ApolloMed Palliative. ApolloMed Palliative used the Initial Contribution, in conjunction with funds contributed by other investors in ApolloMed Palliative, to finance the closing payments for the acquisitions described immediately below. In connection with this arrangement, the Company entered into a consulting agreement with one of ApolloMed Palliative’s members. The consulting agreement has a 6 year term, and provides for the member to receive $15,000 in cash per month, and for the member to be eligible to receive stock-based awards under the Company’s 2013 Equity Incentive Plan as determined by the Company’s Board of Directors. Immediately prior to closing the transactions described below, and as condition precedent to ApolloMed Palliative closing the transactions, the selling equity owners in each transaction described below contributed specific equity interests to ApolloMed Palliative in return for interests in ApolloMed Palliative pursuant to contributions agreements.

BCHC

Subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “BCHC Agreement”), dated October 27, 2014, by and among ApolloMed Palliative, the Company, the members of BCHC, and BCHC, ApolloMed Palliative agreed to purchase all of the remaining membership interests in BCHC for $900,000 in cash and $230,862 of equity consideration in APS, subject to reduction if BCHC’s working capital was less than $145,000 as of the closing of the transaction. APS agreed to pay a contingent payment of up to a further $400,000 (the “BCHC Contingent Payment”) to one seller and one employee of BCHC. The BCHC Contingent Payment will be paid in two installments of $100,000 to each of the seller and the employee within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s and the employee’s employment, as applicable, continuing or having been terminated without cause and, for the employee, meeting certain productivity targets. The Company absolutely, unconditionally and irrevocably guaranteed payment of the BCHC Contingent Payment if ApolloMed Palliative fails to make any payment. The contingent payments were accounted for as compensation consideration and will be accrued ratably over the two year term of the agreement.

The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The value of the 16% equity interest in APS was determined by aggregating the fair value of BCHC and HCHHA which are the only assets in APS and applying the 16% ownership interest in APS to the aggregated amount.. The acquisition-date fair value of the consideration transferred was as follows:

F-15

Cash consideration	$900,000
Fair value of equity consideration	230,862
Working capital adjustment	(9,294)
$1,121,568

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the three and nine months ended December 31, 2014 were approximately $110,000 and are included in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Under the acquisition method of accounting, the total purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder allocated to goodwill. Goodwill is not deductible for tax purposes. The preliminary allocation of the total purchase price to the net assets acquired and liabilities assumed and included in the Company’s condensed consolidated balance sheet at December 31, 2014 is as follows:

Cash and cash equivalents	$77,020
Accounts receivable	172,402
Prepaid expenses and other current assets	467
Property and equipment	7,130
Identifiable intangible assets	532,000
Goodwill	542,577
Total assets acquired	1,331,596

Accounts payable and accrued liabilities	210,028
Total liabilities assumed	210,028

Net assets acquired	$1,121,568

The intangible assets acquired consisted of the following:

	Life (yrs.)	Additions
Medicare license	Indefinite	$462,000
Trade name	5	521,000
Non-compete agreements	5	19,000
		$532,000

The fair value of the Medicare license was determined based on the present value of a five year projected opportunity cost of not being able to operate with a Medicare license using a discount rate of 15.0%. The trade name was computed using the relief from royalty method, assuming a 1% royalty rate, and the non-compete agreements were valued using a with-and-without method.

HCHHA

Subject to the terms and conditions of that certain Stock Purchase Agreement (the “HCHHA Agreement”), dated October 27, 2014, by and among ApolloMed Palliative, the sole shareholder of HCHHA, and HCHHA, ApolloMed Palliative agreed to purchase all of the remaining shares of HCHHA for $300,000 in cash and $43,286 of equity consideration in APS, subject to reduction if HCHHA’s working capital was less than $50,000 as of the closing of the transaction. ApolloMed Palliative agreed to pay a contingent payment of up to a further $150,000 (the “HCHHA Contingent Payment”). The HCHHA Contingent Payment will be paid in two installments of $75,000 to the seller within sixty days of each of the first and second anniversaries of the transaction, and is contingent upon, as of each applicable date, the seller’s employment continuing or having been terminated without cause and the seller meeting certain productivity targets. The contingent payments were accounted for as compensation consideration and will be accrued ratably over the term of the agreement.

F-16

The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The value of the 3% equity interest in APS was determined by aggregating the fair value of BCHC and HCHHA which are the only assets in APS and applying the 3% ownership interest in APS to the aggregated amount. The acquisition-date fair value of the consideration transferred was as follows:

Cash consideration	$300,000
Fair value of equity consideration	43,286
Working capital adjustment	(21,972)
$321,314

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the three and nine months ended December 31, 2014 were approximately $16,000 and are included in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Under the acquisition method of accounting, the total purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder allocated to goodwill. Goodwill is not deductible for tax purposes. The preliminary allocation of the total purchase price to the net assets acquired and liabilities assumed and included in the Company’s condensed consolidated balance sheet at December 31, 2014 is as follows:

Cash and cash equivalents	$(37,087)
Accounts receivable	172,149
Property and equipment	3,035
Identifiable intangible assets	284,000
Goodwill	102,651
Total assets acquired	524,748

Accounts payable and accrued liabilities	107,035
Deferred tax liability	96,399
Total liabilities assumed	203,434

Net assets acquired	$321,314

The intangible assets acquired consisted of the following:

	Life (yrs.)	Additions
Medicare license	Indefinite	$242,000
Trade name	5	38,000
Non-compete agreements	5	4,000
		$284,000

F-17

The fair value of the Medicare license was determined based on the present value of a five year projected opportunity cost of not being able to operate with a Medicare License using a discount rate of 15.0%. The trade name was computed using the relief from royalty method, assuming a 1% royalty rate, and the non-compete agreements were valued using a with-and-without method.

SCHC

On July 22, 2014, pursuant to a Stock Purchase Agreement dated as of July 21, 2014 (the “Purchase Agreement”) by and among the SCHC, a Medical Corporation that provides professional medical services in Los Angeles County, California, the shareholders of SCHC (the “Sellers”) and a Company affiliate, SCHC Acquisition, A Medical Corporation (the “Affiliate”), solely owned by Dr. Warren Hosseinion as physician shareholder and the Chief Executive Officer of the Company, the Affiliate acquired all of the outstanding shares of capital stock of SCHC from the Sellers. The purchase price for the shares was (i) $2,000,000 in cash, (ii) $428,391 to pay off and discharge certain indebtedness of SCHC (iii) warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share and (iv) a contingent amount of up to $1,000,000 payable, if at all, in cash. The acquisition was funded by an intercompany loan from AMM, which also provided an indemnity in favor of one of the Sellers relating to certain indebtedness of SCHC that remained outstanding following the closing of the acquisition. Following the acquisition of SCHC, the Affiliate was merged with and into SCHC, with SCHC being the surviving corporation. The indebtedness of SCHC was paid off following the acquisition and did not remain outstanding as of December 31, 2014.

In connection with the acquisition of SCHC, AMM entered into a management services agreement with the Affiliate on July 21, 2014. As a result of the Affiliate’s merger with and into SCHC, SCHC is now the counterparty to this management services agreement and bound by its terms. Pursuant to the management services agreement, AMM will manage all non-medical services for SCHC, will have exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC, and is the primary beneficiary of SCHC, and the financial statements of SCHC will be consolidated as a variable interest entity with those of the Company from July 21, 2014.

The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The acquisition-date fair value of the consideration transferred was as follows:

Cash consideration	$2,428,391
Fair value of warrant consideration	132,000
$2,560,391

The fair value of the warrant consideration of $132,000 was classified as equity. and was determined using the Black-Scholes option pricing model using the following inputs: share price of $5.40 (adjusted for a lack of control discount), exercise price of $10.00, expected term of 4 years, volatility of 54% and a risk free interest rate of 1.35%.

A contingent payment obligation of $1,000,000 was considered a post-combination transaction and therefore it will be recorded as post-combination compensation expense over the term of the arrangement and not as purchase consideration. The compensation expense will be accrued in each reporting period using the total probability weighted payment of $827,000 (calculated as of December 31, 2014), allocated to each quarter, and between each Seller, pro rata over the term of the arrangement according to the relative weight of the payment milestones. The remaining liability will be re-measured at every reporting period date, with any adjustment reflected prospectively in compensation expense.

F-18

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the three and nine months ended December 31, 2014 were approximately $0 and $124,000, respectively, and are included in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Under the acquisition method of accounting, the total purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder allocated to goodwill. Goodwill is not deductible for tax purposes. The preliminary allocation of the total purchase price to the net assets acquired and liabilities assumed and included in the Company’s condensed consolidated balance sheet at December 31, 2014 is as follows:

Cash and cash equivalents	$264,601
Accounts receivable	840,433
Receivable from affiliate	67,714
Prepaid expenses and other current assets	82,430
Property and equipment	584,377
Identifiable intangible assets	1,121,000
Goodwill	161,559
Other assets	66,762
Total assets acquired	3,188,876

Accounts payable and accrued liabilities	134,427
Note payable to financial institution	463,582
Deferred tax liability	30,477
Total liabilities assumed	628,485

Net assets acquired	$2,560,391

F-19

The intangible assets acquired consisted of the following:

	Life (yrs.)	Additions

Network relationships	5	$910,000
Trade name	5	110,000
Non-compete agreements	3	101,000
		$1,121,000

The network relationships were valued using the multi-period excess earnings method based on projected revenue and earnings over a 5 year period. The trade name was computed using the relief from royalty method, assuming a 1% royalty rate, and the non-compete agreements were valued using a with-and-without method.

AKM

In May 2014, AMM entered into a management services agreement with AKM Acquisition Corp, Inc. (“AKMA”), a newly-formed provider of physician services and an affiliate of the Company owned by Dr. Warren Hosseinion as a physician shareholder, to manage all non-medical services for AKMA. AMM has exclusive authority over all non-medical decision making related to the ongoing business operations of AKMA and is the primary beneficiary; consequently, AMM consolidated the revenue and expenses of AKMA from the date of execution of the management services agreements. On May 30, 2014, AKMA entered into a stock purchase agreement (the “AKM Purchase Agreement”) with the shareholders of AKM Medical Group, Inc. (“AKM”), a Los Angeles, CA-based independent practice association. Immediately following the closing, AKMA merged with and into AKM, with AKM being the surviving entity and assuming the rights and obligations under the management services agreement. Under the AKM Purchase Agreement all of the issued and outstanding shares of capital stock of AKM were acquired for approximately $280,000, of which $140,000 was paid at closing and $136,822 (the “Holdback Liability”) is payable, if at all, subject to the outcome of incurred but not reported risk-pool claims and other contingent claims that existed at the acquisition date.

The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.  The acquisition-date fair value of the consideration transferred was as follows:

Cash consideration	$140,000
Fair value of holdback consideration due to seller	376,236
Total purchase consideration	$516,236

Under the acquisition method of accounting, the total purchase price was allocated to AKM’s net tangible assets based on their estimated fair values as of the closing date. The allocation of the total purchase price to the net assets acquired and included in the Company’s condensed consolidated balance sheet is as follows:

F-20

		Subsequent
	Provisional	Change In	Revised
	Estimated	Valuation	Fair
	Value	Estimate	Value
Cash consideration	$140,000	$-	$140,000
Holdback consideration	136,822	239,414	376,236
Total consideration	$276,822	$239,414	$516,236

Cash and cash equivalents	$356,359		$356,359
Marketable securities	389,094		389,094
Accounts receivable	27,217		27,217
Prepaid expenses and other assets	26,311		26,311
Intangibles	156,000		156,000
Goodwill	(216,563)	301,556	84,993
Accounts payable and accrued liabilities	(40,439)	(16,072)	(56,511)
Deferred tax liability	-	(46,070)	(46,070)
Medical payables	(421,157)		(421,157)
Net assets acquired	$276,822	$239,414	$516,236

Goodwill is not deductible for tax purposes.

Under the AKM Purchase Agreement, former shareholders of AKM are entitled to be paid the Holdback Amount of up to approximately $376,000 within 6 months of the Closing Date. No later than 30 days after the six month period, AKM will prepare a closing statement which will state the actual cash position (as defined) (“Actual Cash Position”) of AKM. If the actual cash position of AKM is less than $461,104 (the “Target Amount”), the former shareholders of AKM will pay the difference between the Target Amount and the Actual Cash Position, which will be deducted from the Holdback Amount, but in no case will exceed the amount previously paid to the former shareholders of AKM in connection with the transaction. If the Actual Cash Position exceeds the Target Amount, then that difference will be added to the Holdback Amount. Any indemnification payment made by the former shareholders of AKM will also be paid from the Holdback Amount; if the Holdback Amount is insufficient, the former shareholders of AKM are liable for paying the balance, which cannot exceed amounts previously paid to the former shareholders of AKM under the AKM Purchase Agreement. The Company determined the fair value was determined based on the cash consideration discounted at the Company's cost of debt.

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the three and nine months ended December 31, 2014 were approximately $0 and $37,000, respectively.

Pro Forma Financial Information

The results of operations for BCHC, HCHHA, AKM and SCHC are included in the condensed consolidated statements of operations from the acquisition date of each. The pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the years presented or the results which may occur in the future. The following unaudited pro forma results of operations for the three and nine months ended December 31, 2014 assume the BCHC, HCHHA, AKM and SCHC acquisitions had occurred on April 1, 2014, and for the nine months ended December 31, 2013 (as restated) assume the acquisitions had occurred on April 1, 2013:

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue	$8,325,558	$5,947,500	$28,208,533	$14,905,735
Net loss	$(1,779,214)	$(1,111,769)	$(1,901,024)	$(4,447,545)
Basic and diluted loss per share	$(0.36)	$(0.23)	$(0.39)	$(1.19)

From the applicable closing date to December 31, 2014, revenues and net loss related to AKM, SCHC, BCHC and HCHHA included the accompanying unaudited condensed consolidated statements of operations were $4,254,938 and $(493,594), respectively.

F-21

4. Goodwill and Other Intangible Assets

Goodwill

The following is a summary of goodwill activity for the nine months ended December 31, 2014:

Balance, beginning of period	$494,700
Acquisition of AKM	84,993
Acquisition of SCHC	161,559
Acquisition of BCHC	542,577
Acquisition of HCHHA	102,651
Balance, end of period	$1,386,480

Other Intangible Assets

Other intangible assets consisted of the following:

	Weighted-average life (Yrs.)	Balance at March 31, 2014	Additions	Balance at December 31, 2014
Indefinite-lived assets:
Medicare license		$-	$704,000	$704,000

Amortized intangible assets:
Exclusivity	4.0	40,000	-	40,000
Non-compete	4.0	28,400	143,000	171,400
Payor relationships	5.0	-	94,000	94,000
Network relationships	5.0	-	910,000	910,000
Trade name	5.0	-	242,000	242,000
Totals		68,400	2,093,000	2,161,400

Accumulated amortization		(8,773)	(240,795)	(249,568)

Total other intangibles, net		$59,627	$1,852,205	$1,911,832

The amortization expense for the three and nine months ended December 31, 2014 was approximately $110,000 and $241,000, respectively. The amortization expense for the three and nine months ended December 31, 2013 was approximately $1,000 in each period.

Future amortization expense is estimated to be as follows for the period from January 1, 2015 to March 31, 2015 and for each for the five years ending March 31 thereafter:

January 1, 2015 to March 31, 2015	$112,000
2016	$447,000
2017	$445,000
2018	$87,000
2019	$63,000
Thereafter	$54,000

F-22

5. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	December 31,	March 31,
	2014	2014
Accounts payable	$931,054	$824,334
Physician share of MSSP	140,000	-
Accrued compensation	1,047,873	546,078
Income taxes payable	58,670	4,149
Accrued interest	94,238	19,780
Accrued professional fees	290,173	52,699
	$2,562,008	$1,447,040

6. Notes and Line of Credit Payable

Notes and line of credit payable consist of the following:

	December 31,	March 31,
	2014	2014

Term loan payable to NNA due March 28, 2019, net of debt discount of $1,121,959 (December 31, 2014) and $1,305,435 (March 31, 2014)	$5,528,041	$5,694,565
Line of credit payable to NNA due March 28, 2019	1,000,000	-
Unsecured revolving line of credit due to financial institution due June 5, 2015	94,764	94,764
	$6,622,805	$5,789,329

Senior Secured Note

The Company entered into a Senior Secured Note (“Note”) agreement on February 1, 2012 with SpaGus Capital Partners, LLC (“SpaGus”) an entity in which Gary Augusta, a director and shareholder of the Company, holds an ownership interest.

On September 15, 2012, SpaGus agreed to allow the Company to defer payment of the scheduled principal payments due on September 15 and October 15, 2012, and amended the Note effective October 15, 2012 in which SpaGus agreed to provide additional principal to the Company in the amount of $230,000. The terms of the amended Note in the amount of $500,000 provided for borrowings to bear interest at 8.0 % per annum with accrued interest payable in arrears on each of December 28, 2012, March 31, 2013, June 30, 2013, and October 15, 2013. The amended Note matured and was repaid, including accrued unpaid interest, on October 16, 2013.

Medical Clinic Acquisition Promissory Notes

In connection with the September 1, 2013 acquisition of a Los Angeles, CA medical clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in ten installments of $15,000 per month commencing December 1, 2013.  The Company determined the fair value of the note using an interest rate of 5.45% per annum to discount future cash flows, which was based on Moody’s Baa-rated corporate bonds at the valuation date.  The note was secured by substantially all assets of the clinic.

In connection with the January 6, 2014 acquisition of Fletcher Medical Clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in installments of $15,000 per month for five months commencing April 1, 2014 under a non-interest bearing promissory note. The Company determined the fair value of the note using an interest rate of 5.30% per annum to discount future cash flows, which was based on Moody’s Baa-rated corporate bonds at the valuation date. The note was secured by substantially all assets of the acquired clinic.

F-23

In connection with the December 7, 2013 acquisition of Eagle Rock Medical Clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in installments of $10,000 per month for eight months commencing March 1, 2014 under a non-interest bearing promissory. The Company determined the fair value of the note using an interest rate of 5.46 % per annum to discount future cash flows, which was based on based on index of Moody's Baa-rated corporate bonds at of the valuation date. The note was secured by substantially all assets of the acquired clinic.

The medical clinic acquisition promissory notes described above were repaid in connection with the equity and debt financing with NNA of Nevada, Inc. that closed on March 28, 2014 (see 2014 NNA financing below).

NNA Credit Agreements

On October 15, 2013, the Company entered into a $2.0 million secured revolving credit facility (the “Revolving Credit Agreement”) with NNA of Nevada, Inc., (“NNA), an affiliate of Fresenius Medical Care North America.  On December 20, 2013 the Company entered into the First Amendment to the Credit Agreement (the “Amended Credit Agreement”), which increased the revolving credit facility from $2 million to $4 million.   The proceeds of the Amended Credit Agreement were used by the Company to repay the $500,000 Note to SpaGus Apollo, LLC, and were used to pay or repay certain of the Company’s 10% Notes (see Note 7), to refinance certain other indebtedness of the Company, and for working capital and for general corporate purposes. The Amended Credit Agreement was refinanced on March 28, 2014 in connection with 2014 NNA financing.

2014 NNA Financing

On March 28, 2014, the Company entered into a Credit Agreement (the “Credit Agreement”) pursuant to which NNA, extended to the Company (i) a $1,000,000 revolving line of credit (the “Revolving Loan”) and (ii) a $7,000,000 term loan (the “Term Loan”). The Company drew down the full amount of the Revolving Loan on October 23, 2014. The Term Loan and Revolving Loan mature on March 28, 2019, subject to NNA’s right to accelerate payment on the occurrence of certain events. The Term Loan may be prepaid at any time without penalty or premium. The loans extended under the Credit Agreement are secured by substantially all of the Company’s assets, and are guaranteed by the Company’s subsidiaries and consolidated entities. The guarantees of these subsidiaries and consolidated entities are in turn secured by substantially all of the assets of the subsidiaries and consolidated entities providing the guaranty.

Concurrently with the Credit Agreement, the Company entered into an Investment Agreement with NNA (the “Investment Agreement”), pursuant to which it issued to NNA an 8% Convertible Note in the original principal amount of $2,000,000 (the “Convertible Note”). The Company drew down the full principal amount of the Convertible Note on July 30, 2014 (see Note 7). The Convertible Note matures on March 28, 2019, subject to NNA’s right to accelerate payment on the occurrence of certain events. The Company may redeem amounts outstanding under the Convertible Note on 60 days’ prior notice to NNA. Amounts outstanding under the Convertible Note are convertible at NNA’s sole election into shares of the Company’s common stock at an initial conversion price of $10.00 per share. The Company’s obligations under the Convertible Note are guaranteed by its subsidiaries and consolidated entities.

Under the Investment Agreement, the Company issued to NNA warrants to purchase up to 300,000 shares of the Company’s common stock at an initial exercise price of $10.00 per share and warrants to purchase up to 200,000 shares of the Company’s common stock at an initial exercise price of $20.00 per share (collectively, the “Warrants”).

The Company determined the fair value of the proceeds of $9.0 million in part based on the following inputs for the warrant liability: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share and a 50% probability of down-round financing. The common stock issuance was recorded at $899,739 (a discount of $1,100,261 to the face amount), the Term Loan was recorded at $5,745,637 (a discount of $1,254,363 to the face amount), and a corresponding warrant liability of $2,354,624 was recorded.

The Term Loan accrues interest at a rate of 8.0% per annum. A portion of the principal amount of the Term Loan is repaid on the last business day of each calendar quarter, which provides for quarterly payments of $87,500 in the first year, $122,500 in the second year, $122,500 in the third year, $175,000 in the fourth year, and $210,000 in the fifth year. The Term Loan reflected an original issue discount of $1,305,435 associated with the issuance of 3 million warrants to acquire the Company’s common stock (see Note 9) and payment of a fee to NNA of $80,000 of which $51,072 was considered a debt discount, $7,998 was recorded to equity, and $20,930 allocated to warrant liability was immediately recorded as interest expense. The discount will be amortized to interest expense over the expected term of the loan using the effective interest method.

F-24

The Revolving Loan will bear interest at the rate of three month LIBOR plus 6.0% per annum. No amounts were borrowed under the Revolving Loan at September 30, 2014. The Term Loan and Revolving Loan mature on March 28, 2019.

The Company incurred $235,119 in third party costs related to the 2014 NNA financing, which were allocated to the related debt and equity instruments based on their relative fair values, of which $150,101 was classified as deferred financing costs which will be deferred and amortized over the life of the loan using the effective interest method.

The Credit Agreement and the Convertible Note provide for certain financial covenants. On February 16, 2015, the Company and NNA agreed to amend the tangible net worth covenant computation. The Company was in compliance with the amended financial covenants as of December 31, 2014.

In addition, the Credit Agreement and the Convertible Note include: (1) certain negative covenants that, subject to exceptions, limit the Company’s ability to, among other things incur additional indebtedness, engage in future mergers, consolidations, liquidations and dissolutions, sell assets, pay dividends and distributions on or repurchase capital stock, and enter into or amend other material agreements; and (2) certain customary representations and warranties, affirmative covenants and events of default, which are set forth in more detail in the 2014 NNA financing credit agreement and Convertible Note.

Unsecured revolving line of credit

Included in “Note and line of credit payable” in the accompanying condensed consolidated balance sheet is a $100,000 revolving line of credit with a financial institution of which $94,764 was outstanding at December 31, 2014 and March 31, 2014. Borrowings under the line of credit bear interest at the prime rate (as defined) plus 4.50% (7.75% per annum at March 31, 2014 and December 31, 2014), interest only is payable monthly, and the line of credit matures June 5, 2015. The line of credit is unsecured.

Interest expense associated with the notes and lines of credit payable consisted of the following:

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
Interest expense	$156,450	$13,023	$444,448	$69,111
Amortization of loan fees and discount	72,765	41,477	215,689	81,257
	$229,215	$54,500	$660,137	$150,368

7.  Convertible Notes Payable

Convertible notes payable consist of the following:

	December 31,	March 31,
	2014	2014

9% Senior Subordinated Convertible Notes due February 15, 2016, net of debt discount of $81,263 (December 31, 2014) and $137,393 (March 31, 2014)	$1,019,106	$962,978
8% Senior Subordinated Convertible Note Payable to NNA due March 28, 2019, net of debt discount of $1,016,799	983,201	-
	$2,002,307	$962,978

F-25

10% Senior Subordinated Callable Convertible Notes

On October 16, 2009, the Company issued $1,250,000 of 10% Senior Subordinated Callable Convertible Notes (the “10% Notes”). The 10% Notes were sold through a placement agent in the form of Units. Each Unit comprised one 10% Senior Subordinated Callable Convertible Note with a par value $25,000, and warrants to purchase shares of the Company’s common stock.

On December 20, 2013, the Company redeemed the 10% Notes for cash and/or conversion into shares of the Company’s common stock.

8% Senior Subordinated Convertible Promissory Notes due February 1, 2015

On or about February 21, 2013, the Company redeemed the 8% Notes for cash and/or conversion into shares of the Company’s common stock the 8% Notes of the 8% Holders.

9% Senior Subordinated Callable Convertible Promissory Notes due February 15, 2016

The 9% Notes bear interest at a rate of 9% per annum, payable semi-annually on August 15 and February 15, and mature February 15, 2016, and are subordinated. The principal of the 9% Notes plus any accrued yet unpaid interest is convertible at any time by the holder at a conversion price of $4.00 per share of the Company’s common stock, subject to adjustment for stock splits, stock dividends and reverse stock splits. On 60 days’ prior notice, 9% Notes are callable in full or in part by the Company at any time after January 31, 2015. If the Average Daily Value of Trades (“ADVT”) during the prior 90 days as reported by Bloomberg is greater than $100,000, the 9% Notes are callable at a price of 105% of the 9% Notes’ par value, and if the ADVT is less than $100,000, the 9% Notes are callable at a price of 110% of the 9% Notes’ par value.

In connection with the issuance of the 9% Notes, the holders of the 9% Notes received warrants to purchase 66,000 shares of the Company’s common stock at an exercise price of $4.50 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and which are exercisable at any date prior to January 31, 2018, and were classified in equity. The fair value of the 9% Notes warrants was based on the Company’s closing stock price at the transaction date and inputs to the Black-Scholes option pricing model.

NNA 8% Convertible Note

The NNA 8% Convertible Note commitment provided for the Company to borrow up to $2,000,000. On July 31, 2014, the Company exercised its option to borrow $2,000,000, received $2,000,000 of proceeds and recorded a debt discount of $1,065,775 related to the fair value of a conversion feature liability and a warrant liability discussed below. Borrowings bear interest at the rate of 8.0 % per annum payable semi-annually, are due March 28, 2019, and are convertible into shares of the Company’s common stock initially at $10.00 per share. The conversion price will be subject to adjustment in the event of subsequent down-round equity financings, if any, by the Company. The conversion feature included a non-standard anti-dilution feature that has been bifurcated and recorded as a conversion feature liability at the issuance date of $578,155. The fair value of the conversion feature liability issued in connection with 2014 NNA financing 8% Convertible Note at December 31, 2014 was estimated using the Monte Carlo valuation model which used the following inputs: term of 4.2 years, risk free rate of 1.4%, no dividends, volatility of 55.4%, share price of $4.50 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 100% probability of down-round financing. In addition the Company was required to issue 100,000 warrants to NNA with an exercise price of $10.00 per share. The fair value of the warrant liability related to 100,000 common shares issuable in connection with NNA 8% Convertible Note as of December 31, 2014 was estimated using the Monte Carlo valuation model which used the following inputs: term of 6.2 years, risk free rate of 1.8%, no dividends, volatility of 71.9%, share price of $4.50 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 100% probability of down-round financing.

F-26

Interest expense associated with the convertible notes payable consisted of the following:

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
Interest expense	$66,188	$17,546	$144,069	$203,165
Amortization of loan fees and discount	67,532	84,210	164,854	164,976
	$133,720	$101,757	$308,923	$368,141

8. Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets and liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Significant management judgment is required in determining the Company’s provision for income taxes and the recoverability of the Company’s deferred tax assets. Such determination is based primarily on the Company’s historical taxable income, with some consideration given to the Company’s estimates of future taxable income by jurisdictions in which the Company operates and the period over which the Company’s deferred tax assets will be recoverable. Due to overall cumulative losses incurred in recent years, the Company maintained a full valuation allowance against its deferred tax assets as of December 31, 2014 and March 31, 2014. The Company is subject to U.S. federal income tax, as well as income tax of multiple state tax jurisdictions.

ASC No. 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC No. 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements. The Company and its subsidiaries are currently open to audit under the statute of limitations by the Internal Revenue Service for the years ended December 31, 2011 and later. The Company’s state income tax returns are open to audit under the statute of limitations for the years ended December 31, 2010 and later. The Company does not anticipate any material unrecognized tax benefits within the next twelve months.

9. Stockholders’ Equity

Common Stock Placement

On March 28, 2014, the Company entered into an equity and debt investment for up to $12.0 million with NNA. As part of the investment, the Company entered into the Investment Agreement with NNA, pursuant to which the Company sold NNA 200,000 shares of the Company’s common stock (the “Purchased Shares”) at a purchase price of $10.00 per share. In addition with the issuance of common shares, the Company issued to NNA 100,000 warrants to purchase the Company’s common stock for $10.00 per share. The Company used the Monte Carlo Method to value the warrants, which used the following inputs: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share and a 50% probability of down-round financing. The Company determined that the fair value of the shares issued was approximately $900,000, or approximately $4.50 per share. The Company also entered into a registration rights agreement (“RRA”) with NNA, which the Company and NNA amended on February 6, 2015, which requires the Company to file a registration statement to register its shares with the SEC no later than June 26, 2015. The RRA requires the Company to use commercially reasonable best efforts to cause the RRA to be declared effective by the SEC. If the Initial Registration Statement is not filed with the SEC on or prior to the filing deadline, the Company must pay to NNA an amount in common stock based upon its then fair market value, as liquidated damages equal to 1.50% of the aggregate purchase price paid by NNA.

F-27

Repurchase of Common Stock

On October 23, 2014, the Company entered into a Settlement Agreement with Raouf Khalil (“Khalil”) whereby the Company reconveyed to Khalil all of the shares of Aligned Healthcare, Inc. (“AHI”) common stock that the Company acquired from Khalil under the Stock Purchase Agreement, dated as of February 15, 2011 (the “Purchase Agreement”). In addition, in consideration of a $10,000 cash payment, Khalil reconveyed to the Company 50,000 shares of the Company’s common stock, constituting all of the remaining shares that he still owned that were issued to him under the Purchase Agreement. Following these reconveyances, the Company no longer owns any of the outstanding shares of AHI’s capital stock, and neither Khalil nor any of the other Aligned Affiliates own any shares of the Company’s capital stock.

Equity Incentive Plans

The Company’s amended 2010 Equity Incentive Plan (the “2010 Plan”) allowed the Board to grant up to 1,200,000 shares of the Company’s common stock, and provided for awards including incentive stock options, non-qualified options, restricted common stock, and stock appreciation rights. As of December 31, 2014, there were no shares available for grant.

On April 29, 2013 the Company’s Board of Directors approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder. The Company received approval of the 2013 Plan from the Company’s stockholders on May 19, 2013. The Company issues new shares to satisfy stock option and warrant exercises under the 2013 Plan. As of December 31, 2014 there were approximately 160,000 shares available for future grants under the 2013 Plan.

Stock options and restricted common stock issued to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or share, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

Share Issuances

A summary of the Company’s restricted stock sold to employees, directors and consultants with a right of repurchase of unlapsed or unvested shares is as follows for the nine months ended December 31, 2014:

		Weighted Average Remaining Vesting	Weighted Average Per Share	Weighted- average Per Share
		Life	Intrinsic	Grant Date
	Shares	(In years)	Value	Fair Value
Unvested or unlapsed shares, beginning of period	90,741	1.3	$-	$4.10
Granted	-	-	-	-
Vested / lapsed	(71,667)	-	-	-
Forfeited	-	-	-	-
Unvested or unlapsed shares, end of period	19,074	1.1	$0. 90	$4.10

Options

In July 2014, the Company issued 56,500 options to acquire the Company’s common stock to certain employees and consultants. The Company determined that the weighted average fair value of the options of $2.40 per share using the Black-Scholes method with the following weighted-average inputs: term of 6 years, risk free rate of 1.63%, no dividends, volatility of 63.7%, share price of $5.40 per share.

In October 2014, in connection with services provided to the Company, the Company issued to various employees and consultants options to purchase an aggregate of 7,500 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period. The Company determined that the weighted average fair value of the options of $1.70 per share using the Black-Scholes method with the following weighted-average inputs: term of 6 years, risk free rate of 1.60%, no dividends, volatility of 62.9%, share price of $4.30 per share.

F-28

On various dates in October, November and December 2014, in connection with services provided to the Company, the Company issued to a certain consultant options to purchase an aggregate of 1,500 shares of common stock of the Company, which options have an exercise price of $10.00 and vested upon grant. The Company determined that the weighted average fair value of the options of $1.50 per share using the Black-Scholes method with the following weighted-average inputs: term of 6 years, risk free rate of 1.60%, no dividends, volatility of 62.9%, share price of $3.90 per share.

On November 18, 2014, in connection with services provided to the Company, the Company issued options to purchase 10,000 shares of common stock of the Company to an employee, which options have an exercise price of $10.00 and vest evenly and monthly over a one year period. The Company determined that the weighted average fair value of the options of $1.40 per share using the Black-Scholes method with the following weighted-average inputs: term of 6 years, risk free rate of 1.60%, no dividends, volatility of 62.9%, share price of $3.90 per share.

On December 13, 2014, in connection with services provided to the Company, the Company issued to various physicians and consultants options to purchase 10,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period. The Company determined that the weighted average fair value of the options of $1.50 per share using the Black-Scholes method with the following weighted-average inputs: term of 6 years, risk free rate of 1.63%, no dividends, volatility of 62.9%, share price of $3.90 per share.

Stock option activity for the nine months ended December 31, 2014 is summarized below:

	Shares	Weighted Average Per Share Exercise Price	Weighted Average Remaining Life (Years)	Weighted Average Per Share Intrinsic Value
Balance, beginning of period	628,700	$2.00	8.7	$1.10
Granted	85,500	10.00	-	-
Cancelled	(10,000)	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	-	-	-	-
Balance, end of period	704,200	$2.60	8.2	$1.50
Vested and exercisable, end of period	623,256	$2.20	7.3	$1.80

ApolloMed ACO 2012 Equity Incentive Plan

On October 18, 2012 ApolloMed ACO’s Board of Directors adopted the ApolloMed Accountable Care Organization, Inc. 2012 Equity Incentive Plan (the “ACO Plan”) and reserved 9,000,000 shares of ApolloMed ACO’s common stock for issuance thereunder. The purpose of the ACO Plan is to encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of ApolloMed ACO and encourage selected employees, directors, consultants and advisers to accept or continue employment or association with ApolloMed ACO.

F-29

The following table summarizes the restricted stock award in the ACO Plan during the nine months ended December 31, 2014:

	Shares	Weighted Average Remaining Vesting Life (Years)	Weighted Average Per Share Intrinsic Value	Weighted Average Per Share Fair Value
Balance, beginning of period	3,752,000	0.8	$0.02	$0.03
Granted	184,000	-	-	0.77
Released	(183,996)	-	-	-
Balance, end of period	3,752,004	0.1	$0.70	$0.07
Vested and exercisable, end of period	2,461,694

Awards of restricted stock under the ACO Plan vest (i) one-third on the date of grant; (ii) one-third on the first anniversary of the date of grant, if the grantee has remained in service continuously until that date; and (iii) one-third on the second anniversary of the date of grant if the grantee has remained in service continuously until that date.

As of December 31, 2014, total unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Company’s 2010 and 2013 Equity Plans, and the ACO Plan’s and the weighted-average period of years expected to recognize those costs are as follows:

Common stock options	$193,376
Restricted stock	$139,400
ACO Plan restricted stock	$48,846

Stock-based compensation expense related to common stock and common stock option awards is recognized over their respective vesting periods and was included in the accompanying condensed consolidated statement of operations as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Stock-based compensation expense:
Cost of services	$1,227	$54,134	$12,148	$629,643
General and administrative	155,325	(76,338)	1,120,062	1,469,165
	$156,552	$(22,204)	$1,132,210	$2,098,808

F-30

Warrants

Warrants consisted of the following for the nine months ended December 31, 2014:

	Weighted Average Per Share
	Intrinsic	Number of
	Value	warrants
Outstanding, beginning of period	$2.00	714,500
Granted	-	200,000
Exercised	-	-
Cancelled	-	-
Outstanding, end of period	$-	914,500

		Weighted		Weighted
		average		average
Exercise Price Per	Warrants	remaining	Warrants	exercise price per
Share	outstanding	contractual life	exercisable	share
$1.1485	125,000	1.6	125,000	$1.149

$1.1485	25,000	1.6	25,000	$1.149

$4.5000	50,000	1.6	50,000	$4.500

$5.0000	10,000	2.8	10,000	$5.000

$4.5000	82,500	3.1	82,500	$4.500

$4.0000	22,000	3.1	22,000	$4.000

$10.0000	200,000	6.2	-	$10.000

$20.0000	200,000	6.2	-	$20.000

$10.0000	100,000	6.2	-	$10.000

$10.0000	100,000	3.6	100,000	$10.000
	914,500	4.5	414,500	4.600

In connection with the 2014 NNA financing, NNA received warrants to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $10.00 per share and up to 200,000 shares at an exercise price of $20.00 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and which are exercisable at any date prior to March 28, 2021. The warrants also contained down-round protection under which the exercise price of the warrants is subject to adjustment in the event the Company issues future common shares at a price below $9.00 per share. The Company determined that the warrants should be classified as liabilities under ASC 815-40, which requires the Company to determine the fair value of the warrants at the transaction date and at each subsequent reporting date (see Notes 2 and 6). Following the funding of the Convertible Note on July 30, 2014, additional warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share that had been issued in connection with the 2014 NNA financing became exercisable (see Note 6).

F-31

Authorized stock

At December 31, 2014 the Company was authorized to issue up to 100,000,000 shares of common stock. The Company is required to reserve and keep available out of the authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of the 9% Senior Subordinated Callable Notes, the exercise of all outstanding warrants exercisable into shares of common stock, and shares granted and available for grant under the Company’s 2013 Plan. The amount of shares of common stock reserved for these purposes is as follows at December 31, 2014:

Common stock issued and outstanding	4,863,455
Conversion of 9% Notes	275,000
Conversion of 8% Notes	200,000
Warrants outstanding	914,500
Stock options outstanding	704,200
Remaining shares issuable under 2013 Equity Incentive Plan	160,000
7,117,155

10. Commitments and Contingencies

Lease Agreements

The Company’s corporate headquarters is located at 700 North Brand Boulevard, Suite 220, Glendale, California 91203. The Company leases its corporate headquarters from EOP-700 North Brand, L.L.C., a Delaware limited liability company (“Landlord”). On October 14, 2014, the lease was amended by a Second Amendment. The Second Amendment relocates the leased premises from Suite No. 220 to Suite Nos. 1400, 1425 and 1450, which collectively include 16,484 rentable square feet (the “Headquarters”). The Headquarters are expected to be improved with an allowance of up to $659,360, provided by the Landlord, for construction and installation of equipment for the Headquarters. Before the improved Headquarters are available, the Company will also use Suite No. 240 on a temporary basis. The Second Amendment also extends the term of the lease to be for approximately six years after the Company begins operations in the Headquarters and increases the Company’s initial security deposit. The Second Amendment sets the Headquarters base rent at $37,913.20 per month for the first year and schedules annual increases in base rent each year until the final rental year, which is capped at $43,957.33 per month. However, the base rent will be abated by up to $228,049.27 subject to other terms of the lease.

AMM leases the first and second floors of a building in Los Angeles, California from Numen pursuant to a Lease dated July 22, 2014. AMM and Numen entered into the SCHC Lease, AMM leases the SCHC Premises, which consists of 8,766 rentable square feet, for a term of ten years, subject to a downward adjustment to seven years upon the occurrence of certain events during the first five years of the term. The base rent for the SCHC Lease is $32,872.50 per month, which is adjusted each year based upon the percentage change in the Consumer Price Index for the Los Angeles/Orange/Riverside regions.

Regulatory Matters

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. The Company believes that it is in compliance with all applicable laws and regulations.

Legal

On May 16, 2014, Lakeside Medical Group, Inc. and Regal Medical Group, Inc., two independent physician associations who compete with the Company in the greater Los Angeles area, filed an action against the Company and two affiliates of the Company, Maverick Medical Group, Inc. and ApolloMed Hospitalists, a Medical Corporation, in Los Angeles County Superior Court. The complaint alleged that the Company and its two affiliates made misrepresentations and engaged in other acts in order to improperly solicit physicians and patient-enrollees from Plaintiffs. The Complaint sought compensatory and punitive damages. On June 30, 2014, the Company and its affiliates filed a motion requesting the Court to stay the court proceeding and order the parties to arbitrate this dispute subject to existing arbitration agreements. On August 11, 2014, the Plaintiffs filed a request for dismissal without prejudice of the action. On August 12, 2014, the Plaintiffs served the Company and its affiliates with Demands for Arbitration before Judicial Arbitration Mediation Services in Los Angeles. The Company is currently examining the merits of the claims to be arbitrated, and it is too early to state whether the likelihood of an unfavorable outcome is probable or remote, or to estimate the potential loss if the outcome should be negative. The Company is aware that punitive damages previously sought in the court proceeding are not available in arbitration. The Company and its affiliates are preparing a defense to the allegations and the Company intends to vigorously defend the action.

F-32

On August 28, 2014, Lakeside Medical Group, Inc. and Regal Medical Group, Inc., filed a similar lawsuit against Warren Hosseinion, the Chief Executive Officer of the Company. Dr. Hosseinion is defending the action and is currently being indemnified by the Company subject to the terms of an indemnification agreement and the Company’s charter. On September 9, 2014, Dr. Hosseinion filed a motion requesting the Court to stay the court proceeding and, pursuant to existing arbitration agreements, order the parties to arbitrate the dispute as part of the pending arbitration proceedings before JAMS (as discussed above). On October 29, 2014, the Plaintiffs filed a request for dismissal without prejudice of the action. On November 13, 2014, Plaintiffs served Dr. Hosseinion with Demands for Arbitration before Judicial Arbitration Mediation Services in Los Angeles, and on November 19, 2014, the parties agreed to consolidate the two proceedings against Dr. Hosseinion with the two existing proceedings against the Company and its affiliates. The Company is currently examining the merits of the claims to be arbitrated, and it is too early to state whether the likelihood of an unfavorable outcome is probable or remote, or to estimate the potential loss if the outcome should be negative. The Company is aware that punitive damages previously sought in the court proceeding are not available in arbitration.

In the ordinary course of the Company’s business, the Company becomes involved in pending and threatened legal actions and proceedings, most of which involve claims of medical malpractice related to medical services provided by the Company’s affiliated hospitalists. The Company may also become subject to other lawsuits which could involve significant claims and/or significant defense costs. The Company believes, based upon the Company’s review of pending actions and proceedings, that the outcome of such legal actions and proceedings will not have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows. The outcome of such actions and proceedings, however, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows in a future period.

Liability Insurance

The Company believes that the Company’s insurance coverage is appropriate based upon the Company’s claims experience and the nature and risks of the Company’s business. In addition to the known incidents that have resulted in the assertion of claims, the Company cannot be certain that the Company’s insurance coverage will be adequate to cover liabilities arising out of claims asserted against the Company, the Company’s affiliated professional organizations or the Company’s affiliated hospitalists in the future where the outcomes of such claims are unfavorable. The Company believes that the ultimate resolution of all pending claims, including liabilities in excess of the Company’s insurance coverage, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on the Company’s business.

Although the Company currently maintains liability insurance policies on a claims-made basis, which are intended to cover malpractice liability and certain other claims, the coverage must be renewed annually, and may not continue to be available to the Company in future years at acceptable costs, and on favorable terms.

11. Subsequent Events

On January 15, 2015, Apollo Medical Holdings, Inc. entered into a Consulting and Representation Agreement (the “Consulting Agreement”) with Flacane Advisors, Inc. (the “Consultant”), which is effective on January 15, 2015, and remains in effect until March 31, 2015 and will carry over to December 31, 2015 unless it is replaced by a new agreement. Under the Consulting Agreement, the Consultant is paid $25,000 per month and is also eligible to receive options to purchase shares of the Company’s common stock as determined by the Board. The Consultant provides business and strategic services and makes Gary Augusta available as the Company’s Executive Chairman of the Board. Mr. Augusta is an existing director of the Company and subject to a Board of Directors Agreement with the Company dated March 7, 2012.

F-33

On February 6, 2015, the Company entered into a First Amendment and Acknowledgement (the “Acknowledgement”) with NNA, Warren Hosseinion, M.D., and Adrian Vazquez, M.D. The Acknowledgement amended some provisions of, and/or provided waivers in connection with, each of (i) the Registration Rights Agreement between the Company and NNA, dated March 28, 2014 (the “Registration Rights Agreement”), (ii) the Investment Agreement between the Company and NNA, dated March 28, 2014 (the “Investment Agreement”), (iii) the Convertible Note, issued by the Company to NNA, dated March 28, 2014 (the “Convertible Note”), and (iv) the Common Stock Purchase Warrants issued to NNA on March 28, 2014 for the purchase of up to 500,000 shares of the Company’s common stock (the “Warrants”). The amendments to the Registration Rights Agreement included amendments with respect to the timing of the filing deadline for a resale registration statement for the benefit of NNA.

On February 17, 2015, the Company entered into a long-term management services agreement (“MSA”) with a hospitalist group located in the San Francisco Bay area. Under the MSA, the Company will provide all business administrative services, including billing, accounting, human resources management and supervision of all non-medical business operations. The Company is currently in the process of evaluating the impact of the MSA to determine whether it will trigger variable interest entity accounting which would require the consolidation of the hospitalist group into the Company’s consolidated financial statements.

12. Reverse Stock Split

On April 24, 2015, the Company effected a one-for-ten reverse stock split of the outstanding common stock. The par value and the authorized shares of the common stock were not adjusted as a result of the reverse stock split. All issued and outstanding common stock, options and warrants to purchase common stock, including the respective exercise prices of each such option and warrant, and the conversion ratio of the Notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

F-34

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (AS RESTATED)

(UNAUDITED)

	March 31,	January 31,
	2014	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,831,478	$1,451,407
Restricted cash	20,000	20,000
Accounts receivable, net	1,508,461	1,509,589
Due from affiliates	24,041	1,599
Prepaid expenses	42,200	53,543
Deferred financing costs, net, current	-	97,806
Total current assets	8,426,180	3,133,944

Deferred financing costs, net, non-current	366,286	144,345
Property and equipment, net	94,948	85,685
Intangible assets, net	59,627	62,427
Goodwill	494,700	494,700
Other assets	41,636	38,681
TOTAL ASSETS	$9,483,377	$3,959,782

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,999,601	$1,373,285
Notes and lines of credit payable, net of discount - current portion	444,764	3,178,693
Total current liabilities	2,444,365	4,551,978

Warrant liability	2,354,624	-
Notes payable, net of discount – non-current portion	5,344,565	-
Convertible notes payable, net	962,978	1,100,522
Total liabilities	11,106,532	5,652,500

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized, 4,913,455 and 4,695,247 shares issued and outstanding as of March 31, 2014 and January 31, 2014, respectively	4,913	4,695
Additional paid-in-capital	15,127,587	14,147,634
Accumulated deficit	(17,537,920)	(16,771,478)
Stockholders' Deficit Attributable to Apollo Medical Holdings, Inc.	(2,405,420)	(2,619,149)
Non-controlling interest	782,265	926,431
Total stockholders' deficit	(1,623,155)	(1,692,718)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$9,483,377	$3,959,782

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Two months ended March 31,
	2014	2013 (As Restated)

Net revenues	$2,336,522	$1,662,951

Costs and expenses
Cost of services	2,050,913	1,184,786
General and administrative	826,870	531,120
Depreciation and amortization	5,765	4,506

Total costs and expenses	2,883,548	1,720,412

Loss from operations	(547,026)	(57,461)

Other income (expense)
Interest expense	(184,578)	(86,114)
Other income	28,816	1,476

Total other expenses	(155,762)	(84,638)

Loss before provision for income taxes	(702,788)	(142,099)

Provision for income taxes	7,820	3,004

Net loss	(710,608)	(145,103)

Net income attributable to non-controlling interest	(55,834)	(79,296)

Net loss attributable to Apollo Medical Holdings, Inc.	$(766,442)	$(224,399)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	4,717,521	3,484,344

BASIC AND DILUTED NET LOSS PER SHARE	$(0.16)	$(0.06)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT (AS RESTATED)

FOR THE TWO MONTHS ENDED MARCH 31, 2014

(UNAUDITED)

	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Stockholders' Deficit Attributable to Apollo Medical Holdings, Inc.	Non- controlling Interest	Total
Balance -beginning of period	-	-	4,695,247	$4,695	$14,147,634	$(16,771,478)	$(2,619,149)	$926,431	$(1,692,718)
Net income (loss)	-	-	-	-	-	(766,442)	(766,442)	55,834	(710,608)
Stock grant compensation expense	-	-	-	-	60,187	-	60,187	-	60,187
Shares issued in NNA financing	-	-	200,000	200	868,036	-	868,236	-	868,236
8% notes share conversion	-	-	18,208	18	51,730	-	51,748	-	51,748
Distributions to non-controlling interest	-	-	-	-	-	-	-	(200,000)	(200,000)
Balance - end of period	-	-	4,913,455	$4,913	$15,127,587	$(17,537,920)	$(2,405,420)	$782,265	$(1,623,155)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-37

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Two months ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(710,608)	$(145,103)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on extinguishment of debt	(23,000)	-
Depreciation and amortization expense	5,765	4,506
Stock-based compensation expense	60,187	45,286
Amortization of financing costs	25,965	9,511
Amortization of debt discount	19,406	15,170
Changes in assets and liabilities:
Accounts receivable	1,128	(158,634)
Due from affiliates	(22,442)	(12,058)
Prepaid expenses and advances	11,342	12,392
Other assets	(2,952)	-
Accounts payable and accrued liabilities	626,314	50,376
Net cash used in operating activities	(8,895)	(178,554)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment acquired	(12,228)	(3,199)
Net cash used in investing activities	(12,228)	(3,199)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes and line of credit payable	7,000,000	-
Payment of line of credit payable	(2,811,878)	-
Payment of medical clinic acquisition notes payable	(256,000)	-
Distributions to non-controlling interest shareholder	(200,000)	-
Proceeds from issuance of common stock	2,000,000	-
Proceeds from issuance of convertible notes payable	-	100,000
Cash payments in connection with convertible note redemption	(98,252)	-
Debt and equity issuance costs	(232,676)	-
Net cash provided by financing activities	5,401,194	100,000

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	5,380,071	(81,753)

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	1,451,407	1,176,727

CASH & CASH EQUIVALENTS, END OF PERIOD	$6,831,478	$1,094,974

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$84,720	$18,062
Income taxes paid	$3,824	$9,404

Non-Cash Financing Activities:
Warrants issued in connection with convertible note issuance	$-	$6,724
Shares issuable and issued for note payable financing fees	$-	45,000
NNA term loan discount	$1,254,363	$-
Shares issued in connection with convertible notes redemption	$51,748	$-
Fair value of warrant liabilities	$2,354,624	$-
NNA shares issuance discount	$1,100,261	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-38

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

APOLLO MEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.              Description of Business

Apollo Medical Holdings, Inc. (the “Company” or “ApolloMed”) and its affiliated physician groups are a physician-centric, integrated healthcare delivery company serving Medicare, Commercial and Medi-Cal beneficiaries in California.  As of March 31, 2014, ApolloMed’s physician network consisted of hospitalists, primary care physicians and specialist physicians primarily through the Company’s owned and affiliated physician groups. ApolloMed operates as a medical management holding company through the following wholly-owned subsidiary management companies: Apollo Medical Management, Inc. (“AMM”), Pulmonary Critical Care Management, Inc. (“PCCM”), Verdugo Medical Management, Inc. (“VMM”) and ApolloMed ACO, Inc. (“ApolloMed ACO”). Through AMM, PCCM, and VMM, the Company manages affiliated medical groups, which consisted of ApolloMed Hospitalists (“AMH”), ApolloMed Care Clinic (“ACC”), Maverick Medical Group, Inc. (“MMG”), Los Angeles Lung Center (“LALC”), and Eli Hendel, M.D., Inc. (“Hendel.”) AMM, PCCM and VMM each operate as a physician practice management company (“PPM”) and are in the business of providing management services to physician practice corporations (“PPC”) under long-term management service agreements. ApolloMed ACO participates in the Medicare Shared Savings Program (“MSSP”), the goal of which is to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers.

Change in Fiscal Year

On May 16, 2014, the Board of Directors of Apollo Medical Holdings, Inc., or the “Company”, approved a change to the Company's fiscal year end from January 31 to March 31.  The Company elected to change its fiscal year end in order to simplify business processes and to align the Company’s fiscal year with the reporting periods for other healthcare services reporting companies to allow for easier comparison and industry coverage. As a result of this change, this Transition Report on Form 10-Q includes the financial information for the two months transition period from February 1, 2014 to March 31, 2014, or “Transition Period”. References in this Transition Report on Form 10-Q to fiscal year 2014 or fiscal 2014 refer to the period from February 1, 2014 through March 31, 2014 and references to fiscal year 2013 or fiscal 2013 refer to the period from February 1, 2013 through March 31, 2013. Prior to this Transition Report on Form 10-Q, the Company’s Annual Reports on Form 10-K covered the fiscal year from February 1 to January 31.

Restatement of Condensed Consolidated Financial Statements

Overview

The Company has restated its previously issued condensed consolidated financial statements as of March 31, 2014 and for the two months ended March 31, 2013, and balance sheet as of January 31, 2014, to correct certain errors as described below:

The Company determined that the net income of LALC included in the Company’s consolidated net loss should be classified as “net income attributable to noncontrolling interest” as the LALC is a consolidated variable interest entity and the income/loss attributable to the noncontrolling interest was not appropriately allocated to the noncontrolling interest. This correction did not impact the Company’s cash and cash equivalents balance in of any previously reported periods.

In addition, the Company corrected the presentation of “prepaid consulting” on the condensed consolidated balance sheets. Previously the balance sheet was incorrectly grossed up to include a prepaid consulting fee, as a contra to equity, and additional paid-in capital for the equivalent amount, that is for the amount of the restricted stock grant on the date of the grant without consideration of vesting. The error was corrected by eliminating the gross up. This classification correction did not impact the Company’s cash and cash equivalents balance in of any previously reported periods.

Materiality Assessment

The Company evaluated the materiality of these errors from a qualitative and quantitative perspective, as required by applicable Securities and Exchange Commission (SEC) guidance. Based on this evaluation, management concluded that these errors were not material to any of our previously reported quarterly or annual periods and the financial statements for these periods could be continued to be relied upon. However, the correction of these accumulated errors would be material if corrected as an out-of-period adjustment in the year ended March 31, 2015, based on the Company’s expected full year results. Therefore, the Company has revised within this Form S-1 our previously reported financial information as of January 31, 2014 and March 31, 2014 and for the two months ended March 31, 2013 for those errors specific to this period.

F-39

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

Financial Statement Presentation – Current and Future Periods

The Company’s accompanying Consolidated Balance Sheets as of March 31, 2014 in each period, as an adjustment to “accumulated deficit,” and its impact on the corresponding accounts of “noncontrolling interest”. The Company’s January 31, 2014 Consolidated Balance Sheets also include reclassification of amounts included in “prepaid consulting fees” to reductions of “additional paid-in capital” of $0.3 million.

The accompanying restated Condensed Consolidated Financial Information in this Transition Report on Form S-1 as of March 31, 2014 and 2013 and for the two months then ended, has been labeled as “As Restated.

A summary of the impact of the restatement corrections on the Condensed Consolidated Balance Sheets as of March 31, 2014 and January 31, 2014, and the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income the two months ended March 31, 2014 and 2013 (as applicable), is presented below:

Condensed Consolidated Balance Sheets

	As of March 31, 2014		As of January 31, 2014
	As Reported	As Restated	As Reported	As Restated
Prepaid consulting	$-	$-	$(282,176)	$-

Additional paid-in-capital	$15,127,587	$15,127,587	$14,429,810	$14,147,634
Accumulated deficit	$(16,347,588)	$(17,537,920)	$(15,581,146)	$(16,771,478)

Stockholders' Deficit Attributable to Apollo Medical Holdings, Inc.	$(408,067)	$(2,405,420)	$(1,428,817)	$(2,619,149)
Non-controlling interest	$(1,623,155)	$782,265	$(263,901)	$926,431

Condensed Consolidated Statements of Operations for Two Months Ended

	March 31, 2013
	As Reported	As Restated
Net income attributable to noncontrolling interest	$-	$(79,296)

Net loss attributable to Apollo Medical Holdings, Inc.	$(145,103)	$(224,399)
Basic and diluted net loss per share	$-	$(0.06)

2.	Summary of Significant Accounting Policies

Accounting Principles

These condensed consolidated statements reflect all adjustments, consisting of normal recurring adjustments, which, in management’s opinion, are necessary, and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2014 as filed with the Securities and Exchange Commission (“SEC”) on May 8, 2014.

F-40

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of Apollo Medical Holdings, Inc. and its wholly-owned subsidiaries AMM, ApolloMed ACO, PCCM, and VMM, its controlling interest in Aligned Healthcare, Inc. (“AHI”), and PPCs managed under long-term management service agreements including AMH, MMG, ACC, LALC and Hendel. Some states have laws that prohibit business entities, such as ApolloMed, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (collectively known as the corporate practice of medicine), or engaging in certain arrangements with physicians, such as fee-splitting. In California, the Company operates by maintaining long-term management service agreements with the PPCs, which are each owned and operated by physicians, and which employ or contract with additional physicians to provide hospitalist services. Under the management agreements, the Company provides and performs all non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support. The management agreements typically range from 10 to 20 years unless terminated by either party for cause. The management agreements are not terminable by the PPCs, except in the case of material breach or bankruptcy of the respective PPM.

Through the management agreements and the Company’s relationship with the stockholders of the PPCs, the Company has exclusive authority over all non-medical decision making related to the ongoing business operations of the PPCs. Consequently, the Company consolidates the revenue and expenses of the PPCs from the date of execution of the management agreements.

All intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue consists of contracted, fee-for-service, and capitation revenue. Revenue is recorded in the period in which services are rendered. Revenue is principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of the Company’s billing arrangements and how net revenue is recognized for each.

Contracted revenue

Contracted revenue represents revenue generated under contracts for which the Company provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed-to hourly rates. Revenue in such cases is recognized as the hours are worked by the Company’s staff and contractors. Additionally, contract revenue also includes supplemental revenue from hospitals where the Company may have a fee-for-service contract arrangement or provide physician advisory services to the medical staff at a specific facility. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provides for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement. Additionally, the Company derives a portion of the Company’s revenue as a contractual bonus from collections received by the Company’s partners and such revenue is contingent upon the collection of third-party billings. These revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

Fee-for-service revenue

Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. Fee-for-service revenue is recognized in the period in which the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payor coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded based on the information known at the time of entering of such information into the Company’s billing systems as well as an estimate of the revenue associated with medical services.

F-41

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

Capitation revenue

Capitation revenue (net of capitation withheld to fund risk share deficits) is recognized in the month in which the Company is obligated to provide services. Minor ongoing adjustments to prior months’ capitation, primarily arising from contracted HMOs’ finalizing of monthly patient eligibility data for additions or subtractions of enrollees, are recognized in the month they are communicated to the Company. Managed care revenues of the Company consist primarily of capitated fees for medical services provided by the Company under a provider service agreement (PSA) or capitated arrangements directly made with various managed care providers including health maintenance organization (HMO). Capitation revenue under the PSA and HMO contracts is prepaid monthly to the Company based on the number of enrollees electing the Company as their healthcare provider. Additionally, Medicare pays capitation using a “Risk Adjustment model,” which compensates managed care organizations and providers based on the health status (acuity) of each individual enrollee. Health plans and providers with higher acuity enrollees will receive more and those with lower acuity enrollees will receive less. Under Risk Adjustment, capitation is determined based on health severity, measured using patient encounter data. Capitation is paid on an interim basis based on data submitted for the enrollee for the preceding year and is adjusted in subsequent periods after the final data is compiled. Positive or negative capitation adjustments are made for Medicare enrollees with conditions requiring more or less healthcare services than assumed in the interim payments. Since the Company cannot reliably predict these adjustments, periodic changes in capitation amounts earned as a result of Risk Adjustment are recognized when those changes are communicated by the health plans to the Company.

HMO contracts also include provisions to share in the risk for enrollee hospitalization, whereby the Company can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Typically, any shared risk deficits are not payable until and unless the Company generates future risk sharing surpluses, or if the HMO withholds a portion of the capitation revenue to fund any risk share deficits. At the termination of the HMO contract, any accumulated risk share deficit is typically extinguished. Due to the lack of access to information necessary to estimate the related costs, shared-risk amounts receivable from the HMOs are only recorded when such amounts are known. Risk pools for the prior contract years are generally final settled in the third or fourth quarter of the following fiscal year.

In addition to risk-sharing revenues, the Company also receives incentives under “pay-for-performance” programs for quality medical care, based on various criteria. These incentives, which are included in other revenues, are generally recorded in the third and fourth quarters of the fiscal year and are recorded when such amounts are known.

Under full risk capitation contracts, an affiliated hospital enters into agreements with several HMOs, pursuant to which, the affiliated hospital provides hospital, medical, and other healthcare services to enrollees under a fixed capitation arrangement (“Capitation Arrangement”). Under the risk pool sharing agreement, the affiliated hospital and medical group agree to establish a Hospital Control Program to serve the enrollees, pursuant to which, the medical group is allocated a 90% residual interest in the profit or loss, after deductions for costs to affiliated hospitals. The Company participates in the full risk programs under the terms of the PSA, whereby the Company is wholly liable for the deficits allocated to the medical group under the arrangement.

Medicare Shared Savings Program revenue

The Company through its subsidiary, ApolloMed ACO, participates in the MSSP sponsored by the Centers for Medicare & Medicaid Services (“CMS”). The MSSP allows ACO participants to share in cost savings it generates in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, will be calculated by CMS on cost savings generated by the ACO participant based on a trailing 24 month medical service history. The MSSP is a newly formed program with no history of payments to ACO participants. The Company considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and are not considered earned and therefore are not recognized as revenue until cash payments from CMS are received. For the two months ended March 31, 2014 and 2013, the Company recorded no revenue related to the MSSP.

Concentrations

The Company had three major payors during the two months ended March 31, 2014 which contributed 12.7%, 11.8% and 11.6% of net revenues, respectively, and had three major payors during the two months ended March 31, 2013 which contributed 7.1%, 17.6% and 24.4% of net revenues, respectively.

F-42

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

The Company had two major payors that accounted for 21.7% and 9.6% of accounts receivable, respectively, as of March 31, 2014. The Company had three major payors that accounted for 31.5%, 9.9%, and 4.5% of accounts receivable, respectively, as of January 31, 2014.

Medical Liability Costs

The Company is responsible for integrated care that the associated physicians and contracted hospitals provide to its enrollees. The Company provides integrated care to health plan enrollees through a network of contracted providers under sub-capitation and direct patient service arrangements, company-operated clinics and staff physicians. Medical costs for professional and institutional services rendered by contracted providers are recorded as cost of services in the consolidated statements of income. Costs for operating medical clinics, including the salaries of medical and non-medical personnel and support costs, are also recorded in cost of services.

An estimate of amounts due to contracted physicians, hospitals, and other professional providers is included in medical payables in the accompanying consolidated balance sheets. Medical payables include claims reported as of the balance sheet date and estimates of IBNR. Such estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are continually reviewed and updated. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. Any adjustments to reserves are reflected in current operations. Medical payables were included in Accounts Payable and Accrued Liabilities and consisted of the following at March 31:

2014
Balance, beginning of the period	$285,625

Incurred health care costs:
Current period	167,000
Prior periods	-
Total incurred health care costs	167,000
Claims paid	-
Accrual for net deficit from full risk capitation contracts	99,936

Balance, end of period	$552,561

Fair Value of Financial Instruments

The Company’s accounting for Fair Value Measurement and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The fair values of the Company’s financial instruments are measured on a recurring basis. The carrying amount reported in the accompanying condensed consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term maturity of those instruments. The carrying amount for borrowings under the Senior Secured Notes and the Convertible Notes approximates fair value which is determined by using interest rates that are available for similar debt obligations with similar terms at the balance sheet date. The fair value of the warrant liability was estimated using the Monte Carlo valuation model which used the following inputs: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share based on the trading price of the Company’s common stock adjusted for a marketability discount, and a 50% probability of down-round financing.  The Company did not have any assets or liabilities categorized as Level 1 or 2 as of March 31, 2014.

F-43

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

The carrying amounts and fair values of the Company's financial instruments are presented below as of March 31, 2014:

Fair Value

Level 3 Liabilities
Warrant liability	$2,354,624
$2,354,624

The following summarizes the activity of Level 3 inputs measured on a recurring basis for the two months ended March 31, 2014:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Warrant
Balance at February 1, 2014	$-
Additions	2,354,624
Exercises	-
Adjustment resulting from change in fair value recognized in earnings (1)	-
Balance at March 31, 2014	$2,354,624

(1) The amount of total gains or losses for the period attributable to the change in unrealized gains or losses relating to liabilities held at the reporting date. The unrealized gain is recorded in unrealized gain on change in fair value of warrant and derivative liabilities in the accompanying condensed and consolidated statement of operations.

Non-controlling Interest

The non-controlling interest recorded in the Company’s consolidated financial statements represents the pre-acquisition equity of those PPC’s in which the Company has determined that it has a controlling financial interest and for which consolidation is required as a result of management contracts entered into with these entities. The nature of these contracts provide the Company with a monthly management fee to provide the services described above, and as such, the adjustments to non-controlling interests in any period subsequent to initial consolidation would relate to either capital contributions or distributions by the non-controlling parties as well as income or losses attributable to certain non-controlling interests.

Basic and Diluted Earnings per Share

Basic net loss per share is calculated using the weighted average number of shares of the Company’s common stock issued and outstanding during a certain period, and is calculated by dividing net loss by the weighted average number of shares of the Company’s common stock issued and outstanding during such period. Diluted net loss per share is calculated using the weighted average number of common and potentially dilutive common shares outstanding during the period, using the as-if converted method for secured convertible notes, and the treasury stock method for options and warrants.

The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would be anti-dilutive:

	Two months ended March31,
	2014	2013
Incremental shares assumed issued on exercise of in the money options	388,263	397,069
Incremental shares assumed issued on exercise of in the money warrants	-	188,275
	388,263	585,344

F-44

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

Use of Estimates

The preparation of financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may materially differ from these estimates under different assumptions or conditions.

Reclassifications

Certain reclassifications have been made to the accompanying fiscal year 2014 consolidated financial statements to conform them to the March 31, 2014 presentation.

3.  Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at March 31 and January 31:

	2014	2014
Accounts payable	$824,334	$467,636
Accrued compensation	546,078	452,562
Medical payables	552,561	285,625
Income taxes payable	4,149	287
Accrued interest	19,780	47,722
Accrued professional fees	52,699	119,453
	$1,999,601	$1,373,285

4. Notes and Lines of Credit Payable

Senior Secured Note

The Company entered into a Senior Secured Note (“Note”) agreement on February 1, 2012 with SpaGus Capital Partners, LLC (“SpaGus”) an entity in which Gary Augusta, a director and shareholder of the Company, holds an ownership interest. The terms of the Note provided for interest at 8.929% per annum, payments of principal of $135,000 on each of September 15, 2012 and October 15, 2012, and was secured by substantially all assets of the Company. The Company prepaid interest on the Note principal of $15,000 in accordance with the Note, and paid financing costs of $5,000 in cash and the issuance of 21,600 shares of the Company’s common stock, which was valued at $25,661 at the date of issuance.

On September 15, 2012, SpaGus agreed to allow the Company to defer payment of the scheduled principal payments due on September 15 and October 15, 2012, and amended the Note effective October 15, 2012 in which SpaGus agreed to provide additional principal to the Company in the amount of $230,000. The terms of the amended Note in the amount of $500,000 provided for borrowings to bear interest at 8.0 % per annum with accrued interest payable in arrears on each of December 28, 2012, March 31, 2013, June 30, 2013, and October 15, 2013. The amended Note was to have matured October 15, 2013, and could be prepaid at any time prior to September 29, 2013. The Company paid SpaGus financing costs of 10,000 restricted shares of the Company’s common stock on the amendment date, which had a fair value of $50,000. On April 15, 2013, the Company issued an additional 10,000 restricted shares of the Company’s common stock to SpaGus required under the terms of the amended Note, which had a fair value of $45,000 at the obligation date. The Company accounted for this additional payment as a modification, which was amortized to interest expense over the remaining term of the amended Note using the effective interest method. The amended Note matured and was repaid, including accrued unpaid interest, on October 16, 2013.

Medical Clinic Acquisition Promissory Notes

In connection with the September 1, 2013 acquisition of the Los Angeles, CA medical clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in ten installments of $15,000 per month commencing December 1, 2013.  The Company determined the fair value of the note using an interest rate of 5.45% per annum to discount future cash flows, which was based on Moody’s Baa-rated corporate bonds at the valuation date.  The note was secured by substantially all assets of the clinic.

F-45

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

In connection with the January 6, 2014 acquisition of Fletcher medical clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in installments of $15,000 per month for five months commencing April 1, 2014 under a non-interest bearing promissory note was secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.30% per annum to discount future cash flows, which was based on Moody’s Baa-rated corporate bonds at the valuation date. The note was secured by substantially all assets of the clinic.

In connection with the December 7, 2013 acquisition of Eagle Rock medical clinic, ACC issued a non-interest bearing promissory note to the seller, which was due in installments of $10,000 per month for eight months commencing March 1, 2014 under a non-interest bearing promissory note was secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.46 % per annum to discount future cash flows, which was based on based on index of Moody's Baa-rated corporate bonds at of the valuation date. The note was secured by substantially all assets of the clinic.

The Medical Clinic Acquisition Promissory Notes were repaid in connection with the equity and debt financing with NNA of Nevada, Inc. that closed on March 28, 2014 (refer to 2014 NNA Financing below).

NNA Credit Agreements

On October 15, 2013, the Company entered into a $2.0 million secured revolving credit facility (the “Revolving Credit Agreement”) with NNA of Nevada, Inc., and (“the Lender” or “NNA”).  Amounts outstanding under the Credit Agreement accrued interest at a rate equal to the sum of (i) three month LIBOR and (ii) six percent (6.24% at January 31, 2014). Interest was payable on the last business day of each successive month, in arrears, which commenced October 31, 2013, and at each month-end thereafter. The Credit Agreement required the Company to pay the Lender a facility fee, on the last business day of each month, at a per annum rate of 1.0 % of the average daily unused portion of the revolving credit commitment under the Credit Agreement. Loans drawn under the Credit Agreement were secured by all of the assets of the Company and its subsidiaries, including a security interest in the deposit accounts of the Company and its subsidiaries and a pledge of the shares in the Company’s subsidiaries. The Company incurred direct costs related to the Credit Agreement aggregating $119,500 which were accounted for as deferred financing costs and were amortized using the straight line method to interest expense.  On December 20, 2013 the Company entered into the First Amendment to the Credit Agreement (the “Amended Credit Agreement”), which increased the revolving credit facility from $2 million to $4 million.   The proceeds of the Amended Credit Agreement were used by the Company to repay the $500,000 senior secured note (the “Senior Secured Note”) to SpaGus Apollo, LLC, and were used to pay or repay certain of the Company’s 10% Notes, to refinance certain other indebtedness of the Company, and for working capital and for general corporate purposes. The Amended Credit Agreement was refinanced on March 28, 2014 in connection with 2014 NNA Financing.

2014 NNA Financing

On March 28, 2014, the Company entered into certain credit and investment agreements with NNA (the “2014 NNA Financing”) which provided for a $7.0 million secured term loan (“Term Loan”), a $1.0 million secured line of credit (“Revolving Loan”), and a $2.0 million convertible note commitment (“Convertible Note”). In addition, NNA acquired 200,000 shares of the Company’s common stock, warrants to acquire the Company’s common stock, and certain registration rights (see Note 7). The Term Loan and Revolving Loan are secured by substantially all assets of the Company, and are guaranteed by the Company’s subsidiaries and certain of its consolidated entities.

The Company used the Monte Carlo method to fair value the proceeds of $9.0 million using the following inputs: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share and a 50% probability of down-round financing. The common stock was recorded at $899,739 (a discount of $1,100,261 to the face amount), the term loan was recorded at $5,745,637 (a discount of $1,254,363 to the face amount), and a corresponding warrant liability of $2,354,624.

The Term Loan accrues interest at a rate of eight percent per annum. The principal amount of the Term Loan is repaid on the last business day of each calendar quarter, which provides for quarterly payments of $87,500 in the first year, $122,500 in the second year, $122,500 in the third year, $175,000 in the fourth year, and $210,000 in the fifth year. The Term Loan at March 31, 2014 reflects a discount of $1,305,435 associated with the issuance of 300,000 warrants to acquire the Company’s common stock (see Note 7) and payment of a fee to NNA of $80,000 of which $51,072 was considered a debt discount, $7,998 was recorded to equity, and $20,930 allocated to warrant liability was immediately recorded as interest expense. The discount will be amortized to interest expense over the expected term of the loan using the effective interest method. The Revolving Loan bears interest at the rate of three month LIBOR plus 6.0% per annum. No amounts were borrowed under the Revolving Loan at March 31, 2014. The Term Loan and Revolving Loan mature on March 28, 2019.

F-46

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

The Convertible Note commitment provides for the Company to borrow up to $2,000,000. Borrowings, if any, will bear interest at the rate of 8.0 % per annum payable semi-annually, and will be convertible into shares of the Company’s common stock initially at $10.00 per share. The conversion price will be subject to adjustment in the event of subsequent down-round equity financings, if any, by the Company. The Convertible Note also requires the Company to issue 100,000 warrants to NNA with an exercise price of $10.00 per share (see Note 7) in the event the Company elects to fund the Convertible Note. The Convertible Note must be funded by December 15, 2014 or the commitment will expire.

The Company incurred $235,119 in third party costs related to the 2014 NNA Financing, which have been allocated to the related debt and equity instruments based on their relative fair values. For the two months ended March 31, 2014, $61,513 was included in interest expense, $23,505 was contra additional paid in capital and $150,101 was classified as deferred financing costs which will be deferred and amortized over the life of the loan using the effective interest method.

The 2014 NNA Financing credit agreement provides for certain financial covenants on a quarterly basis which will start on the quarter ending June 30, 2014.

In addition, the 2014 NNA Financing credit agreement includes certain negative covenants that, subject to exceptions, limit the Company’s ability to, among other things incur additional indebtedness, engage in future mergers, consolidations, liquidations and dissolutions, sell assets, pay dividends and distributions on or repurchase capital stock, and enter into or amend other material agreements; and also includes certain customary representations and warranties, affirmative covenants and events of default, which are set forth in more detail in the Credit Agreement.

Unsecured revolving line of credit

As part of the notes and lines of credit - current portion of the balance sheet, Hendel has a $100,000 revolving line of credit with a financial institution of which $94,765 was outstanding at March 31, 2014 and January 31, 2014. Borrowings under the line of credit bear interest at the prime rate (as defined) plus 4.50% (7.75% per annum at March 31, 2014), interest only is payable monthly, and matures June 5, 2014. The line of credit is unsecured.

Interest expense associated with the notes and lines of credit payable consisted of the following:

	Two months ended March 31,
	2014	2013
Interest expense	$38,244	$6,499
Amortization of loan fees and discount	103,274	2,122
	$141,518	$8,621

5.  Convertible Notes Payable

The Company’s long-term debt consisted of the following at March 31, 2014 and January 31, 2014:

	March 31,	January 31,
	2014	2014

9% Senior Subordinated Convertible Notes due February 15, 2016, net of debt discount of $137,393 (March 31, 2014) and $186,897 (January 31, 2014)	$962,978	$950,522
8% Senior Subordinated Convertible Notes due February 1, 2015	-	150,000
Total Convertible Notes	962,978	1,100,522
Less: Current Portion	-	-
Long Term Portion	$962,978	$1,100,522

8% Senior Subordinated Convertible Promissory Notes due February 1, 2015

On or about February 21, 2013, the Company entered into a Settlement Agreement and Release (collectively, the “Settlement Agreements”) with each of the holders of 8% Notes (each, a “Holder” and, collectively, the “Holders”). Under the Settlement Agreements, the Company agreed to redeem for cash and/or convert into shares of the Company’s common stock the 8% Notes of the Holders. The Company redeemed and converted $150,000 in original principal amount plus accrued interest thereon, for total cash payments of approximately $106,000 and issuance of 18,202 shares of the Company’s common stock.

F-47

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

9% Senior Subordinated Callable Convertible Promissory Notes due February 15, 2016

The 9% Notes bear interest at a rate of 9% per annum, payable semi-annually on August 15 and February 15, and mature February 15, 2016, and are subordinated. The principal of the 9% Notes plus any accrued yet unpaid interest is convertible at any time by the holder at a conversion price of $4.00 per share of common stock, subject to adjustment for stock splits, stock dividends and reverse stock splits. After 60 days prior notice, the Note is callable in full or in part by the Company at any time after January 31, 2015. If the Average Daily Value of Trades (“ADVT”) during the prior 90 days as reported by Bloomberg is greater than $100,000, the Note is callable at a price of 105% of the Note’s par value, and if the ADVT is less than $100,000, the Note is callable at a price of 110% of the Note’s par value.

The holders of the 9% Notes received warrants to purchase 66,000 shares of the Company’s common stock at an exercise price of $4.50 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and which are exercisable at any date prior to January 31, 2018. The fair value of the 9% Notes warrants was based on the Company’s closing stock price at the transaction date and inputs to the Black-Scholes option pricing model.

Interest expense associated with the convertible notes payable consisted of the following:

	Two months ended March 31,
	2014	2013
Interest expense	$19,680	$36,033
Amortization of loan fees and discount	23,380	41,460
	$43,060	$77,493

6. Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets and liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Significant management judgment is required in determining the Company’s provision for income taxes and the recoverability of the Company’s deferred tax assets. Such determination is based primarily on the Company’s historical taxable income, with some consideration given to the Company’s estimates of future taxable income by jurisdictions in which the Company operates and the period over which the Company’s deferred tax assets will be recoverable. Due to overall cumulative losses incurred in recent years, the Company maintained a valuation allowance against its deferred tax assets as of March 31, 2014 and January 31, 2014. The Company is subject to U.S. federal income tax, as well as income tax of multiple state tax jurisdictions. The Company and its subsidiaries are currently open to audit under the statute of limitations by the Internal Revenue Service for the years ended December 31, 2010 and later. The Company’s state income tax returns are open to audit under the statute of limitations for the years ended December 31, 2009 and later. The Company does not anticipate any material unrecognized tax benefits within the next twelve months.

7. Stockholders’ Deficit

Common Stock Placement

On March 28, 2014, the Company entered into an equity and debt investment for up to $12.0 million with NNA of Nevada, Inc. (“NNA”). As part of the investment, the Company entered into an Investment Agreement with NNA, dated March 28, 2014 (the “Investment Agreement”), pursuant to which the Company sold NNA 200,000 shares of the Company’s common stock (the “Purchased Shares”) at a purchase price of $10.00 per share. In addition with the issuance of common shares, the Company issued to NNA 100,000 warrants to purchase the Company’s common stock for $10.00 per share. The Company used the Monte Carlo Method which used the following inputs: term of 7 years, risk free rate of 2.31%, no dividends, volatility of 71.4%, share price of $4.50 per share and a 50% probability of down-round financing The Company determined that the fair value of the shares issued was approximately $900,000, or approximately $4.50 per share. The Company also entered into a registration rights agreement (“RRA”) with NNA which requires the Company to file a registration statement to register its shares with the Securities and Exchange Commission no later than March 28, 2015. The RRA requires the Company to use commercially reasonable efforts to complete these actions. If the Initial Registration Statement is not filed with the Commission on or prior to the filing deadline the Company must pay to NNA an amount in common stock based upon its then fair market value, as liquidated damages equal to 1.50% of the aggregate purchase price paid by NNA.

F-48

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

Equity Incentive Plans

The Company’s amended 2010 Equity Incentive Plan (the “2010 Plan”) allowed the Board of Directors to grant up to 1,200,000 shares of the Company’s common stock, and provided for awards including incentive stock options, non-qualified options, restricted common stock, and stock appreciation rights. As of March 31, 2014 there were no shares available for grant.

On April 29, 2013 the Company’s Board of Directors approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock have been reserved for issuance thereunder. The Company received approval of the 2013 Plan from the Company’s stockholders on May 19, 2013. The Company issues new shares to satisfy stock option and warrant exercises under the 2013 Plan. As of March 31, 2014 there were 270,700 shares available for future grants under the 2013 Plan.

Stock options and restricted common stock issued to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or share, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

Share Issuances

On March 28, 2014, the Company issued 200,000 shares of common stock to NNA in connection with the 2014 NNA Financing (see Note 4).

A summary of the Company’s restricted stock sold to employees, directors and consultants with a right of repurchase of unlapsed or unvested shares is as follows for the two months ended March 31, 2014:

		Weighted Average Remaining Vesting	Weighted Average Per Share	Weighted- average Per Share
		Life	Intrinsic	Grant Date
	Shares	(In years)	Value	Fair Value
Unvested or unlapsed shares - January 31, 2014	101,296	1.5	$-	$4.10
Granted	-	-	-	-
Vested / lapsed	(10,555)	-	-	-
Forfeited	-	-	-	-
Unvested or unlapsed shares - March 31, 2014	90,741	1.3	$-	$4.10

Options

Stock option activity for the two months ended March 31, 2014 is summarized below:

	Shares	Weighted Average Per Share Exercise Price	Weighted Average Remaining Life (Years)	Weighted Average Per Share Intrinsic Value
Balance, January 31, 2014	735,800	$1.70	9.0	$1.60
Granted	-
Cancelled	(88,767)	2.30	7.9	-
Exercised	-			-
Expired	-			-
Forfeited	(18,333)	2.10	8.5	-
Balance, March 31, 2014	628,700	$2.00	8.7	$1.10
Vested and exercisable - March 31, 2014	526,089	$1.90	7.3	$1.20

F-49

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

ApolloMed ACO 2012 Equity Incentive Plan

On October 18, 2012 ApolloMed ACO’s Board of Directors adopted the ApolloMed Accountable Care Organization, Inc. 2012 Equity Incentive Plan (the “ACO Plan”) and reserved 9,000,000 shares of ApolloMed ACO’s common stock for issuance thereunder. The purpose of the ACO Plan is to encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of ApolloMed ACO and encourage selected employees, directors, consultants and advisers to accept or continue employment or association with ApolloMed ACO.

The following table summarizes the restricted stock award in the ACO Plan during the two months ended March 31, 2014:

	Shares	Weighted Average Remaining Vesting Life (Years)	Weighted Average Per Share Intrinsic Value	Weighted Average Per Share Fair Value
Balance, January 31, 2014	3,752,000	1.0	$0.02	$0.03
Granted	-	-	-	-
Released	-	-	-	-
Balance, March 31, 2014	3,752,000	0.8	$0.02	$0.03
Vested and exercisable - March 31, 2014	2,480,042

Awards of restricted stock under the Plan vest (i) one-third on the date of grant; (ii) one-third on the first anniversary of the date of grant, if the grantee has remained in service continuously until that date; and (iii) one-third on the second anniversary of the date of grant if the grantee has remained in service continuously until that date.

As of March 31, 2014, total unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Company’s 2010 and 2013 Equity Plans, and the ACO Plan’s and the weighted-average period of years expected to recognize those costs are as follows:

Common stock options	$99,732
Restricted stock	$201,380
ACO Plan restricted stock	$10,525

Stock-based compensation expense related to common stock and common stock option awards is recognized over their respective vesting periods and was included in the accompanying condensed consolidated statement of operations as follows:

	Two months ended March 31,
	2014	2013
Stock-based compensation expense:
Cost of services	$15,703	$14,077
General and administrative	44,484	31,209
	$60,187	$45,286

Warrants

Warrants consisted of the following as of and for the two months ended March 31, 2014:

	Weighted Average Per Share
	Intrinsic	Number of
	Value	warrants
Outstanding at February 1, 2014	$0.40	314,500
Granted	-	400,000
Exercised	-	-
Cancelled	-	-
Outstanding at March 31, 2014	$0.20	714,500

F-50

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

		Weighted
		average		Weighted
Exercise Price Per	Warrants	remaining	Warrants	average
Share	outstanding	contractual life	exercisable	exercise price per share
$1.1485	125,000	2.50	125,000	$1.149

$1.1485	25,000	2.50	25,000	$1.149

$4.5000	50,000	2.50	50,000	$4.500

$5.0000	10,000	3.74	10,000	$5.000

$4.5000	82,500	4.00	82,500	$4.500

$4.0000	22,000	4.00	22,000	$4.000

$10.0000	200,000	7.00	-	$10.000

$20.0000	200,000	7.00	-	$20.000
	714,500	5.26	314,500	2.900

In connection with the 2014 NNA Financing debt and equity investment, NNA received warrants to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $10.00 per share and up to 200,000 shares at an exercise price of $20.00 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and which are exercisable at any date prior to March 28, 2021. The warrants also contained down-round protection under which the exercise price of the warrants is subject to adjustment in the event the Company issues future common shares at a price below $9.00 per share. The Company determined that the warrants should be classified as liabilities under ASC 815-40, which requires the Company to determine the fair value of the warrants at the transaction date and at each subsequent reporting period (see Notes 2 and 4).

Authorized stock

At March 31, 2014 the Company was authorized to issue up to 100,000,000 shares of common stock. The Company is required to reserve and keep available out of the authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of the 9% Senior Subordinated Callable Notes, the exercise of all outstanding warrants exercisable into shares of common stock, and shares granted and available for grant under the Company’s 2013 Plan. The amount of shares of common stock reserved for these purposes is as follows at March 31, 2014:

Common stock issued and outstanding	4,913,455
Conversion of 9% Notes	275,000
Warrants outstanding	714,500
Stock options outstanding	628,700
Remaining shares issuable under 2013 Equity Incentive Plan	270,700
6,802,355

8. Commitments and Contingencies

Regulatory Matters

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. The Company believes that it is in compliance with all applicable laws and regulations.

Legal

On May 16, 2014, two independent physician associations who compete with Company in the greater Los Angeles area, filed an action against the Company and two affiliates of the Company, Maverick Medical Group and ApolloMed Hospitalists, seeking compensatory and punitive damages. The Company is currently examining the merits of the claim, and it is too early to state whether the likelihood of an unfavorable outcome is probable or remote, or to estimate the potential loss if the outcome should be negative. The Company and its affiliates are preparing a defense to these allegations and the Company intends to vigorously defend the action.

F-51

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

In the ordinary course of the Company’s business, the Company becomes involved in pending and threatened legal actions and proceedings, most of which involve claims of medical malpractice related to medical services provided by the Company’s affiliated hospitalists. The Company may also become subject to other lawsuits which could involve significant claims and/or significant defense costs. The Company believes, based upon the Company’s review of pending actions and proceedings, that the outcome of such legal actions and proceedings will not have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows. The outcome of such actions and proceedings, however, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows in a future period.

Liability Insurance

The Company believes that the Company’s insurance coverage is appropriate based upon the Company’s claims experience and the nature and risks of the Company’s business. In addition to the known incidents that have resulted in the assertion of claims, the Company cannot be certain that the Company’s insurance coverage will be adequate to cover liabilities arising out of claims asserted against the Company, the Company’s affiliated professional organizations or the Company’s affiliated hospitalists in the future where the outcomes of such claims are unfavorable. The Company believes that the ultimate resolution of all pending claims, including liabilities in excess of the Company’s insurance coverage, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on the Company’s business.

Although the Company currently maintains liability insurance policies on a claims-made basis, which are intended to cover malpractice liability and certain other claims, the coverage must be renewed annually, and may not continue to be available to the Company in future years at acceptable costs, and on favorable terms.

Employment Agreements

In connection with the 2014 NNA Financing, AMM, a subsidiary of the Company, entered into Employment Agreements with each of Warren Hosseinion, M.D., the Company’s Chief Executive Officer (the “Hosseinion Employment Agreement”) and Adrian Vazquez, M.D. (the “Vazquez Employment Agreement” and, together with the Hosseinion Employment Agreement, the “Employment Agreements”), pursuant to which Dr. Hosseinion and Dr. Vazquez have agreed to serve as senior executives of AMM. The Employment Agreements provide for (i) base salary of $200,000 per year, (ii) participation in any incentive compensation plans and stock plans t that are available to other similarly positioned employees of AMM, and (iii) reimbursement of expenses incurred on behalf of AMM.

Also on March 28, 2014, AMH entered into Hospitalist Participation Service Agreements with each of Dr. Hosseinion (the “Hosseinion Hospitalist Participation Agreement”) and Dr. Vazquez (the “Vazquez Hospitalist Participation Agreement” and, together with the Hosseinion Hospitalist Participation Agreement, the “Hospitalist Participation Agreements”), pursuant to which Dr. Hosseinion and Dr. Vazquez provide physician services for AH. The Hospitalist Participation Agreements provide for (i) base salary of $195,000 per year, (ii) a $55,000 annual car and communications allowance, and (iii) reimbursement of reasonable business expenses. The Hospitalist Participation Agreements replaced, and thereby terminated, prior hospitalist participation service agreements between AH and each of Dr. Hosseinion and Dr. Vazquez.

As a condition of the Company causing its affiliates to enter into the Hospitalist Participation Service Agreements and the Employment Agreements, on March 28, 2014, the Company entered into Stock Option Agreements with each of Dr. Hosseinion (the “Hosseinion Stock Option Agreement”) and Dr. Vazquez (the “Vazquez Stock Option Agreement” and, together with the Hosseinion Stock Option Agreement, the “Stock Option Agreements”). The Stock Option Agreements provide that each of Dr. Hosseinion and Dr. Vazquez grant the Company the option to purchase (at fair market value) all equity interests in the Company held by Dr. Hosseinion or Dr. Vazquez, as applicable, in the event that (i) either the applicable Hospitalist Participation Service Agreement or the applicable Employment Agreement is terminated by the Company for cause due to a willful or intentional breach by Dr. Hosseinion or Dr. Vazquez, as applicable, (ii) Dr. Hosseinion or Dr. Vazquez, as applicable, commits fraud or any felony against the Company or any of its affiliates, (iii) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly solicits any patients, customers, clients, employees, agents or independent contractors of the Company or any of its affiliates for competitive purposes or (iv) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly Competes (as such term is defined in the Stock Option Agreements) with the Company or any of its affiliates.

F-52

Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated)
and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013  (As Restated)

9. Subsequent Events

AKM Acquisition

During the month of April 2014, the Company entered into a stock purchase agreement with AKM Medical Group, Inc. (“AKM”), under which the Company acquired all of the issued and outstanding shares of capital stock of AKM in the amount of $280,000 in cash. On May 30, 2014, the Company entered into a management service agreement with AKM. The Company has exclusive authority and will perform all non-medical management and administrative services to the ongoing business operations.

Consulting Agreement

In June 2014, the Company entered into a consulting arrangement with Bridgewater Healthcare, LLC, in which Mr. Mitchell R. Creem will provide CFO services to the Company in return for cash compensation of $10,000 per month and 500 vested options per month with an exercise price of $10.00 per share effective May 20, 2014.

10. Reverse Stock Split

On April 24, 2015, the Company effected a one-for-ten reverse stock split of the outstanding common stock. The par value and the authorized shares of the common stock were not adjusted as a result of the reverse stock split. All issued and outstanding common stock, options and warrants to purchase common stock, including the respective exercise prices of each such option and warrant, and the conversion ratio of the Notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

F-53

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Apollo Medical Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Apollo Medical Holdings, Inc. as of January 31, 2014 and 2013 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apollo Medical Holdings, Inc. as of January 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in note 1, the Company restated its financial statements for the years ended January 31, 2014 and 2013.

/s/ Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

May 7, 2014 except for note 1 which is as of March 6, 2015 and note 13 which is as of April 24, 2015

F-54

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (AS RESTATED)

	January 31,	January 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,451,407	$1,176,727
Restricted cash	20,000	-
Accounts receivable, net	1,509,589	1,582,505
Due from affiliates	1,599	5,648
Prepaid expenses	53,543	72,628
Deferred financing costs, net, current	97,806	34,614
Total current assets	3,133,944	2,872,122

Deferred financing costs, net, non-current	144,345	218,640
Property and equipment, net	85,685	68,142
Intangible assets, net	62,427	-
Goodwill	494,700	33,200
Other assets	38,681	30,981
TOTAL ASSETS	$3,959,782	$3,223,085

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,373,285	$950,651
Notes and lines of credit payable	3,178,693	594,765
Stock issuable	-	159,334
Total current liabilities	4,551,978	1,704,750

Convertible notes payable, net	1,100,522	1,909,714
Total liabilities	5,652,500	3,614,464

STOCKHOLDERS' DEFICIT (Restated)
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized, 4,695,247 and 3,484,344 shares issued and outstanding as of January 31, 2014 and 2013, respectively	4,695	3,484
Additional paid-in-capital	14,147,634	10,663,912
Accumulated deficit	(16,771,478)	(11,751,180)
Total stockholders’ deficit attributable to Apollo Medical Holdings, Inc.	(2,619,149)	(1,083,784)
Non-controlling interest	926,431	692,405
Total stockholders' deficit	(1,692,718)	(391,379)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,959,782	$3,223,085

The accompanying notes are an integral part of these consolidated financial statements

F-55

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED)

FOR THE YEARS ENDED JANUARY 31, 2014 AND 2013

	Year ended January 31,
	2014	2013

Net revenues	$10,484,305	$7,776,131
Cost of services	9,076,213	6,316,164
Gross profit	1,408,092	1,459,967

Operating expenses
General and administrative	5,286,610	3,517,536
Depreciation and amortization	31,361	20,918
Total operating expenses	5,317,971	3,538,454

Loss from operations	(3,909,879)	(2,078,487)

Other income (expense)
Loss on change in fair value of derivative liabilities	-	(5,853,855)
Interest expense	(679,184)	(930,176)
Other income (expense)	49,702	(37,246)
Total other expenses	(629,482)	(6,821,277)

Loss before income taxes	(4,539,361)	(8,899,764)

Provision for income tax	19,513	4,800

Net loss	(4,558,874)	(8,904,564)
Net income attributable to noncontrolling interest (Restated)	(461,424)	(501,501)
Net loss attributable to Apollo Medical Holdings, Inc. (Restated)	$(5,020,298)	$(9,406,065)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	3,666,165	3,246,700

BASIC AND DILUTED NET LOSS PER SHARE (RESTATED)	$(1.37)	$(2.90)

The accompanying notes are an integral part of these consolidated financial statements

F-56

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED JANUARY 31, 2014 AND 2013 (RESTATED)

					Non-
	Common Stock		Additional	Accumulated	controlling	Stockholders'
	Shares	Amount	paid-in capital	Deficit	Interest	Deficit
Balance at February 1, 2012 (as previously reported)	2,933,577	$2,934	$1,455,453	(2,117,708)	238,101	(421,220)
Impact of restatements	-	-	-	(227,407)	227,407	-
Balance at February 1, 2012 (as restated)	2,933,577	2,934	1,455,453	(2,345,115)	465,508	(421,220)
Shares reconveyed in connection with termination of AHI transaction	(50,000)	(50)	50	-	-	-
Acquisition related non-controlling interest	-	-	-	-	113,096	113,096
Distributions to non-controlling interest shareholder	-	-	-	-	(400,000)	(400,000)
Reclassification of warrant and derivative liabilities	-	-	6,626,881	-	-	6,626,881
Issuance of warrants	-	-	510,642	-	-	510,642
Issuance of stock for stock-based compensation	593,267	593	1,961,177	-	12,300	1,974,070
Unvested stock-based compensation classified as prepaid	-	-	(616,014)	-	-	(616,014)
Issuance of stock options for stock-based compensation	-	-	709,980	-	-	709,980
Exercise of stock options	7,500	7	15,743	-	-	15,750
Net loss	-	-	-	(9,406,065)	501,501	(8,904,564)
Balance at January 31, 2013	3,484,344	$3,484	$10,663,912	$(11,751,180)	$692,405	$(391,379)
Issuance of warrants	-	-	50,936	-	-	50,936
Issuance of common stock for loan fees	10,000	10	44,990	-	-	45,000
Issuance of stock for stock-based compensation	137,167	137	718,236	-	12,602	730,975
Unvested stock-based compensation classified as prepaid	-	-	333,838	-	-	333,838
Issuance of stock options for stock-based compensation	-	-	1,252,378	-	-	1,252,378
Shares issued in connection with private placement offering	182,500	183	729,817	-	-	730,000
Shares issued in connection with convertible notes redemption	881,236	881	863,417	-	-	864,298
Fair value of embedded conversion feature reacquired in connection with convertible notes redemption	-	-	(509,890)	-	-	(509,890)
Distributions to non-controlling interest shareholder	-	-	-	-	(240,000)	(240,000)
Net loss	-	-	-	(5,020,298)	461,424	(4,558,874)
Balance at January 31, 2014	4,695,247	$4,695	$14,147,634	$(16,771,478)	$926,431	$(1,692,718)

The accompanying notes are an integral part of these consolidated financial statements.

F-57

Consolidated Financial Statements (audited) For The Years Ended January 31, 2014 And 2013 (AS RESTATED)

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 31, 2014 AND 2013

	Year ended January 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,558,874)	$(8,904,564)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on extinguishment of debt	(24,783)	-
Bad debt expense	-	74,393
Depreciation and amortization expense	31,361	20,918
Stock-based compensation expense	2,157,857	2,061,728
Amortization of financing costs	255,396	89,162
Amortization of debt discount	136,751	670,697
Loss on change in fair value of warrant and derivative liabilities	-	5,853,855
Changes in assets and liabilities:
Accounts receivable	72,916	(548,899)
Due to officers	-	(12,400)
Due from affiliates	4,049	5,504
Prepaid expenses and advances	19,084	(23,666)
Other assets	(27,700)	7,020
Accounts payable and accrued liabilities	455,738	764,208
Net cash (used in) provided by operating activities	(1,478,205)	57,956

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net	(250,000)	14,114
Property and equipment acquired	(22,931)	(45,799)
Net cash used in investing activities	(272,931)	(31,685)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes and line of credit payable	2,811,878	594,765
Proceeds from stock option exercise	-	15,750
Payment of note payable	(530,000)	-
Distributions to non-controlling interest shareholder	(240,000)	(400,000)
Proceeds from issuance of common stock	730,000	-
Proceeds from issuance of convertible notes payable	220,000	880,000
Cash payments in connection with convertible note redemption	(707,911)	-
Debt issuance costs	(258,151)	(104,420)
Net cash provided by financing activities	2,025,816	986,095

NET INCREASE IN CASH & CASH EQUIVALENTS	274,680	1,012,366

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	1,176,727	164,361

CASH & CASH EQUIVALENTS, END OF PERIOD	$1,451,407	$1,176,727

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$247,465	$160,792
Income taxes paid	$19,513	$9,763

Non-Cash Financing Activities:
Shares issuable and issued for deferred financing costs	$45,000	$198,935
Warrants issued in connection with convertible note issuance	$50,936	$387,349
Warrants and derivative reclassified from liabilities to stockholders' deficit	$-	$6,626,881
Shares issued for services	$-	$159,334
Notes payable issued in connection with medical clinic acquisitions	$299,900	$-
Settlement of stock issuable liability with issuance of shares	$159,334	$-
Shares issued in connection with convertible notes redemption	$864,298	$-
Fair value of embedded conversion feature reacquired in connection with convertible notes redemption	$509,890	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-58

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

APOLLO MEDICAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Apollo Medical Holdings, Inc. and its affiliated physician groups are a physician- centric, integrated healthcare delivery company serving Medicare, Commercial and Medi-Cal beneficiaries in California. As of April 30, 2014, ApolloMed’s physician network consisted of over 700 hospitalists, primary care physicians and specialist physicians primarily through our owned and affiliated physician groups. ApolloMed operates as a medical management holding company through the following subsidiary management companies: Apollo Medical Management, Inc. (“AMM”), Pulmonary Critical Care Management, Inc. (“PCCM”), Verdugo Medical Management, Inc. (“VMM”) and ApolloMed ACO, Inc. (“ApolloMed ACO”). Through AMM, PCCM, and VMM, the Company manages affiliated medical groups, which have been consolidated and include ApolloMed Hospitalists (“AMH”), Los Angeles Lung Center (“LALC”) and Eli Hendel, M.D., Inc. (“Hendel”). AMM, PCCM and VMM each operate as a physician practice management company (“PPM”) and are in the business of providing management services to physician practice corporations (“PPC”) under long-term management service agreements. ApolloMed ACO participates in the Medicare Shared Savings Program (“MSSP”), the goal of which is to improve the quality of patient care and outcomes through a more efficient and coordinated approach among providers.

Restatement of Previously Issued Consolidated Financial Statements

Overview

The Company is restating its historical consolidated financial statements for the years ended January 31, 2014 and 2013. In connection with the preparation of the Company’s Condensed Consolidated Financial Statements for the two months ended March 31, 2014, the Company determined that the net income of LALC included in the Company’s consolidated net loss should be classified as “net income attributable to noncontrolling interest” as the LALC is a consolidated variable interest entity and the income/loss attributable to the noncontrolling interest was not appropriately allocated to the noncontrolling interest. This correction did not impact the Company’s cash and cash equivalents balance in any previously reported periods.

In addition, the Company’s accompanying Consolidated Balance Sheets have been restated to reflect the correction of the presentation of “prepaid consulting” on the condensed consolidated balance sheets. Previously the balance sheet was incorrectly grossed up to include a prepaid consulting fee, as a contra to equity, and additional paid-in capital for the equivalent amount, that is for the amount of the restricted stock grant on the date of the grant without consideration of vesting. The error was corrected by eliminating the gross up. This classification correction did not impact the Company’s cash and cash equivalents balance in of any previously reported periods.

Materiality Assessment

The Company evaluated the materiality of these errors from a qualitative and quantitative perspective, as required by applicable Securities and Exchange Commission (SEC) guidance. Based on this evaluation, management concluded that these errors were not material to the year ended January 31, 2014 or to any of the Company’s previously reported quarterly or annual periods and the financial statements for these periods could be continued to be relied upon. However, the correction of these accumulated errors would be material if corrected as an out-of-period adjustment in the year ended March 31, 2015, based on the Company’s expected full year results. Therefore, the Company has revised within this Form S-1 the previously reported financial information as of January 31, 2014 and 2013 and for the years then ended for those errors specific to each period.

Financial Statement Presentation – Current and Future Periods

The Company’s accompanying Consolidated Balance Sheets as of January 31, 2014 and 2013 reflects the correction of the cumulative error of $1.2 million and $0.7 million, respectively, as an adjustment to “accumulated deficit,” and its impact on the corresponding accounts of “noncontrolling interest”. The Company’s January 31, 2014 and 2013 Consolidated Balance Sheets also include reclassification of amounts included in “prepaid consulting fees” to reductions of “additional paid in capital” of $0.3 million and $0.6 million, respectively.

F-59

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

The Company’s accompanying Consolidated Statements of Operations for the years ended January 31, 2014 and 2013, reflect the addition of “net income attributable to noncontrolling interest” for the errors that correspond to each period.”

The impact of the correction of these errors to our previously reported fiscal year ended January 31, 2014 and 2013 annual periods is summarized below.

Consolidated Balance Sheets

	As of January 31, 2014		As of January 31, 2013
	As Reported	As Restated	As Reported	As Restated
Prepaid consulting	$(282,176)	$-	$(616,014)	$-
Additional paid-in-capital	$14,429,810	$14,147,634	$11,279,926	$10,663,912
Accumulated deficit	$(15,581,146)	$(16,771,478)	$(11,022,272)	$(11,751,180)
Total stockholders’ deficit attributable to Apollo Medical Holdings, Inc.	$(1,428,817)	$(2,619,149)	$(354,876)	$(1,083,784)
Non-controlling interest	$(1,692,718)	$926,431	$(391,379)	$692,405

Consolidated Statements of Operations for Year Ended

	January 31, 2014		January 31, 2013
	As Reported	As Restated	As Reported	As Restated
Net income attributable to noncontrolling interest	$-	$(461,424)	$-	$(501,501)
Net loss attributable to Apollo Medical Holdings, Inc.	$(4,558,874)	$(5,020,298)	$(8,904,564)	$(9,406,065)
Basic and diluted net loss per share	$(1.24)	$(1.37)	$(2.74)	$(2.90)

2. Summary of Significant Accounting Policies

Principles of Consolidation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Our consolidated financial statements include the accounts of Apollo Medical Holdings, Inc. and its subsidiaries AMM, ApolloMed ACO, PCCM, and VMM, its controlling interest in Aligned Healthcare, Inc. (“AHI”), and PPCs managed under long-term management service agreements including AMH, MMG, ACC, LALC and Hendel. Some states have laws that prohibit business entities, such as Apollo, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (collectively known as the corporate practice of medicine), or engaging in certain arrangements with physicians, such as fee-splitting. In California, we operate by maintaining long-term management service agreements with the PPCs, which are each owned and operated by physicians, and which employ or contract with additional physicians to provide hospitalist services. Under the management agreements, we provide and perform all non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support. The management agreements typically have an initial term of 20 years unless terminated by either party for cause. The management agreements are not terminable by the PPCs except in the case of gross negligence, fraud, or other illegal acts by Apollo, or bankruptcy of Apollo.

Through the management agreements and our relationship with the stockholders of the PPCs, we have exclusive authority over all non-medical decision making related to the ongoing business operations of the PPCs. Consequently, we consolidate the revenue and expenses of the PPCs from the date of execution of the management agreements.

All intercompany balances and transactions have been eliminated in consolidation.

F-60

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Revenue Recognition

Revenue consists of contracted and fee-for-service revenue. Revenue is recorded in the period in which services are rendered. Our revenue is principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of our billing arrangements and how net revenue is recognized for each.

Contracted revenue represents revenue generated under contracts for which we provide physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contracted revenue represented approximately 84% of our revenues in the year ended January 31, 2014. Contracted revenue consists primarily of billings based on hours of healthcare staffing provided at agreed-to hourly rates. Revenue in such cases is recognized as the hours are worked by our staff and contractors. Additionally, contracted revenue also includes supplemental revenue from hospitals where we may have a fee-for-service contract arrangement or provide physician advisory services to the medical staff at a specific facility. Contracted revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provides for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective arrangement. Additionally, we derive a portion of our revenue as a contractual bonus from collections received by our partners and such revenue is contingent upon the collection of third-party billings. These revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

Fee-for-service revenue represents revenue earned under contracts in which we bill and collect the professional component of charges for medical services rendered by our contracted and employed physicians. Under the fee-for-service arrangements, we bill patients for services provided and receive payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. Fee-for-service revenue is recognized in the period in which the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payor coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to our billing center for medical coding and entering into our billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Net revenue is recorded based on the information known at the time of entering of such information into our billing systems as well as an estimate of the revenue associated with medical services.

The Company through its subsidiary, ApolloMed ACO, participates in the Medicare Shared Savings Program (“MSSP”) sponsored by the Centers for Medicare & Medicaid Services (“CMS”). The MSSP allows ACO participants to share in cost savings it generates in connection with rendering medical services to Medicare patients. Payments to ACO participants, if any, will be calculated by CMS on cost savings generated by the ACO participant based on a trailing 24 month medical service history. The MSSP is a newly formed program with no history of payments to ACO participants. The Company considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and are not considered earned and therefore are not recognized as revenue until cash payments from CMS are received. For the years ended January 31, 2014 and 2013, the Company recorded no revenue related to the MSSP.

Concentrations

The Company had major payors that contributed the following percentage of net revenue during the years ended January 31:

	2014	2013
Payor A	15.9%	22.0%
Payor B	15.9%	-
Payor C	15.5%	-

F-61

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Receivables from these payors amounted to the following percentage of total accounts receivable, net at January 31:

	2014	2013
Payor A	9.9%	11.0%
Payor B	31.5%	36.0%
Payor C	4.5%	8.5%

Medical Liability Costs

The Company is responsible for integrated care that the associated physicians and contracted hospitals provide to its enrollees. The Company provides integrated care to health plan enrollees through a network of contracted providers under sub-capitation and direct patient service arrangements, company-operated clinics and staff physicians. Medical costs for professional and institutional services rendered by contracted providers are recorded as cost of services in the consolidated statements of income. Costs for operating medical clinics, including the salaries of medical and non-medical personnel and support costs, are also recorded in cost of services.

An estimate of amounts due to contracted physicians, hospitals, and other professional providers is included in medical payables in the accompanying consolidated balance sheets. Medical payables include claims reported as of the balance sheet date and estimates of IBNR. Such estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are continually reviewed and updated. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. Any adjustments to reserves are reflected in current operations. Medical payables consisted of the following at January 31:

	2014	2013
Balance, beginning of the year	-	$-

Incurred health care costs:
Current year	288,601	-
Prior years	-	-
Total incurred health care costs	288,601	-

Claims paid:
Current year	(2,976)	-
Prior years	-	-
Total claims paid	(2,976)	-

Balance, end of year	$285,625	$-

Fair Value of Financial Instruments

The Company’s accounting for Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company currently records warrants using level three in the hierarchy.

F-62

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

The carrying values of cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to the short maturities of these instruments.

Cash and Cash Equivalents and Concentration of Cash

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable primarily consists of amounts due from third-party payors, including government sponsored Medicare and Medicaid programs, insurance companies, and amounts due from hospitals and patients. Accounts receivable are recorded and stated at the amount expected to be collected.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. We also regularly analyze the ultimate collectability of accounts receivable after certain stages of the collection cycle using a look-back analysis to determine the amount of receivables subsequently collected and adjustments are recorded when necessary. Reserves are recorded primarily on a specific identification basis. The following amounts which are excluded from our accounts receivable, represent an estimate of uncollectible accounts at January 31:

	2014	2013

Allowance for doubtful accounts	$50,474	$78,822

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Cost and related accumulated depreciation on assets retired or disposed of are removed from the accounts and any resulting gains or losses are credited or charged to income. Computers and software are depreciated over 3 years. Furniture and fixtures are depreciated over 8 years. Machinery and equipment are depreciated over 5 years. Property and equipment consisted of the following at January 31:

	2014	2013
Website	$4,568	$4,568
Computers	31,010	24,645
Software	165,439	165,439
Machinery and equipment	143,920	123,214
Furniture and fixtures	43,366	25,054
Leasehold improvements	49,780	46,259
	438,084	389,179
Less accumulated depreciation and amortization	(352,399)	(321,037)
	$85,685	$68,142

Depreciation and amortization expense was as follows for the years ended January 31:

	2014	2013

Depreciation and amortization expense	$25,388	$20,918

Deferred Financing Costs

Costs incurred to issue debt are deferred and amortized as interest expense using the effective interest method over the term of the related debt. Unamortized debt issue costs are written-off at the time of prepayment.

Deferred financing costs are related to the placement of the Company’s Credit Agreement, Senior Secured and Convertible Notes Payable (see Notes 5 and 6) and consisted of the following at January 31:

F-63

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

	2014	2013
Deferred financing costs	$586,924	$342,631
Accumulated amortization	(344,773)	(89,377)
Net deferred financing costs	$242,151	$253,254

Goodwill and Other Intangible Assets

Under FASB ASC 350,  Intangibles – Goodwill and Other  (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

At least annually, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances. The fair value is evaluated based on market capitalization determined using average share prices within a reasonable period of time near the selected testing date (i.e., fiscal year-end).

At least annually, indefinite-lived intangible assets are tested for impairment. Impairment for intangible assets with indefinite lives exists if the carrying value of the intangible asset exceeds its fair value. The fair values of indefinite-lived intangible assets are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Intangible assets consist of the following for the years ended January 31:

	2014					2013
	Historical	Accumulated	Net	Useful Life (Years)		Historical	Accumulated	Net
	Cost	Amortization	Amount	Original	Remaining	Cost	Amortization	Amount
Whittier- exclusivity	$40,000	(4,082)	35,918	4.0	3.6	$-	$-	$-
Whittier- non compete	20,000	(1,633)	18,367	5.0	4.6	-	-	-
Fletcher- non compete	6,000	(137)	5,863	3.0	2.9	-	-	-
Eagle Rock- non compete	2,400	(121)	2,279	3.0	2.8	-	-	-
	$68,400	$(5,973)	$62,427			$-	$-	$-

Intangible asset amortization expense recognized in the years ended January 31 was:

	2014	2013
Amortization expense	$5,973	$-

Estimated intangible asset amortization expense for the five succeeding years and thereafter is as follows:

Years ending January 31

2015	$16,800
2016	16,800
2017	16,542
2018	9,918
2019	2,367
Thereafter	-
$62,427

The changes in the carrying amount of goodwill for the years ended January 31 are as follows:

	2014	2013
Goodwill - beginning of year	$33,200	$32,000
Acquisitions	461,500	1,200
Goodwill - end of year	$494,700	$33,200

F-64

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Medical Malpractice Liability Insurance

Our business has an inherent risk of claims of medical malpractice against our affiliated physicians and us. We or our independent physician contractors pay premiums for third-party professional liability insurance that indemnifies us and our affiliated hospitalists on a claims-made basis for losses incurred related to medical malpractice litigation. Professional liability coverage is required in order for our affiliated hospitalists to maintain hospital privileges. All of our physicians carry first dollar coverage with limits of coverage with limits of liability equal to $1,000,000 for all claims based on occurrence up to an aggregate of $3,000,000 per year.

We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. In addition to the known incidents that have resulted in the assertion of claims, we cannot be certain that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us, our affiliated professional organizations or our affiliated hospitalists in the future where the outcomes of such claims are unfavorable. We believe that the ultimate resolution of all pending claims, including liabilities in excess of our insurance coverage, will not have a material adverse effect on our financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on our business.

Income Taxes

Federal and state income taxes are computed at currently enacted tax rates less tax credits using the asset and liability method. Deferred taxes are adjusted both for items that do not have tax consequences and for the cumulative effect of any changes in tax rates from those previously used to determine deferred tax assets or liabilities. Tax provisions include amounts that are currently payable, changes in deferred tax assets and liabilities that arise because of temporary differences between the timing of when items of income and expense are recognized for financial reporting and income tax purposes, changes in the recognition of tax positions and any changes in the valuation allowance caused by a change in judgment about the realizability of the related deferred tax assets. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

The Company uses a recognition threshold of more-likely-than-not and a measurement attribute on all tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. Once the recognition threshold is met, the tax position is then measured to determine the actual amount of benefit to recognize in the financial statements.

Stock-Based Compensation

The Company maintains a stock-based compensation program for employees, directors and consultants, which is more fully described in Note 10. The value of stock-based awards so measured is recognized as compensation expense on a cumulative straight-line basis over the vesting terms of the awards, adjusted for expected forfeitures. The Company sells certain of its restricted common stock to its employees, directors and consultants with a right (but not obligation) of repurchase feature that lapses based on performance of services in the future. The Company accounts for the unvested portion of the related stock-based purchases expense as prepaid consulting. Prepaid consulting is amortized to stock-based compensation expense over the vesting period.

Non-controlling Interest

The non-controlling interest recorded in our consolidated financial statements represents the pre-acquisition equity of those PPCs in which we have determined that we have a controlling financial interest and for which consolidation is required as a result of management contracts entered into with these entities. These contracts generate a monthly management fee for providing the services described above, and as such, the only adjustments to non-controlling interest in any period subsequent to initial consolidation would relate to either capital contributions or withdrawals by the non-controlling parties.

Activity within the non-controlling interest for the year ended January 31, 2014 consisted of the following (as restated):

Balance as of January 31, 2013	$692,405
Net income attributable to non-controlling interest	461,424
Stock-based compensation	12,602
Distributions to non-controlling interest shareholder	(240,000)
Balance as of January 31, 2014	$926,431

F-65

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Basic and Diluted Net Losses per Share

Basic net loss per share is calculated using the weighted average number of shares of the Company’s common stock issued and outstanding during a certain period, and is calculated by dividing net loss by the weighted average number of shares of the Company’s common stock issued and outstanding during such period. Diluted net loss per share is calculated using the weighted average number of common and potentially dilutive common shares outstanding during the period, using the as-if converted method for secured convertible notes, and the treasury stock method for options and warrants.

The following table sets forth the number of shares excluded from the computation of diluted losses per share, as their inclusion would be anti-dilutive, for the years ended January 31:

	2014	2013
Incremental shares assumed issued on exercise of in the money options	514,651	263,947
Incremental shares assumed issued on exercise of in the money warrants	156,202	82,798
	670,853	346,744

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Reclassifications

Certain reclassifications have been made to the accompanying 2013 consolidated financial statements to conform them to the 2014 presentation.

Recently Adopted Accounting

In July 2012, the FASB issued  Accounting Standards Update 2012-02, Intangibles—Goodwill and Other (Topic 350) : Testing Indefinite-Lived Intangible Assets for Impairment. In accordance with the amendments in this Update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. We do not expect the adoption of this revised GAAP to have a material effect on our financial position, results of operations or cash flows.

In October 2012 the FASB clarified the codification to correct the unintended application of guidance and includes amendments identifying when the use of fair value should be linked to the definition of fair value in Topic 820, Fair Value Measurement. Amendments to the Codification without transition guidance are effective upon issuance for both public and nonpublic entities. For public entities, amendments subject to transition guidance will be effective for fiscal periods beginning after December 15, 2012. We do not expect the adoption of this revised GAAP to have a material effect on our financial position, results of operations or cash flows.

In February 2013 the FASB amended Topic 220 Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. These amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional details about those amounts. For public entities, the amendments are effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2012. Early adoption is permitted. We do not expect the adoption of this revised GAAP to have a material effect on our financial position, results of operations or cash flows.

F-66

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

3. Acquisitions

Aligned Healthcare Group

On February 15, 2011, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Aligned Healthcare Group – California, Inc., Raouf Khalil, Jamie McReynolds, M.D., BJ Reese and BJ Reese & Associates, LLC, under which the Company acquired all of the issued and outstanding shares of capital stock and associated Intellectual property and related intangibles (the “Acquisition”) of AHI.  Upon the signing of the Purchase Agreement, 100,000 shares of the Company’s common stock were issued (the “Initial Shares”).

On October 11, 2012, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Aligned Healthcare, Inc. (“AHI”), Aligned Healthcare Group, LLC (“Aligned LLC”), Aligned Healthcare Group – California, Inc. (“Aligned Corp.”), Jamie McReynolds, M.D., BJ Reese, BJ Reese & Associates, LLC, Marcelle Khalil and Hany Khalil (collectively, the “Aligned Affiliates”). The Settlement Agreement terminates (a) the Company’s obligations with respect to the Aligned Affiliates under that certain Stock Purchase Agreement, dated as of February 15, 2011 (the “Purchase Agreement”), among the Company, Aligned LLC, Aligned Corp., Raouf Khalil, Jamie McReynolds, M.D., BJ Reese and BJ Reese & Associates, LLC, as amended by that certain First Amendment to Stock Purchase Agreement, dated as of July 8, 2011, among the Company, Aligned LLC, Aligned Corp., Raouf Khalil, Jamie McReynolds, M.D., BJ Reese and BJ Reese & Associates, LLC, and (b) AHI’s obligations to Aligned LLC and Aligned Corp. under that certain Services Agreement, dated as of July 8, 2011, among AHI, Aligned LLC and Aligned Corp.

Under the Settlement Agreement, the Company has reconveyed to Jamie McReynolds, M.D., BJ Reese & Associates, LLC and Aligned Corp. all of the shares of AHI common stock that the Company acquired from those parties under the Purchase Agreement. In addition, Jamie McReynolds, M.D., BJ Reese & Associates, LLC and Aligned Corp. have reconveyed to the Company 50,000 shares of the Company’s common stock, constituting all of the shares that were issued to them under the Purchase Agreement. Following these reconveyances, the Company owns 50% of the outstanding shares of AHI’s capital stock. The conveyances under the Settlement Agreement were in each case made for no additional consideration. The Settlement Agreement provides for a mutual general release of all claims between the Company and the Aligned Affiliates.

Verdugo Medical Management, Inc.

On August 1, 2012, Apollo entered into a stock purchase agreement (the “VMM Purchase Agreement”) with Dr. Eli Hendel, the sole shareholder of Verdugo Medical Management, Inc. (“VMM”), a provider of management services pursuant to a management services agreement (the “VMM MSA”) with Eli Hendel M.D., Inc. (“Hendel”), a medical group specializing in pulmonary and critical care patient services, under which the Company acquired all of the issued and outstanding shares of capital stock of VMM for $1,200. In addition, the Company’s subsidiary, ApolloMed ACO, entered into a consulting agreement with Dr. Hendel as chairman of its ACO advisory board in which Dr. Hendel received the right to acquire 120,000 shares of the Company’s restricted common stock for $0.01 per share. In the event the consulting agreement is terminated for “any or no reason”, the Company will have the right, but not the obligation, to repurchase at $0.01 per share 80,000 shares if the agreement is terminated within twelve months of the date of the VMM Purchase Agreement, and repurchase 40,000 shares if the agreement is terminated within 24 months. The fair value of the shares was estimated to be $480,000 (see Note 10).

As of August 1, 2012, VMM’s assets consisted solely of the VMM MSA with Hendel. The VMM MSA provides VMM with exclusive authority over all substantial non-medical decision-making related to the ongoing business operations of VMM. Based on the provisions of the VMM Purchase Agreement and MSA, we have determined that Hendel is a variable interest entity (VIE), and that we are the primary beneficiary because we have control over the operations of the VIE. Consequently, the Company consolidated the accounts of Hendel beginning August 1, 2012.

The following table summarizes the fair value of Hendel’s assets acquired and liabilities assumed at the date of acquisition of VMM and consolidation of Hendel:

F-67

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Purchase Price	$1,200
Fair value of net assets acquired and consolidation of Hendel:
Cash	15,314
Accounts receivable	113,881
Prepaid expenses	6,869
Accounts payable and accrued liabilities	(22,968)
Non-controlling interest	(113,096)
Goodwill	$1,200

Medical Clinic Acquisitions

During the year ended January 31, 2014, ACC entered into three medical clinic acquisitions from third parties not affiliated with one another, as follows:

Whittier

On September 1, 2013, ACC acquired certain assets, excluding working capital, of a medical clinic in the Los Angeles, California area (“Whittier”). The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.

Under the acquisition method of accounting, the total purchase price is allocated to Whittier’s net tangible and intangible assets based on their estimated fair values as of the closing date. The allocation of the total purchase price to the net assets acquired is included in our consolidated balance sheet. The acquisition-date fair value of the consideration transferred and the total purchase consideration allocated to the acquisition of the net tangible and intangible assets based on their estimated fair values were as of the closing date as follows:

		Subsequent
	Provisional	Change in
	Estimated	Valuation	Revised
	Fair Value	Estimate	Fair Value

Cash consideration	$100,000	$-	$100,000
Fair value of promissory note due to seller	125,000	20,000	145,000
Total purchase consideration	$225,000	$20,000	$245,000

Property and equipment	$-	10,000	$10,000
Exclusivity Agreement	-	40,000	40,000
Noncompete Agreement	-	20,000	20,000
Goodwill	225,000	(50,000)	175,000
Total fair value of assets acquired	$225,000	$20,000	$245,000

The acquired intangible assets consists of an exclusivity agreement principally relating to an independent practice association and a non-compete agreement with the selling physician. The weighted-average amortization period for such intangible assets acquired is outlined in the table below:

		Weighted-average
	Assets	Amortization
	Acquired	Period (years)

Exclusivity Agreement	$40,000	4
Noncompete Agreement	20,000	5
Total identifiable intangible assets	$60,000

Included in amortization of purchased intangible assets in the accompanying consolidated statement of operations for the year ended January 31, 2014 is $5,715 related to the amortization of these intangibles.

Property and equipment fair value was determined using historical cost adjusted for usage and management estimates.

F-68

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

The fair value of the exclusivity and non-compete agreements was estimated using the income approach. The income approach uses valuation techniques to convert future amounts to a discounted single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The fair value considered our estimates of future incremental earnings that may be achieved by the intangible assets.

The promissory note issued will be paid in installments of $15,000 per month for ten months commencing 90 days from the closing date under a non-interest bearing promissory note to be secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.45 % per annum to discount future cash flows, which is based on Moody’s Baa-rated corporate bonds at the valuation date.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisition includes benefits that the Company believes will result from gaining additional expertise and intellectual property in the clinical care area and expand the reach of the Company’s Maverick Medical Group IPA. Goodwill is not amortized and is not deductible for tax purposes.

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the year ended January 31, 2014 were approximately $7,500.

We do not consider this acquisition to be a material business combination and, therefore, have not disclosed separately the pro forma results of operations as required for material business combinations.

Fletcher

On January 6, 2014, ACC acquired certain assets, excluding working capital, of a medical clinic in the Los Angeles, California area (“Fletcher”). The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.  The acquisition-date fair value of the consideration transferred was as follows:

Cash consideration	$75,000
Fair value of promissory note due to seller	73,400
Total purchase consideration	$148,400

Under the acquisition method of accounting, the total purchase price is allocated to Fletcher’s net tangible and intangible assets based on their estimated fair values as of the closing date. The allocation of the total purchase price to the net assets acquired and included in our consolidated balance sheet is as follows:

Estimated
Fair Value
Property and equipment	$10,000
Noncompete Agreement	6,000
Goodwill	132,400
Total fair value of assets acquired	$148,400

The acquired intangible assets consisted of an exclusivity agreement principally relating to an independent practice association and a non-compete agreement with the selling physician. The weighted-average amortization period for such intangible assets acquired is outlined in the table below:

		Weighted-average
	Assets	Amortization
	Acquired	Period (years)

Noncompete Agreement	6,000	3
Total identifiable intangible assets	$6,000

Amortization expense related to the purchased intangible assets in the accompanying consolidated statement of operations for the year ended January 31, 2014 was not material.

F-69

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Property and equipment fair value was determined using their historical cost adjusted for usage and management estimates.

The fair value of the non-compete agreement was estimated using the income approach. The income approach uses valuation techniques to convert future amounts to a single discounted present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The fair value considered our estimates of future incremental earnings that may be achieved by the intangible assets.

The promissory note issued will be paid in installments of $15,000 per month for five months commencing April 1, 2014 under a non-interest bearing promissory note to be secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.30% per annum to discount future cash flows, which is based on Moody’s Baa-rated corporate bonds at the valuation date.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisition includes benefits that the Company believes will result from gaining additional expertise and intellectual property in the clinical care area and expand the reach of the Company’s Maverick Medical Group IPA. Goodwill is not amortized and is not deductible for tax purposes.

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the year ended January 31, 2014 were approximately $5,300.

We do not consider this acquisition to be a material business combination and, therefore, have not disclosed separately the pro forma results of operations as required for material business combinations.

Eagle Rock

On December 7, 2013 ACC, acquired certain assets, excluding working capital, of a medical clinic in the Los Angeles, California area (“Eagle Rock”). The Company accounted for the acquisition as a business combination using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the purchase date and be recorded on the balance sheet. The process for estimating the fair values of identifiable intangible assets involves the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.  The acquisition-date fair value of the consideration transferred as of the closing date is as follows:

Cash consideration	$75,000
Fair value of promissory note due to seller	81,500
Total purchase consideration	$156,500

Under the acquisition method of accounting, the total purchase price is allocated to Eagle Rock’s net tangible and intangible assets based on their estimated fair values as of the closing date. The allocation of the total purchase price to the net assets acquired and included in our consolidated balance sheet is as follows:

Estimated
Fair Value
Noncompete Agreement	$2,400
Goodwill	154,100
Total fair value of assets acquired	$156,500

The acquired intangible assets consists of an exclusivity agreement principally relating to an independent practice association and a non-compete agreement with the selling physician. The weighted-average amortization period for such intangible assets acquired is outlined in the table below:

		Weighted-average
	Assets	Amortization
	Acquired	Period (years)

Noncompete Agreement	2,400	3
Total identifiable intangible assets	$2,400

F-70

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Amortization expense related to the purchased intangible assets in the accompanying consolidated statement of operations for the year ended January 31, 2014 was not material.

Property and equipment fair value was determined using their historical cost adjusted for usage and management estimates.

The fair value of the non-compete agreement was estimated using the income approach. The income approach uses valuation techniques to convert future amounts to a single discounted present value amount. Our measurement is based on the value indicated by current market expectations about those future amounts. The fair value considered our estimates of future incremental earnings that may be achieved by the intangible assets.

The promissory note issued will be paid in installments of $10,000 per month for eight months commencing March 1, 2014 under a non-interest bearing promissory note to be secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.46 % per annum to discount future cash flows, which is based on based on index of Moody's Baa-rated corporate bonds as of the valuation date.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisition includes benefits that the Company believes will result from gaining additional expertise and intellectual property in the clinical care area and expand the reach of the Company’s Maverick Medical Group IPA. Goodwill is not amortized and is not deductible for tax purposes.

Transaction costs are not included as a component of consideration transferred and were expensed as incurred. The related transaction costs expensed for the year ended January 31, 2014 were approximately $5,900.

We do not consider this acquisition to be a material business combination and, therefore, have not disclosed separately the pro forma results of operations as required for material business combinations.

The results of operations in the aggregate for the Medical Clinic Acquisitions discussed above are included in the consolidated statements of operations from their acquisition dates. The pro forma results of continuing operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisition occurred at the beginning of the years presented or the results which may occur in the future. The following unaudited pro forma results of operations for year ended January 31, 2014 assume the Medical Clinic Acquisitions in the aggregate had occurred on February 1, 2013, and for the year ended January 31, 2013 assume the Medical Clinic Acquisitions in the aggregate had occurred on February 1, 2012:

	2014 (Unaudited)	2013 (Unaudited)
Net revenue	$11,570,305	$9,162,131
Net loss	$(4,526,075)	$(8,801,564)
Basic and diluted net loss per share	$(1.22)	$(2.71)

4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at January 31:

	2014	2013
Accounts payable	$467,636	$394,915
Accrued compensation	452,562	500,023
Medical payables	285,625	-
Income taxes payable	287	1,087
Accrued interest	47,722	9,310
Accrued professional fees	119,453	45,316
	$1,373,285	$950,651

5. Notes and Lines of Credit Payable

Notes and lines of credit payable consist of the following at January 31:

F-71

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

	2014	2013

Senior Secured Note	$-	$500,000
Medical Clinic Acquisition Promissory Notes	272,050	-
Secured Revolving Credit Facility	2,811,878	-
Unsecured Revolving Line of Credit	94,765	94,765
Total Notes and Lines of Credit Payable	$3,178,693	$594,765

Senior Secured Note

The Company entered into a Senior Secured Note (“Note”) agreement on February 1, 2012 with SpaGus Capital Partners, LLC (“SpaGus”) an entity in which Gary Augusta, a director and shareholder of the Company, holds an ownership interest. The terms of the Note provided for interest at 8.929% per annum, payments of principal of $135,000 on each of September 15, 2012 and October 15, 2012, and is secured by substantially all assets of the Company. The Company prepaid interest on the Note principal of $15,000 in accordance with the Note, and paid financing costs of $5,000 in cash and the issuance of 21,600 shares of the Company’s common stock, which was valued at $25,661 at the date of issuance.

On September 15, 2012, SpaGus agreed to allow the Company to defer payment of the scheduled principal payments due on September 15 and October 15, 2012, and amended the Note effective October 15, 2012 in which SpaGus agreed to provide additional principal to the Company in the amount of $230,000. The terms of the amended Note in the amount of $500,000 provided for borrowings to bear interest at 8.0 % per annum with accrued interest payable in arrears on each of December 28, 2012, March 31, 2013, June 30, 2013, and October 15, 2013. The amended Note was to have matured October 15, 2013, and could be prepaid at any time prior to September 29, 2013. The Company paid SpaGus financing costs of 10,000 restricted shares of the Company’s common stock on the amendment date, which had a fair value of $50,000. On April 15, 2013, the Company issued an additional 10,000 restricted shares of the Company’s common stock to SpaGus required under the terms of the amended Note, which had a fair value of $45,000 at the obligation date. The Company accounted for this additional payment as a modification, which was amortized to interest expense over the remaining term of the amended Note using the effective interest method. The amended Note matured and was repaid, including accrued unpaid interest, on October 16, 2013.

Medical Clinic Acquisition Promissory Notes

In connection with the September 1, 2013 acquisition of Whittier medical clinic (Note 3), ACC issued a non-interest bearing promissory note to the seller, which is due in installments of $15,000 per month for ten months commencing 90 days from the closing date under a non-interest bearing promissory note to be secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.45% per annum to discount future cash flows, which is based on Moody’s Baa-rated corporate bonds at the valuation date. The note is secured by substantially all assets of the clinic.

In connection with the January 6, 2014 acquisition of Fletcher medical clinic (Note 3), ACC issued a non-interest bearing promissory note to the seller, which is due in installments of $15,000 per month for five months commencing April 1, 2014 under a non-interest bearing promissory note secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.30% per annum to discount future cash flows, which is based on Moody’s Baa-rated corporate bonds at the valuation date. The note is secured by substantially all assets of the clinic.

In connection with the December 7, 2013 acquisition of Eagle Rock medical clinic (Note 3), ACC issued a non-interest bearing promissory note to the seller, which is due in installments of $10,000 per month for eight months commencing March 1, 2014 under a non-interest bearing promissory note secured by the assets of the clinic. The Company determined the fair value of the note using an interest rate of 5.46 % per annum to discount future cash flows, which is based on based on index of Moody's Baa-rated corporate bonds at of the valuation date. The note is secured by substantially all assets of the clinic.

The Medical Clinic Acquisition Promissory Notes were repaid in connection with the equity and debt financing with NNA of Nevada, Inc. (see Note 10.)

F-72

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Lines of credit payable

Secured revolving credit facility

On October 15, 2013, the Company entered into a $2.0 million secured revolving credit facility (the “Credit Agreement”) with NNA of Nevada, Inc., and (“the Lender” or “NNA”).  The Company and its subsidiaries are guarantors of the Company’s obligations under the Credit Agreement. Loans drawn under the Credit Agreement are secured by all of the assets of the Company and its subsidiaries, including a security interest in the deposit accounts of the Company and its subsidiaries and a pledge of the shares in the Company’s subsidiaries. Amounts outstanding under the Credit Agreement accrue interest at a rate equal to the sum of (i) three month LIBOR and (ii) six percent (6.24% at January 31, 2014).   Interest is payable on the last business day of each successive month, in arrears, commencing October 31, 2013, and at each month-end thereafter. The Credit Agreement requires the Company to pay the Lender a facility fee, on the last business day of each month, at a per annum rate of 1.0 % of the average daily unused portion of the revolving credit commitment under the Credit Agreement. The Credit Agreement matures June 30, 2014. The Company incurred direct costs related to the Credit Agreement aggregating $ 119,500, which were accounted for as deferred financing costs and are amortized using the straight line method to interest expense over the term thereof.

On December 20, 2013, the Company entered into the First Amendment to the Credit Agreement (the “Amended Credit Agreement”), which increased the revolving credit facility from $ 2.0 million to $ 4.0 million. The proceeds of the Amended Credit Agreement were used by the Company to repay the $ 500,000 senior secured note (the “Senior Secured Note”) to SpaGus Apollo, LLC, and will be used to pay or repay certain of the Company’s 10 % Notes, to refinance certain other indebtedness of the Company, and for working capital and for general corporate purposes.

The Amended Credit Agreement contains the following financial covenants:

¨	Consolidated EBIT: The Company will not permit Consolidated EBIT as of the last day of each fiscal quarter shown below, for the fiscal quarter then ended, to be a greater negative amount than the amount set forth below:

Period	Minimum Consolidated EBIT(loss)
3rd fiscal quarter ended October 2013	$(900,000)
4 th fiscal quarter ended January 2014	$(1,227,111)
1 st fiscal quarter ended April 2014	$(1,696,958)

Consolidated EBIT is defined, for any period, as the aggregate of (i) Consolidated Net Income (Loss) of the Company plus (ii) the sum of interest expense and income tax expense, and minus (iii) interest income, all to the extent taken into account in the calculation of Consolidated Net Income.   Consolidated Net Income is defined, for any period, as the net income (or loss) of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with U.S. GAAP, but excluding extraordinary gains and losses and any other non-operating gains and losses.

¨	Working Capital Ratio: Permit the Working Capital Ratio to be less than 0.80:1.00 at any time.

Working Capital Ratio is defined, as of the measurement date, as the ratio of (i) the sum of (A) the current assets of the Company and its subsidiaries as determined on a consolidated basis in accordance with U.S. GAAP, and (B) the unused portion of the revolving credit commitment to (ii) the current liabilities of the Company and its subsidiaries including without the aggregate amount of the Credit Agreement borrowings.

In addition, the Credit Agreement includes certain negative covenants that, subject to exceptions, limit our ability to, among other things incur additional indebtedness, engage in future mergers, consolidations, liquidations and dissolutions, sell assets, pay dividends and distributions on or repurchase capital stock, and enter into or amend other material agreements. The Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, which are set forth in more detail in the Credit Agreement.

The Company is in compliance with its financial covenants as of January 31, 2014 under the Amended Credit Agreement.

Unsecured revolving line of credit

Hendel has a $100,000 revolving line of credit with a financial institution of which $94,765 was outstanding at January 31, 2014. Borrowings under the line of credit bear interest at the prime rate (as defined) plus 4.50% ( 7.75% per annum at January 31, 2014 ), interest only is payable monthly, and matures June 5, 2014. The line of credit is unsecured.

F-73

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Interest expense associated with the notes and lines of credit payable consisted of the following for the year ending January 31:

	2014	2013
Interest expense	$68,634	$27,959
Amortization of loan fees and discount	161,091	83,331
	$229,725	$111,290

6.   Convertible Notes Payable

The Company’s long-term debt consisted of the following at January 31:

	January 31,	January 31,
	2014	2013

10% Senior Subordinated Convertible Notes redeemed in fiscal year 2014	$-	$1,066,611
9% Senior Subordinated Convertible Notes due February 15, 2016, net of debt discount of $149,478 (January 31, 2014) and $186,897 (January 31, 2013)	950,522	693,103
8% Senior Subordinated Convertible Notes due February 1, 2015	150,000	150,000
Total Convertible Notes	1,100,522	1,909,714
Less: Current Portion	-	-
Long Term Portion	$1,100,522	$1,909,714

10% Senior Subordinated Callable Convertible Notes due January 31, 2016

On October 16, 2009, the Company issued $1,250,000 of its 10% Senior Subordinated Callable Convertible Notes (the “10% Notes”). The net proceeds of $1,100,000 were used for the repayment of existing debt, acquisitions, physician recruitment and other general corporate purposes. The notes bear interest at a rate of 10% per annum, payable semi- annually on January 31 and July 31. The Notes mature and become due and payable on January 31, 2013 and ranked senior to all other unsecured debt of the Company.

The 10% Notes were sold through a placement agent in the form of a Unit. Each Unit comprised one 10% Senior Subordinated Callable Convertible Note with a par value $25,000, and one five-year warrant to purchase 2,500 shares of the Company’s common stock. The purchase price of each Unit was $25,000, resulting in gross proceeds of $1,250,000.

In connection with the placement of the subordinated notes, the Company paid a commission of $125,000 and $25,000 of other direct expenses to the placement agent. The placement agent also received five-year warrants to purchase up to 25,000 shares of the common stock at an initial exercise price of $2.50 per share adjustable pursuant to changes in public value of our shares and cash flow of the Company from July 31, 2011 until the 10% Note was paid in full. The agent also received 10,000 shares of restricted common stock for pre-transaction advisory and due diligence services. A commission of $125,000 paid at closing is accounted for as pre-paid expense and will be amortized over a forty-month period through January 31, 2013, the maturity date of the 10% Notes. The $25,000 of other direct expenses were paid at closing and accounted for as financing costs in the accompanying consolidated financial statements. In addition, financing costs included $4,000 related to the value of the 10,000 restricted shares granted to the placement agent.

The 10% Notes were convertible any time prior to January 31, 2013. The initial conversion rate was 20,000 shares of the Company’s common stock per $25,000 principal amount of the 10% Notes adjustable pursuant to changes in public value of our shares and cash flow of the Company. This represented an initial conversion price of $1.25 per share of the Company’s common stock. The 10% -Notes were fixed from August 1, 2009 through July 31, 2011. After July 31, 2011, the conversion price was equal to the lesser of $1.25 per share or the average of the monthly high stock price and low stock price as reported by Bloomberg multiplied by 110%. The minimum conversion price was the greater of $0.50 per share or 8 times cash earnings per share.  On or after January 31, 2012, the Company was able to, upon 60 days’ notice to both the 10% Note holder’s and the placement agent, redeem all or a portion of the notes at a redemption price in cash equal to 102% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

F-74

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

The Company recorded a derivative liability and an off-setting debt discount in the amount of $653,026 as of January 31, 2012, as the result of the change in the conversion price in connection with the conversion price reset to $1.1485. The Company’s calculation of the derivative liability was made using the Black-Scholes option-pricing model with the following assumptions: expected life of 1 year; 80.0% stock price volatility; risk-free interest rate of 0.30% and no dividends during the expected term.

The Warrants attached to the Units are exercisable into shares of common stock at an initial exercise price of $1.25. The Warrants have a five-year term and expire on October 31, 2014. The Company’s calculations were made using the Black-Scholes option-pricing model with the following assumptions: expected life of 5 years; 80.0% stock price volatility; risk-free interest rate of 2.16% and no dividends during the expected term. These warrants were estimated to have a fair value of $2,653 using the Black-Scholes pricing model which was recorded as unamortized warrant discount on the grant date and $2,418 as of January 31, 2010.

In connection with this offering, the Company also issued warrants to purchase 25,000 shares of our common stock to the placement agent at an exercise price of $2.50 per share, and are exercisable immediately upon issuance and expire five years after the date of issuance. The Company’s calculations were made using the Black-Scholes option-pricing model with the following assumptions: expected life of 5 years; 48.0% stock price volatility; risk-free interest rate of 2.16% and no dividends during the expected term. These warrants were estimated to have a fair value of $2,200, which was recorded as unamortized warrant discount on the grant date. The exercise price of the warrants is adjustable according to the same terms as the 10% Notes.

At January 31, 2012, the warrant exercise price reset to $1.1485. In connection with this, the Company recorded a warrant liability of $120,000 and recognized additional financing costs of $120,000 for the year ended January 31, 2012. The fair value of the warrant liability was determined using the Black-Scholes model option pricing model with the following assumptions: expected life of 2.75 years; 30% stock price volatility; risk-free interest rate of 0.30% and no dividends during the expected term.

On October 29, 2012, the Company amended the terms of the 10% Notes to extend the maturity to January 31, 2016, and to fix the conversion price of the 10% Notes at $1.1485 per share. The Company accounted for this amendment as a modification. As a result of fixing the conversion price, the Company determined that the conversion feature was indexed to the Company’s common stock, and should be equity classified. The fair value of the derivative liability immediately prior to the amendment was $5,605,703 determined using the Black-Scholes option pricing model with the following inputs: expected life 0.25 years; 80% stock price volatility; risk-free rate of 0.18% and no dividends. The fair value of the conversion right giving effect to the amendment was $5,818,149 using the Black-Scholes option pricing model with the following inputs: expected life 3.25 years; 80% stock price volatility; risk free rate of 0.37% and no dividends, and was reclassified from derivative liability to additional paid-in capital in the accompanying condensed consolidated balance sheet. The difference in the pre-amendment and post-amendment derivative fair values of $212,446 was recorded as a loss on modification and included in the accompanying condensed consolidated statement of operations. The Company paid placement fees to an agent in the form of warrants to purchase 10,000 shares of the Company’s common stock with an exercise price of $5.00 per share and contractual life of 60 months; and 2,000 restricted shares of the Company’s common stock. The fair value of the warrants was $56,225 using the Black-Scholes option pricing model with the following model assumptions: expected life 60 months; 80% stock price volatility; risk-free interest rate of 0.37%, and no dividends during the expected term. The fair value of the restricted shares was $12,600. The total fair value of the warrants and restricted shares was $68,825 and was recorded as deferred financing costs and an increase to additional paid in capital. The deferred financing costs will be amortized to interest expense using the effective interest method through January 31, 2016.

The Company also amended the Warrants on October 29, 2012 to extend the expiration date to July 31, 2016 and to fix the Warrant’s exercise price at $1.1485 per share. At January 31, 2012, the Warrants were reclassified as warrant liabilities in accordance with ASC 815-40 as the Warrants did not meet the criteria to be indexed to the Company’s common stock and classified as equity. At the Warrant amendment date, the Company reassessed the classification of the Warrants as a result of fixing the conversion price, and determined that the amended Warrants met the criteria to be indexed to the Company’s common stock, and should be equity-classified. The Company determined that the fair of the Warrants immediately prior to the Warrant amendment was $785,135 using the Black-Scholes option pricing model inputs of: expected life 2.0 years; 80% stock price volatility; risk-free interest rate of 0.28%, and no dividends during the expected term. The fair value of the Warrants giving effect to the amendment was $808,732 was reclassified from warrant liability to additional paid-in capital in the accompanying consolidated balance sheet, and was determined using the Black-Scholes option pricing model inputs of: expected life 3.8 years; 80% stock price volatility; risk-free interest rate of 0.37%, and no dividends during the expected term. The difference between the pre-amendment and post-amendment Warrant fair values of $24,437 was recorded as a loss on modification and included in the accompanying consolidated statement of operations.

F-75

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

In addition, each $2.50 of 10% Note principal received one warrant to purchase one share of the Company’s common stock, or a total of 50,000 shares, for $4.50 per share (the “Amendment Warrants”). The fair value of the Amendment Warrants was $200,452 determined using the Black-Scholes option pricing model with the following inputs: expected life 3.8 years; 80% stock price volatility; risk-free interest rate of 0.37%, and no dividends during the expected term. The Company recorded this amount as additional debt discount and an increase to additional paid-in capital in the accompanying consolidated balance sheet, and will amortize the debt discount to interest expense using the effective interest method over the term of the amended 10% Notes.

On December 20, 2013, the Company entered into a Settlement Agreement and Release (collectively, the “Settlement Agreements”) with each of the holders of 10% Notes to the First Amendment (each, a “Holder” and, collectively, the “Holders”), some or all of whom also hold other securities of the Company. Under the Settlement Agreements, the Company agreed to redeem the 10% Notes of the Holders for cash and/or convert into shares of the Company’s common stock. Under the Settlement Agreements, in the aggregate, the Company redeemed and converted $1,250,000 in original principal amount of the 10% Notes, plus accrued interest thereon, for total cash payments of approximately $729,000 (including related accrued interest), and total issuances of 881,236 shares of the Company’s common stock (the “Conversion Shares”).The $729,000 included cash payments by the Company to certain Holders that elected to redeem their as-if converted shares of common stock for $3.00 per share. In accordance with ASC 470-20, the Company determined that as all securities subject to conversion privileges had not been issued, the transaction did not qualify for inducement accounting, and that the as-if conversion portion of the cash payments would be accounted for as extinguishments. The Company allocated the cash consideration paid between the estimated fair value of the applicable debt extinguished and the equity component. Immediately prior to the transaction date, the Company estimated the fair value of the net carrying value of the debt based on the expected term which approximated the contractual life and used a discount rate based on an estimated yield of 18.6% based on Company debt issued earlier in the year (without a call option feature), which approximated $950,000 compared to net carrying value of approximately $1,100,000 at the transaction date. The as-if converted cash option holder principal represented 22% of the total principal (88% was related to holders that elected to convert into shares); the total cash consideration paid of $729,000 was allocated $218,000 to the extinguished debt, which resulted in a gain on extinguishment of approximately $25,000 included in Other Income in the accompany consolidated statement of operations for the year ended January 31, 2014. The remaining cash consideration of $511,000 was allocated to the reacquisition of the embedded conversion feature and classified in additional paid-in capital.

8% Senior Subordinated Convertible Promissory Notes due February 1, 2015

On September 1, 2011, the Company issued $150,000 of its 8% Senior Subordinated Convertible Promissory Notes (8% Notes). The net proceeds were used for working capital to support organic growth including the expansion to new hospitals and hiring of new physicians, acquisitions of physician practices and or care management businesses and for general corporate purposes. The notes bear interest at a rate of 8% per annum, payable semi -annually on December 31 and June 30. The Notes mature and become due and payable on February 1, 2015 and rank senior to all other subordinated debt of the Company.

The 8% Notes are convertible any time prior to February 1, 2015. The initial conversion rate is 10,000 shares of the Company’s common stock per $25,000 principal amount of the 8% Notes, which represents an initial conversion price of $2.50 per share of the Company’s common stock. The conversion price of the 8% Notes will be adjusted on a weighted average basis if the Company issues certain additional shares of common stock (or warrants or rights to purchase share of common stock or securities convertible into common stock) for a consideration per share which is less than the then applicable conversion price.

The Company may require the holders of the 8% Notes to convert to common stock at the then applicable conversion rate at any time after June 30, 2013 if: i) our 10% Notes have been fully repaid or converted and ii) the closing price of our common stock has exceeded 150% of the then applicable Conversion Price for no less than 30 consecutive trading days prior to giving notice.

At any time on or after June 30, 2014, the Company may, at its sole option, redeem all of the Notes at a redemption price in cash equal to 108% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption rate. The Company can prepay the Notes at any time.

F-76

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

9% Senior Subordinated Callable Convertible Promissory Notes due February 15, 2016

On January 31, 2013, the Company raised $880,000 through a private placement offering of par value 9% Senior Subordinated Callable Convertible Promissory Notes maturing February 15, 2016 (the “9% Notes”). The 9% Notes bear interest at a rate of 9% per annum, payable semi-annually on August 15 and February 15 and are subordinated. The principal of the 9% Notes plus any accrued yet unpaid interest is convertible at any time by the holder at a conversion price of $4.00 per share of common stock, subject to adjustment for stock splits, stock dividends and reverse stock splits. After 60 days prior notice, the 9% Note is callable in full or in part by the Company at any time after January 31, 2015. If the Average Daily Value of Trades (“ADVT”) during the prior 90 days as reported by Bloomberg is greater than $100,000, the 9% Note is callable at a price of 105% of its par value, and if the ADVT is less than $100,000, it is callable at a price of 110% of its par value.

The holders of the 9% Notes received warrants to purchase 66,000 shares of the Company’s common stock at an exercise price of $4.50 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and which are exercisable at any date prior to January 31, 2018. The fair value of the 9% Notes warrants was based on the Company’s closing stock price at the transaction date and inputs to the Black-Scholes option pricing model as follows:

Fair value of 9% Notes warrants	$186,897

Exercise price	$4.50
Expected life (years)	5.00
Volatility	36.70%
Risk-free interest rate	0.70%
Dividends	0.00%

The Company incurred financing costs with a placement agent equal to 9% of the of the subscription price of the 9% Notes sold, out- of- pocket expenses, legal fees, and warrants to purchase 17,600 shares of the Company’s common stock at a conversion price of $4.00 per share, subject to adjustment for stock splits, stock dividends and reverse stock splits as follows:

Fees and expenses	$101,179

Fair value of placement agent warrants	$54,468

The fair value of the placement agent warrants was based on the Company’s closing stock price at the transaction date and inputs to the Black-Scholes option pricing model as follows:

Exercise price	$4.00
Expected life (years)	5.00
Volatility	36.70%
Risk-free interest rate	0.70%
Dividends	0.00%

These amounts were recorded as deferred financing costs which will be amortized to interest expense using the effective interest method over the term of the 9% Notes.

During the year ended January 31, 2014, the Company issued additional units of the 9 % Notes for aggregate proceeds of $220,000, respectively, and warrants to purchase the Company’s common stock aggregating 16,500 shares. In addition, the Company issued 4,400 warrants to the placement agent associated with these additional proceeds.

The fair value of the warrants issued during the year ended January 31, 2014 was $50,937 based on the Company’s closing stock price at the transaction dates and weighted-average inputs to the Black-Scholes option pricing model as follows:

Exercise Price	$4.20
Expected Term (in years)	5.00
Volatility	48.0%
Dividend rate	0.0%
Interest rate	0.7%

F-77

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

This amount was recorded as deferred financing costs which will be amortized to interest expense using the effective interest method over the term of the 9% Notes.

Interest expense associated with the convertible notes payable consisted of the following for the year ended January 31:

	2014	2013
Interest expense	$218,403	$137,000
Amortization of loan fees	96,454	5,831
Amortization of debt discount	134,601	676,055
	$449,458	$818,886

Convertible notes maturing after one year consists of the following:

Year ending January 31,
2016	$150,000
2017	$950,522

7. Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740 (formerly Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”)). Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. As of January 31, 2014, the Company had federal and California tax net operating loss carryforwards of approximately $10.5 million and $10.5 million, respectively. The federal and California net operating loss carryforwards will expire at various dates from 2029 through 2033. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three-year period since the last ownership change. The Company may have had a change in control under these Sections. However, the Company does not anticipate performing a complete analysis of the limitation on the annual use of the net operating loss and tax credit carryforwards until the time that it projects it will be able to utilize these tax attributes.

Significant components of the Company’s deferred tax assets as of January 31, 2014 and January 31, 2013 are shown below. A valuation allowance of $4,163,638 and $4,164,591 as of January 31, 2014 and 2013, respectively, has been established against the Company’s deferred tax assets as realization of such assets is uncertain. The Company’s effective tax rate is different from the federal statutory rate of 34% due primarily to operating losses that receive no tax benefit as a result of a valuation allowance recorded for such losses.

Deferred tax assets (liabilities) consist of the following at January 31:

	2014	2013

NOL carry forward	$3,575,748	$3,967,114
Stock options – exercisable	1,164,135	741,971
Contribution carryforward	6,018	8,740
Warrant liability		-
State income taxes	272	544
Accrual to cash	(179,000)	(243,300)
State income taxes, deferred	(403,535)	(310,478)
Net deferred tax asset	4,163,638	4,164,591
Valuation allowance	(4,163,638)	(4,164,591)
	$-	$-

The provision for income taxes differs from the amount computed by applying the federal income tax rate as follows for the year ended January 31:

	2014	2013
Tax computed at the statutory rate (34%)	0.34%	0.34%
Stock options	(0.18)%	(0.06)%
Accrual to cash	-%	-%
Warrant liability	-%	-%
Impairment Loss	-%	-%
Non-cash stock compensation	-%	-%
Change in valuation	(0.16)%	(0.28)%
	-%	-%

F-78

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

As of January 31, 2014, the Company does not have any unrecognized tax benefits related to various federal and state income tax matters. The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

The Company is subject to U.S. federal income tax as well as income tax of multiple state tax jurisdictions. The Company and its subsidiaries’ state income tax returns are open to audit under the statute of limitations for the years ended January 31, 2011 through 2014. The Company does not anticipate material unrecognized tax benefits within the next 12 months.

8. Stockholders’ Deficit

Common Stock Placement

In March 2013, the Company initiated a private placement of up to 750,000 shares of its common stock at a price per share of $ 4.00 (the “Equity Offering”), and during the year ended January 31, 2014 the Company issued 182,500 shares of common stock for proceeds of $730,000.

Equity Incentive Plans

On March 4, 2010, the Company’s Board of Directors approved the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan provides for the granting of the following types of awards to persons who are employees, officers, consultants, advisors, or directors of the Company or any of its affiliates:

Under the 2010 Plan, the Company may issue a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, nonqualified stock options, restricted stock grants and stock appreciation rights.

Subject to the adjustment provisions of the 2010 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 500,000 shares of common stock may be issued under the 2010 Plan. Options granted under the 2010 Plan generally vest over a three-year period and generally expire ten years from the date of grant.

Stock options and warrants issued under the 2010 Plan to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or warrant, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

On August 31, 2012, the Company’s Board of Directors amended the 2010 Plan, which allowed the Board of Directors to grant an additional 500,000 shares (for a total of 1,000,000) of the Company’s common stock. The 2010 Plan awards include incentive stock option, non-qualified options, restricted common stock, and stock appreciation rights. As of January 31, 2013, approximately 26,700 shares were available for future grants under the 2010 Plan. The Company issues new shares to satisfy stock option and warrant exercises. As of January 31, 2014, there are no shares available for future grants under the 2010 Plan, and no further shares will be issued under the 2010 Plan.

On April 29, 2013, the Company’s Board of Directors approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock will be reserved for issuance there under. The Company received approval of the 2013 Plan from the Company’s stockholders on May 19, 2013. The Company issues new shares to satisfy stock option and warrant exercises under the 2013 Plan. As of January 31, 2014 there are 181,800 shares available for future grants under the 2013 Plan.

Stock options and restricted common stock issued under the 2013 Plan to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or share, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

F-79

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

Share Issuances (As Restated)

The Company’s Board of Directors authorized the issuance of 60,000 shares of common stock for compensation related to consulting and directors’ fees during the twelve months ended January 31, 2012. The shares were valued at $90,000 based on the fair values of the shares at the issuance dates. These shares were not issued as January 31, 2012 and were recorded as a liability at January 31, 2012. Included in the issuance of 60,000 shares were 40,000 restricted shares of common stock acquired by Mr. Suresh Nihalani for $0.01 per share in connection with Mr. Nihalani’s re-election to the Company’s Board of Directors. The fair value of the grant to Mr. Nihalani was $60,000 and was recorded as compensation expense during the year ended January 31, 2012.

During the first quarter ended April 30, 2012, the Company’s Board of Directors authorized: (i) the purchase of 40,000 restricted shares of the Company’s common stock by Mr. Gary Augusta at $0.01 per share in connection with Mr. Augusta’s election to the Company’s Board of Directors. The fair value of the shares at grant date was $47,520 and is amortized to expense over the related service period; (ii) the issuance of 21,600 common shares to SpaGus Capital, LLC with a fair value of $25,661 related to the cost of placing the Senior Secured Note (see Note 5); and (iii) the issuance of 30,000 common shares with a fair value of $41,560 related to consulting services provided by Mr. Augusta during the three months ended April 30, 2012. The Company has the right, but not the obligation, to redeem the unearned service portion of the 40,000 restricted shares purchased by Mr. Nihalani and 40,000 restricted shares purchased by Mr. Augusta at par value.

The Company’s Board of Directors authorized the issuance of 20,000 shares to Mr. Augusta with a fair value of $26,000 during the three months ended July 31, 2012 related to consulting services provided by Mr. Augusta.

On September 15, 2012, the Company’s Board of Directors authorized the issuance of 335,000 shares of the Company’s common stock to certain employees and consultants as follows: (i) 120,000 common shares purchased by Dr. Eli Hendel for $0.01 per share, pursuant to a consulting agreement dated August 1, 2012 in which if Dr. Hendel is terminated for “any or no reason”, the Company will have the right, but not the obligation, to repurchase at $0.01 per share 80,000 shares if the agreement is terminated within twelve months of the date of the VMM Purchase Agreement (see Note 3), and repurchase 40,000 shares if the agreement is terminated within 24 months. The fair value of the shares was estimated to be $480,000, and the share purchase was accounted for as prepaid consulting and amortized over the life of the agreement; (ii) 100,000 common shares purchased by Dr. Warren Hosseinion, the Company’s Chief Executive Officer, for $0.01 per share with a fair value of $420,000 and expensed at grant date; (iii) 70,000 common shares purchased by Mr. Kyle Francis, the Company’s Chief Financial Officer, for $0.01 per share with a fair value of $269,500 and expensed at grant date;, and (iv) 31,667 common shares purchased by certain employees and consultants for $0.01 per share with a fair value of $133,317 and expensed at grant date.

On October 15, 2012, the Company’s Board of Directors authorized the issuance of 10,000 shares of the Company’s common stock to SpaGus Capital Partners, LLC in connection with the amendment of the Company’s Senior Secured Promissory Note with a fair value of $50,000 (see Note 5).

On October 18, 2012, the Company’s Board of Directors authorized the issuance of 40,000 restricted shares of the Company’s common stock with a fair value of $168,000 to Mr. Mark Meyers, pursuant to Mr. Meyers’ appointment to the Company’s Board of Directors. On October 22, 2012, the Company’s Board of Directors authorized the issuance of 50,000 restricted shares of the Company’s common stock with a fair value of $210,000 to Mr. Creem pursuant to Mr. Creem’s appointment to the Company’s Board of Directors. Mr. Meyers and Mr. Creem’s restricted share grants each vest on a monthly basis over 36 months and are amortized over the life of their respective agreements.

On October 29, 2012, the Board of Directors authorized the issuance of 20,000 shares of the Company’s common stock with a fair value of $12,600 to the 10% Notes placement agent (see Note 6).

On April 30, 2013, the Company’s Board of Directors authorized the issuance of 30,000 shares of common stock to Kaneohe Advisors, LLC for consulting services, 30,000 shares of common stock to Gary Augusta for consulting services, and 10,000 shares of common stock for other professional services during the quarter ended April 30, 2013. The 70,000 shares authorized had an aggregate cost of $ 315,000 and were recorded as stock-based compensation expense based on the fair values of the shares at the commitment dates. The Company issued these shares during the quarter ended October 31, 2013.

F-80

Consolidated financial statements (audited) for the years ended january 31, 2014 and 2013 (AS RESTATED)

During the quarter ended July 31, 2013, the Company accrued 18,000 shares of common stock for professional services with an aggregate cost of $ 97,200 based on the fair value of the shares at their respective commitment dates. The Company issued these shares during the quarter ended October 31, 2013.

During the quarter ended October 31, 2013, the Company accrued 16,250 shares of common stock for professional services with an aggregate cost of $ 87,750 based on the fair value of the shares at their respective commitment dates.  These shares were issued during the quarter ended January 31, 2014.

A summary of the Company’s restricted stock sold to employees, directors and consultants with a right of repurchase of unlapsed or unvested shares is as follows for the year ended January 31:

		Weighted-average
		Grant Date
	Shares	Fair Value
Unvested or unlapsed shares - February 1, 2012	-	$-
Granted	575,000	3.00
Vested / lapsed	(391,482)	3.00
Forfeited	-	-
Unvested or unlapsed shares - January 31, 2013	183,518	$3.00
Granted	-	-
Vested / lapsed	(82,222)	2.10
Forfeited	-	-
Unvested or unlapsed shares - January 31, 2014	101,296	$4.10

As of January 31, 2014, there was $282,176 of total unrecognized compensation cost related to unlapsed or unvested stock-based compensation arrangements under the 2010 and 2013 Equity Incentive Plans, which is recorded as prepaid consulting expense in the accompanying consolidated balance sheets. That cost is expected to be recognized over a remaining weighted-average period of 1.5 years. Related compensation expense recognized during the years ended January 31, 2014 and 2013, was $360,619 and $1,175,428, respectively.

Option Issuances

During the year ended January 31, 2011, the Company’s Board of Directors granted 115,000 options to employees and directors. The fair value of the options was $1.10 per share, or $126,500 aggregate fair value. The fair value of each option award was estimated using the Black-Scholes option pricing model. The calculation was based on the exercise price of $1.50, an expected term of 10.0 years using the simplified method, an interest rate of 1.98%, volatility of 80% and no dividends.

On February 1, 2012, the Board of Directors approved the grant of 100,000 stock options to Mr. Ted Schreck pursuant to Mr. Schreck’s agreement to join the Company’s Board as a director. The options vest in three equal installments on each of February 1, 2012, 2013, and 2014 subject to Mr. Schreck’s continued role as a director. The options expire on the tenth anniversary of issuance. The fair value of the stock options of $120,000 was determined under the Black-Scholes option pricing model. The calculation was based on the exercise price of $1.50, an expected term of 10.0 years using the simplified method, interest rate of 1.97%, volatility of 80.0% and no dividends.

On September 15, 2012, the Company’s Board of Directors authorized the issuance of stock options to acquire 307,500 shares of the Company’s common stock to certain of the Company’s physicians and medical professionals. The options substantially vest in three equal installments on each of September 15, 2012, July 31, 2013, and July 31, 2014, subject to the recipients continued role with the Company, and expire on the tenth anniversary of issuance. The fair value of the options was estimated to be $907,796 determined using the Black-Scholes option pricing model. The calculation was based on the following inputs: exercise price of $2.10, expected term of 3.7 years using the simplified method, interest rate of 0.42%, volatility of 80.0% and no dividends.

During the quarter ended January 31, 2013, the Company’s Board of Directors authorized the issuance of 15,000 stock options to Mr. Mark Meyers pursuant to Mr. Meyers’ consulting agreement (Note 11). The options vest immediately and expire on the tenth anniversary of issuance.

F-81

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

The fair value of the stock options of $55,617 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs: exercise price of $2.10, an expected term of 6.0 years using the simplified method, interest rate of 0.70%, volatility of 36.7% and no dividends.

During the quarter ended April 30, 2013, the Company’s Board of Directors authorized the issuance of options for 15,000 shares of common stock with an exercise price of $2.10 per share to Mark Meyers pursuant to Mr. Meyers’ consulting agreement. The options vested immediately and expire on the tenth anniversary of issuance. The fair value of the 15,000 stock options of $55,774 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Expected term (in years)	3.0
Volatility	17.4%
Dividends	0.0%
Interest rate	0.82%

During the quarter ended April 30, 2013, the Company issued option awards for 38,200 shares of the Company’s common stock. The options generally vest on a monthly basis over a 36 month period, and expire on the tenth anniversary of issuance. The aggregate fair value of the stock options of $88,170 was determined using the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Exercise Price	$4.10
Expected Term (in years)	4.59
Volatility	26.0%
Dividend rate	0.0%
Interest rate	0.5%

During the quarter ended July 31, 2013, the Company’s Board of Directors authorized the issuance of options for 15,000 shares of common stock with an exercise price of $2.10 per share to Mark Meyers pursuant to Mr. Meyers’ consulting agreement. The options vest immediately and expire on the tenth anniversary of issuance. The fair value of the 15,000 stock options of $ 65,678 was determined under the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Expected term (in years)	3.0
Volatility	29.7%
Dividends	0.0%
Interest rate	0.5%

On May 21, 2013, the Company’s Board of Directors authorized the issuance of 40,000 common stock options to David Schmidt pursuant to the Director’s Agreement between Mr. Schmidt and the Company in connection with his appointment to the Company’s Board of Directors. The options vest evenly over 36 months. The fair value of the 40,000 stock options of $ 69,464 was determined under the Black-Scholes option pricing model using the Company’s closing stock price on the date of grant and the following weighted-average inputs:

Exercise Price	$5.00
Expected Term (in years)	3.0
Volatility	29.7%
Dividend rate	0.0%
Interest rate	0.64%

During the quarter ended July 31, 2013, the Company’s Board of Directors authorized the issuance or modification of common stock option awards for 173,300 shares to certain employees. The options generally vested upon grant. The aggregate fair value of the options was $1,045,984, determined using the Black-Scholes option pricing model. The calculation was based on the Company’s closing stock price on the date of grant and the following weighted-average inputs:

F-82

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

Exercise Price	$0.04
Expected Term (in years)	3.00
Volatility	29.7%
Dividend rate	0.0%
Interest rate	0.6%

During the quarter ended October 31, 2013, the Company’s Board of Directors authorized the issuance of common stock option awards for 27,000 shares to an employee and a consultant. The options vest on various dates through July 31, 2014. The aggregate fair value of the options was $74,311 determined using the Black-Scholes option pricing model. The calculation was based on the estimated fair value of the Company’s stock price on the date of grant and the following weighted-average inputs:

Exercise Price	$4.70
Expected Term (in years)	6.00
Volatility	67.2%
Dividend rate	0.0%
Interest rate	1.4%

Stock option activity for the years ended January 31, 2014 and 2013 is summarized below:

01	Shares	Weighted Average Per Share Exercise Price	Weighted Average Remaining Life (Years)	Aggregate Intrinsic Value

Balance, February 1, 2012	115,000	$1.50	8.9	$-
Granted	422,500	1.90	9.2	-
Exercised	(7,500)	2.10	-	-
Expired	-	-	-	-
Forfeited	-	-	-	-
Balance, January 31, 2013	530,000	1.79	9.1	$-
Granted	308,500	1.80	9.4	-
Cancelled	(102,025)	2.22	8.6	-
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	(675)	7.90	9.0	-
Balance, January 31, 2014	735,800	$1.71	9.0	$-

Vested and exercisable - January 31, 2014	606,689	$1.60	9.1	$-

The stock options exercised during the year ended January 31, 2014 had no intrinsic value. The total intrinsic value of stock options exercised during the year ended January 31, 2013 was $15,750.

ApolloMed ACO 2012 Equity Incentive Plan

On October 18, 2012 ApolloMed ACO’s Board of Directors adopted the ApolloMed Accountable Care Organization, Inc. 2012 Equity Incentive Plan (the “ACO Plan”) and reserved 9,000,000 shares of ApolloMed ACO’s common stock for issuance there under. The purpose of the ACO Plan is to encourage select employees, directors, consultants and advisers to improve operations and increase the profitability of ApolloMed ACO and encourage select employees, directors, consultants and advisers to accept or continue employment or association with ApolloMed ACO.

During the year ended January 31, 2013, ApolloMed ACO issued restricted common stock under the ACO Plan totaling 3,690,000 shares to participating physicians. One-third of the total share grant, or 1,230,000 shares, vested upon grant and the remainder is subject to the ACO Plan vesting schedule. ApolloMed ACO’s Board of Directors determined the fair value of the shares at grant date was $0.01 per share.

F-83

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

The following table summarizes the restricted stock award in the ACO Plan during the years ended January 31, 2014 and 2013:

	Shares	Weighted Average Remaining Life (Years)	Aggregate Intrinsic Value	Weighted Average Fair Value
Balance, February 1, 2012	-	-	$-	-
Granted	3,690,000	1.9	36,900	0.01
Released
Balance, January 31, 2013	3,690,000	1.9	36,900	0.01
Granted	62,000	1.7	620	0.01
Released	-
Balance, January 31, 2014	3,752,000	1.0	$37,520	$0.01

Vested and exercisable - January 31, 2014	2,480,042

Awards of restricted stock under the ACO Plan vest (i) one-third on the date of grant; (ii) one-third on the first anniversary of the date of grant, if the grantee has remained in service continuously until that date; and (iii) one-third on the second anniversary of the date of grant if the grantee has remained in service continuously until that date.

As of January 31, 2014, total unrecognized compensation costs related to non-vested common stock options granted under our 2010 and 2013 Equity Plans, and the ACO Plan and the weighted-average period of years expected to recognize those costs are as follows:

		Weighted
		Average
		Remaining
		Life
		(Years)

Common stock options	$118,194	0.8

ACO Plan restricted stock	$15,736	1.0

Stock-based compensation expense related to common stock and common stock option awards is recognized over their respective vesting periods and was included in the accompanying consolidated statement of operations for the years ended January 31:

	2014	2013
Stock-based compensation expense:
Cost of services	$616,902	$550,710
General and administrative	1,540.955	1,511,018
	$2,157,857	$2,061,728

Warrants

Warrants consisted of the following:

	Aggregate
	Intrinsic Value	Number of warrants
Outstanding at February 1, 2012	$-	150,000
Granted	-	293,600
Exercised	-
Cancelled	-	(150,000)
Outstanding at January 31, 2013	$-	293,600
Granted	-	20,900
Exercised	-	-
Cancelled	-	-
Outstanding at January 31, 2014	$-	314,500

		Weighted
		average		Weighted
	Warrants	remaining	Warrants	average
Exercise Price	outstanding	contractual life	exercisable	exercise price
$1.1485	125,000	2.50	125,000	$1.149
$1.1485	25,000	2.50	25,000	$1.149
$4.5000	50,000	2.50	50,000	$4.500
$5.0000	10,000	3.74	10,000	$5.000
$4.5000	82,500	4.00	82,500	$4.500
$4.0000	22,000	4.00	22,000	$4.000
	314,500	3.04	314,500	$2.882

F-84

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

In conjunction with the completion of the private placement on October 16, 2009, the Company issued a total of 150,000 warrants (“Warrants”). Of this amount, 125,000 warrants were issued to the holders of the Convertible Notes and 25,000 warrants were granted to the placement agent. The warrants are exercisable into shares of common stock at an exercise price of $1.1485. The warrants had a five-year term and expire on October 31, 2014. On October 29, 2012, the Company, in conjunction with amendment of its 10% Senior Subordinated Convertible Notes (10% Notes) amended the Warrants in which the exercise price was fixed at $1.1485 per share and in which the term was extended to July 31, 2016. In addition, the Company issued to the 10% Note holders warrants to acquire 50,000 shares of the Company’s common stock at $4.50 per share, which have a term that extends to July 31, 2016. The Company issued warrants to acquire 10,000 shares of the Company’s common stock at $5.00 per share, which have a term that extends to October 28, 2017 to the placement agent of the 10% Note amendment. (See Note 6).

In conjunction with the placement of the 9% Notes during the year ended January 31, 2013, the holders of the 9% Notes received warrants to purchase 66,000 shares of the Company’s common stock at an exercise price of $4.50 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends, and the placement agent received warrants to purchase 17,600 shares of the Company’s common at a conversion price of $4.00 per share, subject to adjustment for stock splits, stock dividends and reverse stock splits, and which are exercisable at any date prior to January 31, 2018. During the year ended January 31, 2014, the Company issued additional units of the 9 % Notes for aggregate proceeds of $220,000, and warrants to purchase the Company’s common stock aggregating 16,500 shares. In addition, the Company issued 4,400 warrants to the placement agent associated with these additional proceeds. (See Note 6).

Authorized stock

At January 31, 2014, the Company was authorized to issue up to 100,000,000 shares of common stock. The Company is required to reserve and keep available out of the authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of the 8% Senior Subordinated Convertible Promissory Notes, the 9% Senior Subordinated Callable Notes, the exercise of all outstanding warrants exercisable into shares of common stock, and shares granted and available for grant under the Company’s 2013 Plan. The amount of shares of common stock reserved for these purposes is as follows at January 31, 2014:

Common stock issued and outstanding	4,695,247
Conversion of 8% Notes (1)	18,208
Conversion of 9% Notes	275,000
Warrants outstanding	314,500
Stock options outstanding	735,800
Remaining shares issuable under 2013 Equity Incentive Plan	182,000
Shares and warrants issued in March 2014 (2)	600,000
6,820,755

(1) Reflects shares issued in February 2014 in connection with the conversion of the 8% notes. See Note 10.

(2) Reflects 200,000 shares and 400,000 warrants issued in March 2014 in connection with an equity investment. See Note 10.

9. Commitments and Contingencies

Lease commitments

The Company leases its office facilities under non-cancelable operating leases, certain of which contain renewal options. Future minimum rental payments required under the operating leases are as follows:

Year ending January 31,

2015	$144,416
2016	121,546
2017	124,294
2018	30,000
2019	-
$420,256

F-85

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

Rent expense recorded for years ended January 31 was as follows:

	2014	2013

Rent expense	$210,302	$97,402

Consulting and employment agreements

On August 16, 2012, the Company entered into a consulting agreement with Kaneohe Advisors LLC, an entity wholly-owned and controlled by Mr. Kyle Francis, to serve as the Company’s Executive Vice President, Business Development and Chief Financial Officer. The term of the agreement is a month-to-month basis, and provided for Mr. Francis to receive $11,900 per month and the right to purchase 70,000 shares of the Company’s common stock at $0.01, and can be terminated by either party at any time.

On March 1, 2013, the Company entered into a direct employment agreement with Mr. Francis, which provides for salary of $225,000 per annum, reimbursement of up to $1,200 per month in health insurance expenses, additional performance-based stock and cash compensation to be determined by the Company’s Board of Directors, and participation in employee benefits offered to other employees of the Company. If Mr. Francis is terminated for any reason other than gross negligence or misconduct prior to the first anniversary date of employment, Mr. Francis will be entitled to the remaining unpaid portion of his annual salary and health insurance expense reimbursement.

On October 8, 2012, the Company entered into a consulting agreement with Mr. Mark Meyers to perform services as the Company’s Chief of Strategy and Business Development, in which Mr. Meyers will receive $10,000 per month, the right to receive options to acquire 5,000 shares per month of the Company’s common stock with an exercise price of $2.10 per share, and be eligible for performance-based compensation as determined by the Company’s Board of Directors. Mr. Meyers has the option to convert all or a portion of the cash compensation to equity at a conversion price equal to a discount of 30% from the trailing 90 day average of the closing price of the Company’s common stock. The agreement is terminable by either party without cause upon providing 90 days’ notice.

On November 18, 2013, the Company entered into a Consulting and Representation Agreement (the “Consulting Agreement”) with Augusta Advisors, Inc. (the “Consultant”), which is effective from October 1, 2013, supersedes the prior agreement with the Consultant, and terminates on December 31, 2014. Under the Consulting Agreement, the Consultant is paid $15,000 per month and $2,000 per month for expenses. The Consultant provides business and strategic services and makes Gary Augusta available as the Company’s Executive Chairman of the Board of Directors. Mr. Augusta is an existing director of the Company and subject to a Board of Directors Agreement with the Company dated March 7, 2012.

Regulatory Matters

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. We believe that we are in compliance with all applicable laws and regulations.

Legal

In the ordinary course of our business, we become involved in pending and threatened legal actions and proceedings, most of which involve claims of medical malpractice related to medical services provided by our affiliated hospitalists. We may also become subject to other lawsuits which could involve significant claims and/or significant defense costs. We believe, based upon our review of pending actions and proceedings, that the outcome of such legal actions and proceedings will not have a material adverse effect on our business, financial condition, results of operations, or cash flows. The outcome of such actions and proceedings, however, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, or cash flows in a future period.

Liability Insurance

We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. In addition to the known incidents that have resulted in the assertion of claims, we cannot be certain that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us, our affiliated professional organizations or our affiliated hospitalists in the future where the outcomes of such claims are unfavorable. We believe that the ultimate resolution of all pending claims, including liabilities in excess of our insurance coverage, will not have a material adverse effect on our financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on our business.

F-86

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

Although we currently maintain liability insurance policies on a claims-made basis, which are intended to cover malpractice liability and certain other claims, the coverage must be renewed annually, and may not continue to be available to us in future years at acceptable costs, and on favorable terms.

10. Subsequent Events

8% Senior Subordinated Convertible Promissory Notes Redemption

On or about February 21, 2013, the Company entered into a Settlement Agreement and Release (collectively, the “Settlement Agreements”) with each of the holders of 8% Notes (each, a “Holder” and, collectively, the “Holders”). Under the Settlement Agreements, the Company agreed to redeem for cash and/or convert into shares of the Company’s common stock the 8% Notes of the Holders. In the aggregate, the Company redeemed and converted $150,000 in original principal amount plus accrued interest thereon, for total cash payments of approximately $106,000 and total issuances of 18,202 shares of the Company’s common stock.

Equity and Debt Financing

On March 28, 2014, the Company entered into an equity and debt investment for up to $12.0 million with NNA of Nevada, Inc. (“NNA”). As part of the investment, the Company entered into an Investment Agreement with NNA, dated March 28, 2014 (the “Investment Agreement”), pursuant to which the Company sold NNA 200,000 shares of the Company’s common stock (the “Purchased Shares”) at a purchase price of $10.00 per share. Under the Investment Agreement, for so long as NNA holds any combination of Company common stock, Convertible Note (as defined below) or Warrants (as defined below) that in the aggregate either represent or entitle Purchaser to acquire at least 200,000 shares of Company common stock (the “Requisite Condition”), (i) NNA shall have the right to appoint one representative to attend all meetings of the Company’s Board of Directors (and each Board of Directors of the Company’s subsidiaries) and any committee thereof in a nonvoting observer capacity, and (ii) NNA shall have the right to have one representative (the “NNA Director”) nominated as a member of the Company’s Board of Directors (and each Board of Directors of the Company’s subsidiaries) and each committee thereof, including without limitation, the Company’s compensation committee. The Investment Agreement also provides that, within 180 days of closing, the Company’s certificate of incorporation will be amended to provide for indemnification of the members of the Company’s Board of Directors (and each Board of Directors of the Company’s subsidiaries) to the broadest extent permitted by applicable law. In addition, for so long as the Requisite Condition is satisfied, if the Company makes any public or non-public offering of any equity, or any other securities, warrants, options or debt that are convertible or exchangeable into equity or that include an equity component (any such security a “New Security”), NNA shall be afforded the opportunity, subject to certain exceptions, to subscribe for a pro rata share of any New Security so offered for the same price and on the same terms as such New Security is proposed to be offered to others. The Investment Agreement provides that, by the earlier of (i) 180 days of closing and (ii) 20 business days prior to the offer, sale and purchase of New Securities, the Company will amend its certificate of incorporation in order to permit NNA to exercise this right. In connection with NNA’s purchase of the Purchased Shares, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein (the “Investment Agreement Warrants”).

As a condition to the closing of the Investment Agreement, the Company, NNA, and the Management Shareholders (as defined therein) entered into a Shareholders Agreement, dated March 28, 2014 (the “Shareholders Agreement”), which grants NNA a tag along right with respect to sales by Management Shareholders of Company common stock. In addition, each Management Shareholder agreed to cooperate with making effective various amendments to provisions of the Company’s certificate of incorporation required by the Investment Agreement. In addition, each Management Shareholder agreed to use commercially reasonable efforts to take any and all actions (including without limitation, any indirect actions, such as increasing the size of the Company’s Board of Directors to accommodate the addition of the NNA Director) to support and effect the appointment or election, and reappointment or reelection, of such NNA Director and the full exercise and realization of all rights with respect to the Company’s Board of Directors to which Investor is entitled pursuant to the Investment Agreement.

F-87

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

In connection with the Credit Agreement (as discussed below) and the Investment Agreement, the Company issued NNA a Convertible Note, dated March 28, 2014 (the “Convertible Note”), which provides that the Company may, but will not be required to, borrow the amount of $2,000,000 evidenced by the Convertible Note at any time before December 15, 2014. The outstanding principal on and accrued interest under the Convertible Note, if any, is convertible at NNA’s option into shares of the Company’s common stock at an initial conversion price of $10.00 per share, subject to adjustment as provided in the Convertible Note. The Convertible Note contains anti-dilution protection provisions in favor of NNA, including, if there is a dilutive issuance, the conversion ratio is adjusted to reflect the difference in price below $10.00, if any such issuance is below $9.00 per share. This right to anti-dilution protection in connection with issuances below $9.00 per share lasts until the Company’s next financing that yields gross cash proceeds in an aggregate amount of at least $2,000,000 or 2 years from closing, whichever is earlier. The amounts outstanding under the Convertible Note can, in some circumstances, be required to be prepaid, and can be accelerated in connection with various events of default, as set forth in the Convertible Note. The Company has agreed to pay NNA a funding fee of $20,000 if the Company borrows under the Convertible Note. In connection with NNA’s purchase of the Convertible Note, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein (the “Convertible Note Warrants”). NNA may exercise the Convertible Note Warrants only upon NNA making the $2,000,000 term loan to the Company pursuant to the Convertible Note.

As part of this investment, the Company entered into a Credit Agreement with NNA (the “Credit Agreement”) which provides for a $1.0 million secured revolving credit facility (the “Revolving Loan”) and a $7.0 million secured term loan (the “Term Loan” and together with the Revolving Loan, the “Loans”). The Company, its subsidiaries, and certain affiliates that are consolidated in the financial statements of the Company (such subsidiaries and such affiliates, the “Guarantors”), are guarantors of the Company’s obligations under the Credit Agreement. Loans drawn under the Credit Agreement are secured by all of the assets of the Company and the Guarantors, including a security interest in the deposit accounts of the Company and the Guarantors and a pledge of the shares in the Company’s subsidiaries. The Term Loan accrues interest at a rate of eight percent, per annum, and the amounts drawn under the Revolving Loan accrue interest at a rate equal to the sum of (i) LIBOR and (ii) six percent, per annum. Interest on the Loans is payable on the last business day of each successive month, in arrears, commencing April 30, 2014, and at each month-end thereafter. Loans under the Credit Agreement are repayable on or before March 28, 2019. The principal amount of the Term Loan is repaid on the last business day of each calendar quarter, commencing on the first such day to occur after the closing of the transactions contemplated by the Credit Agreement, in accordance with the amortization schedule contained in the Credit Agreement which provides for quarterly payments of $87,500 in the first year, $122,500 in the second year, $122,500 in the third year, $175,000 in the fourth year, and $210,000 in the fifth year. The Loans can, in some circumstances, be required to be prepaid, and can be accelerated in connection with various events of default, as set forth in the Credit Agreement. The Company agreed to pay NNA a facility fee, on the last business day of each month, at a per annum rate of 1.0% of the average daily unused portion of the revolving commitments under the Credit Agreement. In addition, on March 28, 2014, the Company paid NNA $80,000 as an upfront fee. In connection with NNA’s extension of the Loans, the Company issued NNA (i) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein (the “100,000 Credit Agreement Warrants”) and (ii) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 200,000 shares of Company common stock at an initial exercise price of $20.00 per share, subject to adjustment as provided therein (the “200,000 Credit Agreement Warrants,” and together with the 100,000 Credit Agreement Warrants, the Convertible Note Warrants and the Investment Agreement Warrants, the “Warrants”).

At the closing of the transactions contemplated by the Credit Agreement, existing loans of a principal amount of approximately $3.3 million under that certain Credit Agreement, dated as of October 15, 2013, as amended (the “Existing Credit Agreement”), were refinanced and approximately $3.7 million was advanced under the Term Loan. No amounts were drawn under the Revolving Loan at closing.

In connection with the Credit Agreement, the Company and Apollo Medical Management, Inc. (“Apollo Management”) entered into Collateral Assignments of Physician Shareholder Agreements and Management Agreements in favor of NNA (which were acknowledged by various affiliates that are Guarantors and Warren Hosseinion, M.D.), dated March 28, 2014 (the “Collateral Assignment Agreements”), whereby NNA acquired a security interest in the Company’s and Apollo Management’s rights, as applicable, under such agreements.

F-88

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

The Company and NNA also entered into a Registration Rights Agreement, dated March 28, 2014 (the “Registration Rights Agreement”) whereby the Company is obligated to, on or prior to one year after the closing of the sale of the Purchased Shares, prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Purchased Shares or any shares issued in connection with exercise of the Warrants or the conversion of the Convertible Note, subject to certain adjustments described therein, that are not already covered by an effective registration statement.

Each of the Warrants contains antidilution protection provisions in favor of NNA, including, if there is a dilutive issuance, the Warrants are adjusted to reflect the difference in price below $10.00, if any such issuance is below $9.00 per share. This right to antidilution protection in connection with issuances below $9.00 per share lasts until the Company’s next financing that yields gross cash proceeds in an aggregate amount of at least $2.0 million or 2 years from closing, whichever is earlier. Each of the Warrants is exercisable on or after March 28, 2017 and expires on March 28, 2021. The Convertible Note Warrants, the 100,000 Credit Agreement Warrants, and the Investment Agreement Warrants were each issued in exchange for consideration of $10,000 while the 200,000 Credit Agreement Warrants were issued in exchange for consideration of $100.

Upon acquisition of the Purchased Shares and, assuming the Convertible Note is funded and fully converted and each of the Warrants is exercised, NNA will hold approximately 13% of the Company’s fully diluted capital stock.

As part of the Investment, Apollo Management a subsidiary of the Company, entered into Employment Agreements with each of Warren Hosseinion, M.D., the Company’s Chief Executive Officer (the “Hosseinion Employment Agreement”) and Adrian Vazquez, M.D. (the “Vazquez Employment Agreement” and, together with the Hosseinion Employment Agreement, the “Employment Agreements”), pursuant to which Dr. Hosseinion and Dr. Vazquez have agreed to serve as senior executives of Apollo Management. The Employment Agreements provide for (i) base salary of $200,000 per year, (ii) participation in any incentive compensation plans and stock plans of Apollo Management that are available to other similarly positioned employees of Apollo Management, and (iii) reimbursement of expenses incurred on behalf of Apollo Management.

Apollo Management has the right under the Hosseinion Employment Agreement to terminate Dr. Hosseinion for cause if, among other things, there is a material and uncured breach by Dr. Hosseinion of any of the following agreements: (i) the Hosseinion Hospitalist Participation Agreement (as defined below) or other employment agreement with ApolloMed Hospitalists, a California professional corporation (“AH”), (ii) that certain Shareholder Agreement dated as of March 28, 2014, by and among Dr. Hosseinion, the Company, Apollo Management, Adrian Vazquez, M.D. and Lender (the “Shareholder Agreement”), a copy of which was filed as Exhibit 10.11 with the Original Filing, (iii) the Maverick Physician Shareholder Agreement (as defined below), (iv) the ACC Physician Shareholder Agreement (as defined below), or (v) the AH Physician Shareholder Agreement (as defined below). Apollo Management has the right under the Vazquez Employment Agreement to terminate Dr. Vazquez for cause if, among other things, there is a material and uncured breach by Dr. Vazquez of either (i) the Vazquez Hospitalist Participation Agreement (as defined below) or other employment agreement with AH or (ii) the Shareholder Agreement. The Employment Agreements replaced, and thereby terminated, prior employment agreements between Apollo Management and each of Dr. Hosseinion and Dr. Vazquez.

Also on March 28, 2014, AH entered into Hospitalist Participation Service Agreements with each of Dr. Hosseinion (the “Hosseinion Hospitalist Participation Agreement”) and Dr. Vazquez (the “Vazquez Hospitalist Participation Agreement” and, together with the Hosseinion Hospitalist Participation Agreement, the “Hospitalist Participation Agreements”), pursuant to which Dr. Hosseinion and Dr. Vazquez provide physician services for AH. The Hospitalist Participation Agreements provide for (i) base salary of $195,000 per year, (ii) a $55,000 annual car and communications allowance, and (iii) reimbursement of reasonable business expenses. The Hospitalist Participation Agreements replaced, and thereby terminated, prior hospitalist participation service agreements between AH and each of Dr. Hosseinion and Dr. Vazquez.

As a condition of the Company causing its affiliates to enter into the Hospitalist Participation Agreements and the Employment Agreements, on March 28, 2014, the Company entered into Stock Option Agreements with each of Dr. Hosseinion (the “Hosseinion Stock Option Agreement”) and Dr. Vazquez (the “Vazquez Stock Option Agreement” and, together with the Hosseinion Stock Option Agreement, the “Stock Option Agreements”). The Stock Option Agreements provide that each of Dr. Hosseinion and Dr. Vazquez grant the Company the option to purchase (at fair market value) all equity interests in the Company held by Dr. Hosseinion or Dr. Vazquez, as applicable, in the event that (i) either the applicable Hospitalist Participation Agreement or the applicable Employment Agreement is terminated by the Company for cause due to a willful or intentional breach by Dr. Hosseinion or Dr. Vazquez, as applicable, (ii) Dr. Hosseinion or Dr. Vazquez, as applicable, commits fraud or any felony against the Company or any of its affiliates, (iii) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly solicits any patients, customers, clients, employees, agents or independent contractors of the Company or any of its affiliates for competitive purposes or (iv) Dr. Hosseinion or Dr. Vazquez, as applicable, directly or indirectly Competes (as such term is defined in the Stock Option Agreements) with the Company or any of its affiliates.

F-89

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

On March 28, 2014, Apollo Management amended and restated its Management Services Agreement with each of ApolloMed Care Clinic, a California professional corporation (“ACC”), Maverick Medical Group Inc., a California professional corporation (“Maverick”), and AH. Dr. Hosseinion currently holds all the issued and outstanding shares of each of ACC, Maverick and AH (collectively, the “Practices”). The agreement with ACC (the “ACC Management Agreement”) amended and restated the prior Management Agreement between the parties, dated July 31, 2013. The agreement with Maverick (the “Maverick Management Agreement”) amended and restated the prior Management Agreement between the parties, dated February 1, 2013. The agreement with AH (the “AH Management Agreement” and together with the ACC Management Agreement and the Maverick Management Agreement, the “Management Agreements”) amended and restated the prior Management Agreement between the parties, dated March 20, 2009. The Management Agreements provide that Apollo Management has exclusive authority to manage each of the Practices and is obligated to provide all non-physician personnel. Apollo Management is entitled to management fees as set forth in the respective agreements. The Management Agreements replaced, and thereby terminated, prior management agreements between Apollo Management and each Practice (Has Practice been defined somewhere?).

As a condition to entry into the Managements Agreements, on March 28, 2014, Dr. Hosseinion entered into Physician Shareholder Agreements in favor of Apollo Management and the Company, for the account of each of ACC (the “ACC Physician Shareholder Agreement”), Maverick (the “Maverick Physician Shareholder Agreement”) and AH (the “AH Physician Shareholder Agreement” and, together with the ACC Physician Shareholder Agreement and the Maverick Physician Shareholder Agreement, the “Physician Shareholder Agreements”). The purpose of the Physician Shareholder Agreements is to memorialize the agreement of Dr. Hosseinion to act in accordance with the Management Agreements, and to the extent of Dr. Hosseinion’s personal authority, to refrain from any action or inaction that would result in a breach by any Practice of its obligations under its respective Management Agreement. To that end, each Physician Shareholder Agreement contains covenants which obligate Dr. Hosseinion to comply with the applicable Management Agreement and restricts Dr. Hosseinion’s ability to transfer equity held by Dr. Hosseinion in the applicable Practice or to issue new equity in the applicable Practice. Each Management Agreement also provides the Company with the right to designate a third party to acquire all (or such amount such that the transferee would acquire a 51% interest) of Dr. Hosseinion’s equity in the applicable Practice for $100, subject to a fair market value adjustment, if applicable. The Lender has certain rights to require the Company to exercise its acquisition right upon notice pursuant to the terms of the Credit Agreement and that certain Convertible Secured Note, made by the Company in favor of the Lender, dated March 28, 2014. To the extent that Dr. Hosseinion transfers all of his equity in any Practice in connection with such acquisition right, Dr. Hosseinion is subject to certain non-solicitation and non-competition provisions, as set forth in each Physician Shareholder Agreement.

In addition, as a condition to the closing of the Credit Agreement, on March 28, 2014, Apollo Management entered into Amendment No.1 to the Intercompany Revolving Loan Agreement with each of ACC (the “ACC Amended Loan Agreement”), Maverick (the “Maverick Amended Loan Agreement”) and AH (the “AH Amended Loan Agreement” and together with the ACC Amended Loan Agreement and the Maverick Amended Loan Agreement, the “Amended Loan Agreements”). The ACC Amended Loan Agreement amended the Intercompany Revolving Loan Agreement between the parties, dated July 31, 2013, pursuant to which Apollo Management agreed to provide ACC with a revolving loan commitment of up to $1.0 million. The Maverick Amended Loan Agreement amended the Intercompany Revolving Loan Agreement between the parties, dated February 1, 2013, pursuant to which Apollo Management agreed to provide Maverick with a revolving loan commitment of up to $5.0 million. The AH Amended Loan Agreement amended the Intercompany Revolving Loan Agreement between the parties, dated September 30, 2013, pursuant to which Apollo Management agreed to provide AH with a revolving loan commitment of up to $10.0 million. Each Amended Loan Agreement provides that Apollo Management’s obligation to make any advances shall automatically terminate concurrently with the termination of the applicable Management Agreement. In addition, each Amended Loan Agreement provides that (i) any material breach by Dr. Hosseinion of the applicable Physician Shareholder Agreement or (ii) the termination of the applicable Management Agreement, shall constitute an event of default under the Amended Loan Agreement.

F-90

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

11. Quarterly Results of Operations (UNAUDITED)

Following is a summary of our quarterly results of operations for the years ended January 31, 2014 and 2013 (as restated).

	Fiscal 2014				Fiscal 2013
	January 31, 2014	October 31, 2013	July 31, 2013	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012	April 30, 2012

Net revenues	$2,839,462	$2,605,231	$2,593,046	$2,446,566	$2,529,683	$1,965,153	$1,649,451	$1,631,844

Loss from operations	(1,024,033)	(813,487)	(1,360,387)	(711,972)	(525,083)	(1,437,225)	(63,026)	(53,153)

Loss on change in fair value of derivative liabilities	-	-	-	-	-	(3,063,144)	(2,914,549)	123,838

Interest expense	(202,206)	(178,679)	(170,806)	(127,493)	(259,995)	(221,239)	(224,906)	(224,036)

Other income (expense)	41,396	9,476	(924)	(246)	(37,903)	207	455	(5)

Loss before income taxes	(1,184,843)	(982,690)	(1,532,117)	(839,711)	(822,981)	(4,721,401)	(3,202,026)	(153,356)

(Benefit) provision for income taxes	(21,847)	31,956	-	9,404	-	-	800	4,000

Net loss	$(1,162,996)	$(1,014,646)	$(1,532,117)	$(849,115)	$(822,981)	$(4,721,401)	$(3,202,826)	$(157,356)

Net income attributable to noncontrolling interest	(100,342)	(90,779)	(119,231)	(151,072)	(183,171)	(108,146)	(93,888)	(116,296)

Net loss attributable to Apollo Medical Holdings, Inc.	$(1,263,338)	$(1,105,425)	$(1,651,348)	$(1,000,187)	$(1,006,152)	$(4,829,547)	$(3,296,714)	$(273,652)

Per share data:

Weighted Average Shares - Basic and Diluted	4,208,469	3,797,761	3,797,761	3,484,344	3,480,800	3,344,054	3,101,590	2,996,589

Basic and Diluted Loss per share (1)	$(0.30)	$(0.29)	$(0.43)	$(0.29)	$(0.29)	$(1.44)	$(1.06)	$(0.09)

(1) Earnings per share are computed independently for each of the quarters presented and therefore may not sum to the total for the year

F-91

Consolidated Financial Statements (audited) for the years ended January 31, 2014 and 2013 (AS RESTATED)

12. Valuation and Qualifying Accounts

	2014	2013

Allowance for doubtful accounts:
Balance - beginning of year	$78,822	$42,576

Charged to operations	-	74,393
Write-off of accounts receivable	(28,348)	(38,147)

Balance - end of year	$50,474	$78,822

13. Reverse Stock Split

On April 24, 2015, the Company effected a one-for-ten reverse stock split of the outstanding common stock. The par value and the authorized shares of the common stock were not adjusted as a result of the reverse stock split. All issued and outstanding common stock, options and warrants to purchase common stock, including the respective exercise prices of each such option and warrant, and the conversion ratio of the Notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

F-92

Financial Statements of Southern California Heart Centers,

A Medical Corporation

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Apollo Medical Holdings Inc.

Glendale, California

We have audited the accompanying financial statements of the Southern California Heart Centers, a Medical Corporation (the Company) in California, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern California Heart Centers, a Medical Corporation, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 9 to the financial statements, on July 22, 2014, the Company sold all the outstanding shares of the Company. Our opinion is not modified with respect to that matter.

/s/ Macias Gini & O’Connell LLP

Newport Beach, CA

October 6, 2014, except for the second paragraph of Note 9, which is as of April 24, 2015

F-93

Financial Statements of Southern California Heart Centers,

A Medical Corporation

BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
Assets:
Current assets:
Cash	$370,227	$219,035
Accounts receivable, net of allowance of $56,376 and $49,516 at December 31, 2013 and 2012, respectively	708,985	663,029
Prepaid expenses	122,236	121,030
Due from affiliate	67,714	1,644
Employee advances	15,577	35,365

Total current assets	1,284,739	1,040,103

Property and equipment, net	737,537	1,172,524

Other assets:
Due from affiliate, less current portion	-	67,714
Deposit	5,770	5,770

Total assets	$2,028,046	$2,286,111

Liabilities:

Current liabilities:
Accounts payable and accrued expenses	$86,870	$170,210
Line of credit	-	150,000
Notes payable	271,010	464,588
Other liabilities	10,961	9,870

Total current liabilities	368,841	794,668

Notes payable, less current portion	850,769	878,676
Note payable - shareholder	80,000	80,000

Total liabilities	1,299,610	1,753,344

Stockholders' Equity:

Common stock; no par value:
Class A, 100,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000
Class B, 100 shares authorized, 20 shares issued and outstanding	-	-
Additional Paid-in Capital	150,000	-
Retained earnings	568,436	522,767

Total stockholders' equity	728,436	532,767

Total liabilities and stockholders' equity	$2,028,046	$2,286,111

See accompanying notes to financial statements.

F-94

Financial Statements of Southern California Heart Centers,

A Medical Corporation

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013 and 2012

	2013	2012
Revenues:
Patient fees	$6,003,783	$5,750,677
Billing adjustments and refunds	(183,048)	(127,280)

Patient fees, net	5,820,735	5,623,397
Other operating revenues	76,777	63,473

Net revenues	5,897,512	5,686,870

Operating expenses:
Cost of services	5,017,629	4,991,324
General and administrative expenses	242,402	268,603
Depreciation and amortization	508,778	641,891

Operating expenses	5,768,809	5,901,818

Income from operations	128,703	(214,948)

Interest expense, net	(82,234)	(104,229)

Income (loss) before provision for state income tax	46,469	(319,177)

Provision for state income taxes	(800)	(800)

Net income (loss)	$45,669	$(319,977)

See accompanying notes to financial statements.

F-95

Financial Statements of Southern California Heart Centers,

A Medical Corporation

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2013 and 2012

	Common Stock				Additional
	Class A		Class B		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, January 1, 2012	9,978	$10,000	22	$-	$-	$1,220,633	$1,230,633
Share issuance/cancellation on January 31, 2012	22	-	(2)	-	-	-	-
Net loss	-	-	-	-	-	(319,977)	(319,977)
Distributions	-	-	-	-	-	(377,889)	(377,889)
Balance, December 31, 2012	10,000	10,000	20	-	-	522,767	532,767
Capital contribution	-	-	-	-	150,000	-	150,000
Net income	-	-	-	-	-	45,669	45,669

Balance, December 31, 2013	10,000	$10,000	20	$-	$150,000	$568,436	$728,436

See accompanying notes to financial statements.

F-96

Financial Statements of Southern California Heart Centers,

A Medical Corporation

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income (loss)	$45,669	$(319,977)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	508,778	641,891
Provision for medical billing adjustments	175,353	125,795
Changes in assets and liabilities:
Accounts receivable	(221,309)	(206,595)
Prepaid expenses and employee advances	18,582	(42,147)
Due from affiliate	1,644	(69,358)
Deposits	-	2,393
Accounts payable and accrued expenses	(83,340)	124,720
Other liabilities	1,091	(83,790)

Total adjustments	400,799	492,909

Net cash provided by operating activities	446,468	172,932

Cash flows from investing activities:
Repayment of loan to affiliate	-	141,679
Purchases of property and equipment	(73,791)	(108,945)

Net cash (used for) provided by investing activities	(73,791)	32,734

Cash flows from financing activities:
Proceeds from line of credit	-	150,000
Distribution to shareholder	-	(377,889)
Contribution in capital	150,000	-
Payments on notes payable	(371,485)	(327,073)

Net cash used for financing activities	(221,485)	(554,962)

Net increase in cash and cash equivalents	151,192	(349,296)

Cash, at beginning of year	219,035	568,331

Cash, at end of year	$370,227	$219,035

Other cash flow information:
Cash paid during the year for:
Interest paid	$82,234	$104,229
Income taxes paid	$800	$800

Non-cash financing activity:
Conversion of line of credit to note payable	$150,000	$-

See accompanying notes to financial statements.

F-97

Financial Statements of Southern California Heart Centers,

A Medical Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

Note 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Southern California Heart Centers (Company) was established in 1997 and provides cardiac clinic care and diagnostic testing. The Company has three locations: San Gabriel, Los Angeles and Industry. The Company also owns and operates Synergy Imaging Center offering patients magnetic resonance imaging (MRI), computed tomography scanning, ultrasound, digital x-ray imaging, and nuclear imaging.

Accounts Receivables

Trade accounts receivable is recorded net of an allowance for medical billing adjustments. The allowance is estimated from historical collections experience and projections of trends.

Statement of Cash Flows

For the purposes for the statement of cash flows, the Company considers all short-term investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements.

The Company has contracts with various individual practice associations and health maintenance organizations (HMO), preferred provider organizations (PPO), Medicare, and Medi-Cal. Revenues are reduced for contractual adjustments at the time of recognition for contracts the Company has with third-party payors and at the time of payment for those third-party payors that do not have a contract with the Company. For private pay patients, bad debt expense is recognized based on historical collection ratios.

The recognition of net fee-for-service revenue (gross charges less contractual allowances and bad debt) is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded based on the information known at the time of entering of such information into the Company’s billing systems.

Other income is primarily incentive payments received by the Company from the Center for Medicare and Medicaid Services for its demonstration of meaningful use every year. Incentive payments are recognized upon demonstration of meaningful use and receipt of incentives.

Property, Equipment and Depreciation

Property and equipment are stated at cost, less accumulated depreciation. Routine repairs and maintenance are charged to expense. Depreciation is provided by using the straight-line method based upon the following estimated useful asset lives:

F-98

Financial Statements of Southern California Heart Centers,

A Medical Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

Years
Office furniture, fixtures, computers and software	5-7
Medical equipment	5-7
Leasehold improvements	39

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2013 and 2012 was $38,956 and $114,999, respectively.

Income Taxes

The Corporation has elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Under these provisions, the Corporation does not pay Federal or state corporate taxes. Therefore, no provisions of income taxes have been recorded in these financial statements. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Corporation’s income, even though this income is not distributed. In addition to income taxes to stockholders, for California state tax purposes, an S corporation is taxed at the higher of 1.5% of taxable income or a minimum tax.

Uncertainty in Income Taxes

The Company recognizes tax benefits only to the extent that the Company believes it is “more likely than not” that its tax positions will be sustained upon examination by taxing authorities. The Company has not been examined by taxing authorities. However, the Company's tax returns are generally still open for examination by tax authorities for three years after they are filed. Management believes that all of its tax positions will be sustained if examined by taxing authorities, therefore no additional tax liabilities or related penalties and interest due to uncertain tax positions have been recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04,  Technical Corrections and Improvements .. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update were effective for the Company on January 1, 2013. The adoption of ASU 2012-04 did not have a material impact on the financial position or results of operations of the Company.

In March 2014, the FASB issued ASU No 2014-07,  Consolidation (Topic 810) - Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements.  The new accounting standard allows a private company to elect, when certain conditions exist, not to apply the variable interest entity guidance to a lessor under common control.  Instead the private company would make certain disclosures about the lessor and leasing arrangement. Application of this statement is effective for the year ending December 31, 2015. The Company is currently evaluating the impact this pronouncement will have on its financial statements.

In May 2014, the FASB issued ASU No 2014-09,  Revenue with Contracts from Customers (Topic 606).  The new accounting standard develops a common revenue standard that will remove inconsistencies and weaknesses in revenue requirements, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, provide more useful information to users of financial statements and simplify the preparation of financial statements.  Application of this statement is effective for the year ending December 31, 2018. The Company is currently evaluating the impact this pronouncement will have on its financial statements.

F-99

Financial Statements of Southern California Heart Centers,

A Medical Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

Note 2.	CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2013 and 2012, the Company’s payor mix consisted of the following:

	2013		2012
	Net Revenues	Accounts Receivable	Net Revenues	Accounts Receivable

IPA/HMO/PPO	46.6%	37.4%	41.4%	43.1%
Medicare	41.2%	21.7%	47.2%	18.1%
Medi-Cal	3.9%	8.7%	4.9%	8.2%
Patient Pay	8.3%	32.2%	6.5%	30.6%

At December 31, 2013 and 2012, the Company had cash deposits with financial institutions that exceeded the Federal Deposit Insurance Corporation (FDIC) limits in the amounts of $116,336 and $0, respectively.

Note 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2013	2012

Computer equipment and software	$113,189	$107,274
Furniture and fixtures	48,094	86,923
Medical equipment	2,046,219	4,151,189
Leasehold improvements	383,420	357,650
	2,590,922	4,703,036
Less accumulated depreciation	(1,853,385)	(3,530,512)

Property and equipment, net	$737,537	$1,172,524

Depreciation for the years ended December 31, 2013 and 2012, was $508,778 and $641,891, respectively.

Note 4.	LINE OF CREDIT

In October 2012, the Company entered into a $250,000 revolving line of credit. The line of credit bears interest at the bank's adjusted prime rate, plus 1% and will be no less than 5%. The rate at December 31, 2012, was 5%. The line is secured by substantially all assets of the Company and is personally guaranteed by its majority shareholder. The outstanding balance as of December 31, 2012 was $150,000. In 2013, the line of credit was converted to a term loan (See Note 5).

In November 2013, the Company entered into a $50,000 revolving line of credit. The line of credit bears interest at the bank's adjusted prime rate, plus 1% and will be no less than 5%. The rate at December 31, 2012, was 5%. The line is secured by substantially all assets of the Company, is personally guaranteed by its majority shareholder and a term life insurance of the majority shareholder. The line matures in November 2014. The outstanding balance on the line of credit was $0 at December 31, 2013. The Company terminated the line of credit on July 16, 2014.

Note 5.	NOTES PAYABLE

In August 2006, the Company entered into a $1,720,000 loan with a financial institution to purchase medical imaging equipment. The loan requires monthly principal and interest payments of $25,553 and matured in September 2013. The loan is secured by the purchased equipment and substantially all of the Company’s assets and is personally guaranteed by the Company’s majority shareholder. The interest rate is fixed at 7%. The outstanding balance of the loan at December 31, 2012, was $246,714 and was fully paid off in 2013.

F-100

Financial Statements of Southern California Heart Centers,

A Medical Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

In December 2007, the Company entered into a $1,119,537 loan with a financial institution to purchase medical imaging equipment. The note requires monthly principal and interest payments of $13,069 and matures in October 2017. The loan is secured by the purchased equipment and is personally guaranteed by the Company’s majority shareholder. The interest rate is fixed at 6.89%. The outstanding balances of the loan at December 31, 2013 and 2012, were $534,500 and $649,595, respectively.

In July 2009, the Company entered into a $654,000 loan with a financial institution to purchase medical imaging equipment. The loan requires monthly payments of $7,494 in principal, interest and fee payments and matures in March 2018. The loan is secured by the purchased equipment and is personally guaranteed by the Company’s majority shareholder. The interest is fixed 5.52%. The outstanding balance of the loan at December 31, 2013 and 2012, was of $343,770 and 407,914, respectively.

In February 2012, the Company entered into an $80,000 loan with a shareholder. The loan is payable in full on the maturity date of January 31, 2020. Interest is accrued annually at 1.24% and paid to shareholder.

In November 2013, the Company converted the 2012 line of credit to a term loan with a financial institution. The loan is secured by substantially all assets of the Company, is personally guaranteed by its majority shareholder and a term life insurance of the majority shareholder. The loan requires monthly payments of $7,445 in principal and interest and matures on November 15, 2016. The interest rate is fixed at 4.5%. The outstanding balance at December 31, 2013 was $243,508.

Included in the notes payable balance is a capital lease totaling $39,041. This amount was paid in full 2013. As the amount of the capital lease is not material the Company has not provided additional disclosure regarding this lease.

The following is a summary of principal maturities of notes payable during the next five years:

2014	$271,010
2015	287,489
2016	297,556
2017	217,000
2018	48,724
Thereafter	80,000
1,201,779
Less: Current maturities	271,010
Long-term debt	$930,769

Note 6.	RELATED PARTY TRANSACTIONS

The majority shareholder of the Company is also the sole shareholder of a related entity, which leases office space to the Company.   At December 31, 2013 and 2012, the Company was the guarantor of debt of the related entity. The amount of the guarantee was $3,349,672 and $3,508,390   as of December 31, 2013 and 2012, respectively.

The term of the lease is for twenty-one years, ending August 2027. Rent is fixed at $43,870 per month with the lessee responsible for insurance, taxes, utilities, repairs and maintenance. The Company has evaluated its relationship with the related entity in accordance with ASC 810-10 and determined that the related entity does not constitute a variable interest entity

F-101

Financial Statements of Southern California Heart Centers,

A Medical Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

The Company had an outstanding receivable due from the related entity related to reimbursable costs incurred by the Company for building improvements. The outstanding balances at December 31, 2013 and 2012 were $67,714 and $69,358, respectively. Rent expense was $526,440 for each of the years ended December 31, 2013 and 2012.

Note 7.	RETIREMENT PLAN

The Company has a 401k safe harbor profit-sharing plan covering substantially all of its employees. The required Company contributions to the plan are limited to 3% of the employees’ annual compensation. The plan covers all eligible employees who are twenty-one years old and completed one year of service. The employees are fully vested after six-years with twenty percent vesting increment annually after the first year.

The contributions for the years ended December 31, 2013 and 2012 were $60,258 and $48,308, respectively.

Note 8.	STOCKHOLDERS EQUITY

The Company has two classes of common stock: Class A and Class B. The Class A and B shares have similar terms except for voting rights. Shareholders of Class B common stock have exclusive voting rights on all matters requiring the vote of the shareholders, including without limitation the election of directors. Shareholders of Class A common stock have no voting rights, except as provided by law.

Note 9.	SUBSEQUENT EVENTS

On July 22, 2014, all of the Company’s outstanding shares were acquired by an entity controlled by the chief executive officer of Apollo Medical Holdings, Inc. (Affiliate). The Buyer acquired all of the outstanding shares of capital stock of the Company. The sole physician shareholder of the Buyer is the Chief Executive Officer of Apollo Medical Holdings, Inc. (Affiliate). The shares of the Company were acquired from the Sellers. The purchase price for the shares was (i) $2,000,000 in cash, (ii) $362,646 to pay off and discharge certain indebtedness of the Company, (iii) warrants to purchase up to 1,000,000 shares of the Affiliate’s common stock at an exercise price of $1.00 per share and (iv) a contingent amount of up to $1,000,000 payable, if at all, in cash.

On April 24, 2015, the Affiliate effected a one-for-ten reverse stock split. In accordance with the terms of the warrants, the number and exercise price of the shares adjusted to 100,000 and $10.00, respectively.

Management has evaluated disclosure for subsequent events through October 6, 2014 which is the date of the financial statements.

F-102

SOUTHERN CALIFORNIA HEART CENTERS,

A MEDICAL CORPORATION

CONDENSED BALANCE SHEETS

As of June 30, 2014 and December 31, 2013

	June 30, 2014 (Unaudited)	December 31, 2013 (Audited)
Assets:
Current assets:
Cash	$624,099	$370,227
Accounts receivable, net of allowance of $66,621 and $56,376 at June 30, 2014 and December 31, 2013, respectively	782,101	708,985
Prepaid expenses	81,760	122,236
Due from affiliate	67,714	67,714
Employee advances	-	15,577

Total current assets	1,555,674	1,284,739

Property and equipment, net	596,870	737,537

Other assets:
Intangible asset	17,333	-
Deposit	5,770	5,770

Total assets	$2,175,647	$2,028,046

Liabilities:

Current liabilities:
Accounts payable and accrued expenses	$126,294	$86,870
Notes payable	279,123	271,010
Other liabilities	-	10,961

Total current liabilities	405,417	368,841

Notes payable, less current portion	789,149	850,769
Note payable - shareholder	-	80,000

Total liabilities	1,194,566	1,299,610

Stockholders' Equity:

Common stock; no par value:
Class A, 100,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000
Class B, 100 shares authorized, 20 shares issued and outstanding	-	-
Additional Paid-in Capital	150,000	150,000
Retained earnings	821,081	568,436

Total stockholders' equity	981,081	728,436

Total liabilities and stockholders' equity	$2,175,647	$2,028,046

See accompanying notes to unaudited condensed financial statements.

F-103

SOUTHERN CALIFORNIA HEART CENTERS,

A MEDICAL CORPORATION

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Six Months Ended June 30, 2014 and 2013

	2014	2013
Revenues:
Patient fees	$3,235,921	$3,121,549
Billing adjustments and refunds	(177,535)	(276,407)

Patient fees, net	3,058,386	2,845,142
Other operating revenues	17,308	29,172

Net revenues	3,075,694	2,874,314

Operating expenses:
Cost of services	2,518,430	2,466,454
General and administrative expenses	118,716	116,258
Depreciation and amortization	157,622	253,359

Operating expenses	2,794,768	2,836,071

Income from operations	280,926	38,243

Interest expense, net	(32,035)	(42,879)

Income (loss) before provision for state income tax	248,891	(4,636)

Provision for state income taxes	(800)	(800)

Net income (loss)	$248,091	$(5,436)

See accompanying notes to unaudited condensed financial statements.

F-104

SOUTHERN CALIFORNIA HEART CENTERS,

A MEDICAL CORPORATION

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

For the Six Months Ended June 30, 2014 and 2013

	Common Stock
	Class A		Class B		Additional Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2013	10,000	$10,000	20	$-	$-	$584,149	$594,149
Capital contribution	-	-	-	-	150,000	-	150,000
Net (loss)	-	-	-	-	-	(5,436)	(5,436)

Balance, June 30, 2013	10,000	$10,000	20	$-	$150,000	$578,713	$738,713

Net Income	-	-	-	-	-	15,877	15,877

Balance, December 31, 2013	10,000	$10,000	20	$-	$150,000	$594,590	$754,590
Distribution	-	-	-	-	-	(21,600)	(21,600)
Net income	-	-	-	-	-	248,091	248,091

Balance, June 30, 2014	10,000	$10,000	20	$-	$150,000	$821,081	$981,081

See accompanying notes to unaudited condensed financial statements.

F-105

SOUTHERN CALIFORNIA HEART CENTERS,

A MEDICAL CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six Months Ended June 30, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income (loss)	$248,091	$(5,436)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	156,955	253,359
Provision for medical billing adjustments	169,437	275,508
Changes in assets and liabilities:
Accounts receivable	(242,553)	(449,340)
Prepaid expenses and employee advances	56,053	89,510
Due from affiliate	-	1,644
Other assets	667	(11,607)
Accounts payable and accrued expenses	39,424	(70,474)
Other liabilities	(10,961)	(9,870)
Total adjustments	169,022	78,730

Net cash provided by operating activities	417,113	73,294

Cash flows from investing activities:
Purchases of property and equipment	(8,134)	(6,646)

Net cash (used for) provided by investing activities	(8,134)	(6,646)

Cash flows from financing activities:
Proceeds from line of credit	-	250,000
Repayment of line of credit	-	(150,000)
Distribution to shareholder	(21,600)	-
Contribution in capital	-	150,000
Payments on notes payable	(133,507)	(265,983)

Net cash used for financing activities	(155,107)	(15,983)

Net increase in cash and cash equivalents	253,872	50,665

Cash, at beginning of year	370,227	219,035

Cash, at end of year	$624,099	$269,700

Other cash flow information:
Cash paid during the year for:
Interest paid	$32,198	$42,879
Income taxes paid	$800	$800

See accompanying notes to unaudited condensed financial statements.

F-106

condensed Financial Statements (unaudited) of Southern California Heart Centers,

A Medical Corporation

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2014 AND 2013

Note 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

The Southern California Heart Centers (Company) was established in 1997 and provides cardiac clinic care and diagnostic testing. The Company has three locations: San Gabriel, Los Angeles and Industry. The Company also owns and operates Synergy Imaging Center offering patients magnetic resonance imaging (MRI), computed tomography scanning, ultrasound, digital x-ray imaging, and nuclear imaging.

Accounts Receivables

Trade accounts receivable is recorded net of an allowance for medical billing adjustments. The allowance is estimated from historical collections experience and projections of trends.

Statement of Cash Flows

For the purposes for the statement of cash flows, the Company considers all short-term investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payors. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements.

The Company has contracts with various individual practice associations and health maintenance organizations (HMO), preferred provider organizations (PPO), Medicare, and Medi-Cal. Revenues are reduced for contractual adjustments at the time of recognition for contracts the Company has with third-party payors and at the time of payment for those third-party payors that do not have a contract with the Company. For private pay patients, bad debt expense is recognized based on historical collection ratios.

The recognition of net fee-for-service revenue (gross charges less contractual allowances and bad debt) is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded based on the information known at the time of entering of such information into the Company’s billing systems.

Other income is primarily incentive payments received by the Company from the Center for Medicare and Medicaid Services for its demonstration of meaningful use every year. Incentive payments are recognized upon demonstration of meaningful use and receipt of incentives.

Property, Equipment and Depreciation

Property and equipment are stated at cost, less accumulated depreciation. Routine repairs and maintenance are charged to expense. Depreciation is provided by using the straight-line method based upon the following estimated useful asset lives:

Years

Office furniture, fixtures, computers and software	5-7
Medical equipment	5-7
Leasehold improvements	39

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the six months ended June 30, 2014 and 2013 were $0 and $17,280, respectively.

F-107

condensed Financial Statements (unaudited) of Southern California Heart Centers,

A Medical Corporation

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2014 AND 2013

Income Taxes

The Corporation has elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Under these provisions, the Corporation does not pay Federal or state corporate taxes. Therefore, no provisions of income taxes have been recorded in these financial statements. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Corporation’s income, even though this income is not distributed. In addition to income taxes to stockholders, for California state tax purposes, an S corporation is taxed at the higher of 1.5% of taxable income or a minimum tax.

Uncertainty in Income Taxes

The Company recognizes tax benefits only to the extent that the Company believes it is “more likely than not” that its tax positions will be sustained upon examination by taxing authorities. The Company has not been examined by taxing authorities. However, the Company's tax returns are generally still open for examination by tax authorities for three years after they are filed. Management believes that all of its tax positions will be sustained if examined by taxing authorities, therefore no additional tax liabilities or related penalties and interest due to uncertain tax positions have been recorded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, Technical Corrections and Improvements. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update were effective for the Company on January 1, 2013. The adoption of ASU 2012-04 did not have a material impact on the financial position or results of operations of the Company.

In March 2014, the FASB issued ASU No 2014-07, Consolidation (Topic 810), Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements .. The new accounting standard allows a private company to elect, when certain conditions exist, not to apply the variable interest entity guidance to a lessor under common control.  Instead the private company would make certain disclosures about the lessor and leasing arrangement. Application of this statement is effective for the year ending December 31, 2015. The Company is currently evaluating the impact this pronouncement will have on its financial statements.

In May 2014, the FASB issued ASU No 2014-09, (Topic 606), Revenue with Contracts from Customers . The new accounting standard develops a common revenue standard that will remove inconsistencies and weaknesses in revenue requirements, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, provide more useful information to users of financial statements and simplify the preparation of financial statements.  Application of this statement is effective for the year ending December 31, 2018. The Company is currently evaluating the impact this pronouncement will have on its financial statements.

Note 2.	CONCENTRATION OF CREDIT RISK

For the six months ended June 30, 2014 and 2013, the Company’s payor mix consisted of the following:

	2014		2013
	Net Revenues	Accounts Receivable	Net Revenues	Accounts Receivable

IPA/HMO/PPO	57.6%	60.7%	55.2%	61.3%
Medicare	38.3%	16.0%	41.3%	20.7%
Medi-Cal	2.6%	6.5%	1.7%	3.7%
Patient Pay	1.5%	16.9%	1.8%	14.3%

F-108

condensed Financial Statements (unaudited) of Southern California Heart Centers,

A Medical Corporation

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2014 AND 2013

At June 30, 2014 and 2013, the Company had cash deposits with financial institutions that exceeded the Federal Deposit Insurance Corporation (FDIC) limits in the amounts of $336,558 and $39,782, respectively.

F-109

condensed Financial Statements (unaudited) of Southern California Heart Centers,

A Medical Corporation

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2014 AND 2013

Note 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30:

	2014	2013

Computer equipment and software	$122,276	$123,008
Furniture and fixtures	58,048	90,619
Medical equipment	2,048,116	4,153,086
Leasehold improvements	383,420	357,650
	2,597,722	4,724,363
Less accumulated depreciation	(2,014,990)	(3,788,522)

	$596,870	$935,841

Depreciation for the six months ended June 30, 2014 and 2013, were $156,288 and $252,692, respectively.

Note 4.	LINE OF CREDIT

In October 2012, the Company entered into a $250,000 revolving line of credit. The line of credit bears interest at the bank's adjusted prime rate, plus 1% and will be no less than 5%. The rate at June 30, 2013 was 5%. The line was secured by substantially all assets of the Company and was personally guaranteed by its majority shareholder. The outstanding balances as of June 30, 2014 and 2013 were $0 and $250,000, respectively. In November 2013, the line of credit was converted to a term loan (See Note 5).

In November 2013, the Company entered into a $50,000 revolving line of credit. The line of credit bears interest at the bank's adjusted prime rate, plus 1% and will be no less than 5%. The rate at June 30, 2014 was 5%. The line is secured by substantially all assets of the Company, is personally guaranteed by its majority shareholder and a term life insurance of the majority shareholder. The line matures in November 2014. The outstanding balance on the line of credit was $0 at June 30, 2014 and 2013. The Company terminated the line of credit on July 16, 2014.

Note 5.	NOTES PAYABLE

In August 2006, the Company entered into a $1,720,000 loan with a financial institution to purchase medical imaging equipment. The loan requires monthly principal and interest payments of $25,553 and matured in September 2013. The loan is secured by the purchased equipment and substantially all of the Company’s assets and is personally guaranteed by the Company’s majority shareholder. The interest rate is fixed at 7%. The outstanding balance of the loan at June 30, 2014 and 2013 were $0 and $99,360, respectively, and was fully paid off in September 2013.

In December 2007, the Company entered into a $1,119,537 loan with a financial institution to purchase medical imaging equipment. The note requires monthly principal and interest payments of $13,069 and matures in October 2017. The loan is secured by the purchased equipment and is personally guaranteed by the Company’s majority shareholder. The interest rate is fixed at 6.89%. The outstanding balances of the loan at June 30, 2014 and 2013 were $473,891 and $591,876, respectively. The loan was paid off in September 2014.

In July 2009, the Company entered into a $654,000 loan with a financial institution to purchase medical imaging equipment. The loan requires monthly payments of $7,494 in principal, interest and fee payments and matures in March 2018. The loan is secured by the purchased equipment and is personally guaranteed by the Company’s majority shareholder. The interest is fixed 5.52%. The outstanding balance of the loan at June 30, 2014 and 2013 were $310,347 and $376,284, respectively. The loan was paid off in July, 2014.

F-110

condensed Financial Statements (unaudited) of Southern California Heart Centers,

A Medical Corporation

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2014 AND 2013

In February 2012, the Company entered into an $80,000 loan with a shareholder. The loan is payable in full on the maturity date of January 31, 2020. Interest is accrued annually at 1.24% and paid to shareholder. The loan was paid off in July, 2014.

In November 2013, the Company converted the 2012 line of credit to a term loan with a financial institution. The loan is secured by substantially all assets of the Company, is personally guaranteed by its majority shareholder and a term life insurance of the majority shareholder. The loan requires monthly payments of $7,445 in principal and interest and matures on November 15, 2016. The interest rate is fixed at 4.5%. The outstanding balance at June 30, 2014 and 2013 were $204,034 and $0, respectively. The loan was paid off in July 2014.

Included in the notes payable balance is a capital lease totaling $39,041. This amount was paid in full 2013. As the amount of the capital lease is not material the Company has not provided additional disclosure regarding this lease.

Note 6.	RELATED PARTY TRANSACTIONS

The majority shareholder of the Company is also the sole shareholder of a related entity, which leases office space to the Company.   At June 30, 2014 and 2013, the Company was the guarantor of debt of the related entity. The amounts of the guarantee were $3,266,336 and $3,430,090 as of June 30, 2014 and 2013, respectively.

The term of the lease is for twenty-one years, ending August 2027. Rent is fixed at $43,870 per month with the lessee responsible for insurance, taxes, utilities, repairs and maintenance. The Company has evaluated its relationship with the related entity in accordance with ASC 810-10 and determined that the related entity does not constitute a variable interest entity

The Company had an outstanding receivable due from the related entity related to reimbursable costs incurred by the Company for building improvements. The outstanding balance at June 30, 2014 and 2013 was $67,714. Rent expense for the six months ended June 30, 2014 and 2013 was $263,220.

Note 7.	RETIREMENT PLAN

The Company has a 401k safe harbor profit-sharing plan covering substantially all of its employees. The required Company contributions to the plan are limited to 3% and 0% of the employees’ annual compensation for 2014 and 2013, respectively. The plan covers all eligible employees who are twenty-one years old and completed one year of service. The employees are fully vested after six-years with twenty percent vesting increment annually after the first year.

The contributions for the six months ended June 30, 2014 and 2013 were $0 and $29,180, respectively.

Note 8.	STOCKHOLDERS EQUITY

The Company has two classes of common stock: Class A and Class B. The Class A and B shares have similar terms expect for voting rights. Shareholders of Class B common stock have exclusive voting rights on all matters requiring the vote of the shareholders, including without limitation the election of directors. Shareholders of Class A common stock have no voting rights, except as provided by law.

Note 9.	SUBSEQUENT EVENTS

On July 22, 2014, all of the Company’s outstanding shares were acquired by an entity controlled by the chief executive officer of Apollo Medical Holdings, Inc. (Affiliate). The Buyer acquired all of the outstanding shares of capital stock of the Company. The sole physician shareholder of the Buyer is the Chief Executive Officer of Apollo Medical Holdings, Inc. (Affiliate). The shares of the Company were acquired from the Sellers. The purchase price for the shares was (i) $2,000,000 in cash, (ii) $362,646 to pay off and discharge certain indebtedness of the Company, (iii) warrants to purchase up to 1,000,000 shares of the Affiliate’s common stock at an exercise price of $1.00 per share and (iv) a contingent amount of up to $1,000,000 payable, if at all, in cash.

On April 24, 2015, the Affiliate effected a one-for-ten reverse stock split. In accordance with the terms of the warrants, the number and exercise price of the shares adjusted to 100,000 and $10.00, respectively.

F-111

Up to $15 Million in Shares
of Common Stock and Warrants to Purchase

Shares of Common Stock

PROSPECTUS

Aegis Capital Corp

Until                , 2015 (the 25th day after the date of this offering), all dealers that buy, sell or trade our common stock may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions.

All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

Amount to be paid
SEC registration fee	$3,367
FINRA registration fee	$4,865
NASDAQ listing fee	$50,000
Accounting fees and expenses	$207,490
Legal fees and expenses	$700,089
Printing and related expenses	$65,925
Transfer agent fees and expenses	$10,000
Non-accountable expense allowance	$150,000
Miscellaneous	$76,775
Total	$1,268,491

Item 14. Indemnification of Officers and Directors

Our Certificate of Incorporation provides for broad indemnification of our officers, members of the Board of Directors, and members of any committee of the Board of Directors to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may be amended in the future from time to time. Article X of our Certificate of Incorporation states:

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

(a)           Liability to the Corporation or its Stockholders . To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment to, modification of, nor repeal of this Article, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article, shall (i) eliminate, or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, modification, repeal or adoption of an inconsistent provision or (ii) eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, modification, repeal or adoption. If the Delaware General Corporation law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

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(b)           Indemnification and Insurance .

(i)           Right to Indemnification . Each person who was or is a party or is made a party, threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, a member of any committee of the Corporation’s Board of Directors, or an officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, committee member, officer or representative or in any other capacity while serving as a director, committee member, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, committee member, officer or representative and shall inure to the benefit of his or her heirs, executors and administrators. Such right shall be a contract right and shall include, except as otherwise provided in this Article X, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement”); provided, however, if the Delaware General Corporation Law requires, such advancement shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under this Article or otherwise; and provided, further, however, that the Corporation may, but is not obligated with respect to any officer under this Article X, nor shall any officer have any right or entitlement under this Article X, to any advancement with respect to an action brought directly by the Corporation against such officer for malfeasance, defalcation, fraud or other willful misconduct in connection with, or in contravention of, such officer’s duties. Unless otherwise required by law, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article X shall be on the Corporation. Notwithstanding anything to the contrary in this Article X and except as provided in Section (b)(ii) of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall not be required by this Article X to indemnify any indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by such indemnitee unless the initiation of the proceeding (or part thereof) was approved by the Board of Directors.

(ii)          Payment of Indemnitee Claims; Burden of Proof . If a claim under this Article X is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the Corporation) that the indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee had not met the applicable standard of conduct.

(iii)         Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which indemnitees may have or hereafter acquire under bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such indemnitee.

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(iv)         Effect of Amendments. Any amendment, modification or repeal of this Article X that adversely affects the right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, modification or repeal.

(vi)         Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any indemnitee whether or not the Corporation would have the power or obligation to indemnify such person against such expense, liability or loss under this Article or the Delaware General Corporation Law.

(vii)        Other Indemnification. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to indemnitees or persons other than indemnitees when and as authorized by the Board of Directors.

Additionally, in connection with each of the members of our Board of Directors executing a director agreement, we additionally have each director execute an indemnification agreement, each of which broadly indemnifies each director and provides for advancement of costs. These provisions, and the provisions of Article X of our Certificate of Incorporation, may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act, in which case such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

During the past three years, ApolloMed and its affiliates issued unregistered securities as outlined below in reverse chronological order. Unless specifically noted below, each such security issuance was effected pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. Each recipient of our securities had adequate access to information about us through such person’s relationship with us or through information provided to such person. We did not pay or give, directly or indirectly, any commission or other remuneration in connection with any of the issuances of securities listed below. In addition, the certificates, if any, issued representing the securities in the transactions listed below had a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws.

On February 20, 2015, in connection with professional services provided to the Company, the Company issued warrants to purchase up to 10,000 shares of the Company’s common stock at an exercise price of $9.00 per share.

On February 17, 2015, in connection with the execution of a Management Services Agreement with a hospitalist group in the San Francisco Bay area and a Consulting Agreement with the head of that group, the consultant was issued fully vested options to purchase 25,000 shares of common stock of the Company at an exercise price of $10.00 per share.

On January 12, 2015, in connection with services provided to the Company, an employee was issued options to purchase 4,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 2 years.

On December 13, 2014, in connection with services provided to the Company, the Company issued to various physicians and consultants options to purchase 10,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On December 1, 2014, in connection with services provided to the Company, an employee was issued options to purchase 6,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 3 years.

On November 23, 2014, in connection with services provided to the Company, the Company issued options to purchase 10,000 shares of common stock of the Company to an employee, which options have an exercise price of $10.00. The options vest in equal increments of 2,500 on February 28, 2015, May 31, 2015, August 31, 2015 and November 30, 2015.

On October 14, 2014, in connection with services provided to the Company, an employee was issued options to purchase 6,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a one year period.

On October 14, 2014, in connection with services provided to the Company, an employee was issued options to purchase 1,500 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 31, 2014, in connection with services provided to the Company, an employee was issued options to purchase 4,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 3 years.

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On July 21, 2014, in connection with the acquisition of Southern California Heart Centers, the selling shareholders were issued warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

On July 10, 2014, in connection with his service as an executive officer and member of the Board of Directors of the Company, the Company issued options to purchase 20,000 shares of common stock of the Company to Dr. Warren Hosseinion, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 10, 2014, in connection with his service as a member of the Board of Directors of the Company, the Company issued options to purchase 20,000 shares of common stock of the Company to Mr. Gary Augusta, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 10, 2014, in connection with his service as an adviser to the Company and his service to affiliates of the Company, the Company issued options to purchase 10,000 shares of common stock to Dr. Adrian Vazquez, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On June 27, 2014, the Company and Bridgewater Healthcare Group, LLC, an entity affiliated with Mr. Creem entered into a consulting agreement, effective as of May 20, 2014, pursuant to which, during each month such consulting agreement is effective, Bridgewater Healthcare Group, LLC receives a fully vested option to purchase 500 shares of the Company’s common stock, at an exercise price equal to $10.00 per share, which total 5,500 options to date.

On June 1, 2014, in connection with services provided to the Company, an employee was issued options to purchase 40,000 shares of common stock of the Company, which options have an exercise price of $9.00 and vest evenly over 3 years.

On March 28, 2014, the Company entered into an equity and debt investment for up to $12.0 million with NNA, pursuant to which the Company sold NNA 200,000 shares of the Company’s common stock at a purchase price of $10.00 per share. In connection with NNA’s purchase of the common stock, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein. The Company also issued NNA a Convertible Note, dated March 28, 2014 in the amount of $2,000,000 (the “NNA Convertible Note”), which was funded on July 30, 2014. The outstanding principal on and accrued interest under the NNA Convertible Note, if any, is convertible at NNA’s option into shares of the Company’s common stock at an initial conversion price of $10.00 per share, subject to adjustment as provided in the NNA Convertible Note. In connection with NNA’s purchase of the NNA Convertible Note, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein.

In addition, on March 28, 2014, in connection with NNA’s extension of loans, the Company issued NNA (i) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein and (ii) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 200,000 shares of Company common stock at an initial exercise price of $20.00 per share, subject to adjustment as provided therein.

Each of the warrants issued to NNA is exercisable on or after March 28, 2017 and expires on March 28, 2021.

On or around February 21, 2014, the Company entered into a settlement and release with each of the holders of 8% Notes pursuant to which the Company issued 18,208 shares of the Company’s common stock in exchange for the termination of the 8% Notes.

On January 21, 2014, the Company issued a consulting firm 10,000 shares of common stock in connection with consulting services rendered to the Company.

On January 21, 2014, in connection with professional services provided to the Company, the Company issued 6,250 shares of common stock to a consulting firm.

On December 20, 2013, the Company entered into a Form of Settlement Agreement and Release with holders of 10% Notes, pursuant to which, the Company issued such holders a total of 881,236 shares of the Company’s common stock.

On October 22, 2013, in connection with consulting services provided to the Company, Mr. Mark Meyers was issued options to purchase 6,000 shares of common stock of the Company, which fully vested December 1, 2013, at an exercise price of $4.00 per share.

On October 1, 2013, in connection with consulting services provided to the Company, a consultant was issued fully vested options to purchase 6,000 shares of common stock of the Company at an exercise price of $5.40 per share.

On September 13, 2013, in connection with professional services provided to the Company, the Company issued 6,250 shares of common stock to a consulting firm.

On July 31, 2013, in connection with services provided to the Company, the Company issued 8,000 shares of common stock to Syndicated Capital, Inc.

On July 24, 2013, the Company issued senior subordinated convertible 9% Notes to a family trust, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of the trust at a conversion rate for the principal and unpaid interest of $4.00 per common share.

4

On June 30, 2013 the Company issued 30,000 shares of common stock to Mr. Augusta for consulting services.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 130,000 shares of common stock of the Company, all of which vested immediately except for the options to purchase 33,333 shares, which fully vested December 1, 2013, with an exercise price of $0.01 per share.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 50,000 shares of common stock of the Company, all of which vested immediately except for the options to purchase 16,700 shares, which fully vested September 1, 2013, with an exercise price of $0.10 per share.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 6,300 shares of common stock of the Company at an exercise price of $3.00 per share. The Company subsequently cancelled the options to purchase 2,100 of such shares of common stock.

On May 22, 2013, in consideration of his appointment to the Company’s Board of Directors, Mr. David G. Schmidt was issued options to purchase 40,000 shares of common stock of the Company for his Board of Directors service, which options vest evenly over 3 years, at an exercise price of $5.20.

On May 21, 2013, in connection with consulting services provided to the Company, the Company issued 30,000 shares of common stock to Kanehoe Advisors, LLC, an entity affiliated with Mr. Kyle Francis.

On May 21, 2013, in connection with consulting services provided to the Company, a physician was issued options to purchase 12,500 shares of common stock of the Company at an exercise price of $5.00 per share. The Company subsequently cancelled such options issuance.

On April 30, 2013, in connection with consulting services provided to the Company, the Company issued 10,000 shares of common stock to SpaGus Apollo, LLC, an entity affiliated with Mr. Augusta.

On April 30, 2013, in connection with consulting services provided to the Company, the consultant was issued fully vested options to purchase 10,000 shares of common stock at an exercise price of $4.00 per share. The Company subsequently cancelled such unexercised options.

On March 13, 2013 the Company issued senior subordinated convertible 9% Notes to a third party, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

In March 2013, the Company initiated a private placement at a price per share of $4.00, and the Company issued 157,500 shares of common stock to various accredited investors between March 2013 and August 2013.

On January 31, 2013 in connection with services provided to the Company, the Company issued an employee fully vested options to purchase 2,700 shares of common stock at an exercise price of $7.90 per share. The Company subsequently cancelled such options issuance.

On January 1, 2013 the Company issued senior subordinated convertible 9% Notes to various third parties, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

On December 31, 2012, in connection with services provided to the Company, the Company issued 6,667 shares of common stock to an employee.

On December 21, 2012, the Company issued senior subordinated convertible 9% Notes to various third parties, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

On December 14, 2012, a physician exercised his 7,500 options and was issued 7,500 shares of common stock of the Company.

From November 30, 2012 through July 31, 2013, in connection with consulting services provided to the Company, the Company issued a consulting firm 40,000 shares of common stock of the Company.

On October 29, 2012, in connection with various modifications of the terms of its subordinated convertible 10% Notes that were outstanding at that time, the Company agreed to issue to each note holder one warrant to purchase shares of common stock of the Company for the price of $4.50 per share for each $2.50 of par value of notes owned, which was the equivalent of 4 shares for each $100 of par value of such notes owned.

5

On October 22, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Creem was issued 50,000 restricted shares of the Company’s common stock for his Board of Directors service. These restricted shares vest on a monthly basis evenly over a 3 year period.

On October 17, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Meyers was issued 40,000 restricted shares of the Company’s common stock for his Board of Directors service. These restricted shares vest on a monthly basis evenly over a 3 year period.

On October 8, 2012, in connection with the Company entering into a consulting agreement with Mr. Meyers, the Company issued Mr. Meyers fully vested options to acquire 5,000 shares per month for a total of 60,000 options of the Company’s common stock with an exercise price of $2.10 per share.

On September 15, 2012, in connection with services provided to the Company, an employee was issued 20,000 restricted shares of the Company’s common stock. These restricted shares vested one third on September 15, 2012, one third on December 31, 2012 and the remaining third on September 15, 2013.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 30,000 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, an employee was issued options to purchase 7,500 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 25,000 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 100,000 shares of common stock of the Company, vesting evenly over a 3 year period, with an exercise price of $2.10 per share. Such options issuance was subsequently cancelled by reacquisition.

On September 15, 2012, in connection with services provided to the Company, two physicians were each issued options to purchase 7,500 shares of common stock of the Company, vesting immediately, at an exercise price of $2.10 per share.

On September 15, 2012, in connection with consulting services provided to the Company, a consultant and a physician were issued options to purchase 100,000 shares and 30,000 shares, respectively, of common stock of the Company, vesting evenly over a 3 year period, with an exercise price of $2.10 per share.

On September 15, 2012, in connection with his service as an executive officer and member of the Board of Directors, the Company issued Dr. Hosseinion 100,000 shares of common stock.

On September 15, 2012, in consideration for services to the Company, the Company issued an employee 6,667 shares of common stock.

On September 15, 2012, in consideration for consulting services to the Company, the Company issued a consulting firm 20,000 shares of common stock.

On September 15, 2012, in consideration for professional services rendered, the Company issued a consulting firm 5,000 shares of common stock.

On September 15, 2012, SpaGus Capital Partners, LLC was issued 10,000 shares of common stock in consideration for a loan.

On August 16, 2012 and on September 1, 2012, the Company issued Kanehoe Advisors, LLC 35,000 shares of common stock, for a total of 70,000 shares of the Company’s common stock.

On August 1, 2012, in consideration for services to the Company, the Company issued Dr. Eli Hendel 120,000 shares of common stock.

On March 7, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Augusta was issued 40,000 restricted shares of the Company's common stock. The shares will vest monthly at a rate of 1/36 per month over a three year time period.

As of March 7, 2012, SpaGus Capital Partners, LLC was issued 21,600 shares of common stock in consideration for a loan.

On February 15, 2012, in connection with his service to the Company as a director and Chairman, Mr. Edward Schreck received 100,000 options. These options vest evenly over a 3 year period and have an exercise price of $1.45.

On January 1, 2012, in consideration for Mr. Suresh Nihalani’s service to the Company’s Board of Directors, he received 40,000 shares of common stock, which are held by The Shining Star Trust, a trust of which Mr. Nihalani is a trustee and a beneficiary.

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On December 1, 2011, in consideration with Mr. Augusta’s service as a consultant to the Company, he received 10,000 shares of common stock per month over the term of his consulting agreement through June 2012, totaling 70,000 shares of common stock issued in connection with such consulting agreement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)(B)(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(i) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act the registrant has duly caused this Amendment No. 3 to the Registration Statement (“Amendment No. 3”) to be signed on its behalf by the undersigned, thereunto duly authorized, in Glendale, California on May 7, 2015.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion
Warren Hosseinion
Chief Executive Officer

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Mitchell Creem
Mitchell Creem
Chief Financial Officer

Pursuant to the requirements of the Securities Act this Amendment No. 3 has been signed below by the following persons in the capacities indicated on May 7, 2015.

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Warren Hosseinion and Gary Augusta, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Amendment No. 3, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ WARREN HOSSEINION	Chief Executive Officer, Director	May 7, 2015
Warren Hosseinion

*	Executive Chairman, Director	May 7, 2015
Gary Augusta

/s/ MITCHELL CREEM	Chief Financial Officer and Principal	May 7, 2015
Mitchell Creem	Financial and Accounting Officer,
Director

*	Director	May 7, 2015
Lance Jon Kimmel

*	Director	May 7, 2015
Suresh Nihalani

*	Director	May 7, 2015
David Schmidt

*	Director	May 7, 2015
Ted Schreck

* By:	/s/Warren Hosseinion
Warren Hosseinion, as Attorney-In-Fact

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Exhibit No.	Description
1.1#	Form of Underwriting Agreement.
2.1	Stock Purchase Agreement dated July 21, 2014 by and between SCHC Acquisition, A Medical Corporation, the Shareholders of Southern California Heart Centers, A Medical Corporation and Southern California Heart Centers, A Medical Corporation (filed as an exhibit to a Quarterly Report on Form 10-Q on August 14, 2014, and incorporated herein by reference).
3.1	Restated Certificate of Incorporation (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
3.2	Certificate of Amendment to Restated Certificate of Incorporation (filed as an exhibit to a Current Report on Form 8-K on April 27, 2015, and incorporated herein by reference).
3.3	Restated Bylaws (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
4.1	Form of Investor Warrant, dated October 16, 2009, for the purchase of 2,500 shares of common stock (filed as an exhibit to an Annual Report on Form 10-K/A on March 28, 2012, and incorporated herein by reference).
4.2	Form of Investor Warrant, dated October 29, 2012, for the purchase of common stock (filed as an exhibit to a Quarterly Report on Form 10-Q on December 17, 2012 and incorporated herein by reference).
4.3	Form of Amendment to October 16, 2009 Warrant to Purchase Shares of Common Stock, dated October 29, 2012 (filed as an exhibit to a Quarterly Report on Form 10-Q on December 17, 2012 and incorporated herein by reference).
4.4	Form of 9% Senior Subordinated Callable Convertible Note, dated January 31, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 1, 2013 and incorporated herein by reference).
4.5	Form of Investor Warrant for purchase of 3,750 shares of common stock, dated January 31, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 1, 2013, and incorporated herein by reference).
4.6	Convertible Note, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.7	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.8	Common Stock Purchase Warrant to purchase 200,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.9	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.10	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.11#	Form of Underwriter Warrant
4.12#	Form of Warrant to Purchase Common Stock
5.1#	Opinion of Shartsis Friese LLP
5.2#	Opinion of Seward & Kissel LLP
10.1	Agreement and Plan of Merger among Siclone Industries, Inc. and Apollo Acquisition Co., Inc. and Apollo Medical Management, Inc. (filed as an exhibit to a Current Report on Form 8-K on June 19, 2008 and incorporated herein by reference).
10.2	2010 Equity Incentive Plan (filed as Appendix A to Schedule 14C Information Statement filed on August 17, 2010 and incorporated herein by reference).
10.3	Board of Directors Agreement dated March 22, 2012, by and between Apollo Medical Holdings, Inc. and Suresh Nihalani (filed as an exhibit to an Annual Report on Form 10-K/A on March 28, 2012, and incorporated herein by reference).
10.4	2013 Equity Incentive Plan of Apollo Medical Holdings, Inc. dated April 30, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).

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10.5	Board of Directors Agreement dated May 22, 2013 by and between Apollo Medical Holdings, Inc., and David Schmidt (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.6	Board of Directors Agreement dated October 17, 2012 by and between Apollo Medical Holdings, Inc., and Mark Meyers (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.7	Intercompany Revolving Loan Agreement, dated February 1, 2013, by and between Apollo Medical Management, Inc. and Maverick Medical Group, Inc. (filed as an exhibit to a Quarterly Report on Form 10-Q on June 14, 2013, and incorporated herein by reference).
10.8	Intercompany Revolving Loan Agreement, dated July 31, 2013 by and between Apollo Medical Management, Inc. and ApolloMed Care Clinic (filed as an exhibit to a Quarterly Report on Form 10-Q on September 16, 2013, and incorporated herein by reference).
10.9	Consulting and Representation Agreement between Flacane Advisors, Inc. and Apollo Medical Holdings, Inc., dated January 15, 2015 (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
10.10	Intercompany Revolving Loan Agreement dated as of September 30, 2013, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, a Medical Corporation (filed as an exhibit to a Quarterly Report on Form 10-Q on December 20, 2013, and incorporated herein by reference).
10.11	Form of Settlement Agreement and Release, between Apollo Medical Holdings, Inc. and each of the Holders listed on Exhibit A to the First Amendment, effective December 20, 2013 (filed as an exhibit to a Current Report on Form 8-K on December 24, 2013, and incorporated herein by reference).
10.12	Credit Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.13	Investment Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.14	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by ApolloMed Care Clinic, and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.15	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by Maverick Medical Group Inc. and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.16	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by ApolloMed Hospitalists and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.17	Shareholders Agreement, between Apollo Medical Holdings, Inc., Warren Hosseinion, M.D., Adrian Vazquez, M.D., and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.18	Registration Rights Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.19	Employment Agreement, between Apollo Medical Management, Inc. and Warren Hosseinion, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.20	Employment Agreement, between Apollo Medical Management, Inc. and Adrian Vazquez, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.21	Hospitalist Participation Service Agreement, between ApolloMed Hospitalists and Warren Hosseinion, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.22	Hospitalist Participation Service Agreement, between ApolloMed Hospitalists and Adrian Vazquez, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.23	Stock Option Agreement, between Warren Hosseinion, M.D. and Apollo Medical Holdings, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).

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10.24	Stock Option Agreement, between Adrian Vazquez, M.D. and Apollo Medical Holdings, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.25	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.26	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.27	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.28	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.29	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of Maverick Medical Group, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.30	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.31	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.32	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.33	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.34	Board of Directors Agreement dated March 7, 2012 by and between Apollo Medical Holdings, Inc., and Gary Augusta (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.35	Board of Directors Agreement dated February 15, 2012 by and between Apollo Medical Holdings, Inc., and Ted Schreck (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.36	Board of Directors Agreement dated October 22, 2012 by and between Apollo Medical Holdings, Inc., and Mitchell R. Creem (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.37	Consulting Agreement as of May 20, 2014 by and among Apollo Medical Holdings, Inc. and Bridgewater Healthcare Group, LLC (filed as an exhibit to a Current Report on Form 8-K/A on July 3, 2014, and incorporated by reference herein)
10.38	Board of Directors Agreement dated May 22, 2013 by and between Apollo Medical Holdings, Inc., and Warren Hosseinion, M.D. (filed as an exhibit to a Current Report on Form 8-K on September 16, 2014, and incorporated by reference herein)
10.39	Contribution Agreement, dated as of October 27, 2014, by and between Dr. Sandeep Kapoor, M.D, Marine Metspakyan and Apollo Palliative Services LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).

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10.40	Contribution Agreement, dated as of October 27, 2014, by and between Rob Mikitarian and Apollo Palliative Services LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.41	Membership Interest Purchase Agreement, entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Apollo Medical Holdings, Inc., Dr. Sandeep Kapoor, M.D., Marine Metspakyan and Best Choice Hospice Care, LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.42	Stock Purchase Agreement entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Rob Mikitarian and Holistic Care Home Health Agency, Inc. (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.43	Second Amendment to Lease Agreement dated October 14, 2014 by and among Apollo Medical Holdings, Inc. and EOP-700 North Brand, LLC (filed as an exhibit on Quarterly Report on Form 10-Q on November 14, 2014, and incorporated herein by reference).
10.44	Lease Agreement, dated July 22, 2014, by and between Numen, LLC and Apollo Medical Management, Inc. (filed as an exhibit to a Current Report on Form 8-K/A on December 8, 2014, and incorporated herein by reference).
10.45	First Amendment and Acknowledgement, dated as of February 6, 2015, among Apollo Medical Holdings, Inc., NNA of Nevada, Inc., Warren Hosseinion, M.D. and Adrian Vazquez, M.D. (filed as an exhibit to a Current Report on Form 8-K on February 10, 2015, and incorporated herein by reference).
10.46	Board of Directors Agreement dated April 9, 2015 by and between Apollo Medical Holdings, Inc., and Lance Jon Kimmel (filed as an exhibit to a Current Report on Form 8-K on April 13, 2015, and incorporated herein by reference).
16.1	Letter re change in certifying accountant (filed as an exhibit to a Current Report on Form 8-K on May 15, 2014, and incorporated by reference herein)
21.1#	Subsidiaries of Apollo Medical Holdings, Inc.
23.1+	Consent of Kabani & Company, Inc.
23.2+	Consent of Macias Gini & O’Connell LLP
23.3#	Consent of Shartsis Friese LLP (included in Exhibit 5.1)
23.4#	Consent of Seward & Kissel LLP (included in Exhibit 5.2)
24.1+	Power of Attorney (see signature page)
101*	The following materials formatted in XBRL (eXtensible Business Reporting Language): (1) Condensed Consolidated Financial Statements (Unaudited) as of December 31, 2014 (As Restated) and March 31, 2014 (As Restated) and for the Three and Nine Months Ended December 31, 2014 and 2013 (As Restated), including (i) Balance Sheets as of December 31, 2014, and March 31, 2014, (ii) Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended December 31, 2014 and 2013, (iii) Statement of Stockholders’ Deficit for the Nine Months Ended December 31, 2014, (iv) Statements of Cash Flows for the Nine Months Ended December 31, 2014 and 2013, and (v) Notes to Condensed Consolidated Financial Statements, (2) Condensed Consolidated Financial Statements (Unaudited) as of March 31, 2014 (As Restated) and January 31, 2014 (As Restated) and for the Two Months Ended March 31, 2014 and 2013 (As Restated), including (i) Balance Sheets as of March 31, 2014 and January 31, 2014, (ii) Statements of Operations for the Two Months Ended March 31, 2014 and 2013, (iii) Statements of Stockholders’ Deficit for the Two Months Ended March 31, 2014, (iv) Statements of Cash Flows for the Two Months Ended March 31, 2014 and 2013, and (v) Notes to Condensed Consolidated Financial Statements, (3) Consolidated Financial Statements (Audited) for the Years Ended January 31, 2014 and 2013 (As Restated), including (i) Balance Sheets for the Years ended January 31, 2014 and 2013, (ii) Statements of Operations and Comprehensive Income (Loss) for the Years Ended January 31, 2014 and 2013, (iii) Statements of Stockholders’ Deficit for the Years Ended January 31, 2014 and 2013, (iv) Statements of Cash Flows for the Years Ended January 31, 2014 and 2013, and (v) Notes to Consolidated Financial Statements for the Years Ended January 31, 2014 and 2013, (4) Financial Statements (Audited) of Southern California Heart Centers, A Medical Corporation (“SCHC”) for the Years Ended December 31, 2013 and 2012, including (i) Balance Sheets as of December 31, 2013 and 2012, (ii) Statements of Operations for the Years Ended December 31, 2013 and 2012, (iii) Statements of Stockholders’ Equity for the Years Ended December 31, 2013 and 2012, (iv) Statements of Cash Flows for the Years Ended December 31, 2013 and 2012, and (v) Notes to Financial Statements, and (5) Condensed Financial Statements (Unaudited) of SCHC for the Six Months Ended June 30, 2014 and 2013, including (i) Balance Sheets as of June 30, 2014 and December 31, 2013, (ii) Statements of Operations for the Six Months Ended June 30, 2014 and 2013, (iii) Statements of Stockholders’ Equity for the Six Months Ended June 30, 2014 and 2013, (iv) Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013, and (v) Notes to Condensed Financial Statements.
+	Filed herewith.
#	Filed previously.

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